Exhibit 10.1

Confidential Treatment Requested.  Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Omissions are designated as “[Redacted].”

Execution Version

LEASE

between

ENERGY XXI GIGS SERVICES, LLC,

as Tenant,

and

GRAND ISLE CORRIDOR, LP

as Landlord

i

(continued)

9.2	Operating Requirement	38

Article X PERMITTED CAPITAL IMPROVEMENT AND ADDITIONAL LINES, PARTS AND tenant OTHER ACTIVITIES		38

10.1	Permitted Capital Improvements and Additional Lines	38
10.2	Replacement of Parts	42
10.3	Tenant Other Activities	42

Article XI Regulatory Issues		43

11.1	Tenant’s Rights	43
11.2	Landlord’s Rights	45

Article XII Mechanic’s Liens		45

12.1	Tenant’s Obligations	45
12.2	Landlord’s Obligations	46

Article XIII TENANT PROPERTY		46

13.1	No Lien	46
13.2	Sole Risk of Tenant	46
13.3	Tenant’s Ability to Grant Liens on Tenant Property	46

Article XIV Insurance		47

14.1	Insurance Coverage	47
14.3	Waiver of Subrogation	47
14.4	No Release from Liability	47

Article XV Fire and Other Casualty		47

15.1	Fire and Other Casualty	47
15.2	Restoration Conditions	49

Article XVI Condemnation		50

16.1	Condemnation Damages and Awards	50
16.2	Apportionment of Award, Termination and Purchase Offer	50
16.3	Restoration Conditions	52

Article XVII LIMITS ON TRANSFERS, ASSIGNMENTS, LEASES AND LIENS		53

17.1	Assignment and Subletting by Tenant	53
17.2	No Restrictions on Indebtedness or Liens of Tenant or Tenant Guarantors	55
17.3	Cure Rights Upon Assignee Default	55
17.4	Release of Tenant and Tenant Guarantor	56
17.5	Transfers and Liens by Landlord and Equity Investors	56

(continued)

Article XVIII Tenant’s Surrender of Leased Property		59

18.1	Surrender	59

Article XIX Assignment of Lease		60

19.1	Assignment of Lease	60

Article XX Mortgage Subordination and Non-Disturbance		60

20.1	Mortgage Subordination	60

Article XXI Indemnification		61

21.1	Indemnification by Tenant	61
21.2	Release and Indemnification by Landlord	62
21.3	Concurrent Negligence	63
21.4	Survival	63
21.5	Claims Procedure	63

Article XXII Environmental Laws		64

22.1	Environmental Undertakings	64
22.2	Environmental Covenants	64
22.3	Tenant Environmental Indemnity	65
22.4	Landlord Environmental Indemnity	66
22.5	Claims Procedure	66
22.6	Survival	67

Article XXIII DefaultS AND REMEDIES		67

23.1	Tenant Events of Default	67
23.2	Landlord’s Remedies for a Tenant Event of Default	68
23.3	Landlord Events of Default	72
23.4	Tenant’s Remedies for a Landlord Event of Default	74
23.5	Mitigation of Damages	75

Article XXIV Notice		75

24.1	Notices	76
24.2	Deemed Receipt	77
24.3	Delivery; Time of Notice	77

Article XXV RENEWAL AND End of Term Options, Right of First Refusal, and other Preferential Purchase Rights		77

25.1	Renewal Option	77
25.2	Tenant as Operator After Term	80
25.3	Right of First Refusal With Respect to the Transfer of All of the Leased Property	80
25.4	Right of First Refusal With Respect to a Landlord Lease Transaction	84
25.5	Application of Certain Right of First Refusal Rights to a Foreclosure Sale	86

(continued)

Article XXVI Miscellaneous Provisions		86

26.1	Memorandum/Notice of Lease	86
26.2	Force Majeure	86
26.3	Consequential Damages	86
26.4	Holding Over	86
26.5	Quiet Enjoyment	87
26.6	Cost and Expense	87
26.7	Access; Reporting	87
26.8	Accord and Satisfaction	90
26.9	Prevailing Party	90
26.10	Confidentiality	90
26.11	Consent of Landlord and Tenant	91
26.12	Permitted Tenant Contests	92
26.13	Waiver	92
26.14	Interpretation	92
26.15	No Derivative Liability	93
26.16	Successors and Assigns	93
26.17	No Offer; Entire Agreement	93
26.18	Headings	93
26.19	Counterparts	93
26.20	Governing Law; Venue; Service of Process; Waiver of Jury Trial	94
26.21	Time of the Essence	94
26.22	Estoppel Certificates	94

Article XXVII Other Agreements of Landlord		95

27.1	Landlord Covenants	95

Article XXVIII Other Agreements of tenant		96

EXHIBITS

Exhibit A	Base Oil Revenue and Minimum Rent
Exhibit B	Right of Use Agreements
Exhibit C	Improvements
Exhibit D	Interconnection Agreements
Exhibit E	Landlord Guaranty
Exhibit F	Liquids Transportation System
Exhibit G	LTS Land
Exhibit H	Multi-Platform Access Agreement
Exhibit I	Notice of Lease
Exhibit J	Form of O&M Agreement
Exhibit K	SNDA
Exhibit L	Tenant Guaranty
Exhibit M	Protective Mortgage
Exhibit N	Insurance
Exhibit O	Form of Tenant Estoppel Certificate
Exhibit P	Form of Landlord Estoppel Certificate
Exhibit Q	Tenant’s Governing Documents

LEASE

This Lease (as amended, restated, replaced, supplemented, or otherwise modified from time-to-time, this “ Lease ”) is dated as of June 30, 2015 (the “ Effective Date ”) and is made by and between:

Landlord :                   GRAND ISLE CORRIDOR, LP , a Delaware limited partnership

and

Tenant :                        ENERGY XXI GIGS SERVICES, LLC , a Delaware limited liability company

RECITALS

A.                    Effective as of 11:59 p.m. on the Effective Date, EXXI USA sold the Leased Property to Landlord.

B.                    Landlord desires to lease the Leased Property to Tenant, and Tenant desires to lease the Leased Property from Landlord, in accordance with the terms and conditions of this Lease.

AGREEMENT

In consideration of the rents and the other terms, covenants and conditions set forth in this Lease, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord’s rights, title, and interests in and to the Leased Property (defined below) upon the following terms and conditions:

ARTICLE I
DEFINITIONS AND INTERPRETIVE PROVISIONS

1.1                  Definitions .  For all purposes of this Lease, except as may be expressly set forth herein or unless the context clearly indicates a contrary intent, the following terms have the following definitions:

“ Actual Knowledge ” means (a) with respect to any EXXI Entity Person, as of any date, the then-current actual knowledge of the Chief Accounting Officer, Chief Operating Officer, Chief Financial Officer, and Senior Vice President (Legal) of EXXI Parent, or, if the title of any such officer changes, an officer of EXXI Parent with an equivalent title, as of such date, and not any implied, imputed or constructive knowledge of such individuals, and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review any information, (b) with respect to Grand Isle Corridor, as of any date, the then-current actual knowledge of the Chairman of the Board, Chief Executive Officer and Chief Accounting Officer of CorEnergy, or, if the title of any such officers changes, an officer of CorEnergy with an equivalent title, as of such date, and not any implied, imputed or constructive knowledge of such individuals, and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review any information, and

 (c) with respect to any other Person, as of any date, the then-current actual knowledge of the Responsible Officers of such Person as of such date, and not any implied, imputed or constructive knowledge of such individuals, and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review any information.  The foregoing qualification of Actual Knowledge shall in no event give rise to any personal liability on the part of any such Person or any other officer or employee of such Party or its Affiliates on account of any breach hereunder.

“ Actual Oil Price ” means the average of the following price for each day (excluding weekends and holidays) of any calendar month or portion thereof during the Term:  the OIL-ICE-BRENT price per barrel of Brent crude oil published by the Intercontinental Exchange (“ICE”) of the “First Nearby Month Futures Contract” for delivery on such day, stated in U.S. dollars and rounded to three (3) decimal places, as published by ICE such day (or, if such price is not available for any particular trading day, an alternative reference price for Brent crude oil, as agreed upon by the Parties, acting reasonably).

“ Actual Oil Revenue ” means, for any calendar month or portion thereof during the Term, Actual Oil Volume multiplied by Actual Oil Price.

“ Actual Oil Volume ” means, for any calendar month or portion thereof during the Term, the total volume (bbls) of oil produced by or on behalf of Tenant or any of its Affiliates physically transported through the Liquids Transportation System, measured by the Lease Automatic Custody Transfer unit meter located at ExxonMobil Pipeline Company’s Grand Isle Station (or, if such meter is not available for such purpose, at such point as the Parties agree, acting reasonably).  For the avoidance of doubt, Actual Oil Volume shall include the oil physically transported through the Liquids Transportation System that is produced by or on behalf of Tenant or its Affiliates (but shall not include any volumes produced by or on behalf of owned by third parties), including any oil produced by or on behalf of by Tenant or its Affiliates received into the Liquids Transportation System from Additional Lines, if any, even if such Additional Lines do not become part of the Leased Property as provided in Section 10.1 .

“ Additional Lines ” means such additional easements and rights of way and such additional pipelines (including gathering lines, distribution, or sales lines) and appurtenances that connect to the Leased Property but that are, in all cases, either upstream or downstream of the Liquids Transportation System, as Tenant may from time-to-time desire or be required to use, acquire or make.

“ Additional Rent ” means all amounts, costs, expenses, Losses, liabilities, indemnities and other monetary obligations (including Tenant’s obligation to pay any interest at the Default Interest Rate hereunder) which Tenant is required to pay pursuant to the terms of this Lease, other than Base Rent.

“ Adverse Party ” means, as of any date, (a) any Person who (i) is a substantial investor in Tenant or any Affiliate of Tenant, and (ii) has a pending proposal to merge with, acquire or takeover Tenant or any Affiliate of Tenant, which merger, acquisition or other takeover shall not have been approved by the board of directors of Tenant or such Affiliate, or otherwise be perceived by Tenant or such Affiliate to be hostile to the management of Tenant or such

 Affiliate, (b) any Affiliate of each Person in subsection (a) , and (c) any Person that has a net short position with respect to at least one-half of one percent (0.5%) of, or has, within the last twelve (12) months, made public adverse comments about, the stock of Tenant Guarantor or any Affiliate of Tenant.  Within ten (10) Business Days after written request therefor from Landlord, Tenant shall advise Landlord if a Person(s) named by Landlord in such notice is an Adverse Party within the scope of this definition.

“ Affiliate ” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act and, with respect to a Person, includes any Subsidiary of that Person.

“ Aggregate Minimum Rent ” has the meaning given in Section 23.2(a)(i)(E) .

“ Agreed FMV Rent ” has the meaning given in Section 25.1(b) .

“ Applicable Legal Requirements ” mean all statutes, ordinances, regulations, procedures and codes of any Governmental Authority having jurisdiction, including, without limitation, zoning, health, fire, safety and building codes, applicable to the Leased Property (or portion thereof at issue), applicable to Tenant (with respect only to Tenant’s (rather than Landlord’s) obligations hereunder regarding compliance with Applicable Legal Requirements), or applicable to Landlord (with respect only to Landlord’s (rather than Tenant’s) obligations hereunder regarding compliance with Applicable Legal Requirements).

“ Auditor’s Report ” means, with respect to financial statements or information of Tenant Guarantor or Tenant required to be delivered pursuant to Section 26.7(b)(ii) , (a) the written report of the auditor for Tenant Guarantor or Tenant, as applicable, with respect to such financial statements or information (excluding any auditor’s report on internal controls), manually executed by such auditor, and (b) a manually executed consent of such auditor to the inclusion of such auditor’s report (and any auditor consent with respect thereto) in filings to be made by Landlord or Landlord Guarantor with the Securities and Exchange Commission.

“ Base Oil Revenue ” means for each calendar month during the Initial Term, the amount specified for such month on Exhibit A , prorated for any partial calendar month during the Initial Term.

“ Base Rent ” means (a) during the Initial Term, for any calendar month (or portion thereof) during the Initial Term, Minimum Rent plus Variable Rent for such calendar month (or portion thereof), and (b) during the Renewal Term, the amount determined pursuant to Section 25.1 hereof.

“ Beneficial Owner ” a Person (“such Person”) shall be deemed the “ Beneficial Owner ” of, and shall be deemed to “ beneficially own ” and have “ beneficial ownership   of ,” any equity interests or other securities which:

(a)                   such Person or any of such Person’s Affiliates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise;

(b)                  such Person or any of such Person’s Affiliates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided , however , that such Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any equity interest or other security under this subsection (b ) as a result of an agreement, arrangement or understanding to vote such equity interest or other security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (ii) is not also then reportable by such Person on a Schedule 13D under the Exchange Act (or any comparable or successor report); or

(c)                  are “beneficially owned,” directly or indirectly, by any other Person (or any Affiliate thereof) with which such Person (or any of such Person’s Affiliates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (b) above) or disposing of any voting equity interests or other securities;

provided , however , that (A) if such Person is engaged in business as an underwriter of securities such Person shall not be deemed the “Beneficial Owner” of or to “beneficially own” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting, (B) the existence of rights of first bid, rights of first refusal, pre-emptive rights, drag-along rights, tag-along rights or other similar rights, if any, set forth in the Landlord’s Governing Documents shall not themselves cause such Person to be deemed the Beneficial Owner of Landlord Equity Interests held by one or more other Equity Investors, (C) such Person shall not be deemed the “Beneficial Owner” of or to “beneficially own” any securities solely by virtue of holding a lien on such securities to secure Indebtedness, and (D) such Person shall be deemed to be a “Beneficial Owner” of or to “beneficially own” any securities, whether or not publicly traded, only if such Person owns more than ten percent (10%) of all such securities outstanding.

“ BOEM ” means the Bureau of Ocean Energy Management, an agency within the U.S. Department of the Interior.

“ BSEE ” means the Bureau of Safety and Environmental Enforcement, an agency within the U.S. Department of the Interior.

“ Business Day ” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or Houston, Texas, are authorized or required by law to remain closed.  If the last day of any time period under this Lease, or the last day for performance of any obligation, or for giving any notice, or for taking any other action under this Lease falls on a day that is not a Business Day, then the last day of such time period shall be extended to the first day thereafter that is a Business Day.

“ Capital Improvements ” means such alterations, additions and replacements to any of the Improvements or Personal Property as Tenant may from time-to-time desire or be required to make.

“ Casualty Date ” means the date fire or other casualty damages any portion of the Leased Property.

“ Casualty Proceeds ” means the insurance proceeds actually received by, or that the insurer has agreed in writing are payable to, Tenant with respect to a fire or other casualty of the Leased Property, but excluding from such insurance proceeds (a) Tenant’s reasonable third party costs and expenses (including reasonable attorneys’ fees and expenses) incurred in collecting same, (b) as of any date, proceeds previously paid to Tenant and used to repair, restore, replace, or remediate (as to environmental matters) the Leased Property as a result of such fire or other casualty, and (c) the proceeds of any business interruption or similar insurance with respect to such fire or other casualty.

“ Casualty Response Notice ” has the meaning assigned to such term in Section 15.1(c).

“ Casualty Termination Date ” has the meaning assigned to such term in Section 15.1(d ).

“ Code ” means Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq. , as amended.

“ Competitor ” means, as of any date, (a) any Person engaged in the business of exploration and/or production of oil or gas, and (b) any Affiliate of such Person.

“ Confidential Information ” means (a) all Proprietary Information, and (b) all other information furnished to Landlord by or on behalf of Tenant, Tenant Guarantor or any of their respective Affiliates prior to, on or after the Effective Date and designated as confidential.  Notwithstanding the foregoing, Confidential Information shall not include information that is publicly available other than as a result of actions in violation of Section 26.10 hereof.

“ Control ” or any derivation thereof has the meaning set forth in Rule 12b-2 under the Exchange Act.  “ Controlling ” and “ Controlled ” have meanings correlative thereto.

“ CorEnergy ” means CorEnergy Infrastructure Trust, Inc., a Maryland corporation.

“ Corrective Action ” means any investigation, study, assessment, evaluation, sampling, testing, monitoring, containment, response or response action, removal or removal action, disposal, closure, corrective action, remediation or remedial action (regardless of whether active or passive), natural attenuation, restoration, bioremediation, response, repair, corrective measure, cleanup, or abatement that is required under any Environmental Law.

 “ Current Lease Term End ” means the end of the then-current Term assuming that this Lease will not be renewed at the end thereof.

“ Debtor Relief Law ” means the Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership,

 insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time-to-time in effect and affecting the rights of creditors generally.

“ Default Interest Rate ” means, for any period, (a) with respect to any obligation of any Tenant, Tenant Guarantor, or their respective Affiliates hereunder, if, as of the date of such Tenant’s acquisition of the leasehold estate under this Lease, either such Tenant or Tenant Guarantor is an Investment Grade Person, the lesser of (A) the annual rate of two percent (2%) over the average base, non-default rate of interest for such period (and without imputation of any gross-up components or default interest), under such Person’s Indebtedness which is Material Debt and which is held by a third party not an Affiliate of such Person, or, if such Person does not have any such Material Debt, then the Prime Rate for such period, and (B) the highest rate permitted by Applicable Legal Requirements, and (b) with respect to any obligation of (i) Grand Isle Corridor, CorEnergy or any of their respective Affiliates, and (ii) any other Landlord or Landlord Guarantor hereunder or their respective Affiliates if, as of the date of such Landlord’s acquisition of the leasehold estate under this Lease, either such Landlord or Landlord Guarantor is an Investment Grade Person, the lesser of (A) the annual rate of two percent (2%) over the average base, non-default rate of interest for such period (and without imputation of any gross-up components or default interest), under the Landlord Indebtedness of such Person which is held by a third party not an Affiliate of such Person or, if such Person does not have any such Landlord Indebtedness, then the Prime Rate for such period, and (B) the highest rate permitted by Applicable Legal Requirements, and (c) with respect to any other Tenant, Tenant Guarantor, Landlord or Landlord Guarantor, and their respective Affiliates, with respect to their respective obligations under or related to this Lease, the lesser of (i) the annual rate of six percent (6%) over the Prime Rate for such period, and (ii) the highest rate permitted by Applicable Legal Requirements.

“ Designation Notice ” has the meaning given in Section 25.1(c) .

“ Discount Rate ” means seven percent (7%).

“ Disqualified Person ” means, as of any date, each Competitor and each Adverse Party; provided , however , that (a) for so long as Landlord is owned, in whole or in part, by CorEnergy or by direct or indirect Subsidiaries of CorEnergy, then no direct or indirect wholly-owned Subsidiary of CorEnergy shall be a Disqualified Person for purposes of this Lease, and (b) a Disqualified Person shall not include any banking and lending company that (i) is a Landlord Lender (in its capacity as such, or as the holder of an Equity Investor Interest or Landlord Interest as a result of enforcing any Permitted Landlord Lien) and (ii) would, but for this clause (b), be a Disqualified Person because it is an Affiliate of another Disqualified Person.

“ Due Date for Other Additional Rent ” has the meaning given in Section 5.4 .

“ Easement Land ” means the land underlying, subject to and covered by the Right of Use Agreements.

“ Effective Date ” has the meaning specified in the preamble.

“ Effective Date Recorded Documents ” means all restrictions and charges created or imposed pursuant to documents and instruments recorded in the Official Public Records against the Leased Property as of the time of conveyance of the Leased Property by EXXI USA to Landlord pursuant to the Purchase Agreement.

“ Enhanced Response ” has the meaning given in Section 22.2(a) .

“ Environmental Laws ” means all applicable U.S. federal, state, and local laws, statutes, rules, regulations, orders, judgments, ordinances, codes, injunctions, decrees, and other legally enforceable requirements relating to (a) pollution or protection of the environment or natural resources or human health and safety (to the extent such health and safety relate to human exposure to Hazardous Substances), (b) any Release into the environment of, or any exposure to, any Hazardous Substances, or (c) the generation, manufacture, processing, distribution, use, treatment, storage, transport, disposal or handling of any Hazardous Substances; including the federal Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Oil Pollution Act of 1990, the Outer Continental Shelf Lands Act, the Federal Hazardous Substances Transportation Law, the Marine Mammal Protection Act, the Endangered Species Act, the National Environmental Policy Act, and the Occupation, Safety and Health Act, as each is amended during the Term.

“ Equity Investor ” means any Person that beneficially owns any Equity Investor Interest.

“ Equity Investor Interest ” means each beneficial ownership interest greater than ten 10% in the equity of the Landlord.

“ ERISA ” means the Employee Retirement Income Security Act of 1974, as amended.

“ Estimates ” has the meaning given in Section 25.1(c).

“ Evaluation Period ” has the meaning given in Section 10.1(d)(ii)(A) .

“ Excess Oil Revenue ” means, for any calendar month (or portion thereof) during the Term, the greater of (a) zero or (b) Actual Oil Revenue for such month (or portion thereof) minus Base Oil Revenue for such month (or portion thereof).

“ Exchange Act ” means the Securities Exchange Act of 1934.

“ Excluded Matters ” has the meaning given in Section 6.3 .

“ Exclusions from Tenant’s Indemnification Obligations ”   has the meaning given in Section 21.1(a) .

“ EXXI Entity Person ” means EXXI GIGS and any Affiliate of or successor to EXXI GIGS so long as EXXI GIGS or such Affiliate or successor is Controlled, directly or indirectly, by EXXI Parent or a Permitted EXXI Parent Successor.

“ EXXI GIGS ” means Energy XXI GIGS Services, LLC, a Delaware limited liability company, the initial Tenant under this Lease; however, the term EXXI GIGS shall not include any successor or assignee of the interest of EXXI GIGS hereunder.

“ EXXI Parent ” means Energy XXI Ltd, a Bermuda company, an initial Tenant Guarantor; however, the term “EXXI Parent” shall not include any successor Tenant Guarantor under this Lease.

“ EXXI USA ” means Energy XXI USA, Inc., a Delaware corporation.

“ Fair Market Rent ” means, with respect to the Leased Property during the proposed Renewal Term (or, for purposes of Landlord’s Lease termination remedy during the continuance of a Level 1 Tenant Default, during the portion of the Term which would have occurred after termination of this Lease as a result of such Level 1 Tenant Default), a rental rate that is a fair market value rental rate that would apply assuming that the Leased Property is offered on the open market as a rental property for the proposed Renewal Term (or, with respect to termination of this Lease by Landlord as a result of a Level 1 Tenant Default, during the portion of the Term which would have occurred after such termination of this Lease), taking into account all relevant factors.  The Fair Market Rent will be assumed to be a monthly rent payable in advance on the first day of each calendar month.  The Fair Market Rent may, but is not required to, follow the model of the current rent structure (i.e., using a Base Rent formulation).

“ Fair Market Rent Determination Notice ” has the meaning given in Section 25.1(c ).

“ Fair Market Value ” or “ fair market value ” means the price that would be agreed on between a willing buyer and a willing seller, with neither being required to act, and both having reasonable knowledge of the relevant facts.

“ Federal ROWs ” means the federal Outer Continental Shelf pipeline rights-of-way included in the Right of Use Agreements, as specified in Exhibit B .

“ Financing Notice ” has the meaning given in Section 10.1(d)(ii)(A) .

“ Flow and Volume Information ”   means the flow and volume information of the type to be furnished by Tenant pursuant to Section 26.7(b)(i) .

“ FMV Estimates ” has the meaning given in Section 25.3(g ).

“ Force Majeure ” has the meaning given in Section 26.2 .

“ GAAP ” means generally accepted accounting principles in effect from time-to-time in the United States of America.

“ Grand Isle Corridor ”   means Grand Isle Corridor, LP, a Delaware limited partnership, the initial Landlord under this Lease; however, the term Grand Isle Corridor shall not include any successor or assignee of the interest of Grand Isle Corridor hereunder.

“ Good Condition and Repair ” means good condition and repair consistent with (a) Tenant’s past practices and industry standards, and (b) the condition and repair that a reasonably prudent operator would maintain for a system of a similar size, nature, use, age and location as the Liquids Transportation System.

“ Governing Documents ” means (a) with respect to a Person that is a limited partnership, its limited partnership agreement and certificate of limited partnership, (b) with respect to a Person that is a general partnership, its partnership agreement, (c) with respect to a Person that is a limited liability company, its limited liability company agreement, together with its certificate of formation and any operating agreement, regulations and similar agreements or documents of such Person, (d) with respect to a Person that is a corporation, its articles of organization and bylaws, together with any shareholders agreement and similar agreements and documents of such Person, (e) in the case of any other form of entity, its organizational agreements, certificates and documents, and (f) in each case, with respect to subsections (a)-(e) , as such agreements, certificates and documents may be amended or restated from time-to-time, subject however to the limitations on amendments set forth herein.

“ Governmental Authority ” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over any of the Leased Property, applicable to Tenant (with respect only to Tenant’s (rather than Landlord’s) obligations hereunder regarding compliance or interaction with Governmental Authority), or applicable to Landlord (with respect only to Landlord’s (rather than Tenant’s) obligations hereunder regarding compliance or interaction with Governmental Authority).

“ Hazardous Substances ”   means (i) any substance that is regulated as a hazardous waste, solid waste, hazardous material, pollutant, contaminant or toxic or hazardous substance under any Environmental Law (ii) any petroleum, petroleum hydrocarbons, petroleum products and petrochemical products, any crude oil or any components, fractions or derivatives thereof, any oil or natural gas exploration or production waste, and any natural gas, synthetic gas, and any mixtures thereof, as each is regulated under Environmental Law, and (iii) radioactive materials or polychlorinated biphenyls, as each is regulated under Environmental Law.

“ Impositions ” mean, collectively, all charges, fees and expenses imposed on the Leased Property under any Easement or any other Record Agreement during and accruing with respect to the Term, but excluding in any event all Excluded Matters.

“ Improvements ” means all of the improvements and fixtures used as part of the Liquids Transportation System, including: any and all surface or subsurface pipelines; surface or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, other interconnections, and valves (including subsea tie-in valves); control and monitoring equipment; cathodic or electrical protection units; by-passes; regulators; drips; brine pumps, salt water disposal pumps, and oil pumps; salt water filter systems; treating, dehydration, separation, processing equipment; crude oil and produced water storage tanks; gas compressors; vapor recovery units and associated gas lines; towers and storage sheds; gas and electric fixtures; electrical generators, fuel tanks, switchgear, transformers, and switches; and motor control center, in each case, that are downstream of the inlet flange to each pipeline pig launcher trap on oil platforms GI 22L, ST 54G, WD 73A, WD 30J, MC 268A, MC 397A, SP 93A, and MC 280A in the Gulf of Mexico to, and including, the Grand Isle terminal facility on the Land, including any of the foregoing described on the attached Exhibit C .  The term “ Improvements ” includes all of the improvements and fixtures which are a part of the Liquids Transportation System as described herein, regardless of whether they are included or properly described in Exhibit C .

“ Inception Date Present Value ” has the meaning given in Section 23.2(a)(i)(E) .

“ Indebtedness ” means with respect to a Person, such Person’s (a) liabilities for borrowed money, (b) liabilities for the deferred purchase price of property acquired by it (excluding accounts payable arising in the ordinary course of businesses), (c) obligations that are required to be accounted for as capital leases on a balance sheet under GAAP (and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP), (d) agreements to mitigate interest rate risk in connection with other Indebtedness, and (e) guaranty obligations with respect to liabilities of another Person of the type described in the preceding subsections (a) - (d) .

“ Indemnified Party ” means a Landlord Indemnified Party or a Tenant Indemnified Party, as applicable.

“ Indemnifying Party ” has the meaning given in Section 21.3.

“ Independent Appraiser ” means an independent valuation firm with at least five (5) years’ experience in undertaking valuations of oil or other commodity pipeline properties.

“ Initial Term ” means that period beginning on the day after the Effective Date and ending on the last day of the one hundred thirty-second (132 nd ) full calendar month thereafter.

“ Interconnection Agreements ” means agreements pursuant to which the Liquids Transportation System, or any component thereof, is interconnected to other pipeline systems, facilities, or assets, including the agreements listed on Exhibit D .

“ Investment Grade Person ”   means (a) a Person that has a long term issuer corporate credit rating or long-term unsecured debt rating of “BBB-” or higher from Standard & Poor’s or Fitch, or “Baa3” or higher from Moody’s Investor Service Inc., or (b) an Affiliate of such Person whose obligations under this Lease are guaranteed by such Person.

“ Involuntary ” means, with respect to a Transfer or Lien, any transaction, proceeding or action by or in which Landlord or an Equity Investor is involuntarily deprived or involuntarily divested of any right, title or interest in and to its applicable property, rights or interests (including any seizure under levy of attachment or execution, transfer in connection with bankruptcy or other court proceeding to a trustee or receiver or other officer or agency or any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property).

“ Landlord ” has the meaning given in the preamble.

“ Landlord Environmental Liabilities ” means Losses arising or resulting from any of the following: (a) the presence, use, storage, generation, transportation or Release of any Hazardous Substances on, under, from or at the Leased Property, or any portion thereof, or at any real property offsite the Leased Property where such Hazardous Substances from such Leased Property have been transported or disposed or arranged for transport or disposal, in each case during the Term and to the extent caused by or resulting from the negligence, gross negligence or willful misconduct of Landlord, any other Landlord Party or any Landlord Lender and for which Tenant or any other Tenant Party or Landlord, any other Landlord Party or any Landlord Lender has or may have any legal obligation, (b) allegations made in writing by a third party that is neither Tenant nor another Tenant Party (but only so long as neither Tenant nor any Tenant Party has voluntarily initiated contact with such third party and affirmatively caused such third party to raise such allegation unless such contact is required to be made by Tenant or any other Tenant Party under Environmental Law or such allegation is required to be made by such third party under Environmental Law) regarding the presence, use, storage, generation, transportation or Release of any Hazardous Substances on, under, from or at the Leased Property, or any portion thereof, or at any real property offsite the Leased Property where such Hazardous Substances from such Leased Property have been transported or disposed or arranged for transport or disposal, in each case, during the Term and for which Tenant or any other Tenant Party or Landlord, any other Landlord Party or any Landlord Lender has or may have any legal obligation, to the extent caused by or resulting from the negligence, gross negligence or willful misconduct of Landlord, any other Landlord Party or any Landlord Lender, or (c) any violation of Environmental Laws occurring during the Term at or affecting any portion of the Leased Property and for which Tenant or any other Tenant Party or Landlord, any other Landlord Party or any Landlord Lender has or may have any legal obligation, to the extent caused by or resulting from the negligence, gross negligence or willful misconduct of Landlord, any other Landlord Party or any Landlord Lender; provided , however , that the term “negligence” as used in this definition shall not include negligence imputed as a matter of law to Landlord solely by reason of Landlord’s failure to act in respect of matters to the extent such matters are or were the sole obligation of Tenant under this Lease or solely as a result of Landlord’s ownership of the Leased Property.

“ Landlord Equity Interests ” means the equity interests issued by Landlord including, as applicable, any general or limited partnership interests, limited liability company membership interests, common or preferred stock, or other interest which would be classified as equity on Landlord’s balance sheet under GAAP and any right to acquire such equity interests in Landlord, including upon conversion or exercise of securities (but, for clarity, not including the right to acquire such equity interests by enforcing any pledge of Landlord Equity Interests to secure Landlord Indebtedness).  References herein to a percentage of Landlord Equity Interests means Landlord Equity Interests which confer on the holder thereof the right to vote the applicable percentage of votes for the election of directors or a similar governing body, or to receive the applicable percentage of dividends, distributions, including liquidating distributions or other payments with respect to the Landlord Equity Interests.

“ Landlord Equity Interest Owner ” means each owner of a Landlord Equity Interest.

“ Landlord Event of Default ” has the meaning given in Section 23.3 .

“ Landlord Guarantor ” means CorEnergy and any successor Landlord Guarantor (i) with a tangible net worth of $50,000,000 and (ii) that executes a Landlord Guaranty, until CorEnergy or any such successor Landlord is released from further liability upon a Permitted Sale as provided in Section 17.5(b) .

“ Landlord Guaranty ” means that certain Landlord Guaranty executed by CorEnergy and dated as of the Effective Date and any subsequent Landlord Guaranty executed after the Effective Date and in substantially the form of Landlord Guaranty attached as Exhibit E unless and until the Landlord Guarantor under such Landlord Guaranty is released to the extent provided in Section 17.5(b) upon a Permitted Sale.

“ Landlord Indebtedness ” means Indebtedness (a) of Landlord (which, for clarity, may also be Indebtedness of one or more Affiliates of Landlord) or (b) secured by all or any portion of the Landlord Interests or the Landlord Equity Interests.

“ Landlord Indemnified Parties ” means Landlord, Landlord Guarantor and their respective Related Parties (solely in their capacity as such), and permitted successors and assigns of any of the foregoing, including any permitted successors by merger, consolidation or acquisition of all or substantially all of the Landlord’s rights under this Lease.

“ Landlord Interests ” means (a) all or any portion of Landlord’s right, title and interest in and to the Leased Property, and (b) all or any portion of Landlord’s right, title and interest under this Lease.

“ Landlord Lease Transaction ” means a transaction pursuant to which Landlord enters into a lease or other agreement or arrangement with respect to the use or occupancy by a third party of all or any portion of the Leased Property.

“ Landlord Lender ” means (a) any holder of Landlord Indebtedness (including any Lien on any of the Landlord Interests or Landlord Equity Interests) or (b) any agent or trustee for any such holder.

“ Landlord Loan Documents ” means the agreements and instruments evidencing or governing Landlord Indebtedness.

“ Landlord Majority Owner ” means any Person (a) that is not (i) an individual or (ii) a Disqualified Person; (b) whose tangible net worth, or the tangible net worth of an Affiliate providing an appropriate guarantee, both immediately before and after giving effect to the applicable transfer, is at least $50,000,000 determined in accordance with GAAP, provided , that , such Person or such Affiliate having such tangible net worth guarantees (i) all of Landlord’s obligations under this Lease, and (ii) the obligations, if any, of such Person under the SNDA to which such Person is subject; and (c) that owns or controls, at all times, over fifty percent (50%) of the Lease Rights.

“ Landlord Observer ” has the meaning given in Section 23.2(b)(vii) .

“ Landlord Parent ” means (a) for so long as Grand Isle Corridor is the Landlord, CorEnergy, and (b) for so long as any other Person is the Landlord, such Person’s ultimate parent company.

“ Landlord Party ” means Landlord, any Equity Investor, and their respective officers, employees, agents, servants, or assignees.

“ Lease ” has the meaning given in the preamble.

“ Lease Assignment ” means a Transfer by Tenant of its interest under this Lease or its interest in the Leased Property hereunder.

“ Lease Rights” means the rights to vote on, consent to, or approve of decisions made by Landlord with respect to actions, decisions, approvals, waivers, consents, declarations of default, exercise of remedies or other matters under this Lease, whether through ownership of securities, the ability to exercise voting power, by contract, arrangement, understanding, course of conduct or otherwise, but not including veto rights held by passive minority investors.

“ Leased Property ” means the Liquids Transportation System, the Personal Property, and the Interconnection Agreements.

“ Level 1 Landlord Default ” means (a) any Landlord Event of Default under Sections 23.3(c),   23.3(f) , 23.3(g) , 23.3(i) or 23.3(j) and (b) any Landlord Event of Default arising out of a breach of Article XI or Section 26.10 .

“ Level 1 Tenant Default ” means any Tenant Event of Default described in Sections 23.1(a) , 23.1(b) , 23.1(d) , 23.1(g) , 23.1(h) , 23.1(j) , 23.1(k) , or 23.1(l) .

“ Lien ”   means any mortgage lien, deed of trust lien, Tax lien, deed to secure debt, vendor’s lien, security interest, pledge, collateral assignment, mechanic’s or materialman’s lien, or other similar instruments and all restatements, modifications, amendments, consolidations, extensions, renewals or substitutions thereto or thereof.

“ Liquids Transportation System ” (a) means, generally, the system of pipelines, storage tanks, collection and separation facilities, salt water disposal wells and facilities, and related properties, facilities, equipment and rights, as highlighted or otherwise identified on Exhibit F , as such system exists as of the Effective Date and as it may be subsequently modified as permitted by this Lease, that is capable of (i) transporting, collecting, separating, storing, and delivering for sale or transport oil produced from oil wells located in the Gulf of Mexico, and (ii) transporting, collecting, separating, and disposing of salt water associated with the production of such oil, and (b) includes, specifically, the Land, the Right of Use Agreements, and the Improvements.  The Liquids Transportation System begins at the inlet flange to each pipeline pig launcher trap on oil platforms GI 22L, ST 54G, WD 73A, WD 30J, MC 268A, MC 397A, SP 93A, and MC 280A in the Gulf of Mexico, extends through an interconnected system of pipelines and subsea tie-in valves to the collection, separation equipment, storage tanks, disposal wells, and pipelines located at the Grand Isle terminal facility on the Land, and includes the pipeline from such terminal facility to the interconnection point under the Interconnection Agreement, dated

December 17, 2010, with ExxonMobil Pipeline Company (as such agreement may be amended or replaced from time to time).

“ Loss ” or “ Losses ” means mean any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of Corrective Action), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines) arising from, related directly or indirectly or reasonably incident to, matters indemnified against, excluding   however all of the following:

(d)                   Consequential and Similar Damages .  Any consequential, punitive or exemplary damages or loss of profits incurred by an Indemnified Party hereto; and

(e)                   Diminution in Value .  Any diminution in value incurred or suffered (i) by a Landlord Indemnified Party except to the extent, and proportionately to the extent, such diminution in value results directly from the actions of, or the failure to act by, Tenant, any Affiliate of Tenant, any Tenant Party, or any Tenant Indemnified Party, and (ii) by a Tenant Indemnified Party except to the extent, and proportionately to the extent, such diminution in value results directly from the actions of, or the failure to act by, Landlord, any Affiliate of Landlord, any Landlord Party, or any Landlord Indemnified Party; and

(f)                    Third Party Indemnities .  Any such Losses incurred by an Indemnified Party and arising as a result of such Indemnified Party indemnifying a third party (i) with respect to a Landlord Indemnified Party, if (A) such third party is either (I) an Affiliate of such Landlord Indemnified Party, (II) another Landlord Indemnified Party or (III) a Landlord Party, or (B) any Person described in subsections (I)-(III) above causes such third party to raise such claim (except to the extent such Person is required by Applicable Legal Requirements to cause such third party to raise such claim), (ii) with respect to a Tenant Indemnified Party, if (A) such third party is either (I) an Affiliate of such Tenant Indemnified Party, (II) another Tenant Indemnified Party or (III) a Tenant Party, or (B) any Person described in subsections (I)-(III) above causes such third party to raise such claim (except to the extent such Person is required by Applicable Legal Requirements to cause such third party to raise such claim), or (iii) to the extent such third party indemnified claim duplicates or exceeds the loss, cost or expense to the Indemnified Party; and

(g)                   Excluded Matters .  Any such Losses which constitute an Excluded Matter; and

(h)                   Section 2.1 Waivers .  Any such Losses with respect to claims and other matters waived in Section 2.1(b) .

“ Louisiana ROW ” means the State of Louisiana right-of-way included in the Right of Use Agreements, as specified in Exhibit B .

“ Lowest Cost Response ” shall mean the Corrective Action response required or allowed under Environmental Laws that addresses Hazardous Substances present at the lowest cost (considered as a whole taking into consideration any negative impact such response may have on the business conducted on the property and any potential additional costs or liabilities that may arise as a result of such response) as compared to any other response that is consistent with Environmental Laws.  Taking no action shall constitute the Lowest Response Cost if, after investigation, taking no action is determined to be consistent with Environmental Laws.  If taking no action is not consistent with Environmental Laws, the least costly non-permanent remedy (such as mechanisms to contain or stabilize Hazardous Substances including caps, dikes, encapsulation, leachate collection systems, etc.) shall be the Lowest Cost Response, provided that such non-permanent remedy is consistent with Environmental Laws and less costly than the least costly permanent remedy (such as excavation and removal of soil).

“ LTS Land ” is described in the attached Exhibit G .

“ Material Adverse Event ” means any event or circumstance resulting in a material adverse effect on (a) the ability of Tenant to perform the monetary and other material obligations under this Lease, or (b) the ownership, financial condition or operation of the Leased Property taken as a whole.

“ Material Amendment ” means (a) with respect to Section 25.3 hereof, (i) any decrease in the purchase price; (ii) any change in the identity of the direct or indirect owners of the proposed purchaser; (iii) any change in the Landlord Interests included in the Transfer that is the subject of such ROFR rights of Tenant, or (iv) any other change in the terms of the Transfer that, taken together with any other changes after the relevant ROFR Asset Sale Notice, results in economic or business terms of the relevant Transfer that are materially more favorable to the proposed purchaser than the terms first disclosed to Tenant, and (b) with respect to Section 25.4 hereof, (i) any decrease in the annual rent for the Leased Property; (ii) any change in the identity of the direct or indirect owners of the proposed tenant, licensee or subtenant; or (iii) any other change in the terms of the Landlord Lease Transaction that, taken together with any other changes after the relevant ROFR Lease Notice, results in economic or business terms of the relevant Landlord Lease Transaction that are materially more favorable to the proposed tenant, licensee or subtenant than the terms first disclosed to Tenant.

“ Material Debt ” means, (a) with respect to any Tenant who is an Investment Grade Person or whose Affiliate is a Tenant Guarantor that is an Investment Grade Person, in each case at the time such Person became the Tenant, Indebtedness of Tenant or Tenant Guarantor, the principal balance of which is in excess of $100,000,000, and (b) with respect to any other Tenant, Indebtedness of Tenant or Tenant Guarantor, the principal balance of which is in excess of $20,000,000.

“ Minimum Rent ” means (a) for each calendar month during the Initial Term, the amount of rent specified for such month on Exhibit A , prorated for any partial calendar month during the Term, and (b) during the Renewal Term, the amount determined pursuant to Section 25.1 hereof.

“ Multi-Platform Access Agreement ” means the Multi-Platform Pipeline Connection and Access Agreement by and between Landlord and Energy XXI GOM, LLC, dated as of the date hereof and attached hereto as Exhibit H in respect of (i) oil platforms GI 22L, ST 54G, WD 73A, WD 30J, MC 268A, MC 397A, and SP 93A in the Gulf of Mexico and (ii) the Connection Points specified therein.

“ Non-Consent Matters ” means a change of direct or indirect ownership of Tenant as a result of a merger, consolidation, reorganization, sale, distribution, contribution or other transfer of assets or equity interests, joint venture, or public offering of common stock or other equity interests, provided that following such change, Tenant and the Person that owns all or substantially all of the oil production assets and related rights in connection with which the Leased Property is used either are the same Person or are Affiliates.

“ Non-Cash Consideration ” has the meaning given in Section 25.3(g ).

“ Non-Cash Consideration Value ” has the meaning given in Section 25.3(g) .

“ Non-Separable Addition ” has the meaning given in Section 10.1(b ).

“ Notice ” has the meaning given in Section 24.1 .

“ Notice of Lease ” means the Notice of Lease in the form attached to this Agreement as Exhibit I .

“ Notice of Non-Separable Addition ” has the meaning set forth in Section 10.1(b) .

“ Notice of Separable Addition ” has the meaning given in Section 10.1(c) .

“ O&M Agreement ” means the Operation and Maintenance Services Agreement in the form attached hereto as Exhibit J .

“ Offered Terms ” has the meaning given in Section 10.1(d)(ii)(B) .

“ Official Public Records ” means the mortgage or conveyance records of the Louisiana Parish (a) where the Leased Property is located or (b) with respect to Leased Property located on the Outer Continental Shelf, to which such Leased Property is adjacent.

“ Other Recorded Document ” means any easement agreement, restrictive covenant, declaration, right-of-way or any other similar agreement or document affecting, benefiting or burdening all or any portion of the Liquids Transportation System, but excluding Liens.

“ Parts ” has the meaning given in Section 10.2 .

“ Party ” means either Tenant or Landlord individually, and “ Parties ” means Tenant and Landlord collectively.

“ Permitted Capital Improvements and Additional Lines ” means Capital Improvements and Additional Lines which (a) will not materially and adversely affect the structural integrity of the then existing Improvements, (b) will not materially and adversely affect the use or functionality of the Leased Property,  and (c) will not adversely affect the value of the Leased Property in any material respect.

“ Permitted Equity Transfer ” has the meaning given in Section 17.5(c) .

“ Permitted EXXI Parent Successor ” means any successor to EXXI Parent so long as no change in control has occurred with respect to EXXI Parent.  As used in this defined term, “change in control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the equity interests of EXXI Parent entitled to vote, on a fully diluted basis, for members of the board of directors or equivalent governing body of EXXI Parent.

“ Permitted Landlord Contest ” has the meaning given in Section 27.1(e) .

“ Permitted Landlord Liens ” means (a) Liens on the Leased Property or Landlord’s right, title and interest under this Lease but only if (i) such Liens secure only Landlord Indebtedness, (ii) Landlord and each Landlord Lender with respect to such Liens have executed and delivered to Tenant an SNDA, and (iii) Landlord has complied with Section 20.1 with respect to such Liens, and (b) Liens on any Landlord Equity Interest but only if (i) such Liens secure only Landlord Indebtedness and (ii) Landlord and each Landlord Lender with respect to such Liens have executed and delivered to Tenant an SNDA.

“ Permitted Lease Assignment ” has the meaning given in Section 17.1(a ).

“ Permitted Liens ” means   (a) Liens placed on the Tenant’s interest in the Leased Property by, through, or under Tenant, (b) Liens placed on the Leased Property prior to the Effective Date, (c) Liens securing obligations for which Tenant is responsible hereunder, (d) Liens recorded in the Official Public Records as of the Effective Date, (e) Liens imposed by law for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable, or that are subject to a Permitted Landlord Contest, Tax Challenge or Permitted Tenant Contest, (f) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable, or that are subject to a Permitted Landlord Contest and that do not attach to Landlord’s interest in the Leased Property, (g) the exercise or enforcement by Governmental Authorities or other Persons of eminent domain or condemnation rights, or any other rights or restrictions under Applicable Legal Requirements on or with respect to the use of real property in effect on the Effective Date or that are imposed after the Effective Date, including zoning restrictions and requirements under permits, (h) Permitted Landlord Liens, (i) inchoate Liens in respect of royalty owners, and (j) any other Liens that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Event.

“ Permitted Sale ” has the meaning given in Section 17.5(b).

“ Permitted Sublease ” has the meaning in Section 17.1(b ).

“ Permitted Tenant Contest ” means any contest made in accordance with Section 26.12 .

“ Permitted Tenant Transferee ” means, with respect to any Tenant, (a) any EXXI Entity Person, (b) any Affiliate of a Tenant, (c) any Person who purchases or otherwise accepts a transfer or assignment of all or substantially all of the interest of such Tenant or its Affiliates in the oil production assets and related rights in connection with which the Leased Property is used, (d) any Affiliate of the Person acquiring such oil production assets, if such Person guarantees the obligations of such Affiliate under this Lease, (e) any Investment Grade Person approved by Landlord, which approval shall not be unreasonably withheld and which approval shall be based solely on the following: (i) a review of such Investment Grade Person’s experience in the oil exploration and production business or midstream energy transportation business, and (ii) the proposed use of the Leased Property by such Investment Grade Person would not (A) constitute a breach of Article IX , or (B) in Landlord’s reasonable judgment, impair the structural integrity, functionality or value of the Leased Property in any material respect, and (f) any other Person approved by Landlord, which approval shall not be unreasonably withheld and which approval shall be based solely on the following: (i) such other Person’s current and future projected financial strength and creditworthiness, management style, financial philosophy and reputation, (ii) such other Person’s experience in the oil exploration and production business, (iii) such other Person’s ability to recover costs or pass them on to its customers and other Persons, and (iv) the proposed use of the Leased Property by such other Person would not (A) constitute a breach of Article IX , or (B) in Landlord’s reasonable judgment, impair the structural integrity, functionality or value of the Leased Property in any material respect. For the avoidance of doubt, any Permitted Tenant Transferee must provide, or have a Guarantor that can provide, audited financials to satisfy the requirements of Sections 4.2(d) and 26.7(b) .

“ Person ”   means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, Governmental Authority or any other entity of any kind.

“ Personal Property ” means (a)   the monitoring equipment located in or on the Liquids Transportation System, (b) the computer hardware and software used in respect of the Liquids Transportation System, (c) the wires and other connectors between such computer hardware and such monitoring equipment, (d) all office furnishings, computers and associated hardware located at the Grand Isle terminal facility, (e) spare parts and stores for the Liquids Transportation System, and (f) the Records, all as of the Effective Date and as such personal property may be modified or replaced as permitted or required by this Lease.

“ Planned Additional Line ” has the meaning given in Section 10.1(d)(ii) .

“ Prime Rate ” means the prime rate of interest as reported in The Wall Street Journal or, if The Wall Street Journal is no longer published or no longer reports such prime rate, the prime rate of interest as reported in another authoritative publication or news retrieval service.

“ Proprietary Information ” means (a) the business concept, operating techniques, marketing methods, financial information, plans, site and system renderings, schedules, itemized costs, development plans and all related trade secrets or confidential or proprietary information treated as such by Tenant, whether by course of conduct, by letter or report or by use of any appropriate proprietary stamp of legend designating such information item to be confidential or proprietary, by communication to such effect made prior to or at the time any such Proprietary Information is disclosed to Landlord, or otherwise, (b) all financial statements and financial information that relates to the Liquids Transportation System delivered to Landlord by an EXXI Entity Person pursuant to Section 26.7(b ) and similar financial statements and financial information that relates to the Liquids Transportation System delivered to Landlord by an EXXI Entity Person prior to the Effective Date, and (c) all Flow and Volume Information and similar information that relates to the Liquids Transportation System delivered to Landlord by an EXXI Entity Person prior to the Effective Date.  Notwithstanding the foregoing, Proprietary

Information shall not include information that is publicly available other than as a result of actions in violation of Section 26.10 hereof.

“ Protective Mortgage ” has the meaning given in Section 2.1(e) .

“ Protective UCCs ” has the meaning given in Section 2.1(e) .

“ Purchase Agreement ” means the Purchase and Sale Agreement dated as of June 22, 2015, between EXXI USA, as Seller, and Grand Isle Corridor, as Buyer, with respect to the transfer of the Leased Property to Landlord.

“ Record Agreements ” shall mean the agreements constituting (a) the Effective Date Recorded Documents (and including, without limitation, those evidencing the Right of Use Agreements), (b) any Other Recorded Document executed by Tenant after the Effective Date other than in violation of this Lease, and (c) any Other Recorded Document executed by Landlord other than in violation of this Lease.  In no event shall any Lien or document that creates, or may create, an interest that could ripen into a Lien, constitute a “Record Agreement”.

“ Records ” means the following, to the extent acquired by Landlord (a) from Tenant under the Purchase Agreement or (b) in connection with the making or constructing of Permitted Capital Improvements and Additional Lines paid for by Landlord and made or constructed by Tenant for Landlord hereunder: all engineering drawings or plans and specifications of or covering the Liquids Transportation System or any component thereof, site assessments and environmental reports regarding or covering the Liquids Transportation System or any component thereof, manuals relating to the operation of the Leased Property, and “as-built” surveys of the pipelines and drawings of the Liquids Transportation System.

“ Related Parties ” of a Person means such Person’s directors, officers, employees, agents, trustees, administrators, managers, advisors, accountants, attorneys and representatives.

“ Release ” (a) any leaking, spilling, pouring, pumping, emitting, injecting, escaping, leaching, dumping, discharging, depositing or disposing of any Hazardous Substances into the environment (including the air, soil, groundwater or surface water) in sufficient quantity or concentration such that notification to a Governmental Authority is required under Environmental Laws or permitting is required under Environmental Laws, or (b) any presence or discovery of Hazardous Substances in soils, surface waters or groundwater on or under the Assets that exceeds screening standards under the Louisiana Risk Evaluation and Corrective Action Program, as may be modified or amended from time to time.

“ Renewal Notice Date ” has the meaning given in Section 25.1(b ) .

“ Renewal Option ” has the meaning given in Section 25.1(a ).

“ Renewal Term ” has the meaning given in Section 25.1(a) .

“ Repairs ” means any repairs, restoration, replacement, or rebuilding, on or at the Leased Property due to any damage to the Leased Property under Articles XV or XVI of this Lease.

“ Responsible Officer ” means (a) with respect to any EXXI Entity Person, the Chief Accounting Officer, Chief Operating Officer, Chief Financial Officer, and Senior Vice President (Legal) of EXXI Parent or, if the title of any such officer changes, an officer of EXXI Parent with an equivalent title, (b) with respect to any other Tenant, any of the chief executive officer, chief operating officer, chief financial officer, principal accounting officer, chief legal officer, treasurer and controller of Tenant or its Tenant Guarantor, if applicable, and (c) with respect to Landlord, any of the chief executive officer, chief operating officer, chief financial officer, principal accounting officer, chief legal officer, treasurer and controller of Landlord or its Landlord Guarantor, if applicable.

“ Right of Use Agreements ” means the easements, servitudes, rights of way, and similar agreements and instruments listed in Exhibit B , including all rights of the grantee thereunder.

“ ROFR Asset Acceptance Notice ” has the meaning given in Section 25.3(e) .

“ ROFR Asset Election Period ” has the meaning given in Section 25.3(e).

“ ROFR Asset Offer ” has the meaning given in Section 25.3(d).

“ ROFR Asset Sale Notice ” has the meaning given in Section 25.3(c).

“ ROFR Asset Transfer Deadline ” has the meaning given in Section 25.3(e) .

“ ROFR Lease Election Period ” has the meaning given in Section 25.4(e).

“ ROFR Lease Notice ” has the meaning given in Section 25.4(c).

“ ROFR Lease Offer ” has the meaning given in Section 25.4(d).

“ ROFR Lease Period ” means the period beginning at the end of the Term and ending two (2) years later.

“ ROFR Lease Transfer Deadline ” has the meaning given in Section 25.4(e) .

“ ROFR Transfer Period ” means (a) the period during the Term, and (b) the period beginning at the end of the Term and ending two (2) years thereafter.

“ Separable Addition ” has the meaning given in Section 10.1(c) .

“ SNDA ” means each Subordination, Non-Disturbance and Attornment Agreement, in the form of Exhibit K hereto, (a) entered into as of the Effective Date among each of Landlord’s Lenders, Landlord and Tenant, and consented to by the Landlord Guarantor and the Tenant Guarantor and (b) entered into after the Effective Date between each Landlord Lender, Landlord and Tenant, and consented to by the Landlord Guarantor and the Tenant Guarantor, and in each case as the same may be subsequently amended, supplemented or restated.

“ Solvent ” means, with respect to any Person on a particular date, that on such date, (i) the present fair salable value of the property and assets of such Person exceeds the debts and liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the property and assets of the such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, including contingent liabilities, as such debts and other liabilities become absolute and matured in the ordinary course, (iii) such Person does not intend to incur, or believe that it will incur, debts and liabilities, including contingent liabilities, beyond its ability to pay such debts and liabilities as they become absolute and matured in the ordinary course, and (iv) such Person does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.  For purposes of this definition, the amount of a Person’s contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability

“ Specified Discount Rate ” has the meaning given in Section 23.2(a)(i)(E) .

“ Sublease ” means a sublease by Tenant of a portion of or less than all of Tenant’s rights under this Lease or in the Leased Property hereunder.

“ Subsidiaries ” means, with respect to any parent company at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“ Taking ” means acquisition of all or any portion of the Leased Property for any public or quasi-public use through taking by condemnation, eminent domain or any like proceeding, or purchase in lieu thereof.

“ Taking Proceeds ” means damages and proceeds accruing and paid by or on behalf of the applicable Governmental Authority on account of any Taking of the Leased Property, save and except (a) the reasonable third party costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Tenant in connection with the collection of same, (b) the amount incurred by Tenant prior to the date of payment of such Taking Proceeds to repair, restore, replace or remediate (as to environmental matters) the Leased Property, and (c) any Tenant Condemnation Proceeds.

“ Taking Response Notice ” has the meaning assigned to such term in Section 16.2(c) .

“ Taking Termination Date ” has the meaning assigned to such term in Section 16.2(d) .

“ Tax Challenge ” has the meaning given in Section 6.6 .

“ Taxes ” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, levies, duties, imposts, customs or charges of any kind whatsoever, together with any and all interest, additions or penalties thereon, and including the costs of any contest or appeal pursued by Tenant with respect to any of such taxes, fees, assessments, levies, duties, imposts, customs or charges, but excluding in all cases all Excluded Matters.

“ Tenant ” has the meaning given in the preamble.

“ Tenant Casualty Termination Notice ” has   the meaning given in Section 15.1(b) .

“ Tenant Condemnation Proceeds ” has the meaning given in Section 16.1 .

“ Tenant Environmental Liabilities ” means Losses arising or resulting from (a) the presence, use, storage, generation, transportation or Release of any Hazardous Substances on, under, from or at the Leased Property, or any portion thereof, or at any real property offsite the Leased Property where such Hazardous Substances from such Leased Property have been transported or disposed or arranged for transport or disposal, in each case, prior to or during the Term and for which Tenant or any other Tenant Party or Landlord, any other Landlord Party or any Landlord Lender has or may have any legal obligation, (b) allegations made in writing by a third party not Landlord, another Landlord Party or a Landlord Lender (but only so long as neither Landlord, any Landlord Party nor any Landlord Lender has voluntarily initiated contact with such third party and affirmatively caused such third party to raise such allegation unless such contact is required to be made by Tenant or any other Tenant Party under Environmental Law or such allegation is required to be made by such third party under Environmental Law) regarding the presence, use, storage, generation, transportation or Release of any Hazardous Substances on, under, from or at the Leased Property, or any portion thereof, or at any real property offsite the Leased Property where such Hazardous Substances from such Leased Property have been transported or disposed or arranged for transport or disposal, in each case, prior to or during the Term and for which Tenant or any other Tenant Party or Landlord, any other Landlord Party or any Landlord Lender has any legal obligation, or (c) any violation of Environmental Laws occurring prior to or during the Term or affecting any portion of the Leased Property, or at any real property offsite the Leased Property where such Hazardous Substances from such Leased Property have been transported or disposed or arranged for transport or disposal, in each case, and for which Tenant or any other Tenant Party or Landlord, any other Landlord Party, or any Landlord Lender has or may have any legal obligation, but (x) in any case with respect to subsections (a), (b) and (c) , subject to Section 22.2(a) and (y) excluding in any case with respect to subsections (a), (b) and (c) , all Landlord Environmental Liabilities, all Excluded Matters and the matters described in Section 21.1(a)(A)-(I) and Section 21.1(b) .

“ Tenant   Event of Default ” has the meaning given in Section 23.1 .

“ Tenant Guarantor ” means EXXI Parent and any successor Tenant Guarantor executing a Tenant Guaranty until any such Person is released from further liability upon a Lease Assignment as provided in Section 17.4 .

“ Tenant Guaranty ” means that certain Tenant Guaranty executed by EXXI Parent and dated as of the Effective Date and any subsequent Tenant Guaranty executed after the Effective Date and in substantially the form of Tenant Guaranty attached as Exhibit L unless and until the Tenant Guarantor under such Tenant Guaranty is released to the extent provided in Section 17.4 .

“ Tenant Indemnified Parties ” means Tenant, Tenant Guarantor, and their respective Related Parties (solely in their capacity as such), and permitted successors and assigns of any of the foregoing, including any permitted successors by merger, consolidation or acquisition of all or substantially all of Tenant’s rights under this Lease.

“ Tenant Other Activities ” has the meaning given in Section 3.3 .

“ Tenant Party ” means Tenant, any direct or indirect owner of Tenant, and their respective officers, employees, agents, servants or assignees.

“ Tenant Property ” means (a) the Permitted Capital Improvements and Additional Lines which Landlord does not purchase and which, accordingly, do not become a part of the Leased Property during the Term as provided in Section 10.1 , and (b) the other real and personal property now or hereafter owned or used by Tenant or its Affiliates upstream or downstream of the Liquids Transportation System in connection with operation of the Leased Property by Tenant or its Affiliates or in connection with Tenant Other Activities.

“ Tenant Taking Termination Notice ” has   the meaning given in Section 16.2(b) .

“ Term ” means the Initial Term, as it may be extended by Tenant’s exercise of the extension and renewal rights set forth in Section 25.1 , or as it may be sooner terminated as provided in this Lease.

“ Third Party Asset Offer ” means a bona fide outstanding offer or binding contract (that is subject to Section 25.3 of this Lease) that Landlord receives with respect to Landlord’s proposed Transfer of all of Landlord’s interest in the Leased Property and the Lease from a Person that is not an Affiliate of Landlord which Landlord intends to accept and which complies with the following requirements:

(i)                    the offer (or contract) must be in writing and must be executed by the proposed buyer (or, if a contract, executed by both the proposed buyer and Landlord);

(j)                    the offer (or contract) must be by (or entered into by) the proposed buyer identified in the offer (or contract), and not by an agent acting on behalf of an undisclosed principal;

(k)                   the offer (or contract) must identify the direct and indirect owners of the proposed buyer, including buyer’s ultimate parent company, and must specifically provide that the offer is not assignable by the proposed buyer except to an Affiliate thereof; and

(l)                     the offer (or contract) must include an agreement by the proposed buyer to provide evidence, as reasonably requested, as to the business, character, reputation and financial capacity of the proposed buyer and the direct and indirect owners associated therewith (and the Person that will be the Landlord Majority Owner) to carry out the terms of the offer (or contract) as well as other information and documentation as may be required to evidence that the proposed Transfer will be a Permitted Sale.

“ Third Party Lease Offer ” means a bona fide outstanding offer or binding contract for a Landlord Lease Transaction that is subject to Section 25.4 of this Lease, which Landlord receives from a Person that is not an Affiliate of Landlord, which Landlord intends to accept and which complies with the following requirements:

(m)                 the offer (or contract) must be in writing and must be executed by the proposed tenant (or, if a contract, executed by both the proposed tenant and Landlord);

(n)                   the offer (or contract) must be by (or entered into by) the proposed tenant identified in the offer (or contract), and not by an agent acting on behalf of an undisclosed principal;

(o)                   the offer (or contract) must identify the direct and indirect owners of the proposed tenant and must specifically provide that the offer is not assignable by the proposed tenant except to an Affiliate thereof; and

(p)                  the offer (or contract) must include an agreement by the proposed tenant to provide evidence, as reasonably requested, as to the business, character, reputation and financial capacity of the proposed tenant and the direct and indirect owners and ultimate parent company of such proposed tenant to carry out the terms of the offer (or contract).

“ Transfer ” means with respect to any property or rights, the sale, conveyance, transfer, exchange, gift, contribution or assignment, in whole or in part, of any right, title or interest in and to such property or rights, whether voluntary or Involuntary.  As to an Equity Investor Interest or a Landlord Equity Interest, Transfer shall also include (i) a change in the Person or Persons who have beneficial ownership of a Landlord Equity Interest and (ii) a transfer to a Person or Persons that, upon such transfer, becomes the Landlord Majority Owner. The granting, attachment or creation of any Lien on all or any portion of such property or rights shall not constitute a voluntary or Involuntary Transfer of such property or rights.

“ Uniform Commercial Code ” means The Uniform Commercial Code as adopted in the State of Louisiana (La. R.S. Title 10).

“ Variable Rent ” means, for any calendar month (or portion thereof) during the Term, the lesser of (a) 10% of Excess Oil Revenue for such month (or portion thereof) and (b) 28% of Base Rent (i.e., 38.9% of Minimum Rent) for such month (or portion thereof).

1.2                  Certain Interpretive Provisions .

As used in this Lease:  (a) the word “or” is not exclusive and the words “include,” “includes,” and “including” are not limiting, (b) references to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation, (c) whenever the words “include,” “includes,” or “including” appear, they shall be deemed to be followed by the words “without limitation,” (d) personal pronouns shall be deemed to include the other genders and the singular shall include the plural and vice versa, (e) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision, and (f) any reference to “$” or “dollars” shall refer to U.S. dollars.  Wherever a period of time is stated in this Lease as commencing or ending on specified dates, such period of time shall be deemed (i) inclusive of such stated commencement and ending dates, and (ii) to commence at 12:00 A.M. Central Time on such stated commencement date and to end at 11:59 P.M. Central Time on such stated ending date.  Unless the context otherwise requires, (A) any definition or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time-to-time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (B) subject to the restrictions on Transfers, Liens and assignments in this Lease, any reference herein to any Person shall be construed to include such Person’s successor and assigns, and (C) any reference to any law shall include all statutory and regulation provisions consolidating, amending, replacing or interpreting such law and reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time-to-time. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other document executed in connection herewith.

ARTICLE II
LEASE CHARACTERIZATION

2.1                   Lease Characterization .

(a)                  True Lease .  Landlord and Tenant intend, and agree, that this Lease is a “true lease” for Tax and creditors’ rights purposes and an “operating lease” for accounting purposes and not a joint venture, financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease.  Landlord and Tenant agree that Landlord is the real and beneficial owner of the Leased Property for legal, accounting and all other purposes.  Landlord and Tenant intend that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Landlord and Tenant.  Landlord and Tenant acknowledge and agree that the transactions contemplated by the Purchase Agreement and the Lease contain real economic substance for each of Landlord and Tenant, and the Parties specifically disclaim any presumption of Louisiana Civil Code article 2480.

(b)                  Waivers and Stipulations .  Each of the Parties (i) waives any claim or defense relating to the characterization of this Lease as anything other than a “true lease” or an “operating Lease” or that asserts that this Lease is anything other than a “true lease” or an “operating lease,” (ii) stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Leased Property as a “true lease” or “operating lease,” (iii) stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, (iv) stipulates that Landlord is the legal and beneficial owner of the Leased Property for legal, accounting and all other purposes and waives any claim or defense to the contrary, and (v) shall support, at such Party’s sole cost and expense, the intent of the Parties that (A) the lease of the Leased Property pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs, and (B) Landlord is the legal and beneficial owner of the Leased Property for legal accounting and all other purposes and waives any claim or defense to the contrary.

(c)                   Material Inducement .  The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section are a material inducement to each of Landlord and Tenant in entering into this Lease.

(d)                  Lease Continuation .  Except as limited in and otherwise provided in this Lease, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease during the Term.  Except as limited in and otherwise provided in this Lease: (1) this is a net lease and Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to the payment of Base Rent or Additional Rent, and (2) the obligations of Tenant under this Lease shall not be affected by any circumstance or event, or for any reason, including but not limited to the following:  (i) any damage to or destruction of any of the Leased Property by any cause whatsoever, (ii) any Taking, (iii) the prohibition, limitation or restriction of, or interference with, Tenant’s use of any of the Leased Property, (iv) any eviction by paramount title or otherwise, (v) Tenant’s acquisition of ownership of any of the Leased Property other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of, any of the Leased Property, (viii) the breach of any warranty of any seller or manufacturer of any of the Improvements or Personal Property or Tenant Property, or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future Applicable Legal Requirement to the contrary notwithstanding.  It is the intention of the Parties hereto that except as limited in and otherwise provided in this Lease: (A) the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, (B) Base Rent and Additional Rent shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and (C) the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease.

(e)                  Precautionary Mortgage and Security Interest .  Solely as a precaution in the event that the transactions under the Purchase Agreement and this Lease are recharacterized as a financing and not a true sale and absolute conveyance of the Assets (as defined in the Purchase Agreement) and a true lease of the Leased Property, and without derogating from the Parties’ intent in any way, Tenant grants Landlord a precautionary mortgage and security interest in the Leased Property to secure Tenant’s performance of its obligations under this Lease and amounts due from Seller under the Purchase Agreement.  To further evidence and perfect such precautionary mortgage and security interest, (i) Tenant shall, and shall cause EXXI USA to, execute and deliver to Landlord on the Effective Date an Act of Mortgage and Security Agreement in the form attached hereto as Exhibit M (the “ Protective Mortgage ”), to be filed by

Landlord in the Official Public Records, and (ii) Tenant hereby authorizes, and shall cause EXXI USA to authorize, Landlord, to file with the Delaware Secretary of State and such other places as Landlord deems necessary or advisable, one or more UCC financing statements describing the Leased Property as collateral (the “ Protective UCCs ”).

ARTICLE III
LEASED PROPERTY

3.1                  Lease of Leased Property .  Landlord leases to Tenant and Tenant leases from Landlord the Leased Property, subject to the Record Agreements and the Permitted Liens, for the Term, upon the terms and conditions of this Lease.  Tenant shall have exclusive use and possession of the Leased Property subject to the Record Agreements and the Permitted Liens.  The Leased Property is leased to Tenant subject to the Record Agreements, the Permitted Liens and all Applicable Legal Requirements now or hereafter in effect.  LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PROPERTY “AS IS”, AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PROPERTY, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD’S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT.  In the event of any defect or deficiency in any of the Leased Property of any nature, whether patent or latent, except as otherwise expressly provided herein, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort).  The provisions of this Section 3.1 have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to the physical condition of any of the Leased Property, and arising pursuant to the Uniform Commercial Code, the Civil Code of the State of Louisiana,   or any other Applicable Legal Requirements now or hereafter in effect or otherwise.

3.2                  Additional Encumbrances .

(a)                   Execution of Additional Record Agreements .

(i)              Execution by Landlord .  During the Term, Landlord shall not enter into, create, place of record, amend, assign, restate, modify, or terminate any Record Agreement (including any document or instrument creating or governing any of the Right of Use Agreements) or any Other Recorded Document except (A) the “Closing Deliverables” of Landlord and EXXI USA under the Purchase Agreement, (B) as requested by Tenant in writing, or (C) as consented to by Tenant in writing prior to the date of Landlord’s execution thereof.

(ii)             Execution by Tenant .  During the Term, Tenant shall not enter into, create, place of record, amend, assign, restate, modify, or terminate any Record Agreement (including any document or instrument creating or governing any of the Right of Use Agreements) or any Other Recorded Document except (i) the “Closing Deliverables” of Landlord and EXXI USA under the Purchase Agreement, or (ii) as Tenant from time-to-time in good faith deems necessary or appropriate for (A) use and operation of the Liquids Transportation System and Tenant Other Activities by Tenant and its Affiliates, (B) compliance with Applicable Legal Requirements and contractual arrangements with third parties regarding operation of the Liquids Transportation System, (C) compliance by Tenant with its obligations under this Lease, or (D) compliance with the requirements of this Lease regarding Tax Challenges and Permitted Tenant Contests.

(iii)            Notice Prior to Execution .  Landlord and Tenant shall each give the other Party not less than ten (10) Business Days’ notice prior to executing any document creating, amending, assigning, restating, modifying or terminating any Record Agreement or Other Recorded Document, and in the event Landlord and Tenant disagree on the need for, or benefit or adverse effects of, any such document, Landlord and Tenant shall work together in good faith to resolve their differences, but in any event in a manner consistent with the rights and obligations of Landlord and Tenant under this Lease.

(iv)           Landlord Delegation of Enforcement Authority .  Landlord authorizes Tenant to enforce all Record Agreements (including any document or instrument creating or governing any of the Right of Use Agreements) and any Other Recorded Documents on Landlord’s and/ or Tenant’s behalf, and Landlord shall cooperate and furnish any pertinent information reasonably necessary to facilitate Tenant’s enforcement of same, at no cost or expense to Landlord other than any de minimis cost or expense.

(v)            Tenant Compliance .  During the Term, Tenant shall be obligated to comply in all material respects with the Record Agreements and the Permitted Liens, provided , however , it being understood and agreed that Tenant shall not be responsible for compliance with or payment of any obligations, charges or liabilities arising out of the Permitted Landlord Liens or any other matters of record that were voluntarily created or imposed by, through or under Landlord or an Affiliate of Landlord after the Effective Date in violation of this Lease.

(b)                  Creation of Liens by Tenant on Landlord’s Interest in the Leased Property .  Subject to the provisions of Sections 6.6 and 12.1 , without the prior written consent of Landlord (which consent shall not be unreasonably withheld), Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any Lien on Landlord’s interest in (i) the Leased Property, (ii) this Lease, or (iii) the Base Rent or any Additional Rent, in the case of subsections (i) , (ii) or (iii) preceding, created by or resulting from any act or omission of Tenant or those claiming by, through or under Tenant (except Landlord and its Affiliates).  Notice is hereby given that Landlord   shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Property through or under Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Property.  Notwithstanding the foregoing, Tenant has no liability for, or any obligation to cause to be paid or discharged, any Lien created by, through or under Landlord or any Landlord Party.

3.3                  Tenant Other Activities .  Landlord and Tenant acknowledge and confirm that (a) Tenant or its Affiliates own and operate oil and gas wells and other rights and properties in and around the Leased Property separate and apart from the Liquids Transportation System, the Personal Property and the Tenant Property, and (b) after the Effective Date, Tenant or its Affiliates intend to continue to operate such oil and gas wells and other rights and properties and to own other rights and property in and around the Leased Property for the foreseeable future ( subsections (a) and (b) , collectively, the “ Tenant Other Activities ”).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1                  Representations and Warranties of Landlord .  Landlord represents and warrants to Tenant as of the Effective Date as follows, it being understood and agreed that the following representations and warranties shall be deemed to be remade by a successor Landlord as of the effective date of any Permitted Sale (and with applicable revisions to subsection (a) with respect to such successor Landlord’s organization and owners):

(a)                  Existence and Ownership .  Landlord is duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business and in good standing in the State of Louisiana (to the extent Landlord is required to be so by Applicable Legal Requirements) and has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Lease to be observed or performed by Landlord.  The sole general partner of Landlord is Grand Isle GP, Inc., a Delaware corporation and a wholly-owned subsidiary of CorEnergy.

(b)                  Binding Obligation .  This Lease has been duly authorized, executed and delivered by Landlord, and constitutes the valid and binding obligations of Landlord enforceable against Landlord in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, whether considered in a proceeding in equity or at law.

(c)                   Solvency .  Each of Landlord and Landlord Guarantor is Solvent, and immediately after the closing of the transactions contemplated by this Lease, each of Landlord and Landlord Guarantor will be Solvent. Each of Landlord and Landlord Guarantor has timely and accurately filed all Tax returns and extensions required to be filed by Landlord or Landlord Guarantor, as applicable, and is not in default in the payment of any material Taxes levied or assessed against Landlord, Landlord Guarantor or any of their respective material assets, and is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority having jurisdiction over Landlord or Landlord Guarantor which would, in the aggregate, otherwise materially and adversely affect Landlord’s or Landlord Guarantor’s condition, financial or otherwise, or Landlord’s interest in the Leased Property. There are no bankruptcy proceedings pending, being contemplated by, or to Landlord’s Actual Knowledge, threatened against Landlord or Landlord Guarantor.  Landlord has determined, and Landlord has not taken any action or made any statement inconsistent with the position, that Landlord is receiving “reasonably equivalent value” and “fair consideration” in exchange for each of its obligations (including any contingent obligations) under or in connection with this Lease.

(d)                  No Violations .  The execution of this Lease by Landlord and the performance by Landlord of its obligations hereunder will not (i) violate any provision of the Governing Documents of Landlord, (ii) result in a material breach of any agreement to which Landlord, Landlord Guarantor, and any of their respective Affiliates is a party, (iii) violate in any material respect any provision of any judgment or order binding on Landlord, Landlord Guarantor, or any of their respective Affiliates, or (iv) to Landlord’s Actual Knowledge, constitute a material violation by Landlord or Landlord Guarantor of any law or governmental regulation applicable to Landlord or Landlord Guarantor.

4.2                  Representations and Warranties of Tenant .  Tenant represents and warrants to Landlord as of the Effective Date as follows, it being understood and agreed that the following representations and warranties shall be deemed to be remade by a successor Tenant as of the effective date of any Permitted Lease Assignment (and with applicable revisions to subsection (a) with respect to such successor Tenant’s organization):

(a)                   Existence .  Tenant is duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business and in good standing in the State of Louisiana and has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Lease to be observed or performed by Tenant.

(b)                  Binding Obligation .  This Lease has been duly authorized, executed and delivered by Tenant, and constitutes the valid and binding obligations of Tenant enforceable against Tenant in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, whether considered in a proceeding in equity or at law.

(c)                   Solvency .  Each of Tenant and Tenant Guarantor is Solvent, and immediately after the closing of the transactions contemplated by this Lease, each of Tenant and Tenant Guarantor will be Solvent.  Each of Tenant and Tenant Guarantor has timely and accurately filed all Tax returns and extensions required to be filed by Tenant or Tenant Guarantor, as applicable, and is not in default in the payment of any material Taxes levied or assessed against Tenant,

Tenant Guarantor or any of their respective material assets, and is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority having jurisdiction over Tenant or Tenant Guarantor which would, in the aggregate, otherwise materially and adversely affect Tenant’s or Tenant Guarantor’s condition, financial or otherwise, or Tenant’s interests in the Leased Property.  There are no bankruptcy proceedings pending, being contemplated by, or to Tenant’s Actual Knowledge, threatened against Tenant or Tenant Guarantor.  Tenant has determined, and Tenant has not taken any action or made any statement inconsistent with the position, that Tenant is receiving “reasonably equivalent value” and “fair consideration” in exchange for each of its obligations (including any contingent obligations) under or in connection with this Lease.

(d)                   Financial Statements .  If and to the extent any financial information is provided prior to the date of this representation for a particular Tenant, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of Tenant Guarantor or, if there is no Tenant Guarantor, of Tenant, copies of which were provided to Landlord by Tenant Guarantor or Tenant prior to Tenant becoming the Tenant hereunder, present fairly in all material respects the financial condition and results of operations for such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied for such periods, and with respect to quarterly statements, subject to normal year-end audit adjustments and absence of footnotes.

(e)                    No Violations.   The execution of this Lease by Tenant and the performance by Tenant of its obligations hereunder will not (i) violate any provision of the Governing Documents of Tenant, (ii) result in a material breach of any agreement to which Tenant, Tenant Guarantor, or any of their respective Affiliates is a party, (iii) violate in any material respect any provision of any judgment or order binding on Tenant, Tenant Guarantor, or any of their respective Affiliates, or (iv) to Tenant’s Actual Knowledge, constitute a material violation by Tenant or Tenant Guarantor of any law or governmental regulation applicable to Tenant or Tenant Guarantor.

ARTICLE V
RENT

5.1                  Base Rent .  Tenant agrees to pay to Landlord the Base Rent, without setoff, deduction, notice or demand except as expressly set forth in this Lease.  Minimum Rent shall be payable on the first day of each calendar month, in advance, during the Term, with the first payment payable on the Effective Date.  Variable Rent shall be payable on the 45 th day following the last day of the month for which Variable Rent is calculated.  By way of example, Variable Rent for the month of May in a given year is due on July 15 of that year (i.e., forty-five (45) days after May 31).  If Tenant is obligated to pay Base Rent for less than a full calendar month, Base Rent shall be prorated on a daily basis based upon the actual number of days in the prorated month.

5.2                  Payment of Base Rent .  All payments of Base Rent and Additional Rent, if any, shall be made to Regions Bank, Birmingham, AL (Wire Routing Number: 062005690; Account Number: 0215367452; Account Name: Grand Isle Corridor, LP) or such other account as Landlord shall advise Tenant in writing from time-to-time, with any such notification by

Landlord provided to Tenant at least ten (10) Business Days before the date any accrued Base Rent or Additional Rent is payable.

5.3                  Payment to Party Claiming Rent .  If any party other than Landlord demands payment of Base Rent or Additional Rent due hereunder and alleges its right to receive the Base Rent or Additional Rent as a result of a Transfer of Landlord’s interest in this Lease, Tenant shall not be obligated to honor such demand unless Tenant receives written instructions to do so from the party to whom Tenant is then paying Base Rent or shall have otherwise received evidence acceptable to Tenant of the right of the party making the demand.  The withholding by Tenant of Base Rent or Additional Rent pending the determination of the rights of the party making the demand shall not be a default by Tenant hereunder and no interest at the Default Interest Rate or otherwise shall be due with respect to the delay in payment pending such determination.

5.4                  Past Due Rent .  If any installment of Base Rent is not paid when due, Tenant shall pay to Landlord, on demand, as Additional Rent, interest on such installment from the date such installment was due to the date such installment is paid at the Default Interest Rate.  If any other Additional Rent (except for such payments as Tenant is contesting in good faith or pursuant to a Tax Challenge or a Permitted Tenant Contest) is not paid within ten (10) Business Days following written demand from Landlord to Tenant (the “ Due Date for Other Additional Rent ”), Tenant shall pay to Landlord, on demand, as Additional Rent, interest on such installment from the applicable Due Date for Other Additional Rent to the date such other Additional Rent is paid, at the Default Interest Rate.

ARTICLE VI
TAXES AND IMPOSITIONS

6.1                  Taxes and Impositions .  Subject to the other terms and provisions of this Article VI , Tenant agrees to pay and assume liability for, and to indemnify, hold harmless and defend each Landlord Indemnified Party from and against, any and all Taxes and Impositions imposed or asserted against any Landlord Indemnified Party, Tenant, the Leased Property or any portion thereof or any Landlord Indemnified Party's interest in any of the foregoing or otherwise, by any federal, state or local Governmental Authority in the United States of America or any territory or possession of the United States of America or any foreign country or any foreign government or any subdivision or taxing authority thereof, or by any international taxing authority, upon or with respect to (a) the Leased Property or any portion thereof or interest therein, (b) the manufacture, construction, purchase, ownership, acquisition, acceptance, rejection, delivery, nondelivery, possession, transportation, lease, sublease, preparation, installation, condition, transfer of title, rental, use, operation, storage, maintenance, modification, alteration, repair, assembly, sale, return, abandonment or other application or disposition of all or any part of the Leased Property, (c) the rental payments (including without limitation all Base Rent and Additional Rent), receipts or earnings arising from or received with respect to the Leased Property or any portion thereof or interest therein or payable pursuant to this Lease or any other payment or right to receive payment pursuant to, or (d) otherwise with respect to or in connection with the transactions contemplated by the Purchase Agreement and this Lease, except to the extent such Taxes or Impositions are the responsibility of Landlord or its Affiliates under the Purchase Agreement and this Lease.

6.2                  Payment .  In the event that any Taxes or Impositions against any of the Leased Property may be paid in installments, Tenant shall have the option to pay such Taxes or Impositions in installments; and in such event, Tenant shall be liable only for those installments which become due and payable during the Term and which accrue or arise with respect to the Leased Property during the Term.  Tenant shall prepare and file all Tax reports required by Governmental Authorities which relate to the Taxes which accrue or arise with respect to the Leased Property during the Term.  Tenant shall be deemed to have satisfied its obligation to pay Taxes as required hereby by paying such Taxes before the earlier of the date (i) any penalty (other than non-delinquent interest) accrues thereon, or (ii) any Lien is imposed against any Leased Property pursuant to Applicable Legal Requirements as a result of such failure (excluding Permitted Liens).

6.3                  Exclusions from Taxes and Impositions .  Notwithstanding the foregoing and for the avoidance of doubt, in no event will Tenant be required to pay, assume liability for, indemnify, hold harmless or defend each Landlord Indemnified Party from and against, and the terms “Taxes” and “Impositions” shall exclude, any and all of the following (collectively, the “ Excluded Matters ”):

(a)                   net income taxes (however denominated), gross receipts, net receipts or gross income taxes (however denominated, including Taxes that are imposed in lieu of net or gross receipts or income taxes) or franchise taxes of Landlord, any Equity Investor, any Affiliate of Landlord, or any Landlord Lender; and

(b)              any Tax imposed with respect to the sale, exchange or other disposition by Landlord, any Equity Investor, any Affiliate of Landlord, or any Landlord Lender in whole or in part, of (i) the Leased Property, (ii) Landlord’s interest in this Lease or (iii) any Equity Investor Interest; and

(c)              Taxes on, or with respect to or measured by the capital or net worth of Landlord, any Equity Investor or any Affiliate of Landlord or in the nature of a franchise, use, or margin tax or a Tax for the privilege of doing business, in any case in respect of Landlord, any Affiliate of Landlord, or any Landlord Lender; and

(d)              Taxes or impositions imposed with respect to any period after the Term; and

(e)              excess profits taxes, accumulated earnings taxes, capital gains taxes, succession or estate taxes or personal holding company taxes, in each case of Landlord, any Affiliate of Landlord, or any Landlord Lender; and

(f)              Taxes imposed on or against or with respect to Landlord, any Equity Investor or any Affiliate of Landlord to the extent such Taxes would not have been imposed if Landlord, any Equity Investor, any Affiliate of Landlord, or any Landlord Lender had not engaged in activities, or had a presence in, the taxing jurisdiction which activities or presence is unrelated to this Lease; and

(g)              Taxes imposed as a result of any Transfer of any interest in the Leased Property by Landlord, any Equity Investor or any Affiliate of Landlord or any Landlord Lender (unless such Transfer occurs during or as a result of a Tenant Event of Default); and

(h)              any Tax resulting from or that would not have been imposed but for the existence of Liens attributable to Landlord, any Equity Investor or any Affiliate of Landlord or any Landlord Lender; and

(i)              Taxes imposed under the Code or ERISA with respect to any Person other than Tenant and its Affiliates; and

(j)              Sales, use, conveyance, transfer, recording, mortgage and similar Taxes (including any related interest, penalties or legal costs) which Landlord is required to pay pursuant to the Purchase Agreement; and

(k)              any Taxes attributable to a change in Tax classification, domicile or jurisdiction of incorporation of the Landlord, any Equity Investor or any Affiliate of the Landlord; and

(l)              any increase in Taxes resulting from a Transfer by Landlord, any Equity Investor or any Landlord Lender of all or any portion of the Leased Property or Landlord Equity Interests or any interest therein (unless such Transfer occurs during or as a result of a Tenant Event of Default); and

(m)              Taxes, fees or amounts due and owing under or in connection with any Lien against the Leased Property, this Lease or any Equity Investor Interest.

6.4                   Payment of Taxes and Impositions .  If bills or invoices in respect of a Tax or an Imposition are received by Landlord, Landlord shall, within ten (10) Business Days of Landlord’s receipt thereof, but in any event at least ten (10) Business Days prior to the due date for the related Tax or Imposition ( provided , that Landlord has received such bill or invoice prior to ten (10) Business Days preceding such due date), deliver to Tenant any bill or invoice with respect to any Tax or Imposition.  All taxing authorities shall be instructed to send all Tax invoices to Tenant.  Within thirty (30) days after Landlord or Tenant has received confirmation of payment on account of Taxes, such Party shall provide to the other Party a copy of such confirmation that such Tax was paid.

6.5                  Abatements .  For the purpose of determining payments due from Tenant under this Article VI , Taxes and Impositions shall be the Taxes and Impositions assessed until such time as the Taxes and Impositions are reduced by abatement, refund or rebate.  If any abatement, refund or rebate is granted, the Taxes or Impositions, as applicable, shall be the Taxes or Impositions as so reduced.  Any rebate, refund or abatement received subsequent to payment of such Taxes or Impositions by Tenant shall be refunded to Tenant by Landlord within ten (10) Business Days of receipt by Landlord, even if the abatement is received after the expiration or earlier termination of this Lease, and such obligations shall survive termination of this Lease.  If Landlord or any taxing authority applies any rebate, refund or abatement as a credit against Taxes or Impositions due for a period following the termination of this Lease, then the rebate, refund or abatement shall be deemed received by Landlord upon granting of the rebate, refund or abatement.  If Landlord or any taxing authority fails to refund any rebate, refund or abatement to Tenant within thirty (30) days after receipt (other than any rebate, refund or abatement that will be applied as a credit against Taxes and Impositions due for another period), Tenant shall be entitled to interest calculated at the Default Interest Rate from the date payment was due until the date payment is made.  Any rebate, refund or abatement realized by Landlord prior to payment of the Taxes and Impositions by Tenant shall result in the immediate reduction of Taxes and Impositions then due from Tenant to Landlord.

6.6                  Right to Contest Taxes .  Tenant shall have the right to file and prosecute to completion an application contesting the amount, validity, or application of any Taxes, contesting the assessed value of all or any portion of the Leased Property, or seeking an abatement of any Taxes (any such application, a “ Tax Challenge ”) either in its own name or in the name of Landlord, at no cost or expense to Landlord other than any de minimis cost or expense and throughout all administrative and judicial proceedings (trial court and all appeals) until there is a final, nonappealable determination.  Tenant may discontinue a Tax Challenge at any time.  If Tenant files or prosecutes a Tax Challenge, Landlord and its Affiliates shall cooperate and furnish any pertinent information needed for the Tax Challenge, at no cost or expense to Landlord other than any de minimis cost or expense.  Tenant shall be entitled to be reimbursed out of the award for the reasonable costs and expenses incurred in connection with a Tax Challenge.  Landlord shall not have the right to file a Tax Challenge with respect to any Taxes accruing during the Term unless the taxing authority requires the Tax Challenge to be filed by Landlord and Tenant requests Landlord to do so.  Landlord shall immediately provide Tenant with a copy of any notices or demands from any Governmental Authority or other Persons which concerns Taxes.  Upon the request of Landlord at any time or from time-to-time, Tenant shall provide a written report to Landlord regarding the status of any such Tax Challenge.

6.7                  Limitation on Tenant’s Tax Challenges. In no event shall the manner in which Tenant pursues any Tax Challenge exacerbate in any material respect the risk to Landlord of civil or criminal liability, penalty or sanction, in addition to such risks as may exist for the matters that are the subject of the Tax Challenge prior to such Tax Challenge, and except for liabilities, penalties or sanctions for which Tenant may, and in fact does, post a bond.  Further, the manner in which Tenant pursues a Tax Challenge shall not exacerbate in any material respect the risk to Landlord of defeasance of its interest in the Leased Property in addition to the risk of such defeasance as may exist for the matters that are the subject of the Tax Challenge prior to such Tax Challenge and except for such risk which Tenant may, and in fact does, bond around.  Tenant agrees that Tenant shall use commercially reasonable efforts to diligently prosecute any such Tax Challenge to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations and to discontinue any such Tax Challenge at any time.  Tenant shall promptly after the final determination of such Tax Challenge, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

6.8                  Right to Contest Impositions .  Tenant shall have the right to contest Impositions pursuant to Permitted Tenant Contests.

ARTICLE VII
CONDITION OF LEASED PROPERTY; MAINTENANCE

7.1                Tenant Maintenance of Leased Property .  During the Term, Tenant shall (a) maintain the Leased Property and any Non-Separable Additions in Good Condition and Repair, subject to reasonable and ordinary wear and tear, and subject to the provisions of Articles X, XV and XVI , and (b) pay all maintenance and operating costs of the Leased Property and any Non-Separable Additions in the ordinary course of business.  Tenant waives any right to (i) require Landlord to maintain or Repair all or any part of the Leased Property or (ii) make Repairs at the expense of Landlord pursuant to any Applicable Legal Requirements in effect at any time.  Subject to Permitted Tenant Contests and the other provisions of this Lease, Tenant, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Improvements and Personal Property as may be required from time-to-time to satisfy Applicable Legal Requirements in all material respects in a manner consistent with Article X .  Nothing in this Section 7.1 or otherwise in this Lease imposes any obligations upon Tenant, or waives any of Tenant’s rights, with respect to Landlord’s Environmental Liabilities.

7.2                   No Trespass .  Landlord authorizes Tenant to enforce any no trespass actions regarding any portion of the Liquids Transportation System, including the LTS Land, and to initiate any proceedings to remove any third parties from the Easement Land (to the extent allowable under the applicable Right of Use Agreements) which Tenant, in Tenant’s reasonable business judgment, deems necessary or appropriate for Tenant’s continued quiet enjoyment of the Leased Property.  Tenant shall give Landlord notice when exercising rights under this Section 7.2 .

ARTICLE VIII
UTILITIES; INTERCONNECTION AGREEMENTS

8.1                  Payment of Utility Charges .  Tenant shall contract for, in its own name, and pay when due, all charges for the connection and use of water, gas, electricity, and other utility services, if any, supplied to the Leased Property during the Term.  Under no circumstances shall Landlord be responsible for any interruption of any such utility service unless caused by the negligence, gross negligence or willful acts or omissions of any Landlord Party.  If utilities serving the Leased Property are so disrupted on account of the negligence, gross negligence, or willful act or omission of any such Landlord Party, Landlord shall promptly restore the utilities at Landlord’s sole cost and expense.

8.2                   Interconnection Agreements .  Landlord hereby designates Tenant as Landlord’s agent with respect to, and, except as otherwise provided in this Lease, solely with respect to, the exercise of Landlord’s rights and carrying out of Landlord’s obligations under the Interconnection Agreements, but only during the Term of and to the limited extent set forth in this Lease.  This designation creates a special agency relationship, and Tenant and Landlord expressly acknowledge that, except as otherwise provided in this Lease, the scope of Tenant’s authority to act as agent for Landlord is expressly limited to the use and administration of the Interconnection Agreements as set forth in this Lease.  Except for such use, and except as otherwise provided in this Lease, Tenant has and shall have no other power, authority or right to act as agent for Landlord, and Tenant shall have no implied powers or authority to act as agent for Landlord.  Tenant shall (a) use commercially reasonable efforts to maintain the Interconnection Agreements in full force and effect, (b) administer the Interconnection Agreements such that Landlord is not in breach of any provision thereof, and (c) provide Landlord with copies of any material correspondence or other communications with counterparties under the Interconnection Agreements.  Tenant may amend any Interconnection Agreement as it deems necessary or advisable in connection with the operation and use of the Liquids Transportation System, but Tenant shall promptly provide a copy of any such amendment to Landlord, and any such amendment that would reasonably be expected to increase Landlord’s obligations thereunder shall require Landlord’s consent (not to be unreasonably withheld).  Tenant may not terminate any Interconnection Agreement without Landlord’s prior written consent (not to be unreasonably withheld).  If Tenant determines, acting reasonably and in good faith, that it would be advisable to enter into a new agreement pursuant to which the Liquids Transportation System, or any component thereof, is interconnected to other pipeline systems, facilities, or assets, Tenant may, with Landlord’s prior written consent (not to be unreasonably withheld), enter into such agreement either directly or on Landlord’s behalf, in which case (x) Tenant shall promptly provide a copy of the executed agreement to Landlord, (y) if Tenant enters into such agreement directly, it shall immediately thereafter assign such agreement to Landlord, and (z) such agreement, whether entered into by Tenant directly or on Landlord’s behalf, shall become an Interconnection Agreement included in the Leased Property, without any increase in Base Rent.  During the Term, all fees and other payments due under or in respect of the Interconnection Agreements shall be paid by Tenant or, if paid by Landlord, shall be reimbursed to Landlord by Tenant as Additional Rent.

ARTICLE IX
USE

9.1                 Tenant Use .  The Leased Property may be used for any use permitted by Applicable Legal Requirements and the terms and conditions of the Right of Use Agreements and other Record Agreements.  During such time as this Lease is in effect, Tenant shall, at Tenant’s sole cost and expense and subject to Permitted Tenant Contests, comply in all material respects with all Applicable Legal Requirements now or hereafter in force relating to or affecting the Leased Property and Tenant’s use, occupancy, operation, maintenance, alteration or improvement thereof.  Notwithstanding the preceding or any other provision of this Lease to the contrary, (a) Landlord shall be fully responsible for any violation of Applicable Legal Requirements caused at any time by (i) any Landlord Party or (ii) any Landlord Lender; or (iii) any of their respective officers, agents, contractors, servants or employees, except to the extent such violation is caused by the failure of Tenant to perform its obligations hereunder, and (b) Tenant shall have no responsibility for any such matter described in clause 9.1(a ).  Tenant shall have the right to delay making the changes, alterations or additions Tenant is responsible for making pursuant to the immediately preceding provisions of this Section 9.1 while Tenant is contesting in good faith the action or actions being taken by a Governmental Authority pursuant to a Permitted Tenant Contest.

9.2                 Operating Requirement .  In no event shall Tenant be obligated to keep all or any part of the Leased Property operating.  If Tenant discontinues operations, Tenant shall comply in all material respects with all Applicable Legal Requirements and otherwise comply in all material respects with the terms and conditions of this Lease except as to the continuing operation of the Leased Property.  Subject to the other terms and conditions of this Lease regarding Tenant’s right in certain circumstances to terminate this Lease or to offset Base Rent and Additional Rent against amounts due from Landlord hereunder, Tenant shall pay the Base Rent as and when due under this Lease during any period in which Tenant discontinues operations in whole or in part.

ARTICLE X
PERMITTED CAPITAL IMPROVEMENT AND ADDITIONAL LINES, PARTS AND TENANT OTHER ACTIVITIES

10.1                Permitted Capital Improvements and Additional Lines .

(a)                   Permitted Capital Improvements and Additional Lines .  Notwithstanding anything set forth in this Lease, Tenant, at its own expense and without Landlord’s approval, shall have the right, at any time and from time-to-time as Tenant deems necessary or desirable, to make Permitted Capital Improvements and Additional Lines.

(b)                   Non-Separable Additions .  If Tenant proposes to make Permitted Capital Improvements and Additional Lines that are not readily separable or cannot be detached from the Liquids Transportation System without adversely affecting the structural integrity or functionality of the Liquids Transportation System as operated prior to the making of the Permitted Capital Improvements and Additional Lines (each, a “ Non-Separable Addition ”), Tenant may provide Landlord written notice (a “ Notice of Non-Separable Addition ”), which

Notice of Non-Separable Addition shall (i) describe the Non-Separable Addition in reasonable detail, (ii) provide a good faith estimate of the total cost of making the Non-Separable Addition, (iii) offer Landlord the option to both (A) pay for such Non-Separable Addition, and (B) engage the services of Tenant as construction agent for Landlord with respect to the making of such Non-Separable Addition, and (iv) specify an increase in the Base Rent if Landlord elects to pay for and engage Tenant as Landlord’s construction agent for such Non-Separable Addition. Landlord shall not have the option to pay for such Non-Separable Addition unless Landlord also engages the services of Tenant as construction agent for such Non-Separable Addition.  Landlord shall consider such offer as set forth in such Notice of Non-Separable Addition in good faith and use commercially reasonable efforts to obtain financing for such Non-Separable Addition. Landlord shall, by written notice delivered to Tenant within ten (10) Business Days after receipt of the Notice of Non-Separable Addition, elect in writing either to pay for and engage Tenant as Landlord’s construction agent for such Non-Separable Addition or to refrain from paying for such Non-Separable Addition. Failure to give such timely notice shall constitute Landlord’s election not to pay for such Non-Separable Addition.  If Landlord accepts such offer, (a) Landlord shall pay for such Non-Separable Addition and engage Tenant as Landlord’s construction agent for such Non-Separable Addition and (b) Landlord and Tenant shall (1) execute the documents required to evidence such amendment to this Lease or a new lease for such Non-Separable Addition, as applicable, and (2) execute documents, reasonably satisfactory to each of them, governing advances by Landlord to pay the costs of such Non-Separable Addition. Non-Separable Additions that Landlord elects to pay for shall become a part of the Leased Property under this Lease, with an increase in Base Rent as proposed by Tenant in the Notice of Non-Separable Addition, unless Landlord and Tenant instead agree that such Non-Separable Addition shall be the subject of a separate lease, upon substantially the same terms as this Lease, but with Base Rent as proposed by Tenant in the Notice of Non-Separable Addition.  If Landlord elects not to pay for such Non-Separable Addition and Tenant elects to proceed with making the Non-Separable Addition, then subject to subsection (e) below, such Non-Separable Addition shall remain the sole property of Tenant, and this Lease shall continue in full force and effect unaffected by the Non-Separable Addition.

(c)                   Separable Additions .  If Tenant proposes to make Permitted Capital Improvements and Additional Lines that are not Non-Separable Additions (each, a “ Separable Addition ”), Tenant may provide Landlord written notice (a “ Notice of Separable Addition ”), which Notice of Separable Addition shall (i) describe the Separable Addition in reasonable detail, (ii) provide a good faith estimate of the total cost of making the Separable Addition, (iii) offer Landlord the option to both (A) pay for such Separable Addition, and (B) engage the services of Tenant as construction agent for Landlord with respect to the making of such Separable Addition, and (iv) specify an increase in the Base Rent if Landlord elects to pay for and engage Tenant as Landlord’s construction agent for such Separable Addition.  Landlord shall not have the option to pay for such Separable Addition unless Landlord also engages the services of Tenant as construction agent for such Separable Addition.  Landlord shall consider such offer as set forth in such Notice of Separable Addition in good faith and use commercially reasonable efforts to obtain financing for such Separable Addition.  Landlord shall, by written notice delivered to Tenant within ten (10) Business Days after receipt of the Notice of Separable Addition, elect in writing either to pay for and engage Tenant as Landlord’s construction agent for such Separable Addition or to refrain from paying for such Separable Addition. Failure to give such timely notice shall constitute Landlord’s election not to pay for such Separable

Addition.  If Landlord accepts such offer, (a) Landlord shall pay for such Separable Addition on the terms in the Notice of Separable Addition and engage Tenant as Landlord’s construction agent for making such Separable Addition, and (b) Landlord and Tenant shall (1) execute the documents required to evidence such amendment to this Lease or a new lease for such Separable Addition, as applicable, and (2) execute documents, reasonably satisfactory to each of them, governing advances by Landlord to pay the costs of such Separable Addition.  Separable Additions that Landlord elects to pay for shall become a part of the Leased Property under this Lease, with an increase in Base Rent as proposed by Tenant in the Notice of Separable Addition, unless Landlord and Tenant instead agree that such Separable Addition shall be the subject of a separate lease, upon substantially the same terms as this Lease, but with Base Rent as proposed by Tenant in the Notice of Separable Addition.  If Landlord elects not to pay for such Separable Addition and Tenant elects to proceed with making the Separable Addition, then subject to subsection (e) below, such Separable Addition shall remain the sole property of Tenant, and this Lease shall continue in full force and effect unaffected by the Separable Addition.

(d)                   Financing for Permitted Capital Improvements and Additional Lines .

(i)               Except as set forth in Section 10.1(d)(ii) , Tenant shall at all times have the right to finance any Permitted Capital Improvements and Additional Lines with a third party, regardless of whether the same are Separable Additions or Non-Separable Additions, without Landlord’s consent; provided , however , that Tenant will notify Landlord in advance of entering into any such financing secured by a Lien on such Permitted Capital Improvements and Additional Lines (as applicable) and give Landlord an opportunity to make a proposal (non-binding on Tenant) to pay for, and engage Tenant as Landlord’s construction agent for, such Permitted Capital Improvements and Additional Lines (as applicable).  If requested by Tenant, Landlord agrees to cooperate in good faith with Tenant in the financing of any such Permitted Capital Improvements and Additional Lines (as applicable) that Tenant deems to be necessary or desirable for the operation of the Leased Property or the Tenant Other Activities.

(ii)             If Tenant or any of its Affiliates seeks third-party financing for an Additional Line to connect oil platform WD 30J and the Grand Isle terminal facility (the “ Planned Additional Line ”), then, in accordance with this Section 10.1(d)(ii) , Tenant shall provide Landlord the right to offer to finance the Planned Additional Line, including under an arrangement whereby the Planned Additional Line would become either (x) part of the Leased Property under this Lease, with an increase in Base Rent, or (y) the leased property under a separate lease agreement between Landlord and Tenant.

(A)           Promptly after Tenant or any of its Affiliates determines to seek third-party financing of the Planned Additional Line, Tenant shall deliver notice thereof to Landlord (the “ Financing Notice ”), which Financing Notice shall describe the Planned Additional Line in reasonable detail and provide a good faith estimate of the total cost of constructing the Planned Additional Line.  Landlord will have a period of thirty (30) days after receipt of the Financing Notice (the “ Evaluation Period ”) to review and evaluate the opportunity to finance the Planned Additional Line, and during such period Tenant shall promptly provide Landlord with such additional information about the Planned Additional Line as Landlord may reasonably request.

(B)            In the event that Landlord desires to make an offer to finance the Planned Additional Line, then prior to the expiration of the Evaluation Period, Landlord shall deliver to Tenant the material terms and conditions under which Landlord is willing to provide such financing (the “ Offered Terms ”).

(C)            If Landlord does not timely deliver the Offered Terms, then Tenant or any of its Affiliates shall have the right, for a period of six (6) months from the end of the Evaluation Period, to obtain financing for the Planned Additional Line from any Person on such terms and conditions as Tenant or such Affiliate determines in its sole discretion.

(D)            If Landlord timely delivers the Offered Terms, then Tenant shall, in its sole discretion, either accept or reject the Offered Terms, by providing written notice of such acceptance or rejection within ten (10) days after its receipt of the Offered Terms.  If Tenant accepts the Offered Terms, then Landlord and Tenant shall proceed to work together cooperatively and in good faith to finalize the agreements for Landlord to finance the Planned Additional Line in accordance with the Offered Terms.  If Tenant rejects the Offered Terms, then (i) Tenant or any of its Affiliates shall have the right, for a period of six (6) months from the end of the Evaluation Period, to obtain financing for the Planned Additional Line from any non-Affiliate, (ii) during the period of six (6) months from the end of the Evaluation Period, Tenant and Landlord may meet to discuss the Offered Terms rejected by Tenant, including any of the Offered Terms that Tenant would like Landlord to consider further, and (iii) based on such meeting between Landlord and Tenant, Landlord may, submit a counterproposal to Tenant revising its initial Offered Terms within the period of time requested by Tenant at such meeting (but not less than three (3) Business Days after such meeting), and Tenant shall consider such counterproposal (if any) in good faith.

(E)             If Tenant or one of its Affiliates does not enter into agreements to finance the Planned Additional Line within six (6) months following the end of the Evaluation Period, then Landlord’s right of first offer set forth in this Section 10.1(d)(ii) will be reinstated for any future proposed financing of the Planned Additional Line.

(e)                   End of Term Ownership .  At the end of the Term, (i) all Non-Separable Additions which Landlord elected not to pay for and make a part of the Leased Property pursuant to subsection (b) , above, will become the property of Landlord without compensation or reimbursement to Tenant; and (ii) all Separable Additions which Landlord elected not to pay for and make a part of the Leased Property pursuant to subsection (c) , above shall be removed or otherwise detached by Tenant from the Liquids Transportation System unless otherwise agreed by Landlord in writing, and Tenant shall repair any damage to the Leased Property caused by such removal.  The transfer of all Non-Separable Additions which become the property of

Landlord at the end of the Term pursuant to subsection (i) above, (A) shall be made on an AS IS WHERE IS basis, without any express or implied warranties from Tenant other than special warranties of title (except as otherwise expressly agreed between the Parties at the time of such transfer), provided , however , that such conveyance shall in any event be made by Tenant to Landlord free and clear of (I) any Liens placed on the Leased Property by, through or under Tenant, and (II) any Other Recorded Documents executed by, through or under Tenant in violation of this Lease, and (B) shall be evidenced by Tenant’s execution of such deeds, bills of sale, or other appropriate documents conveying title to such Non-Separable Additions as Landlord and Tenant may reasonably agree, consistent with subsection (A) of this sentence.

10.2               Replacement of Parts .  Tenant may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, or as otherwise required or permitted by this Lease, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use.  Tenant will, at its own cost and expense, replace any such Parts as may be necessary to maintain the Leased Property in accordance with the standards for Tenant’s maintenance obligations as set forth in Section 7.1 of this Lease.  All replacement Parts shall be in as good operating condition as, and shall have a value (including the residual value), utility and remaining useful life at least equal to the Parts replaced, assuming such replaced Parts were in condition and repair required to be maintained by, and otherwise in compliance with, the terms of this Lease (nothing in this Lease, however, shall be construed to require Tenant to replace any Parts having a useful life adequate to operate the Leased Property through the end of the Term).  All Parts at any time removed from any item or portion of the Leased Property shall remain the property of Landlord until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to such item or portion of the Leased Property and which meet the requirements for replacement Parts specified above.  Immediately upon any replacement Part becoming incorporated into or installed in or attached to any item or portion of the Leased Property, without further action by either Party (except in the case of replacement property temporarily installed on an emergency basis), (a) title to such replacement Part shall thereupon vest in Landlord, (b) such replacement Part shall become subject to this Lease and be deemed part of the Leased Property for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Leased Property, and (c) title to the removed Part shall thereupon vest in Tenant AS IS WHERE IS , free and clear of all rights of Landlord, and shall no longer be deemed a part of the Leased Property.  Notwithstanding the foregoing, “ Parts ” means all appliances, parts, instruments, appurtenances, accessories, furnishings, spare parts, and other equipment and property of whatever nature which constitute a portion of the Improvements or Personal Property and any replacements or substitutions therefor made under this Section 10.2 .  “ Parts ” shall not in any event include (i) any Tenant Property, (ii) removed Parts as provided in subsection (c ), above, or (iii) any Permitted Capital Improvements and Additional Lines, which Permitted Capital Improvements and Additional Lines shall be governed by Section 10.1 , above.   Title to replacements and substitutions for Parts made under this Section 10.2 shall remain a part of the Leased Property.

10.3               Tenant Other Activities .  Notwithstanding anything set forth in this Lease, Tenant, at its own expense and without Landlord’s approval, shall have the right at any time and from time-to-time to conduct Tenant Other Activities.

ARTICLE XI
REGULATORY ISSUES

11.1               Tenant’s Rights and Obligations .

(a)                   Leased Property .  Tenant shall have the right and obligation to deal with all Governmental Authorities, including BOEM and BSEE, and to conduct all regulatory proceedings governing or affecting the Leased Property or the use or operation thereof, and in connection therewith to comply with all Applicable Legal Requirements.

(b)                 Tenant Property and Tenant Other Activities .  Tenant shall have the exclusive right and obligation to (i) deal with all Governmental Authorities, and (ii) conduct all regulatory proceedings governing or affecting the ownership, use or operation of the Tenant Property or the Tenant Other Activities.

(c)                   Right of Use Agreements .

(i)              Consistent with the foregoing subsections of this Section 11.1 , Landlord hereby designates Tenant as Landlord’s agent with respect to, and, except as otherwise provided in this Lease, solely with respect to, the exercise of Landlord’s rights and carrying out of Landlord’s obligations under the Right of Use Agreements, including the Federal ROWs, but only during the Term of and to the limited extent set forth in this Lease.  This designation creates a special agency relationship, and Tenant and Landlord expressly acknowledge that, except as otherwise provided in this Lease, the scope of Tenant’s authority to act as agent for Landlord is expressly limited to the use and administration of the Right of Use Agreements as set forth in this Lease and those certain BOEM and BSEE regulatory matters which are enumerated in subsections (a) and (b) of this Section 11.1 .  Except for such use and enumerated matters, and except as otherwise provided in this Lease, Tenant shall have no other power, authority or right to act as agent for Landlord, and Tenant shall have no implied powers or authority to act as agent for Landlord.  During the Term, Tenant shall (i) maintain the Right of Use Agreements in full force and effect, to the extent such Right of Use Agreements are being used for their intended purposes, (ii) administer the Right of Use Agreements such that Landlord is not in breach of any provision thereof, (iii) promptly notify Landlord of Tenant’s exercise of any agency authority under this Section 11.1(c)(i) , and (iii) provide Landlord with copies of any filings, correspondence, or other communications with BOEM or BSEE relating to the Leased Property or the use or operation thereof.  If, notwithstanding Landlord’s designation of Tenant as Landlord’s agent under this Section 11.1(c)(i) , Landlord is required under Applicable Legal Requirements to directly make any filings or take any other action under or in connection with the Right of Use Agreements (including filings with BOEM or BSEE in respect of the Federal ROWs), Tenant shall provide Landlord with such information to allow Landlord to make such filings or take such other action in a timely manner and otherwise in accordance with Applicable Legal Requirements.  Landlord and Tenant shall work together cooperatively and in good faith to implement the agency arrangement described in Sections 11.1(a) and 11.1(c)(i)   including by making such filings with BOEM or BSEE as may be required.  Furthermore, Landlord agrees that, at Tenant’s request, Landlord shall, in lieu of designating Tenant as Landlord’s agent for purposes of BOEM and BSEE regulatory matters (including matter relating to the Federal ROWs), designate with BOEM and BSEE an Affiliate of Tenant selected by Tenant, or named representatives of Tenant or of such Affiliate, and approved by Landlord (such approval not to be unreasonably withheld) to serve as such agent, in which case Tenant shall cause such Affiliate to perform all obligations of Tenant as such agent under Sections 11.1(a) and 11.1(c)(i) .  During the Term, all fees and other payments due under or in respect of the Right of Use Agreements shall be paid by Tenant or, if paid by Landlord, shall be reimbursed to Landlord by Tenant as Additional Rent.

(ii)             Landlord and Tenant acknowledge that in accordance with current regulations at 30 CFR 550.1011 and 556.53, Landlord is required to furnish general and supplemental bonds related to the Federal ROWs showing Landlord as principal on the bonds.  Landlord will maintain all general and supplemental bonds as may be required now or in the future by, and in accordance with, all Applicable Legal Requirements governing the Federal ROWs.  During the Term, the premiums for all such bonds, as well as the collateral requirements with respect thereto, now or hereafter furnished by Landlord for the Federal ROWs, to the extent subject to this Lease, shall be reimbursed to Landlord by Tenant as Additional Rent, and Landlord agrees to return such collateral to Tenant upon any release thereof by the surety.

(iii)           Tenant agree to cause one of its Affiliates to be (A) recognized by BOEM as the designated Oil Spill Financial Responsibility applicant for the Federal ROWs and the Louisiana ROW for the duration of the Term, to the extent the Federal ROWs and the Louisiana ROW are subject to this Lease (and to be duly qualified for such purpose), and (B) responsible for the premiums and costs for demonstrating oil spill financial responsibility for the Federal ROWs and the Louisiana ROW.   Tenant further agrees to cause such Affiliate to cover the Federal ROWs and the Louisiana ROW on such Affiliate’s oil spill response plan filed with BSEE for the duration of the Term, and to promptly provide Landlord with a copy of said oil spill response plan and all renewals thereof for the duration of the Term.

(d)                  Landlord Cooperation .  At Tenant’s request, Landlord shall execute all such documents and take all such action as may be necessary to ensure or evidence Tenant’s rights under this Section 11.1 unless, in Landlord’s reasonable and good faith judgment, such documents or actions will directly result in payments required to be made by Landlord that Tenant is unwilling to pay on behalf of Landlord and, upon such determination by Landlord and prior to taking any such action, Landlord shall promptly notify Tenant in writing of such determination by Landlord, and Landlord and Tenant shall work diligently and in good faith to resolve their differences with respect to the requested action or document(s).  Notwithstanding the foregoing, Landlord shall in any event be required to execute such documents and take all such actions as may be required for Tenant to pursue a Tax Challenge or a Permitted Tenant Contest.  Notwithstanding the foregoing, the Parties will cooperate to execute such documents as may be required to extend the terms of the Right of Use Agreements if such documents are required to extend the term of the Right of Use Agreements beyond the Term, it being understood, however, that nothing set forth herein shall obligate Landlord or Tenant for the payment of any extension fee or similar charge imposed as a condition to such extension other than de minimis costs and expenses.

(e)                  Except as required by Applicable Legal Requirements, Landlord shall not engage in any written or verbal communication with any Governmental Authority regarding or in any way relating to the ownership, use or operation of the Tenant Property or Tenant Other Activities.

(f)                    Landlord acknowledges and stipulates that Tenant may suffer irreparable harm in the event of a breach of the provisions of this Section 11.1 by Landlord for which Tenant has no adequate remedy at law. Therefore, in addition to all other remedies available pursuant to the terms of this Lease or at law, Tenant shall have the right to obtain immediate injunctive or other equitable relief upon a breach of this Section 11.1 by Landlord.

11.2                Landlord’s Rights and Obligations .  Notwithstanding the foregoing Section 11.1 , but subject in any event to Tenant’s right to pursue Tax Challenges and Permitted Tenant Contests, if Landlord determines, in Landlord’s reasonable judgment, that Tenant has not taken sufficient action to protect the interests of Landlord in regard to any such regulatory matter (including, without limitation, regulatory proceedings) with respect to the Leased Property, upon prior written notice to Tenant, Landlord may take such action as may be necessary in order for Landlord to be and remain in compliance with Applicable Legal Requirements as they relate to Landlord and the Leased Property, or as Landlord otherwise deems reasonably necessary to protect Landlord’s interests in regard to such regulatory matter, consistent with Tenant’s rights hereunder.  Landlord shall promptly provide Tenant with a copy of any notices or demands received by Landlord from any Governmental Authority which concerns any Applicable Legal Requirement that relates to the Leased Property.

11.3                No Application to Condemnation. Landlord and Tenant acknowledge and agree that the provisions of this Article XI shall not excuse Landlord from cooperating in condemnation proceedings as required by Article XVI .

ARTICLE XII
MECHANIC’S LIENS

12.1                Tenant’s Obligations .  If any mechanic’s, materialmen’s or other Liens against any of the Landlord’s interest in the Leased Property in connection with any materials, labor or equipment furnished or claimed to have been furnished to or for any Tenant Party are filed against Landlord’s interests in the Leased Property on account of action or inaction by any Tenant Party (including by Tenant in its capacity as Landlord’s construction agent for Separable Additions or Non-Separable Additions under Article X , other than any such Liens filed as a result of materials, labor or services for Separable Additions or Non-Separable Additions and for which Landlord has failed to satisfy its obligation to pay the cost of such materials, labor or services), then Tenant shall promptly cause such Lien to be discharged (whether by payment or bond), or, if Tenant desires to contest the Lien, Tenant may do so as long as the enforcement of the Lien is stayed pursuant to a Permitted Tenant Contest. If a Landlord Lender with respect to Landlord Indebtedness requires Landlord’s interest in the Leased Property to be free of such mechanic’s or materialmen’s liens, then upon request of Landlord or such Landlord Lender, Tenant shall either discharge the Lien or post a bond sufficient to cover the amount of the Lien and interest, penalties and costs that will be payable to discharge the Lien assuming its validity.  Notwithstanding the foregoing, Tenant shall have no obligation whatsoever for or with respect to

Liens arising from Landlord’s failure to advance payments for Non-Separable Additions or Separable Additions for which Landlord has engaged Tenant as Landlord’s construction agent as provided in Section 10.1 .

12.2                Landlord’s Obligations .  Landlord shall not permit any mechanic’s, materialmen’s or other Liens against any Leased Property in connection with any materials, labor or equipment furnished, or claimed to have been furnished, to or for Landlord, and if any such Liens shall be filed against any Leased Property on account of any action or inaction by Landlord (other than any action or inaction alleged against Landlord resulting from the failure of Tenant to perform its obligations hereunder), Landlord shall cause the Lien to be discharged, provided , that if Landlord desires to contest any such Lien (whether by payment or bond), it may do so as long as enforcement of the Lien is stayed pursuant to a Permitted Landlord Contest.

ARTICLE XIII
TENANT PROPERTY

13.1                No Lien .  Tenant is and shall remain the owner of the Tenant Property, other than Non-Separable Additions at the end of the Term as provided in Section 10.1(e) .  Landlord shall not have any Lien on any of the Tenant Property for the performance of Tenant’s obligations under this Lease or otherwise.  LANDLORD WAIVES AND DISCLAIMS ALL STATUTORY AND CONTRACTUAL LIEN RIGHTS IN TENANT PROPERTY NOW OR HEREAFTER PLACED AT OR WITH THE LEASED PROPERTY.   Landlord agrees to execute an agreement with Tenant or Tenant’s lender to evidence such waiver of Landlord’s Lien rights in Tenant Property and, following a default by Tenant under any Tenant mortgage, allow Tenant’s lender access to the Leased Property to seize and remove Tenant Property subject to the terms of such agreement, provided , that the form and substance of any such agreement is reasonably satisfactory to Landlord, Tenant and Tenant’s lender (including in such agreement reasonable conditions and time periods within which such Tenant Property may be removed).  Tenant shall have the right to remove Tenant Property at any time or times during the Term and for a period of thirty (30) days after the expiration of the Term, without any obligation to pay Landlord holdover rent under Section 26.4 .

13.2               Sole Risk of Tenant .  Tenant bears the sole risk of Loss for all of the Tenant Property, and if any of the Tenant Property is destroyed or damaged other than as a result of the negligence or willful misconduct of a Landlord Party, no part of the destruction or damage shall be the responsibility of Landlord.  If the damage is caused by the negligence or willful misconduct of a Landlord Party, Landlord shall be responsible for any damage or destruction, subject, however, to the waiver of subrogation provisions of Section 14.3 .  The term “negligence” as used in this Section 13.2 shall not include negligence imputed as a matter of law to Landlord solely by reason of Landlord’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease or solely as a result of Landlord’s ownership of the Leased Property.

13.3                Tenant’s Ability to Grant Liens on Tenant Property.  Nothing contained in this Lease shall be deemed to limit or otherwise restrict Tenant’s ability to grant a Lien on Tenant’s interest in the Leased Property under this Lease or on Tenant Property, in any such case to a lender   for the purpose of securing indebtedness of Tenant or its Affiliates to such lender.

Landlord acknowledges and agrees, following a default by Tenant under any Tenant mortgage, to allow Tenant’s lender access to the Leased Property to seize and remove all or any of the Tenant Property and Landlord agrees to execute an SNDA with Tenant’s lender to evidence such right as provided in Section 13.1 .

ARTICLE XIV
INSURANCE

14.1               Insurance Coverage .  From and after the Effective Date, Tenant shall maintain with respect to the Leased Property at all times during the Term, at no cost or expense to Landlord, the types and amounts of insurance set forth in Exhibit N ; provided , that, if any such types of insurance (including the limits or deductibles thereof) are not, in Tenant’s reasonable judgment, available on commercially reasonable terms in the applicable insurance market, Tenant, acting as a reasonably prudent operator, shall have the right, in consultation with Landlord, to reduce the limits, increase the deductibles, or combine coverages with insurance coverages of one or more of Tenant’s Affiliates in order to provide insurance for the Leased Property.

14.2                Waiver of Subrogation .  Each of Landlord and Tenant hereby releases the other from any and all liability for loss or damage caused by fire or any of the extended coverage casualties or any other casualty which shall be brought about by the fault or negligence of the other party or any persons for whom such other party is responsible, provided , that this release shall be in force and effect only with respect to loss or damage occurring during such time as the respective party’s policies of property insurance shall contain a clause to the effect that this release shall not affect such policies or right of the releasing party to recover thereunder, and the release shall apply only to the extent of the releasing party’s insurance coverage.  Any insurance policy held by Tenant or Landlord, to the extent that waiver is reasonably and customary for the policy in question, shall include a waiver of subrogation clause so long as the same is obtainable.  Nothing herein shall be deemed an obligation on the part of Landlord to maintain any insurance and any insurance maintained by Landlord shall serve as excess coverage.

14.3                No Release from Liability .  Except as provided in Section 14.2 , nothing in this Article XIV or Exhibit N shall be deemed to release either Party from liability for damages resulting from the negligence or willful misconduct of such Party or from responsibility for repairs necessitated by such negligence or willful misconduct.  By requiring insurance as provided herein, neither Landlord nor Tenant represents that coverage and limits will necessarily be adequate to protect Tenant or Landlord, and such coverage and limits shall not be deemed as a limitation of the liability of Tenant or Landlord under any indemnification provisions in this Lease.  Failure of Landlord to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence that is provided shall not be construed as a waiver of Tenant’s obligation to maintain such insurance.

ARTICLE XV
FIRE AND OTHER CASUALTY

15.1                Fire and Other Casualty .

(a)                  General Provisions .  If all or any part of the Leased Property is damaged or destroyed by fire or other casualty during the Term, then Tenant shall give prompt notice of such event to Landlord. Notwithstanding the foregoing or anything to the contrary in this Article XV or otherwise, if this Lease is terminated under this Article XV as a result of such fire or other casualty, (i) Tenant shall not be obligated to Repair the Leased Property after such fire or other casualty or to pay for such Repairs and (ii) neither Landlord nor any other Landlord Indemnified Party shall have any claim against Tenant with respect to the Repair of the Leased Property or Losses arising from termination of this Lease or Tenant’s purchase of the Leased Property pursuant to this Section 15.1 .  Unless this Lease is terminated pursuant to this Section 15.1 as a result of such fire or other casualty, (A) this Lease shall remain in effect following such fire or other casualty and Tenant waives the right to terminate this Lease pursuant to articles 2714 and 2715 of the Louisiana Civil Code and other Applicable Legal Requirements, (B) Tenant shall, at Tenant’s cost and expense, promptly Repair the Leased Property, or any part thereof, as a result of such fire or other casualty, to substantially the same condition it was in immediately prior to the casualty (subject to any changes to all or any such part of the Leased Property that Tenant intends to make to the extent permitted under this Lease), (C) the rights and obligations of Landlord and Tenant shall remain in effect without abatement, (D) all Base Rent shall continue unabated, and (E) subject to Section 15.2 , all Casualty Proceeds recovered on account of any damage or destruction to all or any part of the Leased Property by fire or other casualty shall be paid to Tenant.

(b)                  Lease Termination Option and Purchase Offer .  Notwithstanding the above, if the value, as determined by Tenant in good faith, of the damaged or destroyed portions of the Leased Property (determined as of the Casualty Date as if such damage or destruction had not occurred) is greater than one hundred and twenty-five million dollars ($125,000,000) then Tenant may, by written notice delivered to Landlord within sixty (60) days after such determination, either (i) propose to continue this Lease in effect, or (ii) propose to terminate this Lease and purchase the Leased Property for the purchase price as specified by Tenant in such notice (any such written notice by Tenant electing under subsection (ii) to terminate this Lease and purchase the Leased Property shall be referred to as a “ Tenant Casualty Termination Notice ”).  Tenant’s failure to deliver its Tenant Casualty Termination Notice within such sixty (60) day period shall constitute Tenant’s election to continue the Lease in effect and to Repair the damaged or destroyed Leased Property as provided in Section 15.1(a) .

(c)                   Casualty Response Notice .  If Tenant delivers its Tenant Casualty Termination Notice to Landlord, then Landlord shall have a period of no more than fifteen (15) days in which to notify Tenant in writing of Landlord’s acceptance or rejection of the Tenant Casualty Termination Notice (“ Casualty Response Notice ”).  Landlord’s failure to provide its Casualty Response Notice within such fifteen (15) day period shall be deemed a rejection of the Tenant Casualty Termination Notice.

(d)                   Acceptance of Tenant Casualty Termination Notice and Termination of Lease .  If Landlord accepts the Tenant Casualty Termination Notice, (i) Tenant shall purchase the Leased Property from Landlord as provided in Section 15.1(e) on a date no later than sixty (60) days after Landlord’s Casualty Response Notice and this Lease shall terminate on such date (the “ Casualty Termination Date ”), (ii) except for the terms and provisions of this Lease which survive termination, neither Landlord nor Tenant shall have any rights or obligations under this

Lease arising from and after the Casualty Termination Date, (iii) no further Base Rent or Additional Rent shall accrue with respect to the period after the Casualty Termination Date, (iv) Tenant shall have no Repair obligations with respect to the fire or other casualty giving rise to the Tenant Casualty Termination Notice and no obligation to pay for such Repair, (v) neither Landlord nor any other Landlord Indemnified Party shall have any claim against Tenant with respect to the Repair of the Leased Property or Losses arising from termination of this Lease or Tenant’s purchase of the Leased Property pursuant to this Section 15.1 , (vi) each Tenant Guarantor shall be released from liability and obligations under its Tenant Guaranty, and each Landlord Guarantor shall be released from liability and obligations under its Landlord Guaranty,  it being understood and agreed, however, that Tenant Guarantors and Landlord Guarantors shall remain liable with respect to matters or claims (x) arising or accruing prior to the Casualty Termination Date and (y) in respect of obligations that survive the termination of this Lease, and (vii) all Casualty Proceeds shall be paid to Tenant.

(e)                   Closing of Purchase Offer .  In addition, if Landlord accepts the Tenant Casualty Termination Notice, on the Casualty Termination Date, (i) Tenant shall pay to Landlord the purchase price specified by Tenant in the Tenant Casualty Termination Notice or such other purchase price as Landlord and Tenant may mutually agree, (ii) Landlord shall convey the Leased Property to Tenant or its designee on an AS IS WHERE IS basis, without any express or implied warranties from Landlord other than a limited warranty of title against Landlord’s own acts, provided , however , that such conveyance shall in any event be made by Landlord to Tenant or its designee free and clear of (A) all Permitted Landlord Liens, (B) any other Liens placed on the Leased Property by, through or under Landlord, and (C) any Other Recorded Documents executed by, through or under Landlord in violation of Section 3.2(a)(i) of this Lease, and (iii) Landlord will deliver to Tenant or its designee such conveyance and release documents, each in form and substance reasonably satisfactory to Tenant, as Tenant may reasonably request, to transfer the ownership of the Leased Property to Tenant free and clear of the Liens and other items described in subsections (A)-(C) above.

(f)                    Continuation of Lease if Landlord Rejects the Tenant Casualty Termination Notice .  If Landlord rejects or is deemed to have rejected the Tenant Casualty Termination Notice, such Tenant Casualty Termination Notice with respect to termination of the Lease and Tenant’s offer to purchase the Leased Property shall be deemed to be automatically rescinded and this Lease shall remain in full force and effect in accordance with its terms.

(g)                   No Waiver .  Upon each occurrence of a fire or other casualty for which Tenant has the right under this Section 15.1 to give a Tenant Casualty Termination Notice, Tenant shall be entitled to give a Tenant Casualty Termination Notice with respect to such fire or other casualty, even if (i) Tenant previously elected not to give such notice with respect to the occurrence of a prior fire or other casualty, or (ii) if prior Tenant Casualty Termination Notice(s) were rejected or deemed rejected by Landlord hereunder.

15.2                Restoration Conditions .  Provided that this Lease has not been terminated pursuant to this Article XV , then Tenant’s Repair of the Leased Property shall be subject to the following requirements:

(a)                   Payment of Casualty Proceeds to Tenant .  All Casualty Proceeds shall be paid by the insurer to Tenant.

(b)                  Repair Costs in Excess of $2,000,000 .  If the cost of Repairs as a result of a casualty exceeds $2,000,000 with respect to such casualty, (A) Tenant shall provide to Landlord and Landlord Lender such reasonable documentation related to such Repairs as Landlord and Landlord Lender may reasonably request to confirm that such Repairs have been made in the manner required by this Lease, (B) if such Repairs have not been completed within ninety (90) days following the date of such casualty, Tenant shall pay to Landlord (or, if requested in writing by Landlord, to a Landlord Lender) the amount by which the total cost of such Repairs exceeds the sum of (i) $2,000,000 and (ii) the cost of the Repairs completed and paid by Tenant or its Affiliates as of such date, which amounts shall be held and disbursed by Landlord (or such Landlord Lender) to Tenant as such Repairs progress, and (C) Landlord (and, if requested in writing by Landlord, Landlord Lenders) will have the right to inspect the Leased Property during normal business hours and after prior reasonable written notice, with Tenant’s representative present and upon the condition that Landlord and, if applicable, Landlord Lenders comply with Tenant’s reasonable rules, including with respect to health, safety and security, (I) to inspect the damage, and (II) to confirm that such Repairs are being or have been made in the manner required by this Lease; provided , that no such inspection shall unreasonably interfere with the normal operation of the Leased Property or the business of Tenant or its Affiliates.

ARTICLE XVI
CONDEMNATION

16.1                Condemnation Damages and Awards .  Except to the extent Landlord may be required to make the same available to Tenant under this Article XVI and as otherwise set forth in this Article XVI , Tenant assigns to Landlord any and all rights it may have to any Taking Proceeds to be applied as described in this Article XVI and agrees to execute such instruments as may be requested by Landlord to evidence the assignment of such Taking Proceeds to Landlord.  Notwithstanding the foregoing, Tenant may make a separate claim for any damages payable for any of the Tenant Property, any other damages to Tenant for interruption to Tenant’s operations, or temporary loss of use of Tenant’s Property, or otherwise, or any damages for relocation (collectively, the “ Tenant Condemnation Proceeds ”), and none of such Tenant Condemnation Proceeds shall constitute Taking Proceeds.  Unless this Lease is terminated pursuant to this Article XVI in connection with a Taking, this Lease shall remain in effect, and the rights and obligations of Landlord and Tenant shall remain in effect without abatement.  Landlord and Tenant shall cooperate in good faith to maximize the Taking Proceeds (but without impairing Tenant’s claim for Tenant Condemnation Proceeds) consistent with the terms of this Lease.

16.2                Apportionment of Award, Termination and Purchase Offer .

(a)                   General Taking Provisions .  If all or any part of the Leased Property is subject to a Taking during the Term, then Tenant shall give prompt notice of such event to Landlord and except as otherwise provided in this Article, Tenant shall, if applicable, at Tenant’s cost and expense, promptly thereafter Repair the Leased Property, or any such part thereof, to substantially the same condition it was in immediately prior to the Taking (subject to any changes to all or any such part of the Leased Property that Tenant intends to make to the extent permitted under this Lease).  Notwithstanding the foregoing or anything to the contrary in this Article XVI or otherwise, if this Lease is terminated under this Article XVI as a result of such Taking, (i) this Lease shall remain in effect following such Taking and Tenant waives the right to terminate this Lease pursuant to articles 2714 and 2715 of the Louisiana Civil Code and other Applicable Legal Requirements (ii) Tenant shall not be obligated to Repair the Leased Property after such Taking or to pay for such Repairs, and (iii) neither Landlord nor any other Landlord Indemnified Party shall have any claim against Tenant with respect to such Repairs of the Property or Losses arising from termination of this Lease or Tenant’s purchase of the Leased Property pursuant to this Section 16.2 .  Unless this Lease is terminated pursuant to this Section 16.2 in connection with such Taking, (A) this Lease shall remain in effect following such Taking and Tenant waives the right to terminate this Lease pursuant to articles 2714 and 2715 of the Louisiana Civil Code and other Applicable Legal Requirements, (B) the rights and obligations of Landlord and Tenant shall remain in effect without abatement, (C) all Base Rent shall continue unabated, and (D) all Tenant Condemnation Proceeds and, subject to Section 16.3 , below, Taking Proceeds recovered on account of such Taking shall be paid to Tenant.

(b)                   Lease Termination Option and Purchase Offer .  Notwithstanding the above, if as a result of the Taking, in Tenant’s good faith judgment, the Leased Property can no longer be profitably operated   or is no longer suitable for its intended use, then Tenant may, in lieu of Repairing the same, by written notice delivered to Landlord within sixty (60) days after such determination, either (i) propose to continue this Lease in effect, or (ii) propose to terminate this Lease and purchase the Leased Property for the purchase price specified by Tenant in such notice (any such written notice by Tenant electing under subsection (ii) to terminate this Lease and purchase the Leased Property shall be referred to as a “ Tenant Taking Termination Notice ”).  Tenant’s failure to deliver its Tenant Taking Termination Notice within such sixty (60) day period shall constitute Tenant’s election to continue the Lease in effect and to Repair the damaged or destroyed Leased Property as provided in subsection (i) of this Section 16.2(b) .

(c)                   Taking Response Notice .  If Tenant delivers its Tenant Taking Termination Notice to Landlord, then Landlord shall have a period of no more than fifteen (15) days in which to notify Tenant in writing of Landlord’s acceptance or rejection of the Tenant Taking Termination Notice (“ Taking Response Notice ”).  Landlord’s failure to provide its Taking Response Notice within such fifteen (15) day period shall be deemed a rejection of the Tenant Taking Termination Notice.

(d)                   Acceptance of Tenant Taking Termination Notice and Termination of Lease .  If Landlord accepts the Tenant Taking Termination Notice, (i) Tenant shall purchase the Leased Property from Landlord as provided in Section 16.2(e) on a date no later than sixty (60) days after Landlord’s Taking Response Notice and this Lease shall terminate on such date (the “ Taking Termination Date ”), (ii) except as provided in Sections 25.2, 25.3 and 25.4 , and the other terms and provisions of this Lease which survive termination, neither Landlord nor Tenant shall have any rights or obligations under this Lease arising from and after the Taking Termination Date, (iii) no further Base Rent or Additional Rent shall accrue with respect to the period after the Taking Termination Date, (iv) Tenant shall have no Repair obligations or payment obligations with respect to the Leased Property or this Lease subject to such Taking or damages caused thereby, (v) neither Landlord nor any other Landlord Indemnified Party shall have any claim against Tenant with respect to Repairs of the Leased Property or Losses arising from termination of this Lease or Tenant’s purchase of the Leased Property pursuant to this Section 16.2 , (vi) each Tenant Guarantor shall be released from liability and obligations under its Tenant Guaranty, and each Landlord Guarantor shall be released from liability and obligations under its Landlord Guaranty,  it being understood and agreed, however, that Tenant Guarantors and Landlord Guarantors shall remain liable with respect to matters or claims (x) arising or accruing prior to the Taking Termination Date and (y) in respect of obligations that survive the termination of this Lease, and (vii) all Taking Proceeds shall be paid to Tenant.

(e)                  Closing of Purchase Offer .  In addition, if Landlord accepts the Tenant Taking Termination Notice, on the Taking Termination Date (i) Tenant shall pay to Landlord the purchase price specified by Tenant in the Tenant Taking Termination Notice with credit for any Taking Proceeds retained by Landlord, or such other purchase price as may be agreed by Landlord and Tenant, (ii) Landlord shall convey the Leased Property to Tenant or its designee on an AS IS WHERE IS basis, without any express or implied warranties from Landlord other than a limited warranty of title against Landlord’s own acts, provided , however , that such conveyance shall in any event be made by Landlord to Tenant or its designee free and clear of (A) all Permitted Landlord Liens, (B) any other Liens placed on the Leased Property by, through or under Landlord; and (C) any Other Recorded Documents executed by, through or under Landlord in violation of Section 3.2(a)(i) of this Lease, and (iii) Landlord will deliver to Tenant or its designee such conveyance and release documents, each in form and substance reasonably satisfactory to Tenant, as Tenant may reasonably request, to transfer the ownership of the Leased Property to Tenant free and clear of the Liens and other items described in subsections (A)-(C) above.

(f)                    Continuation of Lease if Landlord Rejects the Tenant Taking   Termination Notice .  If Landlord rejects or is deemed to have rejected the Tenant Taking Termination Notice, such Tenant Taking Termination Notice with respect to termination of the Lease and Tenant’s offer to purchase the Leased Property shall be deemed to be automatically rescinded and this Lease shall remain in full force and effect in accordance with its terms.

(g)                  No Waiver .  Upon each occurrence of a Taking for which Tenant has the right under this Section 16.2 to give a Tenant Taking Termination Notice, Tenant shall be entitled to give a Tenant Taking Termination Notice with respect to such Taking, even if (i) Tenant previously elected not to give such notice with respect to the occurrence of a prior Taking or (ii) if prior Tenant Taking Termination Notice(s) were rejected or deemed rejected by Landlord hereunder.

16.3               Restoration Conditions .  Provided that this Lease has not been terminated pursuant to Section 16.2 , above, in connection with a Taking, then Tenant shall Repair the Leased Property damaged as a result of such Taking, as and to the extent required by Section 16.2 and the Taking Proceeds shall be paid as follows:

(a)                   Payment of Taking Proceeds to Tenant .  All Takings Proceeds shall be paid to Tenant.

(b)                  Repair Costs in Excess of $2,000,000 .  If the cost of Repairs associated with or as a result of a Taking exceeds $2,000,000 with respect to such Taking, (A) Tenant shall provide to

Landlord and Landlord Lender such reasonable documentation related to Repairs as Landlord and Landlord Lender may reasonably request to confirm that such Repairs have been made in the manner required by this Lease, (B) if such Repairs have not been completed within ninety (90) days following the date of such Taking, Tenant shall pay to Landlord (or, if requested in writing by Landlord, to a Landlord Lender) the amount by which the total cost of such Repairs exceeds the sum of (i) $2,000,000 and (ii) the cost of the Repairs completed and paid by Tenant or its Affiliates as of such date, which amounts shall be held and disbursed by Landlord (or such Landlord Lender) to Tenant as such Repairs progress, and (C) Landlord (and, if requested in writing by Landlord, Landlord Lenders) will have the right to inspect the Leased Property during normal business hours and after prior reasonable written notice, with Tenant’s representative present and upon the condition that Landlord and, if applicable, Landlord Lenders comply with Tenant’s reasonable rules, including with respect to health, safety and security, (I) to inspect the damage, and (II) to confirm that such Repairs are being or have been made in the manner required by this Lease; provided , that no such inspection shall unreasonably interfere with the normal operation of the Leased Property or the business of Tenant or its Affiliates.

(c)                  Payment of Taking Proceeds .  If not already paid to Landlord or Landlord’s Lender as required by Section 16.3(b ), above, upon completion of the Repairs of the Leased Property damaged as a result of a Taking, Tenant shall pay to Landlord the amount by which such Taking Proceeds exceed the cost of Repairs to the Leased Property by Tenant.

ARTICLE XVII
LIMITS ON TRANSFERS, ASSIGNMENTS, LEASES AND LIENS

17.1              Assignment and Subletting by Tenant .

(a)                  Lease Assignments .  At any time and from time-to-time, and without any consent from or approval by Landlord, Tenant may enter into a Permitted Lease Assignment.  For purposes hereof, the term “ Permitted Lease Assignment ” means either (i) a Lease Assignment for which (A) the successor Tenant is a Permitted Tenant Transferee, and (B) within ten (10) Business Days after the date of such Lease Assignment, Tenant provides to Landlord (I) a copy of the written assignment of lease or similar agreement, including an assumption by the successor Tenant of the obligations of Tenant under this Lease arising from and after the date of such Lease Assignment, (II) if such assignee successor Tenant qualifies as a Permitted Tenant Transferee because its obligations under this Lease are guaranteed by another Person, a Tenant Guaranty executed by such Person, and (III) evidence of the insurance required by this Lease, or (ii) any other Lease Assignment approved in writing by Landlord.  Tenant shall not enter into any Lease Assignment other than a Permitted Lease Assignment, and any purported Lease Assignment other than a Permitted Lease Assignment shall be null and void ab initio .

(b)                  Subleases .  At any time and from time-to-time, and without any consent from or approval by Landlord, Tenant may enter into a Permitted Sublease.  For purposes hereof, the term “ Permitted Sublease ” means a Sublease which is either (i) a Sublease with a Permitted Tenant Transferee so long as within ten (10) Business Days after Tenant’s entering into any such Sublease with a Permitted Tenant Transferee, Tenant shall provide Landlord with a copy of the executed sublease agreement, or (ii) any other Sublease approved in writing by Landlord.  Tenant shall not enter into any Sublease other than a Permitted Sublease, and any purported

Sublease other than a Permitted Sublease shall be null and void ab initio .  Renewals of any Permitted Sublease shall be deemed to be a new Sublease for purposes of this Section 17.1(b ) and shall not constitute a Permitted Sublease unless such renewal otherwise qualifies as a Permitted Sublease at the time of such renewal.

(c)                   Landlord Consent to Certain Proposed Permitted Tenant Transferees.

(i)              No Landlord Consent Required .  No Landlord consent shall be required with respect to any Permitted Tenant Transferee described in subsections (a), (b), (c) or (d) of the definition of the term “Permitted Tenant Transferee”.

(ii)            Approval Request Process .  In the event Landlord consent is required pursuant to subsections (e) or (f) of the Permitted Tenant Transferee definition, Landlord shall in any event either approve or disapprove a proposed Permitted Tenant Transferee for which Landlord consent is required in writing as soon as practicable but no later than fifteen (15) Business Days after receipt of Tenant’s written notice to Landlord requesting approval of such proposed Permitted Tenant Transferee and such information with respect to such Permitted Tenant Transferee (consistent with the scope of Landlord’s consent as provided herein) as may be reasonably requested by Landlord (by written notice given to Tenant within five (5) days after receipt of Tenant’s aforesaid written notice) to evaluate the proposed transaction and the affected parties.  Landlord shall be deemed to have rejected any such proposed Permitted Tenant Transferee if a written request for approval is delivered to Landlord, and Landlord does not respond in writing within fifteen (15) Business Days after Landlord’s receipt of such written request for approval and all such reasonable information timely requested by Landlord as provided in the immediately preceding sentence.  If Landlord does not approve such proposed Permitted Tenant Transferee in writing within such fifteen (15) Business Day period, Landlord agrees to provide Tenant with a reasonably detailed written explanation as to the reasons for withholding such approval to such proposed Permitted Tenant Transferee on or before the end of such fifteen (15) Business Day period.

(iii)           No Expansion of Landlord Approval Rights to a Proposed Permitted Tenant Transferee .  This subsection (c) shall not in any event be deemed to give Landlord approval rights as to any proposed Permitted Tenant Transferee where such approval rights are not expressly given in the definition of such term, nor shall this subsection (c) be deemed to expand the scope or basis for any such Landlord approval beyond the scope provided in the definition of the term “Permitted Tenant Transferee”.

(d)                  Landlord Consent to Lease Assignments and Subleases .  Landlord shall not unreasonably withhold its consent to any Lease Assignment or Sublease as provided in Sections 17.1(a)(ii) or 17.1(b)(ii) , above, and Landlord’s approval of a Lease Assignment or Sublease to the extent required by Sections 17.1(a)(ii) or 17.1(b)(ii) , above shall be based solely on the following: (i) the proposed assignee’s or subtenant’s current and future projected financial strength and creditworthiness, management style, financial philosophy and reputation, (ii) the proposed assignee’s or subtenant’s experience in the oil exploration and production business, (iii) the proposed assignee’s or subtenant’s ability to recover costs or pass them on to its customers and other Persons, (iv) the use contemplated under any such Lease Assignment or

Sublease does not breach the provisions of Article IX and would not, in Landlord’s reasonable judgment, impair the structural integrity, functionality or value of the Leased Property in any material respect, and (v) the proposed subtenant or assignee enters   into an agreement in a form reasonably satisfactory to Landlord recognizing that such Lease Assignment or Sublease, and any renewals or extensions thereof, are subordinate and subject to the terms of this Lease.  Landlord shall approve or deny Tenant’s request for consent to a Lease Assignment or a Sublease as and to the extent required by Sections 17.1(a)(ii) or 17.1(b)(ii) , above, as soon as practicable but no later than fifteen (15) Business Days after receipt of Tenant’s notice to Landlord requesting consent with such information as may be reasonably requested by Landlord (by notice given to Tenant within five (5) days after receipt of Tenant’s aforesaid notice) to evaluate the proposed transaction and the proposed assignee or subtenant.  Landlord shall be deemed to have rejected any such Lease Assignment or Sublease if a written request for approval is delivered to Landlord, and Landlord does not respond in writing within fifteen (15) Business Days after Landlord’s receipt of such written request for approval and all information timely requested by Landlord as provided in the immediately preceding sentence.  If Landlord does not approve such proposed Lease Assignment or Sublease in writing within such fifteen (15) Business Day period, Landlord agrees to provide Tenant with a reasonably detailed written explanation as to the reasons for withholding such approval to such proposed Lease Assignment or Sublease on or before the end of such fifteen (15) Business Day period.  This subsection (d) shall not in any event be deemed to give Landlord approval rights as to any Sublease or Lease Assignment except as expressly provided in Sections 17.1(a)(ii) and 17.1(b)(ii) , above, nor shall this subsection (d) be deemed to expand the scope or basis for any such approval under such Sections 17.1(a)(ii) and 17.1(b)(ii) beyond the issues set forth in the first sentence of this subsection (d) .

(e)                  Effect of Lease Assignment or Sublease on Continuing Tenant Liability .  Except as set forth in Section 17.4 , no Lease Assignment or Sublease shall relieve Tenant of any of its obligations under or with respect to this Lease, or relieve Tenant Guarantor of any of its obligations under the Tenant Guaranty.

(f)                   Subsequent Lease Amendments with Prior Tenant Consent .  If (i) Landlord and any assignee or subtenant of Tenant’s interest in this Lease modify or amend this Lease so as to increase the obligations of the successor Tenant, and (ii) such modification or amendment is made without a prior Tenant’s consent, then the obligations of such prior Tenant and its Tenant Guarantor shall not be increased, but shall continue as it existed prior to such modification or amendment.

17.2                No Restrictions on Indebtedness or Liens of Tenant or Tenant Guarantors .  Notwithstanding any provision to the contrary in this Lease or otherwise, and for the avoidance of doubt, there shall be no restrictions or limitations on the ability of Tenant or Tenant Guarantor to incur Indebtedness or to grant a Lien on all or any portion of Tenant’s rights under this Lease or with respect to Tenant’s interest in the Leased Property, or with respect to any of the Tenant Property.

17.3                Cure Rights Upon Assignee Default .  Notwithstanding anything to the contrary set forth in Article XXIII of this Lease or otherwise (other than any Tenants and their respective Tenant Guarantors that have been released from liability under this Lease in accordance with

Section 17.4 ), upon the occurrence of an event or circumstance which would, with the giving of notice or passage of time, or both, constitute a Tenant Event of Default, Landlord shall not declare a Tenant Event of Default or exercise any rights or remedies on account of such Tenant Event of Default unless and until Landlord gives notice of such default to all prior Tenants and their respective Tenant Guarantors (other than any Tenants and their respective Tenant Guarantors that have been released from liability under this Lease in accordance with Section 17.4 ) and provides an opportunity to cure such default, within the period of time permitted under Section 23.1 of this Lease for curing such event or circumstance, but with such cure period as to such prior Tenant and such prior Tenant Guarantor beginning only upon receipt by such prior Tenant(s) or its Tenant Guarantor(s), as applicable, of such notice.

17.4               Release of Tenant and Tenant Guarantor .  From and after the date of a Permitted Lease Assignment to a Permitted Tenant Transferee of the type, described in subsections (c), (d), (e) or (f) of the definition thereof, then (a) the assigning Tenant and each prior Tenant shall be automatically released from any and all obligations and liabilities arising or accruing under this Lease from and after the date of such Permitted Lease Assignment, and (b) each Tenant Guarantor shall be automatically released from any and all obligations and liabilities arising or accruing under its Tenant Guaranty with respect to obligations or liabilities arising or accruing from and after the date of such Permitted Lease Assignment.  Neither Tenant nor the Tenant Guarantor shall be released from its obligations or liabilities under this Lease or its Tenant Guaranty, as applicable, (A) in connection with any Lease Assignment except as provided in the immediately preceding sentence, or (B) in connection with any Sublease.

17.5               Transfers and Liens by Landlord and Equity Investors .

(a)                   Prohibitions on Transfers, Leases and Liens .

(i)              Landlord Transfers .  Landlord shall not Transfer or permit the Transfer of all or any portion of the Landlord Interests except a Transfer of all the Landlord Interests pursuant to a Permitted Sale.  Any Transfer of all or any portion of the Landlord Interests except a Transfer of all the Landlord Interests pursuant to a Permitted Sale shall be null and void ab initio .

(ii)              Landlord Liens .  Landlord shall not grant, or suffer to exist, a Lien upon all or any portion of the Landlord Interests except a Permitted Lien or a Permitted Landlord Lien.  Any Lien granted in contravention of the preceding sentence shall be null and void ab initio .

(iii)            Landlord Lease Transactions .  Landlord shall not at any time during the Term enter into a Landlord Lease Transaction.  Any Landlord Lease Transaction during the Term shall be null and void ab initio .

(iv)            Equity Investor Transfers .  No Landlord Equity Interest Owner shall Transfer beneficial ownership (including, for the avoidance of doubt, indirectly by allowing a change in the Beneficial Owner) of any portion of a Landlord Equity Interest except pursuant to a Permitted Equity Transfer, and any such Transfer which is not a

Permitted Equity Transfer shall be null and void ab initio and Tenant will not recognize any such Transfer.

(b)                  Permitted Sales; Release Upon a Permitted Sale .  For purposes hereof, the term “ Permitted Sale ” means a Transfer by Landlord which satisfies all of the following requirements in all respects:

(i)              Transfer of All Landlord Interests .  Such Transfer is a Transfer of all of Landlord’s right, title and interest under this Lease and all of Landlord’s right, title and interest in the Leased Property, and prior to such Transfer, Landlord has complied with Section 25.3 hereof with respect to such Transfer; and

(ii)              Notice .  Not less than fifteen (15) Business Days prior to the date of such Transfer (ten (10) Business Days in the case of a Transfer to an Affiliate of Landlord), Landlord has provided to Tenant notice of the proposed Transfer and evidence reasonably acceptable to Tenant that all the requirements with respect to a Permitted Sale shall be satisfied with respect to the proposed Transfer, including the documents and instruments evidencing any Indebtedness or Liens arising from or created in connection with such Transfer, and information regarding the owners of the equity interests with respect to such proposed transferee and their Landlord Lenders; and

(iii)            Successor Landlord Requirements .  After giving effect to such Transfer, (A) the Landlord representations in Section 4.1 shall be true and correct in all respects with respect to such successor Landlord (other than the specific information regarding the state of organization and equity owners of Grand Isle Corridor as set forth in Section 4.1(a ), which information shall be updated as applicable to describe the owners of the successor Landlord), (B) Disqualified Persons, in the aggregate, do not possess beneficial ownership of twenty-five percent (25%) or more of the Landlord Equity Interests, and (C) such successor Landlord shall satisfy the covenant in Section 27.1(a) and shall comply in all respects with Sections 27.1(b) through (f) ; and

(iv)           Liens .  As a result of such Transfer, there shall exist no Liens on any Landlord Interests other than Permitted Landlord Liens; and

(v)             U.S. Transferee .  After giving effect to such Transfer, the transferee Landlord and its Landlord Guarantor, if applicable, shall be organized in the United States or if the transferee Landlord or its Landlord Guarantor, if applicable, is organized in a jurisdiction outside the United States, the transferee and its Landlord Guarantor, if applicable, shall indemnify Tenant for any Taxes that may be imposed on Tenant as a result thereof; and

(vi)              Assumption of Landlord Lease Obligations .  Contemporaneously with such Transfer, the transferee Landlord must assume in writing the obligations of Landlord under this Lease arising from and after the date of such Transfer and the other obligations of Landlord under the Right of Use Agreements arising from and after the date of such Transfer; and

(vii)          Delivery of Landlord Guaranty and SNDA .  Contemporaneously with such Transfer (A) if otherwise required by this Lease in order for such Transfer to be a Permitted Sale, the Landlord Guarantor of such transferee Landlord must execute and deliver to Tenant a Landlord Guaranty, and (B) if applicable, such transferee Landlord and its Landlord Lenders must execute and deliver to Tenant an SNDA; and

(viii)        [RESERVED] ; and

(ix)            Compliance with Laws and Lease .  Such Transfer complies with all Applicable Legal Requirements, including securities laws, and the documents evidencing such Transfer or other action are provided to Tenant to confirm, to the reasonable satisfaction of Tenant, compliance with the provisions of this Lease; and

(x)              No Change in Tenant’s Rights .  The documents evidencing such Transfer or other action do not alter the rights of Tenant under the Lease or as to the Leased Property; and

(xi)            No Change in Tenant’s Obligations .  After giving effect to such Transfer or other action, Tenant’s obligations or liabilities under this Lease as a result of such Transfer or other action, based on Applicable Legal Requirements in effect at the time of such Transfer or other action shall be unaffected (unless Landlord and Landlord Guarantor have provided an indemnity to Tenant, Tenant Indemnified Parties and any lenders to Tenant, in form and substance reasonably acceptable to Tenant, based on any such different obligations).

Upon a Permitted Sale in compliance with the terms of this Section 17.5 , the transferring Landlord and its Landlord Guarantor shall be released and relieved of further liability or obligation under this Lease and its applicable Landlord Guaranty, in each such case only with respect to matters arising or accruing from and after the date of such Permitted Sale, but for greater certainty, neither Landlord nor Landlord Guarantor shall be released from their obligations under the indemnities described in Section 17.5(b)(xi) .

(c)                   Permitted Equity Transfers .  For purposes of this Lease, “ Permitted Equity Transfer ” means any Transfer of beneficial ownership of all or a portion of a Landlord Equity Interest which satisfies all of the following requirements in all respects:

(i)              Disqualified Persons and Landlord Majority Owner .  Such Transfer would not result in: (A) the breach of Section 27.1(a) and (B) Disqualified Persons, in the aggregate, having beneficial ownership of 25% or more of the Landlord Equity Interests; and

(ii)             Notices .  Such Landlord Equity Interest Owner shall have given written notice to Tenant of any proposed Transfer of beneficial ownership of all or any portion of a Landlord Equity Interest.  Such notice shall be given to Tenant at least fifteen (15) Business Days (ten (10) Business Days in the case of a Transfer to an Affiliate of the transferor) prior to executing a definitive agreement for such Transfer.  Such notice shall describe in reasonable detail the material terms of such proposed Transfer, including the name of each Person proposed to acquire beneficial ownership of all or any portion of a

Landlord Equity Interest or to be the Landlord Majority Owner, and provide reasonably sufficient information to enable Tenant to notify, within ten (10) Business Days of Tenant’s receipt of such notice, whether such Person(s) is/are Disqualified Person(s) and to verify within such ten (10) Business Day period that such Transfer complies with the requirements of Section 17.5(c)(i) ; and

(iii)            United States Persons; Tenant Indemnity .  Unless each Person acquiring beneficial ownership (or such Person’s Guarantor) is a United States Person within the meaning of Section 7701(a)(3) of the Code, the transferee Landlord Equity Interest Owner and each Person acquiring beneficial ownership shall have agreed to indemnify Tenant, in a manner reasonably acceptable to Tenant, against any amounts payable by Tenant, as Tenant, pursuant to this Lease or otherwise to the extent such liabilities arise out of the status of such transferee as a Person other than a United States Person; and

(iv)           Compliance with Laws .  Such Transfer complies with all Applicable Legal Requirements, including securities laws, and the documents evidencing such Transfer are provided to Tenant to confirm, to the reasonable satisfaction of Tenant, compliance with the provisions of this Lease; and

(v)             [RESERVED] ; and

(vi)           No Change in Tenant’s Rights .  The documents evidencing such Transfer do not alter the rights of Tenant under the Lease or as to the Leased Property; and

(vii)          No Change in Tenant’s Obligations .  Immediately after giving effect to such Transfer, Tenant’s obligations and liabilities under this Lease as a result of such Transfer, based on Applicable Legal Requirements in effect at the time of such Transfer, shall be unaffected (unless Landlord and Landlord Guarantor have provided an indemnity to Tenant, Tenant Indemnified Parties and any Tenant lenders in form and substance reasonably acceptable to Tenant based on any such different obligations).

Upon a Permitted Equity Transfer in compliance with the terms of this Section 17.5(c) , and only if the transferee is the Landlord Majority Owner, the Landlord Guarantor shall be released and relieved of further liability or obligation under this Lease and its applicable Landlord Guaranty, in each such case only with respect to matters arising or accruing from and after the date of such Permitted Equity Transfer, but for greater certainty, neither Landlord nor Landlord Guarantor shall be released from their obligations described in Section 17.5(c) .

17.6                Non-Consent Matters . Subject to Section 28.1(a) , Landlord’s consent shall not be required for any Non-Consent Matter.

ARTICLE XVIII
TENANT’S SURRENDER OF LEASED PROPERTY

18.1               Surrender .  Upon the expiration of the Term or the earlier termination of this Lease, Tenant shall surrender to Landlord in Good Condition and Repair the Leased Property and any Permitted Capital Improvements and Additional Lines that become Landlord’s property upon termination of this Lease as provided in Section 10.1(e ) hereof, in all such cases subject to reasonable and ordinary wear and tear, and subject to the provisions of Article XV and Article XVI .  Any removal of all or any of the Tenant Property by Tenant shall be done in material compliance with Environmental Laws and other Applicable Legal Requirements, including Tenant’s obligation to file all reports and documentation required to be filed with any Governmental Authority in connection with the removal of Tenant Property, and in accordance with the requirements of Article X hereof.  Tenant shall repair any material damage to the Leased Property caused by the removal of Tenant Property.  After the expiration of the Term or the earlier termination of this Lease, neither Tenant nor Landlord shall have any rights, liabilities or obligations hereunder (except for any that survive the expiration or any earlier termination of this Lease, including the terms and provisions of Sections 25.2 , 25.3   and 25.4 if and to the extent applicable).

ARTICLE XIX
ASSIGNMENT OF LEASE

19.1               Assignment of Lease .  Landlord shall not (a) Transfer all or any portion of its right, title or interest under this Lease except pursuant to a Permitted Sale, or (b) create a Lien on all or any portion of its right, title or interest under this Lease except (i) a Permitted Landlord Lien, (ii) a Lien which Tenant is contesting in accordance with a Permitted Tenant Contest, or (iii) a Lien which Landlord is contesting in accordance with a Permitted Landlord Contest.

ARTICLE XX
MORTGAGE SUBORDINATION AND NON-DISTURBANCE

20.1                Mortgage Subordination .

(a)                  This Lease and the right, title and interest of Tenant under this Lease shall be prior and superior in all respects to any Lien (other than any Permitted Lien) on all or any portion of the Leased Property by, through or under Landlord, irrespective of the time of execution or time of recording of such Lien, whether placed on the Leased Property prior to, on or after the Effective Date, and whether or not such Lien constitutes a Permitted Landlord Lien or secures Landlord Indebtedness.  No Lien (other than any Permitted Lien) placed or permitted on the Leased Property by, through or under Landlord shall be superior or prior to this Lease or Tenant’s right, title and interest under this Lease, whether by date of execution, time of recording, tacking, subrogation, or any other legal or equitable principles or operation of law.  Concurrently with the execution of this Lease, Landlord, Landlord Lender and Tenant have entered into an SNDA. For the avoidance of doubt, no Permitted Landlord Lien shall be deemed to encumber any of the rights, titles or interests of Tenant under this Lease.

(b)                   Landlord shall cause any subsequent Person holding or claiming any Lien in or to all or any portion of the Landlord Interests or Landlord Equity Interests, as a condition to the granting of same, to execute and deliver to Tenant an SNDA.

ARTICLE XXI
INDEMNIFICATION

21.1                Indemnification by Tenant .

(a)                  Tenant’s Indemnification Obligations .  Subject to the waiver of subrogation provisions in Section 14.3 , the remainder of this Article XXI , and Section 26.3 , and except for Losses for which Landlord is responsible pursuant to Section 21.2 , Tenant, to the fullest extent permissible by Applicable Legal Requirements, agrees to release, indemnify, hold harmless and defend Landlord Indemnified Parties from and against any and all Losses to the extent arising out of (i) a Lease Assignment or Sublease made by Tenant in violation of this Lease, (ii) a Tenant Event of Default, (iii) any negligent acts or omissions of Tenant or any other Tenant Party with respect to this Lease, the Leased Property or the SNDA, (iv) the fraud, negligence or willful misconduct of Tenant or any Tenant Party in connection with the Leased Property or the transactions contemplated by this Lease or in connection with the SNDA, (v) the operation, possession, use, non-use, maintenance, modification, alteration, construction, reconstruction, restoration, condition, design or replacement of the Leased Property (or any portion thereof) by Tenant or any other Tenant Party, (vi) a change that results in a breach of Section 28.1(a) , or (vi) the business and activities of Tenant or of any other Person (other than Landlord, any Landlord Party, any Landlord Indemnified Party or Landlord Lender) permitted on or about the Leased Property by Tenant (whether as an invitee, subtenant, licensee or otherwise);
Provided , however , to the extent and in the proportion such Losses also arise out of any of the following (collectively, and together with the matters described in Section 21.1(b) , below, the “ Exclusions from Tenant’s Indemnification Obligations ”), Tenant’s indemnification under this subsection shall, to such extent, not apply:

(A)           the negligence, willful misconduct or fraud of any Landlord Party or any Landlord Indemnified Party;

(B)            except to the extent arising by reason of a Tenant Event of Default, a breach of any covenant, representation or warranty by any Landlord Party or Landlord Indemnified Party contained in this Lease, the SNDA, or any other document entered into in connection herewith or therewith;

(C)            any dispute (A) between or among any Landlord Party or any Landlord Indemnified Parties, (B) between or among Landlord Lenders or (C) between or among any one or more Landlord Indemnified Parties, on the one hand, and any Tenant Party on the other hand;

(D)            the negotiation, preparation or administration of this Lease, any Landlord Loan Document, the SNDA, or any other document entered into in connection herewith or therewith;

(E)            except to the extent arising by reason of a Tenant Event of Default, a violation of any Applicable Legal Requirement or any other legal, regulatory, judicial or similar requirement by any Landlord Party or Landlord Indemnified Party;

(F)             a Transfer or other disposition by any Landlord Party or Landlord Indemnified Party of any interest in all or any portion of the Leased Property;

(G)            to the extent imposed with respect to any period (except during the exercise of remedies pursuant to this Lease) after the expiration of the Term or earlier termination of this Lease, except to the extent such Losses are caused by the negligence, willful misconduct, or other fault of Tenant or are attributable to (A) events or matters occurring prior to the expiration of the Term or earlier termination of the Lease, (B) the exercise of remedies relating to a Tenant Event of Default, or (C) the failure by Tenant to return the Liquids Transportation System to Landlord in accordance with the terms of this Lease;

(H)           arising as a result of a default or event of default under the Landlord Loan Documents or the SNDA or arising otherwise in connection with or under any Landlord Loan Document, except to the extent caused by a Tenant Event of Default; or

(I)              a Landlord Event of Default.

(b)                Additional Limits on Tenant’s Indemnification Obligations .  Notwithstanding the foregoing, Losses with respect to which Tenant provides indemnification under this Section 21.1 shall not include (i) any Taxes, Impositions or costs or expenses associated with contesting Taxes or Impositions, it being understood that Tenant’s liability with respect to Taxes or Impositions is governed solely by Article VI , (ii) principal, interest, default interest, fees, charges or penalties owed in connection with Indebtedness of any Landlord Party or any Landlord Indemnified Party ( provided , however , that default interest on Landlord Indebtedness imposed as a result of a Landlord event of default thereunder (A) other than a default based on the failure to make a payment or payments under or with respect to such Indebtedness and (B) which arises solely and directly as a result of a Tenant Event of Default other than a failure to pay Base Rent or Additional Rent shall not be excluded from “Losses”), or (iii) Losses related to any funding or hedging arrangements entered into or obtained in connection with Landlord Indebtedness or debt or equity investments in Landlord.

(c)                  Environmental Matters Not Included.   For the avoidance of doubt, this Section 21.1 is not intended to provide any indemnification to Landlord or any Landlord Indemnified Party for any matters related to Environmental Laws or Hazardous Substances or any other matters covered by Article XXII .

21.2               Release and Indemnification by Landlord .  Subject to the waiver of subrogation provisions in Section 14.3 , and except for Losses for which Tenant is responsible pursuant to Section 21.1 , and subject to the provisions in Article XIV and Section 26.3 , Landlord, to the fullest extent permissible by Applicable Legal Requirements:

(a)                   Release of Tenant and Tenant Indemnified Parties .  Releases Tenant and each other Tenant Indemnified Party from any Losses from any source to the extent arising out (i) any acts or omissions by any Landlord Party, Landlord Indemnified Party or Landlord Lender in violation of the terms of this Lease or the SNDA, (ii) any acts or omissions of any Landlord Party, Landlord Indemnified Party or Landlord Lender with respect to this Lease, the Leased

Property or the SNDA, (iii) any Landlord Event of Default, or (iv) the fraud, negligence or willful misconduct of any Landlord Party or Landlord Indemnified Party in connection with the Leased Property or the transactions contemplated by this Lease, or in connection with the SNDA; and

(b)                  Landlord Indemnification of Tenant and Tenant Indemnified Parties .  Agrees to indemnify, hold harmless and defend Tenant and each other Tenant Indemnified Party from and against any and all Losses, to the extent arising out of (i) any acts or omissions by any Landlord Party or Landlord Indemnified Party in violation of the terms of this Lease or the SNDA, including, (A) an impermissible Transfer of (I) Landlord’s Equity Interest or (II) Landlord’s interest in this Lease, (B) a Transfer that results in a breach of Section 27.1(a) , or (C) the breach by Landlord of its obligation in Section 20.1(b) , (ii) any acts or omissions of any Landlord Party or Landlord Indemnified Party with respect to this Lease or the Leased Property or the SNDA, (iii) any Landlord Event of Default, (iv) the inaccuracy or unenforceability of Section 20.1(a) , or (v) the fraud, negligence or willful misconduct of any Landlord Party or Landlord Indemnified Party in connection with the Leased Property or the transactions contemplated by this Lease, or in connection with the SNDA;

Provided , however , that in the case of subsections (a) and (b) above, to the extent and in the proportion such Losses also arise out of (A) any breach of this Lease by Tenant, or of the Purchase Agreement by EXXI USA, (B) the fraud, negligence or willful misconduct of Tenant or any other Tenant Party with respect to the Leased Property, this Lease or the SNDA, or (C) Taxes for which Tenant is responsible pursuant to this Lease, then Landlord’s release and indemnification under this subsection (b) shall not apply.

21.3               Concurrent Negligence .  Notwithstanding the provisions of Section 21.1 and Section 21.2, in the event of the concurrent negligence or intentional misconduct of Tenant, any other Tenant Party or any Tenant Indemnified Party on the one hand and the concurrent negligence or intentional misconduct of Landlord, any other Landlord Party or Landlord Indemnified Party, on the other hand, the obligation of a Party (the “ Indemnifying Party ”) to indemnify the other as set forth in this Article XXI shall be limited to the extent of the Indemnifying Party’s negligence or intentional misconduct (and that of the Tenant Indemnified Parties (if Tenant is the Indemnifying Party) or the Landlord Indemnified Parties (if Landlord is the Indemnifying Party)), including the Indemnifying Party’s proportionate share of reasonable costs, attorneys’ fees, and expenses incurred in connection with any claim, action, or proceeding brought with respect to such injury or damage.

21.4                Survival .  The obligations of Tenant and Landlord under this Article XXI shall survive the expiration or earlier termination of this Lease.

21.5               Claims Procedure .  In the case of any Losses asserted by an Indemnified Party under this Article XXI , such Indemnified Party shall give prompt notice thereof to the Indemnifying Party and in any event within no less than sixty (60) days after the Indemnified Party receives notice of such assertion; provided , that failure to so notify the Indemnifying Party shall not reduce the Indemnifying Party’s obligations to indemnify any Indemnified Party hereunder except to the extent such failure adversely affects the Indemnifying Party’s rights, or materially compromises such Indemnifying Party’s ability, to defend such Losses or results in additional liability on such Indemnifying Party’s part.  The Indemnifying Party shall be entitled, at its expense, acting through counsel selected by it (and reasonably satisfactory to such Indemnified Party), to participate in or to assume and control (if it promptly so elects upon notice of the Losses) the negotiation, litigation or settlement of any such Losses.  Such Indemnified Party may (but shall not be obligated to) participate at its own expense and with its own counsel in any proceeding conducted by the Indemnifying Party in accordance with the foregoing, in which case the Indemnifying Party shall keep such Indemnified Party and its counsel fully informed of all proceedings and filings.  Notwithstanding the foregoing, but subject to Article XI and the right of Tenant to pursue Tax Challenges and Permitted Tenant Contests and the right of Landlord to pursue Permitted Landlord Contests, the Indemnifying Party shall not be entitled to assume and control the defense of any Losses if (a) Tenant is the Indemnifying Party, a Level 1 Tenant Default has occurred and is continuing, or, if Landlord is the Indemnifying Party, a Level 1 Landlord Default has occurred and is continuing, (b) the proceeding involves the possible imposition of any criminal liability or penalty or unindemnified civil penalty on the Indemnified Party, or (c) the proceeding involves the granting of injunctive relief against the Indemnified Party not related to this Lease.

ARTICLE XXII
ENVIRONMENTAL LAWS

22.1               Environmental Undertakings .  Tenant’s operations on the Leased Property from and after the Effective Date shall comply in all material respects with Environmental Laws.  Landlord will conduct no operations on the Leased Property.  After either Party discovers the existence of a material violation of Environmental Laws with respect to the Leased Property, discovers a Release of Hazardous Substances on, under, at or from the Leased Property that requires the performance of material Corrective Action under Environmental Law, or otherwise receives written notice of any alleged material Corrective Action liabilities under Environmental Law with respect to the Leased Property, that Party shall give prompt written notice to the other Party of such event.

22.2               Environmental Covenants .

(a)                 Tenant’s Obligations for Certain Corrective Actions .  Tenant shall be responsible for performing Corrective Action required under Environmental Law to the extent arising from Tenant Environmental Liabilities, and such Corrective Actions shall be performed in a manner that is in conformance with Environmental Laws, acceptable to the applicable Governmental Authority, and at the Lowest Cost Response; provided , however , in the event that Landlord desires the performance of certain enhanced Corrective Action measures, the monetary costs of which exceed the monetary costs of the Corrective Action proposed by Tenant, but the implementation of which otherwise meets or exceeds all of the remaining requirements of the Lowest Cost Response (including the obligation to consider such enhanced Corrective Action as a whole, taking into consideration any negative impact such response may have on the business conducted on the property and any potential additional costs or liabilities that may arise as a result of such enhanced Corrective Action response as compared to the Lowest Cost Response) (the “ Enhanced Response ”), then, upon Tenant’s written consent to Landlord as to the performance of the particular Enhanced Response desired by Landlord, which consent shall not be unreasonably denied, the Enhanced Response shall be pursued, and any and all monetary costs and other liabilities under Environmental Law for such pursuit of the Enhanced Response that exceed the monetary costs and other liabilities under Environmental Law if the Corrective Action proposed by Tenant were instead pursued, shall be the responsibility of, incurred by, and paid in full by Landlord (for avoidance of doubt, in no event shall any of such monetary costs or any other liabilities under Environmental Law arising from the pursuit of the Enhanced Response (to the extent exceeding the monetary costs and other liabilities under Environmental Law if the Corrective Action proposed by Tenant at the Lowest Cost Response were instead pursued) be the responsibility or obligation of, or be incurred, reimbursed, indemnified or paid by, Tenant).

(b)                  Landlord’s Obligations for Certain Corrective Actions .  Upon Tenant’s written request to Landlord requesting that Landlord perform Corrective Action, Landlord shall be responsible for performing Corrective Action required under Environmental Law to the extent arising from Landlord Environmental Liabilities, and such Corrective Actions shall be performed in a manner that is in conformance with Environmental Laws, acceptable to the applicable Governmental Authority, and at the Lowest Cost Response; provided , however , in the event that Landlord desires the performance of the Enhanced Response, then, upon Tenant’s written consent to Landlord as to the performance of the particular Enhanced Response desired by Landlord, which consent shall not be unreasonably denied, the Enhanced Response shall be pursued, and any and all monetary costs and other liabilities under Environmental Law for such pursuit of the Enhanced Response shall be the responsibility of, incurred by, and paid in full by Landlord (for avoidance of doubt, in no event shall any of such monetary costs or any other liabilities under Environmental Law arising from the pursuit of the Enhanced Response be the responsibility or obligation of, or be incurred, reimbursed, indemnified or paid by, Tenant).

22.3               Tenant Environmental Indemnity.  Tenant shall, at no cost to Landlord, protect, defend, indemnify, release and hold harmless each of the Landlord Indemnified Parties, from and against any and all Losses asserted against or incurred by any Landlord Indemnified Party, but only to the extent arising out of or relating to any one or more of the following:

(a)                  Tenant Environmental Liabilities, provided , however , any Corrective Action required under Environmental Law to the extent arising from Tenant Environmental Liabilities shall be performed in a manner that is in conformity  with Environmental Laws, acceptable to the applicable Governmental Authority, and at the Lowest Cost Response; or

(b)                 Tenant’s breach of its covenants in this Article XXII (including Tenant’s obligation to take Corrective Action under Section 22.2(a) ); provided , however , such Tenant’s indemnification obligation does not cover any Losses to the extent arising out of or relating to (i) a breach of this Lease by Landlord or any other Landlord Party, (ii) the fraud, negligence, gross negligence or willful misconduct of Landlord  or any other Landlord Party, (iii) Landlord Environmental Liabilities, or (iv) Exclusions from Tenant’s Indemnification Obligations or (v) to the extent Tenant is obligated to take Corrective Action under this Article XXII , any Enhanced Response pursued by Tenant where (x) such Enhanced Response is desired by Landlord and consented to in writing by Tenant in accordance with Section 22.2(a) , and (y) the monetary costs or other liabilities under Environmental Law for such pursuit of the Enhanced Response that exceed the monetary costs or other liabilities under Environmental Law that would have been incurred if the Corrective Action proposed by Tenant were instead pursued.  Landlord’s and Landlord Indemnified Parties’ sole and exclusive remedy, either at law, under statute or in equity, against Tenant for Tenant Environmental Liabilities, violations of, or liabilities under, Environmental Law by Tenant or any other Tenant Party or Releases of Hazardous Substances by, or Corrective Actions required of, Tenant or any other Tenant Party are the remedies in this Section 22.3 and no other rights or remedies shall be applicable thereto, except that Tenant’s failure to perform the Corrective Actions required by Tenant under Section 22.2(a) shall, if not cured within the notice and cure periods provided in Section 23.1(f) , or such earlier date as such Corrective Action must be completed to comply with applicable Environmental Law (but subject to any pending Permitted Tenant Contests with respect to same), entitle Landlord to exercise its self-help remedies under Section 23.2 for so long as Tenant is not reasonably performing such Corrective Action and such Corrective Action remains incomplete.

22.4               Landlord Environmental Indemnity.   Landlord shall, at no cost to Tenant, protect, defend, indemnify, release and hold harmless each of the Tenant Indemnified Parties for, from and against any and all Losses asserted against or incurred by any Tenant Indemnified Party, but only to the extent arising out of any one or more of the following:

(a)                   Landlord Environmental Liabilities; or

(b)                  Landlord’s breach of its covenants in this Article XXII (including Landlord’s obligation to take Corrective Action under Section 22.2(b)) ; provided , however , such Landlord’s indemnification obligation does not cover any Losses to the extent attributable to (i) a breach of this Lease by Tenant or any other Tenant Party, or (ii) the fraud, negligence, gross negligence or willful misconduct of Tenant or any other Tenant Party. Tenant’s and Tenant Indemnified Parties’ sole and exclusive remedy, either at law, under statute or in equity, against Landlord for Landlord’s Environmental Liabilities, violations of, or liabilities under, Environmental Law by Landlord or any other Landlord Party or Releases of Hazardous Substances by, or Corrective Actions required of, Landlord or any other Landlord Party are the remedies in this Section 22.4 , except that Landlord’s failure to perform the Corrective Actions required by Landlord under Section 22.2(b) shall, if not cured within the notice and cure periods provided in Section 23.4(i) or such earlier date as such Corrective Action must be completed to comply with applicable Environmental Law (but subject to any pending Permitted Landlord Contests with respect to same), entitle Tenant to exercise its self-help remedies under Section 23.4 for so long as Landlord is not reasonably performing such Corrective Action and such Corrective Action remains incomplete.

22.5               Claims Procedure .  In the case of any Losses asserted by an Indemnified Party under this Article XXII , such Indemnified Party shall give prompt written notice thereof to the Indemnifying Party and in any event within no less than thirty (30) days after the Indemnified Party becomes aware of such Loss; provided , that failure to so notify the Indemnifying Party shall not reduce the Indemnifying Party’s obligations to indemnify any Indemnified Party hereunder except to the extent such failure adversely affects the Indemnifying Party’s rights, or materially compromises such Indemnifying Party’s ability, to defend such Losses or results in additional liability on such Indemnifying Party’s part.  The Indemnifying Party shall be entitled, at its sole expense, acting through counsel selected by it (and reasonably satisfactory to such Indemnified Party), to participate in or to assume and control (if it promptly so elects upon notice of the Losses) the negotiation, litigation or settlement of any such Losses.  Such Indemnified Party may (but shall not be obligated to) participate at its own expense and with its own counsel in any proceeding conducted by the Indemnifying Party in accordance with the foregoing, in which case the Indemnifying Party shall keep such Indemnified Party and its counsel reasonably informed of all proceedings and filings.  Notwithstanding the foregoing, but subject to Article XI and Tenant’s right to pursue Tax Challenges and Permitted Tenant Contests and Landlord’s right to pursue Permitted Landlord Contests, the Indemnifying Party shall not be entitled to assume and control the defense of any Losses if (a) Tenant is the Indemnifying Party, a Level I Tenant Default has occurred and is continuing, or, if Landlord is the Indemnifying Party, a Level 1 Landlord Default has occurred and is continuing, (b) the proceeding involves possible imposition of any criminal liability or penalty or unindemnified civil penalty on the Indemnified Party, or (c) the proceeding involves the granting of injunctive relief against the Indemnified Party not related to this Lease.

22.6               Survival .  It is expressly understood and agreed that Tenant’s and Landlord’s obligations under this Article XXII shall survive the expiration or earlier termination of this Lease.

ARTICLE XXIII
DEFAULTS AND REMEDIES

23.1               Tenant Events of Default .  Each of the following shall be an event of default under this Lease (each, subject to the additional notice and cure provisions of Section 17.3 , a “ Tenant Event of Default ”):

(a)                   Tenant fails to make any payment of Base Rent when due and such failure continues for two (2) Business Days after Tenant’s receipt of written notice from Landlord of such failure; or

(b)                  Tenant fails to make any payment of Additional Rent (other than a failure to pay Base Rent and except for such payments as Tenant is contesting in good faith or pursuant to a Tax Challenge or a Permitted Tenant Contest) and such failure continues for fifteen (15) Business Days after Tenant’s receipt of written notice of such failure from Landlord; or

(c)                   any representation or warranty made by Tenant under this Lease is false at the time made and which, individually or in the aggregate with respect to each other such false representation or warranty, is material; or

(d)                  Tenant makes or permits a Lease Assignment or a Sublease in violation of Article XVII of this Lease, and with respect to a Lease Assignment or Sublease to or with an Affiliate of Tenant, Tenant fails to unwind or terminate such Lease Assignment or Sublease within sixty (60) days after Tenant’s receipt of written notice from Landlord of such breach; or

(e)                   Tenant fails to maintain property insurance on the Leased Property in material compliance with this Lease, and such failure continues for fifteen (15) Business Days after Tenant’s receipt of written notice of such failure from Landlord; or

(f)                    Tenant fails to observe or perform any other covenant of Tenant under this Lease (i.e., other than those specified in other subsections of this Section 23.1 ) and that failure continues for sixty (60) days after Tenant’s receipt of written notice of that breach from Landlord

(or if the cure of that failure reasonably requires more than sixty (60) days to complete, if Tenant fails to commence the cure within such sixty (60) day period and thereafter to diligently pursue such cure to completion), but with respect to the foregoing, no such uncured failure shall constitute a Tenant Event of Default unless individually or in the aggregate with each other such uncured failure, such failure is material; or

(g)                   the filing by or against Tenant or Tenant Guarantor of a petition for relief under any Debtor Relief Laws (unless, in the case of a petition filed against Tenant or Tenant Guarantor, the same is dismissed within ninety (90) days after filing), or the appointment of a trustee or receiver to take possession of all, or substantially all, of Tenant’s or Tenant Guarantor’s assets or of Tenant’s interest in this Lease, where such appointment is not discharged in ninety (90) days after appointment of said trustee or receiver, or the voluntary filing of a petition for the appointment of the same; or

(h)                  Tenant or Tenant Guarantor (i) fails to make any payment of principal or interest with respect to any Material Debt after giving effect to any applicable cure period or (ii) fails to perform under any agreement or instrument relating to that Material Debt where such non-performance constitutes a default under such agreement or instrument (other than a failure to pay specified in subsection (i) of this paragraph), such default does not arise as a result of the application of subjective criteria, and such default continues after the applicable grace or cure period, if any, specified in such agreement or instrument, if the effect of the failure specified in subsection (i)   or (ii) is to accelerate the maturity of that Material Debt; or

(i)                     a breach or default has occurred and is continuing by Tenant under the SNDA and such breach or default continues for thirty (30) days after Tenant’s receipt of written notice of such breach or default from Landlord; or

(j)                     EXXI USA is in breach of its obligations under Article XIV of the Purchase Agreement or Section 14.11 of the Purchase Agreement; or

(k)                   Tenant is in breach of its obligations under Article XXVIII ; or

(l)                    Landlord has notified Tenant that one or more of Tenant’s Affiliates is in breach of its obligations under any Right of Use Agreement (other than a breach arising as a result of the application of subjective criteria), if such breach results in a material impairment of Landlord’s rights under such Right of Use Agreement or the termination of such Right of Use Agreement.

23.2               Landlord’s Remedies for a Tenant Event of Default .  Upon the occurrence and during the continuance of a Tenant Event of Default, with or without notice or demand, except such notice as may be required by statute and cannot be waived by Tenant and such notice as is specifically required by the terms of this Lease (all other notices being hereby waived), Landlord shall be entitled to exercise, at its option, the following remedies, Landlord hereby waiving all other rights and remedies to which Landlord may be entitled at law or in equity:

(a)                  Landlord’s Remedies for a Level 1 Tenant Default . Following the occurrence and during the continuance of a Level 1 Tenant Default only, Landlord shall have, with respect to each such Level 1 Tenant Default either, but not both, of the rights and remedies specified in subsection (i) and subsection (ii) , below.

(i)              Option to Terminate the Lease .  Upon the occurrence and during the continuance of a Level 1 Tenant Default, Landlord may give Tenant written notice of Landlord’s intention to terminate this Lease as a result of such Level 1 Tenant Default (except for the terms and provisions hereof which survive termination) on a date specified in such notice (which date shall be no sooner than ten (10) days after the date of the notice), in which case, upon the date therein specified, the Term and the estate hereby granted shall expire and terminate as if such date were the date hereinabove fixed for the expiration of the Term except the terms and provisions hereof which survive the Term.  Upon such termination, Tenant shall surrender possession of the Leased Property to Landlord and Landlord may take possession of the same on the termination date without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action.  If Landlord so terminates this Lease, Landlord may, as full and complete damages for such Level 1 Tenant Default, bring an action against Tenant for any or all of the following:

(A)           Accrued and Unpaid Base Rent .  All Base Rent accrued and unpaid to the termination date and not otherwise paid by Tenant; and

(B)           Accrued and Unpaid Additional Rent .  All Additional Rent accrued and unpaid to the termination date and not otherwise paid by Tenant (including Tenant’s indemnity obligations under Sections 21.1 and 22.3 with respect to matters or circumstances arising prior to the date of Lease termination, whether or not Landlord has asserted such indemnity claims prior to the date of Lease termination), but without duplication for amounts for which Landlord seeks damages under this Lease; and

(C)           Failure to Surrender Leased Property .  Losses resulting from Tenant’s failure to surrender the Leased Property as required by Section 18.1 , but without duplication for amounts for which Landlord seeks damages or indemnification under this Lease; and

(D)           Collection Costs .  All reasonable out-of-pocket expenses incurred by Landlord in enforcing its remedies under this Section 23.2(a)(i) with respect to such Level 1 Tenant Default, including reasonable attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Landlord as a result of its exercise of remedies under this subsection (a)(i) with respect to such Level 1 Tenant Default, regardless of whether or not legal proceedings are actually commenced, subject to Section 26.9 of this Lease; and

(E)           Termination Damages .  The amount, if any, by which (1) the unpaid Base Rent (as calculated below) payable under this Lease which would have been earned after termination for the balance of the Term (had this Lease not been terminated and without giving effect to any unexercised extension options), discounted to present value at the Discount Rate exceeds (2) the Fair Market Rent for such period, also discounted to present value at the Discount Rate.  For purposes of calculating Base Rent which would have been earned after termination for the balance of the Term under (1) above, the Variable Rent component of Base Rents shall be calculated based on the average

Variable Rent payable during the one-year period prior to the termination of this Lease (and provided that if this Lease is terminated prior to the time when Variable Rent has been payable for a full year prior to such termination, such Variable Rent component shall be calculated based on the average Variable Rent payable during the entire period prior to the termination of this Lease, extrapolated to represent a full year).

Notwithstanding the foregoing or anything to the contrary set forth in this Lease, the amount required to be paid by Tenant pursuant to Sections 23.2(a)(i)(A), (B), (C), (D) and (E) shall be limited as follows:  The Inception Date Present Value of the amount paid by Tenant pursuant to Sections 23.2(a)(i)(A), (B), (C), (D) and (E) plus the Inception Date Present Value of the Aggregate Minimum Rent shall not in any event exceed $218,000,000. As used herein, (I) “ Aggregate Minimum Rent ” means the Minimum Rent paid by Tenant during the period beginning on the Effective Date and continuing through the date of termination of the Lease, (II) “ Inception Date Present Value ” of an amount means the present value of such amount as of the Effective Date, calculated using the Specified Discount Rate, and (III) “ Specified Discount Rate ” means twenty percent (20%).

In addition, and notwithstanding the foregoing, in the event that as of the Lease termination date specified in Landlord’s notice to Tenant such Level 1 Tenant Default has been cured, such termination notice shall be deemed to have been rescinded, this Lease shall remain in effect and Landlord shall only be entitled to Base Rent and Additional Rent which has accrued under the Lease under subsections (A) and (B) , above, and Landlord’s reasonable out-of-pocket expenses under subsection (D) above.

(ii)             Option to Exercise Remedies Other Than Lease Termination Upon a Level 1 Tenant Default .  In the event that Landlord elects NOT to exercise its remedies under subsection (i) above with respect to a Level 1 Tenant Default, and in lieu of its remedies under subsection (i) , above, upon the occurrence and during the continuance of a Level 1 Tenant Default, Landlord may exercise any or all of its rights or remedies under subsection (b) , below, with respect to such Level 1 Tenant Default.

(b)                   Landlord’s Remedies for a Tenant Event of Default Other Than Termination Available for a Level 1 Tenant Default .  Except as otherwise provided in Section 23.2(a) above with respect to the exclusivity of such remedies, following the occurrence and during the continuance of any Tenant Event of Default, but only so long as either (x) such Tenant Event of Default does not constitute a Level 1 Tenant Default, or (y) such Tenant Event of Default does constitute a Level 1 Tenant Default and Landlord has elected not to pursue its termination rights as set forth in subsection (a)(i) , above, this Lease shall remain in full force and effect, Tenant shall be entitled to remain in possession of the Leased Property hereunder and shall remain obligated and liable for Tenant’s obligations hereunder, and Landlord may exercise the following remedies, concurrently, successively, or in any combination (except NOT in combination with any of the remedies set forth in subsection (a)(i) , above, and excluding any other or additional remedies):

(i)              Accrued, Unpaid Base Rent .  Landlord may bring an action against Tenant for all Base Rent accrued, unpaid and due and owing to the date of such action and not otherwise paid by Tenant;

(ii)            Accrued, Unpaid Additional Rent .  Landlord may bring an action against Tenant for all Additional Rent accrued, unpaid and due and owing to the date of such action and not otherwise paid by Tenant (including Tenant’s indemnity obligations under Sections 21.1 and 22.3) , but in any case without duplication for claims made under subsection (iii) of this Section 23.2(b) , below;

(iii)           Damages .  Landlord may bring an action against Tenant for Landlord’s damages to the extent arising out of such Tenant Event of Default, but without duplication for amounts for which Tenant seeks damages or indemnification under this Lease;

(iv)           Specific Performance .  Landlord may bring an action against Tenant for specific performance by Tenant of its unperformed obligations under this Lease, but without duplication for other amounts for which Landlord seeks damages or indemnification under this Lease (all covenants and agreements of Tenant in this Lease shall be deemed special, unique and extraordinary, and any breach of any covenant or agreement by Tenant shall be deemed to cause Landlord irreparable injury not properly compensable by damages in an action at law, such that the rights and remedies of Landlord may be enforced both at law or in equity;

(v)            Self-Help Remedies .  Landlord may perform, on Tenant’s behalf, any unperformed covenant or obligation under this Lease constituting such Tenant Event of Default if such covenant or obligation remains unperformed on the date that is not less than ten (10) Business Days after entry of a final and non-appealable court order confirming such Tenant Event of Default, in which event, Tenant shall reimburse Landlord for all reasonable costs, expenses and disbursements incurred by Landlord in doing so, plus together with interest thereon at the Default Interest Rate from the Due Date for Other Additional Rent, but in any event without duplication for amounts for which Landlord seeks damages or indemnification under this Lease; provided , however , that any action taken by Landlord in accordance with this Section 23.2(b)(v) shall be made in compliance with Tenant’s reasonable rules with respect to the Leased Property;

(vi)           Costs of Collection .  Landlord shall be entitled to recover from Tenant all out-of-pocket costs and expenses, including reasonable attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Landlord in exercising its remedies under this Section 23.2(b ) as a result of such Tenant Event of Default, regardless of whether or not legal proceedings are actually commenced, subject to Section 26.9 of this Lease; and

(vii)          Observer Rights .  Without limiting Landlord’s rights under Section 26.7 , Landlord may, at its own cost and expense, designate an individual (the “ Landlord Observer ”) to observe the operation and use of the Leased Property on a day-to-day basis.  Tenant shall take such actions as may be necessary to reasonably accommodate the Landlord Observer on-site at the LTS Land, including by (A) providing office space and supplies for the Landlord Observer, (B) providing full, accurate, and reasonably prompt answers to questions by the Landlord Observer about the Leased Property and the operation and use thereof, (C) responding in a full, accurate, and reasonably prompt way to information requests from the Landlord Observer concerning the Leased Property and the operation and use thereof, and (D) providing the Landlord Observer with reasonable access to the Leased Properties and records relating to the operation and use thereof; provided , however , that the Landlord Observer shall abide by Tenant’s reasonable rules, including those governing matters of health, safety and security.

(c)                   No Waiver or Election of Remedies .  No delay or omission of Landlord to exercise any right or power accruing upon the occurrence and during the continuance of any Tenant Event of Default shall impair any other or subsequent Tenant Event of Default or impair any rights or remedies consequent thereto unless such Tenant Event of Default is cured.  Except with respect to the exclusivity of certain remedies as provided in Sections 23.2(a) and (b) , every power and remedy given by this Section to Landlord may be exercised from time-to-time, and as often as may be deemed expedient, by Landlord, subject at all times to Landlord’s right to change any course of action undertaken by Landlord.  Landlord hereby irrevocably waives and releases any and all rights and remedies with respect to any Tenant Event of Default other than as expressly granted in this Section 23.2   provided , however , that this sentence shall not be deemed to prohibit collection by Landlord of Base Rent and Additional Rent which has accrued or arisen during the Term, including indemnification claims which arose during the Term pursuant to Sections 21.1 and 22.3 , but without duplication of any amounts for which Landlord seeks damages or indemnification under this Lease

23.3                Landlord Events of Default .  Each of the following shall be an event of default under this Lease (each, a “ Landlord Event of Default ”):

(a)                  Monetary Defaults .  Landlord fails to make any payment due to Tenant under this Lease and such failure continues for fifteen (15) Business Days after Landlord’s receipt of written notice of such failure from Tenant;

(b)                  Representations .  Any representation or warranty made by Landlord under this Lease is false at the time made and which, individually or in the aggregate with respect to each other such false representation or warranty, is material;

(c)                  Certain Specified Landlord Defaults .  Any breach, default or failure of performance by Landlord under Sections 3.2(a) , 17.5(a)(i) , (ii) , or (iii) , or 27.2(a) or (b) , and such breach, default or failure of performance remains uncured for sixty (60) days after Landlord’s receipt of written notice of such breach, default or failure of performance;

(d)                  Landlord Default under the SNDA .  Any breach, default or failure of performance by Landlord under the SNDA, and such breach, default or failure of performance remains uncured for thirty (30) days after Landlord’s receipt of written notice of such breach, default or failure of performance;

(e)                  Control Covenants .  Any breach, default or failure of performance under (i) Section 17.5(a)(iv) or (ii) Sections 27.1(a) or (b) , and such breach, default or failure of performance remains uncured for sixty (60) days after Landlord’s receipt of written notice of such breach, default or failure of performance, provided , however , that with respect to any such breach, default or failure of performance, Landlord shall be deemed to have cured such breach, default or failure of performance so long as (A) the Transfer which gave rise to such breach, default or failure of performance is null and void ab initio under Landlord’s Governing Documents, (B) Landlord does not recognize any Landlord Equity Interest Owner who (or whose Beneficial Owner(s)) gave rise to such breach, default or failure of performance, and Landlord notifies such Landlord Equity Owner(s) in writing that the Transfer which gave rise to such breach, default or failure of performance is null and void, (C) Landlord does not pay or otherwise permit to be made any distribution or other funds or amounts to (I) the transferee of a Landlord Equity Owner if the Transfer to such transferee gave rise to such breach, default or failure of performance, or (II) to a Landlord Equity Interest Owner if one or more of its Beneficial Owner(s) gave rise to such breach, default or failure of performance, (D) Landlord does not make or permit to be made any allocations or other adjustments to the capital or similar account of a Landlord Equity Interest Owner(s) as a result of Landlord income, revenue, gains or otherwise if one or more of its Beneficial Owners gave rise to such breach, default or failure of performance, and (E) Landlord does not permit or allow a Landlord Equity Interest Owner(s) (if one or more of its Beneficial Owners gave rise to such breach, default or failure of performance) or its Beneficial Owner(s) to: (I) vote or have any influence or involvement in any governance matter, approval, consent or election with respect to Landlord, the Leased Property, Tenant or this Lease, (II) receive from Landlord or any of Landlord’s Beneficial Owners any financial or other information with respect to Landlord, Tenant, the Leased Property or this Lease, or (III) inspect the Leased Property or otherwise participate in any rights or benefits of Landlord under this Lease; provided , further , that even if the conditions in subsections (A)-(E) above remain satisfied, if any Person receives a final judgment holding that (X) such Transfer giving rise to such breach, default or failure of performance is enforceable and remains in effect, or (Y) any of the actions or conditions in subsections (A)-(E) , above must cease or are otherwise unenforceable, then such breach, default or failure of performance shall be deemed not to be cured for purposes of this Lease;

(f)                   Failure to Deliver Documents in Connection with a Required Sale to Tenant or its Designee .  Landlord fails to execute and deliver the documents required to Transfer the Leased Property to Tenant or its designee if Landlord has accepted Tenant’s purchase offer under Article XV or Article XVI, and such failure remains uncured for ten (10) Business Days after Landlord’s receipt of written notice of such failure from Tenant;

(g)                   Breach of ROFR Provisions .  Any breach, default or failure of performance by Landlord under Section 25.3 ( Transfer of Leased Property ROFR ) or Section 25.4 ( Lease of Leased Property ROFR ) and such breach, default or failure of performance remains uncured for ten (10) Business Days after Landlord’s receipt of written notice of such failure from Tenant;

(h)                  Other Landlord Covenant Defaults .  Landlord fails to observe or perform any other covenant of Landlord under this Lease in any material respect (i.e., other than those specified in other subsections of this Section 23.3 ) which failure continues for sixty (60) days after Landlord’s receipt of written notice of such breach from Tenant (or if the cure of such failure reasonably requires more than sixty (60) days to complete, if Landlord fails to commence the cure within such sixty (60) day period and thereafter to diligently pursue such cure to completion); or

(i)                    Debtor Relief Laws .  The filing by or against Landlord of a petition for relief under any Debtor Relief Laws (unless the same is dismissed within ninety (90) days after filing), or the appointment of a trustee or receiver to take possession of all, or substantially all, of Landlord’s assets or of Landlord’s interest in this Lease, where such appointment is not discharged in ninety (90) days after appointment of said trustee or receiver, or the voluntary filing of a petition for the appointment of the same.

23.4               Tenant’s Remedies for a Landlord Event of Default .

(a)                  Tenant Remedies .  Upon the occurrence and during the continuance of a Landlord Event of Default, with or without notice or demand, except such notice as may be required by statute and cannot be waived by Landlord and such notice as is specifically required by the terms of this Lease (all other notices being hereby waived), this Lease shall remain in full force and effect, Tenant shall be entitled to remain in possession of the Leased Property hereunder and shall remain obligated and liable for Tenant’s obligations hereunder (subject to Tenant’s offset rights set forth below), and Tenant shall have and may exercise the following remedies, concurrently, successively, or in any combination, Tenant hereby waiving all other rights and remedies to which Tenant may be entitled at law or in equity:

(i)              Amounts Due by Landlord under the Lease .  Tenant may collect and bring an action against Landlord for all amounts due, owing and unpaid by Landlord as of the date of such action, including Landlord’s indemnity obligations under this Lease with respect to matters or circumstances arising prior to the date of such action, but in any case without duplication for claims made under subsection (a)(ii) below;

(ii)             Damages .  Tenant may bring an action against Landlord for Tenant’s damages to the extent arising out of such Landlord Event of Default, but without duplication for other amounts and indemnities for which Landlord may be obligated under this Lease;

(iii)           Specific Performance .  Tenant may bring an action against Landlord for specific performance by Landlord of its unperformed obligations under this Lease, but without duplication for other amounts, damages and indemnities for which Landlord may be obligated under this Lease.  All covenants and agreements of Landlord in this Lease shall be deemed special, unique and extraordinary, and any breach of any covenant or agreement by Landlord shall be deemed to cause Tenant irreparable injury not properly compensable by damages in an action at law, such that the rights and remedies of Tenant may be enforced both at law or in equity;

(iv)           Self-Help .  Tenant may perform, on Landlord’s behalf, any unperformed covenant or obligation under this Lease constituting such Landlord Event of Default if such covenant or obligation remains unperformed on the date that is not less than ten (10) Business Days after entry of a final and non-appealable court order confirming such

Landlord Event of Default, in which event, Landlord shall reimburse Tenant for all reasonable costs, expenses and disbursements incurred by Tenant in doing so, plus together with interest thereon at the Default Interest Rate from the date which is ten (10) Business Days after Tenant makes a demand of Landlord for payment of same, but in any event without duplication for amounts for which Landlord seeks damages or indemnification under this Lease;

(v)             Enforcement Costs .  Tenant shall be entitled to recover from Landlord all out-of-pocket costs and expenses, including reasonable attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Tenant in exercising its remedies under this Section 23.4(a) as a result of such Landlord Event of Default, regardless of whether or not legal proceedings are actually commenced, subject to Section 26.9 of this Lease; and

(vi)           Right to Offset .  So long as no Level 1 Tenant Default has occurred and is continuing, in the event Landlord fails to pay to Tenant any amounts due to Tenant pursuant to subsections (i) , (ii) , (iii) , (iv) , or (v) , above, within ten (10) Business Days after written demand from Tenant, Tenant may offset such delinquent amounts, including interest thereon at the Default Interest Rate, from Base Rent otherwise due and owing by Tenant, whether previously or thereafter due and owing.

(b)                  Delays and Waivers of Other Remedies .  No delay or omission of Tenant to exercise any right or power accruing upon the occurrence and during the continuance of any Landlord Event of Default shall impair any other or subsequent Landlord Event of Default or impair any rights or remedies consequent thereto unless such Landlord Event of Default is cured.  Subject to the provisions of subsection (a) , above, which provide that such remedies are available without duplication of certain other claims, every power and remedy given by this Section 23.4 to Tenant may be exercised from time-to-time, and as often as may be deemed expedient, by Tenant, subject at all times to Tenant’s right to change any course of action undertaken by Tenant.  Tenant hereby irrevocably waives and releases any and all rights and remedies with respect to any Landlord Event of Default other than as expressly granted in this Section 23.4 , provided , however , that this sentence shall not be deemed to prohibit collection by Tenant of amounts due and owing from Landlord which payment obligation has accrued or arisen with respect to facts or circumstances during the Term, including indemnification claims which arose during the Term pursuant to Sections 21.2 and 22.4 , but without duplication of any such amounts or claims and such remedies.

23.5               Mitigation of Damages .  Notwithstanding anything to the contrary contained in this Article XXIII , (a) upon the occurrence of a Tenant Event of Default, Landlord shall be obligated to mitigate its damages hereunder, and (b) upon the occurrence of a Landlord Event of Default, Tenant shall be obligated to mitigate its damages hereunder.

ARTICLE XXIV
NOTICE

24.1               Notices .  Except where otherwise specifically provided in this Lease, all notices, demands, requests or other communications (each, a “ Notice ”) which either Party is required to or may desire to give to the other shall be in writing and shall be given by (a) personal delivery, (b) mailing a copy thereof by certified or registered mail, postage prepaid, return receipt requested, or (c) nationally recognized overnight courier service (such as FedEx or UPS), all charges prepaid, furnishing a receipt upon delivery, in each case addressed to the Party to whom the notice is directed at the notice address of such Party set forth below.  A notice given by a Party may be given, in addition to the methods set forth in the preceding sentence, via electronic mail, and any Notice sent by a Party via electronic mail shall be deemed to have been received by the addressee upon such Party sending the email to the addressee’s designated email address below, provided such Notice is also given via one of the methods set forth in the preceding sentence.  The notice address of each Party is:

Tenant :

Energy XXI GIGS Services, LLC
1021 Main Street, Suite 2626
Houston, TX 77002
Attn: Bo Boyd
Email Address: bboyd@energyxxi.com

With a copy to:

Energy XXI GIGS Services, LLC
1021 Main Street, Suite 2626
Houston, TX 77002
Attn: Hugh Menown
Email Address: hmenown@energyxxi.com

Landlord :

Grand Isle Corridor, LP
1100 Walnut, Suite 3350
Kansas City, MO 64106
Attn: Richard C. Green
Email Address: rick.green@corridortrust.com

With a copy to:

Husch Blackwell LLP
4801 Main Street, Suite 1000
Kansas City, MO 64112
Attn:  Steve Carman
Email Address: steve.carman@huschblackwell.com

The addresses to which notices and demands shall be delivered or sent may be changed from time-to-time by notice served by either Party upon the other as provided above.

24.2               Deemed Receipt .  Unless otherwise provided in this Lease, and except for deemed receipt of email notices as provided in Section 24.1 , notice shall be deemed to have been received by the addressee as follows:  (a) if a Notice is delivered in person, or sent by registered or certified mail, or nationally recognized overnight courier, upon receipt by the addressee or delivery to the address of the addressee; and (b) if the addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address  for which no Notice was given, then upon the rejection, refusal, or inability to deliver the Notice.

24.3               Delivery; Time of Notice .  Notwithstanding the foregoing, if any Notice is received after 5:00 p.m. on a Business Day where the addressee is located, or on a day that is not a Business Day where the addressee is located, then the Notice is deemed received at 9:00 a.m. local time on the next Business Day where the addressee is located.

ARTICLE XXV
RENEWAL AND END OF TERM OPTIONS, RIGHT OF FIRST REFUSAL, AND OTHER PREFERENTIAL PURCHASE RIGHTS

25.1               Renewal Option .

(a)                  Renewal Rights .  Provided no Level 1 Tenant Default has occurred and remains uncured as of the end of the Initial Term, Tenant shall have the right and option (the “ Renewal Option ”) to extend the term of the Lease with respect to all (but not less than all) of the Leased Property for an initial renewal term equal to the lesser of (i) nine (9) years and (ii) seventy-five percent (75%) of the expected remaining useful life of the Leased Property, as reasonably determined by Landlord in consultation with Tenant and a qualified consultant engineer (the “ Renewal Term ”).  Base Rent during the Renewal Term shall be the Fair Market Rent, determined as set forth below.

(b)                 Tenant Renewal Notice .  Prior to the date that is twenty-one (21) months before the end of the Initial Term (the “ Renewal Notice Date ”), Tenant may exercise its Renewal Option if Tenant and Landlord agree in writing upon the Fair Market Rent for the Renewal Term (the “ Agreed FMV Rent ”).

(c)                   Determination of Agreed Fair Market Rent .  Landlord and Tenant shall negotiate in good faith to reach agreement as to the Fair Market Rent and, if requested by Tenant, one or more Responsible Officers of Landlord shall meet with one or more Responsible Officers of Tenant at Tenant’s offices in Houston, Texas or such other location as the Parties shall mutually agree to conduct such negotiations in person.  The Agreed FMV Rent shall be the Base Rent for the Leased Property for the Renewal Term.  If Landlord and Tenant are unable to agree upon the Fair Market Rent on or prior to the Renewal Notice Date, Tenant may notify Landlord in writing on or prior to the Renewal Notice Date of its intent to exercise its Renewal Option subject to an acceptable determination of Fair Market Rent (such notice, a “ Fair Market Rent Determination Notice ”).  If Tenant does not deliver the Fair Market Rent Determination Notice on or before the Renewal Notice Date, Tenant will be deemed to have decided not to exercise the Renewal Option and the Lease will expire at the end of the Initial Term.  If Tenant delivers a Fair Market Rent Determination Notice to Landlord, then each of Landlord and Tenant shall submit to the other a notice (each, a “ Designation Notice ”) no sooner than fifteen (15) Business Days after

Tenant’s delivery of such Fair Market Rent Determination Notice and no later than thirty (30) Business Days after Tenant’s delivery of such Fair Market Determination Notice, (i) its good faith estimate of the Fair Market Rent during the Renewal Term (collectively referred to as the “ Estimates ”), and (ii) the name of the Independent Appraiser appointed by it to determine which of the two (2) Estimates most closely reflects the Fair Market Rent for the Leased Property during the Renewal Term, and Fair Market Rent shall be determined as follows:

(i)              If either Landlord or Tenant fails to appoint an Independent Appraiser within the fifteen (15) Business Day period referred to above, the Independent Appraiser appointed by the other Party shall be the sole Independent Appraiser for the purposes hereof and shall determine which of the two (2) Estimates most closely reflects the Fair Market Rent within twenty (20) Business Days after delivery of the Designation Notice appointing such Independent Appraiser, and the Estimate so chosen shall be binding on both Landlord and Tenant as the Base Rent for the Leased Property during the Renewal Term.

(ii)              If both Landlord and Tenant appoint an Independent Appraiser within the fifteen (15) Business Day period referred to above, Landlord’s and Tenant’s Independent Appraisers shall work together in good faith to agree upon which of the two (2) Estimates most closely reflects the Fair Market Rent for the Leased Property within twenty (20) Business Days after delivery of the later of the two Designation Notices appointing such Independent Appraisers.  The Estimate chosen by both such Independent Appraisers shall be binding on both Landlord and Tenant as the Base Rent for the Leased Property during the Renewal Term.

(iii)            If the two (2) Independent Appraisers have not both agreed upon which of the two (2) Estimates most closely reflects the Fair Market Rent by midnight on the date which is twenty (20) Business Days after delivery of the later of the two Designation Notices appointing such Independent Appraisers, then, within ten (10) Business Days after the expiration of such twenty (20) Business Day period, the two (2) Independent Appraisers shall select a third Independent Appraiser.  Once the third Independent Appraiser has been selected, then, as soon thereafter as practicable but in any case within fifteen (15) Business Days, the third Independent Appraiser shall make its determination of which of the two (2) Estimates most closely reflects the Fair Market Rent and such Estimate shall be binding on both Landlord and Tenant as the Base Rent for the Leased Property during the Renewal Term.  If the two (2) Independent Appraisers are unable to agree upon a third Independent Appraiser within such fifteen (15) Business Day period, the third Independent Appraiser shall be appointed as soon as possible by the American Arbitration Association (or any successor organization, or if no successor organization shall then exist, by a court of competent jurisdiction residing in Harris County, Texas, or such other jurisdiction as Landlord and Tenant mutually agree), subject to the qualification requirements set out herein.  In the event of the failure, refusal or inability of any Independent Appraiser to act, a new Independent Appraiser shall be appointed in its stead, which appointment shall be made in the same manner as set forth above for the appointment of such resigning Independent Appraiser.

(iv)           Notwithstanding the foregoing procedures of this Section 25.1(c) , Landlord and Tenant may terminate the foregoing procedures to determine the Fair Market Rent for the Renewal Term, if at any time during the process, they agree in writing as to what constitutes the Fair Market Rent for the Renewal Term and such determination shall be binding on both Landlord and Tenant as the Base Rent for the Leased Property during the Renewal Term.

(v)           The Parties shall share equally in the costs of the third Independent Appraiser.  The fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant shall be borne by the Party retaining the appraiser, counsel or expert.

(d)                 Tenant Right to Rescind Upon Final Determination of Fair Market Rent .  If Fair Market Rent is determined pursuant to subsection (c) above, then on or before the date which is thirty (30) days following the determination of the Fair Market Rent pursuant to subsection (c) above, Tenant shall elect, by written notice to Landlord, whether to (i) rescind Tenant’s election to extend the Lease for the Renewal Term, in which case Tenant shall be deemed to have elected not to extend the Lease for the Renewal Term (although to the extent that Tenant’s rescission notice is given after the date which would otherwise have been the commencement date of the Renewal Term, the Lease shall be deemed to have been extended for such period and Tenant’s possession during such period shall not constitute a default or “holding over” after the Term), or (ii) renew the Lease for the Renewal Term for the Fair Market Rent as so determined, in which case during the Renewal Term all of the terms and conditions of this Lease will continue in full force and effect, with Base Rent being determined as set forth in subsection (c) above.  Any failure of the Parties to determine Fair Market Rent within the timeframes set forth in this Section 25.1 shall not invalidate any of Tenant’s rights under this subsection (d) or any other provision of this Section 25.1 .  If Tenant fails to timely notify Landlord in writing of Tenant’s decision to rescind its extension notice or to renew the Lease as provided in this subsection (d) , Tenant will be deemed to have elected to rescind its election to extend the Lease for the Renewal Term as provided in subsection (i) above.  Upon expiration of the Term due to failure of Tenant to extend the Lease for the Renewal Term or actual or deemed rescission by Tenant of its election to so extend for the Renewal Term, (A) Landlord may (but shall not be obligated to) market the Leased Property for sale or lease, subject in each case to Sections 25.3 and 25.4 hereof, and (B) the Lease shall terminate except the provisions hereof which survive termination, including Sections 25.3 and 25.4 hereof.

(e)                  Payment of Renewal Term Base Rent Prior to Final Determination of Fair Market Rent .  In the event the procedures outlined in subsections (c) and (d) , above, are not completed and, therefore, the Fair Market Rent for the Renewal Term is not determined as of the end of the Initial Term, then Tenant shall pay Base Rent for the Leased Property during the Renewal Term based on the average of the Estimates provided by Landlord’s Independent Appraiser and Tenant’s Independent Appraiser.  If it is thereafter determined that the Fair Market Rent for the Renewal Term is an amount different than the amount paid by Tenant, the Fair Market Rent as so determined shall be effective from the date of commencement of the Renewal Term, and Tenant or Landlord, as the case may be, shall pay to the other Party, within twenty (20) Business Days after the determination of such Fair Market Rent for the Renewal Term, the difference between the rent payable based upon the Fair Market Rent for the Renewal Term as determined in accordance with the foregoing from the commencement date of the Renewal Term and the total Base Rent actually paid to the date of such payment.  If the amount due by Landlord to Tenant or Tenant to Landlord, as the case may be, under the foregoing sentence is not paid within such twenty (20) Business Day period, such amount shall thereafter bear interest from the Due Date for Other Additional Rent (with respect to payments by Tenant) or ten (10) Business Days following written demand from Tenant to Landlord (with respect to payments by Landlord) at a rate equal to the Default Interest Rate.

25.2               Tenant as Operator After Term .  If Landlord elects by written notice to Tenant given no later than ninety (90) days prior to the end of the Term, then following the termination of this Lease, Tenant or its Affiliate will   continue to operate the Leased Property, as an operator and not as a tenant, pursuant to the O&M Agreement for a period of up to two (2) years following the end of the Term, as specified in the notice from Landlord (and subject to the termination rights provided in the O&M Agreement).  In such event, Tenant or its Affiliate will have the right to use the Leased Property during such period   pursuant to an agreement to be negotiated at the time or pursuant to tariffs in effect during such period, and Tenant shall exercise such right by delivering written notice to Landlord within fifteen (15) days after the delivery of Landlord’s election notice to Tenant under this Section 25.2 .  Landlord will pay Tenant, as operator, not as Tenant, a monthly services fee specified in the O&M Agreement. Upon timely written request from Landlord or Tenant, as applicable, and as provided in this Section 25.2 , Landlord and Tenant shall execute and deliver the O&M Agreement and pay or cause to be paid the monthly services fee in connection therewith.

25.3                Right of First Refusal With Respect to the Transfer of All of the Leased Property .

(a)                   Limitations on Landlord Transfers .  Landlord covenants and agrees that (i) during the ROFR Transfer Period, Landlord shall not Transfer less than all of its right, title or interest in the Leased Property or this Lease, (ii) any Transfer of all of Landlord’s right, title and interest in the Leased Property and this Lease during the Term shall be subject to Section 17.5 and this Section 25.3 , and (iii) any Transfer of all of Landlord’s right, title and interest in the Leased Property and this Lease after the Current Lease Term End, but during the remainder of the ROFR Transfer Period, shall be subject to this Section 25.3 . Notwithstanding the foregoing, Landlord agrees that any Transfer of its right, title or interest in the Leased Property shall not be undertaken or completed as a means to (i) circumvent Landlord’s obligations under Sections 25.3 or 25.4 , or (ii) limit the rights of Tenant under Sections 25.3 and 25.4 .

(b)                  Transfers Subject to ROFR Rights .  If at any time or from time-to-time during the ROFR Transfer Period Landlord desires to Transfer or agrees to Transfer all of its right, title and interest in and to the Leased Property and in and under this Lease, in any such case to a Person that is not an Affiliate of Landlord and Landlord has received a Third Party Asset Offer with respect to such Transfer, then (subject to the immediately succeeding sentence of this Section 25.3(b) ), Landlord may not consummate such Transfer unless Landlord first complies with the terms and conditions of this Section 25.3 .  Notwithstanding the foregoing or anything in this Section 25.3 to the contrary, (i) Landlord shall not be permitted to consummate any Transfer of all or any portion of its right, title and interest in and to the Leased Property and in and under this Lease during the Term unless such Transfer is a Permitted Sale even if Tenant does not elect to exercise its right of first refusal under this Section 25.3 with respect to such Transfer, (ii) the restrictions on Transfers by Landlord under Section 17.5 shall not be applicable to any Transfer of Landlord’s right, title and interest in and to the Leased Property and in and under this Lease after the Term, although the prohibition on partial Transfers as set forth in subsection (a) , above, shall remain applicable during the remaining ROFR Transfer Period, and (iii) this Section 25.3 shall not be applicable, and Landlord shall not be required to comply with this Section 25.3 with respect to a proposed Transfer by Landlord of all or any portion of its right, title and interest in and to the Leased Property and in and under this Lease after the Term if this Lease has been terminated by Landlord pursuant to Section 23.2(a)(i) as a result of a Level 1 Tenant Default or if a Level 1 Tenant Default has occurred and is continuing.  Tenant’s rights under this Section 25.3 are absolute, appurtenant and shall run with the land with respect to the Leased Property and shall survive termination of this Lease for the ROFR Transfer Period.

(c)                   ROFR Asset Sale Notice .  If Landlord desires to accept a Third Party Asset Offer, then Landlord shall provide written notice to Tenant of the Third Party Asset Offer (an “ ROFR Asset Sale Notice ”).  The ROFR Asset Sale Notice shall include the following information:

(i)              a copy of the Third Party Asset Offer and any related documents (which must include an agreed upon form of contract);

(ii)             a package containing all information about the Leased Property that Landlord has provided to the proposed buyer;

(iii)           an identification of the direct and indirect owners of the proposed buyer  and information as to the business, character, reputation and financial capacity of the proposed buyer and the principals associated therewith to carry out the terms of the Third Party Asset Offer and, during the Term, to comply with all requirements of this Lease in the event such Transfer is consummated;

(iv)              such other documents and information as Tenant may reasonably request in order to clarify any terms of the offer with respect to which Tenant has reasonable questions; and

(v)              during the Term, such other documents and information as Tenant may reasonably require to evidence that the proposed Transfer will qualify as a Permitted Sale hereunder.

(d)                  ROFR Asset Offer .  The delivery of the ROFR Asset Sale Notice constitutes an offer (an “ ROFR Asset Offer ”) by Landlord to sell the Leased Property to Tenant in accordance with the following terms set forth in this Section 25.3 .

(e)                 Tenant Election .  Tenant will have fifteen (15) Business Days from the date of its receipt of the ROFR Asset Offer (the “ ROFR Asset Election Period ”) to elect to acquire the Leased Property pursuant to the purchase contract included in the Third Party Asset Offer.  If Tenant desires to acquire the Leased Property pursuant to such terms, then prior to the end of the ROFR Asset Election Period, Tenant must deliver a notice of acceptance (the “ ROFR Asset Acceptance Notice ”) to Landlord.  If Tenant rejects the Third Party Asset Offer or does not timely accept such offer, then Landlord may proceed to close on the Third Party Asset Offer with the proposed buyer in accordance with the substantially unmodified terms of the Third Party

Asset Offer only if such Transfer is completed prior to the later to occur of (i) sixty (60) days after the last day of the ROFR Asset Election Period and (ii) the date on which all regulatory approvals required to consummate such Transfer have been obtained (such dates in subsections (i) and (ii), as applicable, the “ ROFR Asset Transfer Deadline ”).  If the terms of such Transfer are modified pursuant to a Material Amendment or such Transfer is not completed by the ROFR Asset Transfer Deadline, then Tenant shall again have the opportunity to be the buyer under any Third Party Asset Offer, and Landlord must send Tenant a new ROFR Asset Sale Notice and comply again with this Section 25.3 upon receipt of any Third Party Asset Offer.  At no time during the Term (i) may Landlord elect to Transfer all or any portion of the Landlord Interests or any interest therein except pursuant to a Permitted Sale, whether or not Tenant has elected or rejected the ROFR Asset Offer, nor (ii) may any direct or indirect owner of any Landlord Equity Interest (which direct or indirect ownership interest in such Landlord Equity Interest constitutes such owner’s sole material asset) Transfer such direct or indirect ownership interest if the result of such Transfer would be that the Landlord Majority Owner would be a different Person (unless, with respect to such proposed Transfer, Tenant is afforded a right of first refusal substantially consistent with the right of first refusal in favor of Tenant under this Section 25.3 with respect to proposed Transfers of the Leased Property), and in either case, any such Transfer by Landlord in violation of this Section 25.3 or Section 17.5 shall be void ab initio . This restriction on Transfer and Tenant’s right of first refusal under this Section 25.3 are absolute, appurtenant, and shall run with the land with respect to the Leased Property and this Lease.

(f)                    Closing .  The closing of the purchase of the Leased Property by Tenant under this Section 25.3 will be held within sixty (60) days after the delivery of the ROFR Asset Acceptance Notice or such longer period as required to obtain any required regulatory approvals or to complete the process described in subsection (g) below, if applicable.  At the closing, Landlord will deliver conveyance documents, each in form and substance contemplated by the Third Party Asset Offer, to transfer the ownership of the Leased Property to Tenant.

(g)                  Determination of FMV of Non-Cash Consideration .  If any part of the consideration to acquire the Leased Property as described in the Third Party Asset Offer is not in cash, then before the end of the ROFR Asset Election Period, Tenant may also elect to have the Fair Market Value of such non-cash consideration (the “ Non-Cash Consideration ”) determined pursuant to this subsection (g) .  Landlord and Tenant shall negotiate in good faith to reach an agreement as to the Fair Market Value of the Non-Cash Consideration as of the date of the ROFR Asset Offer (the “ Non-Cash Consideration Value ”).  If Landlord and Tenant do not agree within ten (10) Business Days following the end of the ROFR Asset Election Period as to the deemed Non-Cash Consideration Value, then each of Landlord and Tenant shall submit to the other a notice within fifteen (15) Business Days following the end of the ROFR Asset Election Period, (A) its good faith estimate of the Non-Cash Consideration Value (collectively referred to as the “ FMV Estimates ”), and (B) the name of the Independent Appraiser appointed by it to determine which of the two (2) FMV Estimates most closely reflects the Fair Market Value of the Non-Cash Consideration, and Fair Market Value shall be determined as follows:

(i)              If either Landlord or Tenant fails to appoint an Independent Appraiser within the fifteen (15) Business Day period referred to above, the Independent Appraiser appointed by the other Party shall be the sole Independent Appraiser for the purposes hereof and shall determine which of the two (2) FMV Estimates most closely reflects the

Non-Cash Consideration Value within thirty (30) Business Days following the end of the ROFR Asset Election Period, and the FMV Estimate so chosen shall be binding on both Landlord and Tenant as the Non-Cash Consideration Value.

(ii)              If both Landlord and Tenant appoint an Independent Appraiser within the fifteen (15) Business Day period referred to above, Landlord’s and Tenant’s Independent Appraisers shall work together in good faith to agree upon which of the two (2) FMV Estimates most closely reflects the Fair Market Value of the Non-Cash Consideration within thirty (30) Business Days following the end of the ROFR Asset Election Period.  The FMV Estimate chosen by both such Independent Appraisers shall be binding on both Landlord and Tenant as the Non-Cash Consideration Value.

(iii)            If the two (2) Independent Appraisers have not both agreed upon which of the two (2) FMV Estimates most closely reflects the Fair Market Value of the Non-Cash Consideration by midnight on the date which is thirty (30) Business Days following the end of the ROFR Asset Election Period, then, within ten (10) Business Days after the expiration of such thirty (30) Business Day period, the two (2) Independent Appraisers shall select a third Independent Appraiser.  Once the third Independent Appraiser has been selected, then, as soon thereafter as practicable but in any case within fifteen (15) Business Days, the third Independent Appraiser shall make its determination of which of the two (2) FMV Estimates most closely reflects the Fair Market Value of the Non-Cash Consideration and such FMV Estimate shall be binding on both Landlord and Tenant as the Non-Cash Consideration Value.  If the two (2) Independent Appraisers are unable to agree upon a third Independent Appraiser within such fifteen (15) Business Day period, the third Independent Appraiser shall be appointed as soon as possible by the American Arbitration Association (or any successor organization, or if no successor organization shall then exist, by a court of competent jurisdiction residing in Harris County, Texas, or such other jurisdiction as Landlord and Tenant mutually agree), subject to the qualification requirements set out herein.  In the event of the failure, refusal or inability of any Independent Appraiser to act, a new Independent Appraiser shall be appointed in its stead, which appointment shall be made in the same manner as set forth above for the appointment of such resigning Independent Appraiser.

(iv)           Notwithstanding the foregoing procedures of this Section 25.3(g) , Landlord and Tenant may terminate the foregoing procedures to determine the Fair Market Value of the Non-Cash Consideration, if at any time during the process, they agree in writing as to what constitutes the Fair Market Value of the Non-Cash Consideration and such determination shall be binding on both Landlord and Tenant as the Non-Cash Consideration Value.

(v)            The Parties shall share equally in the costs of the third Independent Appraiser.  The fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant shall be borne by the Party retaining the appraiser, counsel or expert.

(vi)           Once the Non-Cash Consideration Value as of the date of the Third Party Asset Offer is determined pursuant to the procedures above and such determination is made known in writing to Tenant, then Tenant will have a right to do any of the following:  (A) rescind the ROFR Asset Acceptance Notice (in which event Landlord may proceed under Section 25.3(e) as if the ROFR Asset Acceptance Notice has not been given except that the sixty (60) day period referred to in Section 25.3(e) shall commence as of the date that Tenant elects to rescind the ROFR Asset Acceptance Notice), (B) not rescind the ROFR Asset Acceptance Notice but elect to not pay the Non-Cash Consideration to Landlord and instead pay the Non-Cash Consideration Value to Landlord, or (C) not rescind ROFR Asset Acceptance Notice and pay the Non-Cash Consideration (in addition to the cash consideration as specified in the Third Party Asset Offer) to Landlord.  Such election shall be made within ten (10) Business Days after the date the Independent Appraiser(s) advises Tenant and Landlord in writing of the Non-Cash Consideration Value, and if not timely made, Tenant shall be a deemed to have made an election under clause (A) above.

25.4                Right of First Refusal With Respect to a Landlord Lease Transaction .

(a)                   Limitations on Landlord Lease Transactions .  Landlord covenants and agrees that (i) Landlord shall not enter into (A) a Landlord Lease Transaction (I) during the ROFR Lease Period with respect to less than all of the Leased Property, nor (II) having a lease term which includes any portion of the Term, (ii) any Landlord Lease Transaction entered into during the Term but with a lease term that will begin after the end of the Term shall nevertheless be subject this Section 25.4 , and (iii) any Landlord Lease Transaction entered into during the ROFR Lease Period shall be subject to this Section 25.4 .

(b)                  Lease Transactions Subject to ROFR .  If at any time or from time-to-time (i) either (A) during the Term Landlord desires to enter into a Landlord Lease Transaction with a lease term which will begin after the end of the Term, or (B) during the ROFR Lease Period Landlord desires to enter into a Landlord Lease Transaction, in the case of either such clauses (A) or (B) to a Person that is not an Affiliate of Landlord and Landlord has received a Third Party Lease Offer with respect thereto, and (ii) the Lease was or is not terminated by Landlord pursuant to Section 23.2(a)(i) as a result of a Level 1 Tenant Default, then (I) Landlord may consummate such Landlord Lease Transaction only if Landlord complies with the terms and conditions of this Section 25.4 , and (II) Landlord may not enter into a Landlord Lease Transaction within two (2) years after the Current Lease Term End without complying with this Section 25.4 .  For the avoidance of doubt, if this Lease is terminated by Landlord pursuant to Section 23.2(a)(i) as a result of a Level 1 Tenant Default or if a Level 1 Tenant Default has occurred and is continuing, the provisions of this Section 25.4 shall not apply and Landlord may consummate a Landlord Lease Transaction without complying with the terms and conditions of this Section 25.4 .  This restriction on Landlord Lease Transactions and Tenant’s right of first refusal rights under this Section 25.4 are absolute, appurtenant, shall run with the land with respect to the Leased Property and this Lease, and survive termination of this Lease for the ROFR Lease Period.

(c)                  ROFR Lease Notice .  If Landlord desires to accept a Third Party Lease Offer, then Landlord shall provide written notice to Tenant of the Third Party Lease Offer (a “ ROFR Lease Notice ”).  The ROFR Lease Notice will include the following information:

(i)              a copy of the Third Party Lease Offer and any related documents (which must include an agreed upon form of lease);

(ii)             a package containing any information about the Leased Property that Landlord has provided to the proposed tenant, licensee or subtenant;

(iii)           such other documents and information as Landlord may reasonably request in order to clarify any terms of the offer with respect to which Landlord has reasonable questions; and

(iv)           an identification of the principals associated with the proposed tenant, licensee or subtenant under such Third Party Lease Offer and information as to the business, character, reputation and financial capacity of the proposed tenant, licensee or subtenant and the principals associated therewith to carry out the terms of the Third Party Lease Offer.

(d)                   ROFR Lease Offer .  The delivery of the ROFR Lease Notice constitutes an offer (a “ ROFR Lease Offer ”) by Landlord to lease the Leased Property to Tenant in accordance with the terms set forth in this Section 25.4 .

(e)                  Tenant ROFR Election .  Tenant will have a period of fifteen (15) Business Days from the date of its receipt of the ROFR Lease Offer (this 15-Business Day period is the “ ROFR Lease Election Period”) to elect to enter into the Landlord Lease Transaction pursuant to the form of lease included in the Third Party Lease Offer.  If Tenant desires to lease the Leased Property pursuant to such terms, then prior to the end of the ROFR Lease Election Period, Tenant must deliver a written notice of acceptance (the “ ROFR Lease Acceptance Notice ”) to Landlord.  If Tenant rejects the Third Party Lease Offer or does not timely accept such offer, then Landlord may proceed to close on the Third Party Lease Offer with the proposed tenant, licensee or subtenant in accordance with the substantially unmodified terms of the Third Party Lease Offer, provided , (A) that if such Landlord Lease Transaction does not occur prior to the later to occur of (i) sixty (60) days after the last day of the ROFR Lease Election Period and (ii) the date on which all regulatory approvals required to consummate such Landlord Lease Transaction have been obtained (such dates in subsections (i) and (ii) , as applicable, the “ ROFR Lease Transfer Deadline ”) or (B) if the terms of such Landlord Lease Transaction are modified pursuant to a Material Amendment, then Tenant shall again have the opportunity to be the tenant, licensee or subtenant under any Third Party Lease Offer, and Landlord must send Tenant a new ROFR Lease Notice and comply again with this Section 25.4 upon receipt of any new Third Party Lease Offer.  Any Landlord Lease Transaction in violation of this Section 25.4 shall be void ab initio .  This restriction on Landlord Lease Transactions is absolute, appurtenant, and shall run with the land with respect to the Leased Property.

(f)                   Closing .  A Landlord Lease Transaction of the Leased Property by Tenant under this Section (i) will be evidenced by the form of lease included in and which is a part of the ROFR Lease Notice, and (ii) such lease and any other documents required thereby shall be executed by Landlord and Tenant within thirty (30) days after the date of delivery of the ROFR Lease Acceptance Notice.  Notwithstanding the foregoing, Landlord and Tenant agree that no tenant guarantor or tenant guaranty, or landlord guarantor or landlord guaranty, shall be required unless as and to the extent required by the ROFR Lease Notice or the form of lease in the ROFR Lease Notice.

25.5               Application of Certain Right of First Refusal Rights to a Foreclosure Sale .  Notwithstanding anything to the contrary herein, Tenant’s right of first refusal under Section 25.3 hereof shall not be applicable to a Transfer of the Leased Property made pursuant to a foreclosure or deed in lieu of foreclosure with respect to a Permitted Landlord Lien.  For the avoidance of doubt, Tenant’s rights under both Section 25.3 and 25.4 shall survive any foreclosure sale or deed in lieu of foreclosure or similar conveyance with respect to the Leased Property and this Lease.

ARTICLE XXVI
MISCELLANEOUS PROVISIONS

26.1                Notice of Lease .  Simultaneously with the execution of this Lease, Landlord and Tenant shall execute and deliver the Notice of Lease and cause it to be recorded in the Official Public Records.  Upon termination of this Lease, upon the request of either Party, the other Party will execute an instrument in recordable form indicating that this Lease has been terminated.  No mortgages, deeds of trust, fixture filings, UCC financing statements or other Lien filings will be recorded by Landlord or any Landlord Lender in the Official Public Records or in personal property UCC records naming Tenant as a debtor with respect to any of the Leased Property, other than the Protective Mortgage and the Protective UCCs.

26.2                Force Majeure .  If either Party shall be delayed or hindered in, or prevented from, the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, riots, insurrection, war or other reasons of a like nature beyond the reasonable control of the Party delayed in performing work or doing acts required under the terms of this Lease (any such delay, hindrance or prevention being referred to as “ Force Majeure ”), then performance of such act shall be excused for the period of delay, and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay unless otherwise specifically provided to the contrary in this Lease.  The provisions of this Section shall not apply to delays in the payment of amounts due and owing by Tenant or Landlord hereunder or resulting from the inability of a Party to obtain financing or to satisfy its obligations under this Lease because of a lack of funds.

26.3               Consequential Damages .  Notwithstanding anything in this Lease to the contrary, in no event shall Landlord or Tenant be liable or responsible for (a) consequential, punitive, or indirect damages, or loss of profits, or (b) except to the extent not excluded from “Losses” in the definition of such term in this Lease, diminution in value under this Lease, and including with respect to both subsections (a) and (b) , any holding over by Tenant under Section 26.4 of this Lease.

26.4               Holding Over .  Except for continuations of Tenant’s occupancy after the Term pending determination of rent for the Renewal Term as provided in Section 25.1(e) , if Tenant remains in possession of any Leased Property after the expiration of the Term without having timely executed its right, if any, to extend the Term, such continuing possession shall create a month to month tenancy on the terms of this Lease except that the monthly Base Rental shall be

125% of the Base Rent applicable as of the end of the Term, and such tenancy may be terminated at the end of any month thereafter by either Party giving at least sixty (60) days’ notice to the other Party.

26.5               Quiet Enjoyment .  Landlord agrees that so long as this Lease is in effect, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Property and all rights of Tenant hereunder during the Term without any manner of hindrance or molestation from Landlord, Landlord Lender, or anyone claiming by, through or under Landlord or Landlord Lender.

26.6               Cost and Expense .  Wherever it is provided in this Lease that an act is to be undertaken by any Person, such act shall be done by such Person or caused to be done by such Person at no cost or expense to the other Party, other than any de minimis cost or expense, unless a contrary intent is expressed.

26.7               Access; Reporting .

(a)                  Access and Inspection Rights .  Landlord and Landlord Lender may, at their sole cost and expense, inspect the Leased Property during normal business hours at such locations where the same is located or kept in Tenant’s ordinary course of business, after not less than five (5) Business Days prior written notice to Tenant; provided , however , neither Landlord nor any Landlord Lender shall have any right to inspect any of the Leased Property without a representative of Tenant being present and Landlord and Landlord Lender shall abide by Tenant’s reasonable rules, including those governing matters of health, safety and security, when making such inspections; provided , further , that, unless (i) Tenant’s interest under this Lease has been assigned to a Person that is not a Permitted Tenant Transferee or (ii) a Level 1 Tenant Default has occurred and is continuing, and excluding inspections made with respect to restorations following a casualty or condemnation as such inspections are permitted by and pursuant to Article XV or Article XVI , Landlord Lender may inspect the Leased Property no more frequently than twice per calendar year and Landlord may inspect the Leased Property no more frequently than four times per calendar year.  Tenant shall use commercially reasonable efforts to cause its representative to be present for Landlord’s inspection when notice is given as required by this subsection (a) .  In the event Tenant is unable to provide a representative of Tenant to be present for a Landlord or Landlord Lender inspection at any time during a thirty (30) consecutive day period, Tenant shall pay to Landlord a $10,000 penalty.  Under no circumstances shall Landlord permit its inspection or any inspection by Landlord Lender to unreasonably interfere with Tenant’s ordinary operation of the Leased Property or with Tenant’s business.  Under no circumstances may Landlord or Landlord Lender permit any Disqualified Persons to inspect the Leased Property; provided , however , that if Tenant has not elected to renew this Lease beyond the end of the Initial Term, then commencing the last day on which the Renewal Option may be exercised, Landlord may allow a potential purchaser or replacement tenant of all or any part of the Leased Property (including a Disqualified Person) to accompany it in an inspection conducted under this Section, provided , that (x) any such Person shall execute a confidentiality agreement containing the restrictions on disclosure herein set forth prior to any such inspection, and (y) such inspections shall occur no more often than two (2) times in each calendar month through the end of the Initial Term.  For the avoidance of doubt, to the extent any inspection or access by Landlord or Landlord Lender of the Leased Premises requires access to any offshore platforms covered by the Multi-Platform Access Agreement, Landlord agrees, and shall cause each Landlord Lender to agree, that such access will be subject to the Multi-Platform Access Agreement. Landlord acknowledges and stipulates that Tenant may suffer irreparable harm in the event of a breach of the provisions of this Section 26.7(a) for which Tenant has no adequate remedy at law.  Therefore, in addition to all other remedies available pursuant to the terms of this Lease or at law, Tenant shall have the right to obtain immediate injunctive or other equitable relief upon a breach of this Section 26.7(a) .

(b)                  Tenant Reporting Obligations .  Tenant shall:

(i)               furnish to Landlord, not later than thirty (30) days after the end of each calendar month during the Term, a report (A) stating the Actual Oil Volume, Actual Oil Price, and Actual Oil Revenue for such month, (B) addressing the maintenance, operations, integrity management of the Liquids Transportation System during such month, (C) listing any capital expenditures made with respect to the Liquids Transportation System during such month, and (D) specifying the extent, if any, to which any customer, including any customer that is an Affiliate of Tenant, has not fully paid for its use of the Liquids Transportation System for such month, and (E) setting forth such additional information as Landlord may reasonably request from time to time;

(ii)              provide to Landlord the financial statements and Auditor’s Report provided for in paragraphs (iii) , (iv) and (v) of this Section prior to the date such financial statements must be filed by Landlord or Landlord Guarantor with the Securities and Exchange Commission, and will provide Landlord with its best estimate of the dates on which Tenant Guarantor plans to file its Forms 10-K and Forms 10-Q with the Securities and Exchange Commission at least five (5) days prior to any such filing date;

(iii)            not later than the date on which a large accelerated filer (as defined in the rules of the Securities and Exchange Commission) with a fiscal year ending on December 31   is required to file its Form 10-K with the Securities and Exchange Commission, including any extension permitted by Rule 12b-25 of the Exchange Act, cause Tenant Guarantor (or, if there is no Tenant Guarantor, then Tenant) to furnish to Landlord such Person’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for its most recently completed fiscal year, as well as related footnotes;

(iv)           not later than the date on which a large accelerated filer with a fiscal year ending on December 31 is required to file its Form 10-Q with the Securities and Exchange Commission, including any extension permitted by Rule 12b-25 of the Exchange Act, cause Tenant Guarantor (or, if there is no Tenant Guarantor, then Tenant) to furnish to Landlord such Person’s unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for its most recently completed fiscal quarter, as well as related footnotes;

(v)             if Landlord has advised Tenant in writing that Landlord or Landlord Guarantor is required to file an Auditor’s Report with respect to Tenant Guarantor’s (or Tenant’s) financial information delivered under Section 26.7(b)(iii) , in filings to be made by Landlord or Landlord Guarantor with the Securities and Exchange Commission, then Tenant Guarantor shall cause its auditor to provide the Auditor’s Report at the sole cost and expense of Landlord and Landlord Guarantor (which costs and expenses will be reimbursed by Landlord and Landlord Guarantor within thirty (30) days of receiving an invoice for such costs and expenses from Tenant or Tenant Guarantor);

(vi)           provide prompt written notice to Landlord of any failure by Tenant or Tenant Guarantor to pay any installment of principal or interest under its Material Debt when due if such failure is not cured or waived within the applicable grace period with respect to such Material Debt; and

(vii)          provide Landlord copies of all contracts (and amendments thereto) with (A) customers of the Liquids Transportation System and (B) providers of material goods and services used in connection with the operation, maintenance, and use of the Leased Property, where the amounts to be paid under such contracts exceed, or are expected by Tenant to exceed, $500,000.

(c)                   Financial statements, reports and other information required or permitted to be furnished by Tenant or Tenant Guarantor pursuant to this Lease, including the financial statements and other information furnished pursuant to this Section 26.7(b)(iii) and (iv) , may be submitted by Tenant or Tenant Guarantor by email addressed to Landlord.  In the event that any information or documents furnished by Tenant or Tenant Guarantor pursuant to this Lease is publicly available on the Securities and Exchange Commission EDGAR database (or any successor database), such documents or information shall be deemed to have been delivered to Landlord by Tenant on the date on which Tenant or Tenant Guarantor files such financial statements or other information with the Securities and Exchange Commission and provides notice to Landlord of such filing, which notice may be given by email.  In addition, Landlord agrees that if the issuer of the financial statements required to be delivered by paragraphs (iii) and (iv) of this Section is not a large accelerated filer, or has a fiscal year other than December 31, the Landlord and Landlord Guarantor will cooperate in good faith with the Tenant, including making appropriate request of the staff of the Securities and Exchange Commission, to permit the issuer required to provide such financial statements to do so on a schedule proposed by such issuer and reasonably acceptable to the Tenant, provided , that such schedule is approved by the staff of the Securities and Exchange Commission.

(d)                  Periodic Discussions .  In addition to the reports and statements to be delivered by Tenant pursuant to Section 26.7(b) ,   Landlord and Tenant agree, within fifteen (15) Business Days after the end of each calendar quarter during the Term, to convene a conference call with at least one Responsible Officer of each Party to discuss the operations and financial performance of the Liquids Transportation System, the reports and statements delivered by Tenant pursuant to Section 26.7(b) and other relevant information regarding the Leased Property, provided , however, that the Responsible Officers of Tenant may delegate participation in such calls to other representatives of Tenant who Tenant reasonably deems are appropriate to participate in discussions of the operation and performance of the Liquids Transportation System.

(e)                   Landlord Audit Right .  During the Term and for at least three (3) years thereafter, Tenant shall (i) maintain books and records sufficient to confirm (A) Tenant’s compliance with its obligations under this Lease and (B) that Variable Rent was correctly determined for each month during the Term, and (ii) permit Landlord or its designees or representatives, during normal business hours and upon at least five (5) Business Days’ prior notice, to audit such books and records for such purpose.  The cost of the audit will be reimbursed by Tenant if the audit uncovers any material breach of this Lease by Tenant or any material error or inaccuracy in the determination of Variable Rent.

26.8               Accord and Satisfaction .

(a)                   Landlord .  Acceptance by Landlord of any partial payment of any amount payable by Tenant hereunder shall not constitute an accord and satisfaction by Landlord of any of Tenant’s obligations hereunder and Landlord shall be entitled to collect from Tenant the balance of any amount remaining due.

(b)                  Tenant .  Acceptance by Tenant of any partial payment of any amount due from Landlord hereunder shall not constitute an accord and satisfaction by Tenant of any of Landlord’s obligations hereunder and Tenant shall be entitled to collect from Landlord the balance of any amount remaining due.

26.9               Prevailing Party .  If any action at law is necessary to enforce or interpret the terms of this Lease, the prevailing Party shall be entitled to reasonable attorneys’ fees and costs of the proceeding up to and including all trial and appellate levels in addition to any other relief to which it may be entitled.  If any action in equity is necessary to enforce or interpret the terms of this Lease, the prevailing Party shall be entitled to reasonable attorneys’ fees and costs up to and including all trial and appellate levels in addition to any other relief to which it may be entitled.  For purposes of this Section, a Party will be considered to be the “prevailing party” if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such Party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the Party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other Party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

26.10             Confidentiality .

(a)                  General Confidentiality Provisions .  Landlord shall, and shall cause any Person receiving Proprietary Information or other Confidential Information directly or indirectly from Landlord, to hold all Proprietary Information and other Confidential Information in strict confidence.  Subject to subsection (b) , below, (i) Landlord may disclose Proprietary Information and other Confidential Information only to the Landlord Parent, Landlord Lenders and prospective Landlord Lenders, holders of Landlord Equity Interests and prospective holders of Landlord Equity Interests, and any prospective purchaser of the Leased Property and, on a need to know basis, to their respective Affiliates, directors, officers, employees, accountants, legal counsel and other advisors who are involved in the administration, analysis and accounting for this Lease, and (ii) in the event Tenant is no longer, or in Landlord’s reasonable determination Tenant will in the next six (6) months no longer be, the operator of the Leased Property,

Landlord may disclose to a prospective or actual successor operator of the Liquids Transportation System and its advisors and consultants the Records and such other portions of the Proprietary Information and other Confidential Information as are necessary or prudent to permit them to safely and effectively manage and operate the Leased Property, provided , that in the case of both subsections (i) and (ii) , Landlord shall be responsible for the compliance by each such Person to whom disclosure is made with the confidentiality provisions of this Section 26.10 (including the acknowledgments and stipulations under subsection (c) of this Section), and Landlord shall remain liable for any breach of the provisions of this Section   by any such Person.  Neither Landlord nor any Person to whom disclosure is made pursuant to this subsection (a) may disclose Proprietary Information or other Confidential Information to any other Person or entity except  (A) to the extent required by any regulatory authority, (B) to the extent required by applicable laws or regulations or by subpoena or similar legal process, in each case after adequate notice to Tenant in order to allow Tenant to seek a protective order or other protection therefor, (C) with the prior written consent of Tenant, (D) to the extent such information becomes publicly available other than as a result of a breach of this Section, or (E) to the extent disclosure of such Proprietary Information or other Confidential Information by CorEnergy (or any successor Landlord Parent) is necessary or appropriate pursuant to the provisions of the federal securities laws or the rules or regulations promulgated thereunder.  For the avoidance of doubt, nothing contained in this Section 26.10 shall limit the ability of Tenant or any of its Affiliates to disclose Proprietary Information or other Confidential Information.

(b)                  Special Restrictions Regarding Proprietary Information .  Notwithstanding anything to the contrary set forth in this Section 26.10 or elsewhere in this Lease, no Proprietary Information may, under any circumstance at any time during this Lease or following its termination, be (i) disclosed to any Person who, at the time of such disclosure, is a Disqualified Person, or (ii) disclosed in any document, agreement or exhibit filed pursuant to the federal securities laws or any rules or regulations promulgated thereunder.

(c)                  Survival, Specific Performance and Equitable Remedies .  The obligations under this Section 26.10 of Landlord, and of all Persons to whom Confidential Information or Proprietary Information is disclosed, shall survive the expiration and termination of this Lease.  Landlord acknowledges and stipulates (and all Persons to whom Confidential Information or Proprietary Information is disclosed shall be deemed to acknowledge and stipulate) that Tenant may suffer irreparable harm in the event of a breach of the provisions of this Section 26.10 by Tenant, or by a disclosure of Confidential Information or Proprietary Information by any other Person to whom Confidential Information or Proprietary Information is disclosed hereunder, in each case for which Tenant has no adequate remedy at law.  Therefore, in addition to all other remedies available pursuant to the terms of this Lease or at law, Tenant shall have the right to obtain immediate injunctive or other equitable relief upon a breach of this Section 26.10 by Landlord or any other Person to whom Confidential Information or Proprietary Information is disclosed.

26.11             Consent of Landlord and Tenant .  Unless specified otherwise herein and except for consents or approvals for which a specific standard is expressly set forth herein (such as “not unreasonably withheld”, “sole discretion”, etc.) and specific provisions which describe the issues which may be considered when making or withholding approval (for example, Permitted Tenant Transferee, etc.), Landlord’s consent to any request of Tenant shall not be unreasonably withheld, conditioned, or delayed and Tenant’s consent to any request of Landlord shall not be unreasonably withheld, conditioned, or delayed.

26.12             Permitted Tenant Contests .  Tenant shall not be required to pay any cost, expense or charge or perform any obligation, including any Corrective Action, so long as Tenant contests in good faith and at its own expense the amount or validity thereof by appropriate proceedings which shall operate to prevent the collection thereof or realization thereon and the sale, foreclosure or forfeiture of the Leased Property or any part thereof to satisfy the same, and Tenant shall have furnished any security as may be required in the applicable proceeding, and, pending any such proceedings, Landlord shall not have the right to pay or perform the same.  In no event shall the manner in which Tenant pursues any such contest exacerbate in any material respect the risk to Landlord of civil or criminal liability, penalty or sanction, in addition to such risks as may exist for the matters that are the subject of such contest prior to such contest, and except for liabilities, penalties or sanctions for which Tenant may, and in fact does, post a bond.  Further, the manner in which Tenant pursues any such contest shall not exacerbate in any material respect the risk to Landlord of defeasance of its interest in the Leased Property in addition to the risk of such defeasance as may exist for the matters that are the subject of such contest prior to such contest and except for such risk which Tenant may, and in fact does, bond around.  Tenant shall use commercially reasonable efforts to diligently prosecute any such contest to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations and to discontinue any such contest at any time.  Tenant shall promptly after the final determination of such contest, fully pay any amounts determined to be payable thereon or fully perform any obligations to be performed thereon, together will all penalties, fines, interest, costs and expenses resulting from such contest.  Upon Tenant’s request, Landlord shall prosecute such contest, if required by Applicable Legal Requirements, at no cost or expense to Landlord other than de minimis cost or expense.  Upon reasonable request of Landlord at any time or from time-to-time, Tenant shall provide a written report to Landlord regarding the status of any such contests.

26.13             Waiver .  Failure of either Party to complain of any act or omission by the other Party, no matter how long the same may continue, shall not be deemed to be a waiver by the Party of any of its rights hereunder.  No waiver by either Party at any time, whether express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision.  All rights and remedies which either Party may have under this Lease or by law upon a breach hereunder shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other.  Except as and to the extent this Lease provides that certain rights or remedies are limited or exclusive, no right or remedy, whether exercised by a Party or not, shall be deemed to be in exclusion of any other right or remedy and any two (2) or more or all of such rights and remedies may be exercised at the same time, but without duplication of recovery for any such matter.

26.14             Interpretation .  If any provision of this Lease or the application of any provision to any Person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Lease or the application of such provision to any other Person or circumstance, all of which other provisions shall remain in full force and effect.  It is the intention of the Parties that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, the provision shall have the meaning which renders it valid.  This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the Party drafting or causing the drafting of the provision in question.

26.15             No Derivative Liability .  Notwithstanding anything set forth in this Lease or otherwise, no direct or indirect (through tiered ownership or otherwise) advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, partner, member, owner, investor, representative or agent of a Party or its applicable Affiliates shall have any personal liability, directly or indirectly, under or in connection with this Lease, the Tenant Guaranty, or the Landlord Guaranty or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and the other Party and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the assets of such Party or its applicable Affiliates for the payment of any claim or for any performance, and each other Party, on behalf of itself and its successors and assigns, hereby waive any and all such personal liability.  Nothing in this Section 26.15 is intended or shall be deemed to impair or limit the liability of any Person under any Landlord Guaranty, any Tenant Guaranty, or any guaranty agreement executed and delivered in connection with the Purchase Agreement.

26.16             Successors and Assigns .  The words “ Landlord ” and “ Tenant ” and the pronouns referring thereto, as used in this Lease, shall mean where the context requires or admits, the Persons named herein as Landlord and as Tenant respectively, and (subject to the provisions hereof prohibiting certain Transfer, leases, subleases, assignments and Liens) their respective successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter.  The agreements and conditions to be performed by Landlord shall be binding upon Landlord and its successors and assigns and shall inure to the benefit of Tenant and its successors and assigns, and the agreements and conditions to be performed by Tenant shall be binding upon Tenant and its successors and assigns and shall inure to the benefit of Landlord and its successors and assigns.

26.17             No Offer; Entire Agreement .  This Lease is transmitted for examination only and does not constitute an offer to lease and shall become effective only upon execution and unconditional delivery by Landlord and Tenant and delivery of the Landlord Guaranty and the Tenant Guaranty required hereby.  This instrument, the Purchase Agreement, and the SNDA contain the entire and only agreement between the Parties, and no oral statements or representations or prior written matter not contained in this Lease or any such other documents shall have any force or effect.  This Lease shall not be modified in any way except by a writing subscribed by both Parties.

26.18             Headings .  The headings for the various articles and sections of this Lease are used only as a matter of convenience for reference and are not to be considered a part of this Lease or used in determining the intent of the Parties to this Lease.

26.19            Counterparts .  This Lease may be executed in one or more counterparts, any one or all of which shall constitute one and the same instrument.

26.20            Governing Law; Venue; Service of Process; Waiver of Jury Trial .

(a)                 THIS LEASE AND ANY DISPUTES, CLAIMS OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS LEASE (WHETHER SOUNDING IN CONTRACT OR TORT LAW) SHALL BE GOVERNED BY THE LAW OF THE STATE OF LOUISIANA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b)                  EACH OF LANDLORD AND TENANT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF ANY LOUISIANA STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF LOUISIANA AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)                   EACH OF LANDLORD AND TENANT HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, AT THE ADDRESS SPECIFIED IN ARTICLE XXIV HEREOF.

(d)                   EACH OF LANDLORD AND TENANT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LEASE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LEASE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

26.21            Time of the Essence .  TIME IS OF THE ESSENCE AS TO ANY ACT TO BE PERFORMED WITHIN A SPECIFIC TIME FRAME UNDER THIS LEASE.

26.22            Estoppel Certificates .

(a)                  Tenant agrees upon not less than fifteen (15) days’ prior notice by Landlord or any Landlord Lender to execute, acknowledge and deliver to Landlord or the Landlord Lender a statement in writing by Tenant in substantially the form of Exhibit O .  If Tenant is required to provide such certificate more than twice in any twelve (12) month period, Landlord shall pay Tenant a processing fee of $500 for each additional certificate requested in such twelve (12) month period.

(b)                  Landlord agrees upon not less than fifteen (15) days’ prior notice by Tenant to execute, acknowledge and deliver to Tenant or to such party as Tenant may designate a statement in writing by Landlord similar to the form of Exhibit P   (with appropriate changes to reflect that it is being signed by Landlord).  If Landlord shall be required to provide such certificate more than twice in any twelve (12) month period, Tenant shall pay Landlord a processing fee of $500 for each additional certificate requested in such twelve (12) month period.

ARTICLE XXVII
OTHER AGREEMENTS OF LANDLORD

27.1                Landlord Covenants .  At all times during the Term, Landlord covenants and agrees as follows:

(a)                   Landlord Majority Owner .  There shall always be a Landlord Majority Owner.

(b)                  Notice of Issuance of Equity Investor Interests .  Notice shall be given to Tenant of any issuance by Landlord of any Equity Investor Interests after the date of this Lease.  Such notice shall be given not less than fifteen (15) Business Days prior to such issuance (ten (10) Business Days in the case of issuance to a Landlord Equity Interest Owner) and shall contain the information that is required for notices that are given pursuant to Section 17.5(c)(ii) .

(c)                   Notice of Landlord Loan Default .  Landlord shall promptly advise Tenant in writing of any breach, default or failure of performance under any Landlord Loan Document, and immediately provide Tenant a copy of any written notice of default or intent to enforce remedies given by or on behalf of any Landlord Lender with respect to any Landlord Indebtedness or under any Landlord Loan Document.

(d)                  Maintenance of Existence .  Landlord shall at all times (i) maintain its existence in good standing under the laws of the State of its organization, (ii) be qualified to do business in the State of Louisiana, and (iii) except to the extent it is prohibited by this Lease from doing so without Tenant’s consent and Tenant fails to give such consent, maintain and renew all of its respective rights, powers, privileges and franchises except where the failure to do so would not have a material adverse effect on Landlord’s ability to perform its obligations under this Lease or on Tenant’s ability to possess and operate the Leased Property in accordance with the terms and conditions of this Lease.

(e)                   Landlord Compliance with Law; Permitted Landlord Contests .  Subject to Section 11.1 hereof, Landlord shall comply with all Applicable Legal Requirements relating to Landlord except where (i) Tenant is contesting such Applicable Legal Requirements in accordance with a Permitted Tenant Contest, or (ii) such failure to do so results from a Tenant Event of Default.  For purposes hereof, “ Permitted Landlord Contest ” means (but subject to

  Section 11.1 ) a Landlord contest of (A) an Applicable Legal Requirement, or (B) a Lien on Landlord’s right, title or interest in this Lease, in either case in good faith and at its own expense by appropriate proceedings which shall operate to prevent the immediate application of such Applicable Legal Requirements or Lien and the sale, foreclosure or forfeiture of the Leased Property or the Landlord’s interest in this Lease or Tenant’s leasehold estate therein or hereunder or Tenant’s use or operation of the Leased Property, or any part thereof, and Landlord shall have furnished any security as may be required in the applicable proceeding and in accordance with the remainder of this subsection (e) .  In no event shall any Permitted Landlord Contest be undertaken in violation of Article XI .  Further, in no event shall the manner in which Landlord pursues any such contest exacerbate in any material respect the risk to Tenant of civil or criminal liability, penalty or sanction, in addition to such risks as may exist for the matters that are the subject of such contest prior to such contest, and except for liabilities, penalties or sanctions for which Landlord may, and in fact does, post a bond.  Further, the manner in which Landlord pursues any such contest shall not exacerbate in any material respect the risk to Tenant of defeasance of its interest in the Leased Property or impair its use or operation thereof in addition to the risk of such defeasance or impairment as may exist for the matters that are the subject of such contest prior to such contest and except for such risk which Landlord may, and in fact does, bond around.  Landlord shall use commercially reasonable efforts to diligently prosecute any such contest to a final conclusion, except that Landlord shall have the right to attempt to settle or compromise such contest through negotiations and to discontinue any such contest at any time.  Landlord shall promptly after the final determination of such contest, fully pay any amounts determined to be payable thereon or fully perform any obligations to be performed thereon, together will all penalties, fines, interest, costs and expenses resulting from such contest.  Landlord shall prosecute any such Permitted Landlord Contest at no cost or expense to Tenant other than de minimis costs and expenses.  Upon reasonable request of Tenant at any time or from time-to-time, Landlord shall provide a written report to Landlord regarding the status of any such contests.

(f)                   Debtor Relief Laws .  Landlord shall not voluntarily take any action that shall, or cause any action to be taken that is intended to, submit Landlord, as debtor, to any proceeding under any Applicable Legal Requirements involving bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally.

ARTICLE XXVIII
OTHER AGREEMENTS OF TENANT

28.1               Tenant Covenants .  At all times during the Term, Tenant covenants and agrees as follows:

(a)                  Change of Ownership .  Except as otherwise permitted under this Lease, Tenant shall not permit to occur any change of direct or indirect ownership of Tenant as a result of a merger, consolidation, reorganization, sale, distribution, contribution or other transfer of assets or equity interests, or public offering of common stock or other equity interests, or a joint venture, if following such change, Tenant and the Person that owns all or substantially all of Tenant’s or its Affiliates’ oil production assets and related rights in connection with which the Leased Property is used are not the same Person or are not Affiliates.

(b)                  Sole Purpose Entity .  Tenant has not engaged in any activity other than activities relating to or in connection with this Lease and the transactions contemplated hereby.

(c)                  Governing Documents .

(i)              Subject to clause (ii) below, Tenant’s Governing Documents shall be in the form attached hereto as Exhibit Q .

(ii)            Tenant shall not permit any of its Governing Documents to be amended or restated without Landlord’s prior written consent.  Landlord may grant or withhold such consent in its sole discretion, except that Landlord may not unreasonably withhold such consent to any amendment or restatement made solely for administrative purposes (e.g., to change Tenant’s name or registered agent and address, or to accommodate a change in the form of organization of Tenant to an entity other than a Delaware limited liability company, provided such change does not substantively modify the governance requirements of, or change the authorized purposes of, Tenant).

(iii)           Tenant shall deliver or cause to be delivered to Landlord any proposed amendments or restatements of Tenant’s Governing Documents at least ten (10) Business Days prior to the execution thereof.

(iv)          Tenant shall, and shall cause its parent company Affiliates to, comply with Tenant’s Governing Documents and the requirements of this Article XVIII .

(d)                  Maintenance of Existence .  Tenant shall at all times be an entity organized under the laws of a state in the United States of America.  Tenant shall at all times (i) maintain its existence in good standing under the laws of the state of its organization, (ii) be qualified to do business in the State of Louisiana, and (iii) except to the extent it is prohibited by this Lease from doing so without Landlord’s consent and Landlord fails to give such consent, maintain and renew all of its respective rights, powers, privileges and franchises except where the failure to do so would not have a material adverse effect on Tenant’s ability to perform its obligations under this Lease or on Tenant’s ability to possess and operate the Leased Property in accordance with the terms and conditions of this Lease.

(e)                  Debtor Relief Laws .  Tenant shall not voluntarily take any action that shall, or cause any action to be taken that is intended to, submit Tenant, as debtor, to any proceeding under any Applicable Legal Requirements involving bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally.

(f)                   Certification.  Tenant shall, at Landlord’s written request from time to time, promptly deliver to Landlord a certificate from a Responsible Person of Tenant certifying that Tenant is in compliance with this Article XXVIII .

[Remainder of Page Intentionally Blank. Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Lease to be duly executed as of the date first above written.

LANDLORD:

GRAND ISLE CORRIDOR, LP,
a Delaware limited partnership

By: GRAND ISLE GP, INC., a Delaware corporation, its sole general partner

/s/ Richard C. Green

Name: Richard C. Green

Title: Chairman

[Signature page to Lease]

TENANT:

ENERGY XXI GIGS SERVICES, LLC,
a Delaware limited liability company

/s/ Antonio de Pinho

Name: Antonio de Pinho

Title: President

[Signature page to Lease]

Exhibit A

to the Lease

Base Oil Revenue and Minimum Rent

See attached.

Confidential Treatment Requested.  Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Omissions are designated as “[Redacted].”

Contract Year	Contract Month	Contract Month End	Brent Futures Price as of 4/20/15	Average Brent Price For Contract Year	Base Oil Volume Per Month [1]	Trailing Average Base Oil Volume [2]	Base Oil Revenue [3]		Minimum Rent
1	1	7/31/2015	$64.23	$66.89	[Redacted]	[Redacted]	$	[Redacted]	$2,625,417
1	2	8/31/2015	$64.91	$66.89	[Redacted]	[Redacted]	$	[Redacted]	$2,625,417
1	3	9/30/2015	$65.50	$66.89	[Redacted]	[Redacted]	$	[Redacted]	$2,625,417
1	4	10/31/2015	$66.03	$66.89	[Redacted]	[Redacted]	$	[Redacted]	$2,625,417
1	5	11/30/2015	$66.51	$66.89	[Redacted]	[Redacted]	$	[Redacted]	$2,625,417
1	6	12/31/2015	$66.93	$66.89	[Redacted]	[Redacted]	$	[Redacted]	$2,625,417
1	7	1/31/2016	$67.31	$66.89	[Redacted]	[Redacted]	$	[Redacted]	$2,625,417
1	8	2/29/2016	$67.64	$66.89	[Redacted]	[Redacted]	$	[Redacted]	$2,625,417
1	9	3/31/2016	$67.95	$66.89	[Redacted]	[Redacted]	$	[Redacted]	$2,625,417
1	10	4/30/2016	$68.28	$66.89	[Redacted]	[Redacted]	$	[Redacted]	$2,625,417
1	11	5/31/2016	$68.56	$66.89	[Redacted]	[Redacted]	$	[Redacted]	$2,625,417
1	12	6/30/2016	$68.82	$66.89	[Redacted]	[Redacted]	$	[Redacted]	$2,625,417
2	13	7/31/2016	$69.07	$70.17	[Redacted]	[Redacted]	$	[Redacted]	$2,826,250
2	14	8/31/2016	$69.30	$70.17	[Redacted]	[Redacted]	$	[Redacted]	$2,826,250
2	15	9/30/2016	$69.52	$70.17	[Redacted]	[Redacted]	$	[Redacted]	$2,826,250
2	16	10/31/2016	$69.74	$70.17	[Redacted]	[Redacted]	$	[Redacted]	$2,826,250
2	17	11/30/2016	$69.92	$70.17	[Redacted]	[Redacted]	$	[Redacted]	$2,826,250
2	18	12/31/2016	$70.10	$70.17	[Redacted]	[Redacted]	$	[Redacted]	$2,826,250
2	19	1/31/2017	$70.28	$70.17	[Redacted]	[Redacted]	$	[Redacted]	$2,826,250
2	20	2/28/2017	$70.46	$70.17	[Redacted]	[Redacted]	$	[Redacted]	$2,826,250
2	21	3/31/2017	$70.65	$70.17	[Redacted]	[Redacted]	$	[Redacted]	$2,826,250
2	22	4/30/2017	$70.87	$70.17	[Redacted]	[Redacted]	$	[Redacted]	$2,826,250
2	23	5/31/2017	$71.03	$70.17	[Redacted]	[Redacted]	$	[Redacted]	$2,826,250
2	24	6/30/2017	$71.12	$70.17	[Redacted]	[Redacted]	$	[Redacted]	$2,826,250
3	25	7/31/2017	$71.22	$71.78	[Redacted]	[Redacted]	$	[Redacted]	$2,854,667
3	26	8/31/2017	$71.32	$71.78	[Redacted]	[Redacted]	$	[Redacted]	$2,854,667
3	27	9/30/2017	$71.42	$71.78	[Redacted]	[Redacted]	$	[Redacted]	$2,854,667
3	28	10/31/2017	$71.52	$71.78	[Redacted]	[Redacted]	$	[Redacted]	$2,854,667
3	29	11/30/2017	$71.61	$71.78	[Redacted]	[Redacted]	$	[Redacted]	$2,854,667
3	30	12/31/2017	$71.69	$71.78	[Redacted]	[Redacted]	$	[Redacted]	$2,854,667
3	31	1/31/2018	$71.85	$71.78	[Redacted]	[Redacted]	$	[Redacted]	$2,854,667
3	32	2/28/2018	$71.95	$71.78	[Redacted]	[Redacted]	$	[Redacted]	$2,854,667
3	33	3/31/2018	$72.05	$71.78	[Redacted]	[Redacted]	$	[Redacted]	$2,854,667
3	34	4/30/2018	$72.14	$71.78	[Redacted]	[Redacted]	$	[Redacted]	$2,854,667
3	35	5/31/2018	$72.23	$71.78	[Redacted]	[Redacted]	$	[Redacted]	$2,854,667
3	36	6/30/2018	$72.32	$71.78	[Redacted]	[Redacted]	$	[Redacted]	$2,854,667
4	37	7/31/2018	$72.41	$72.86	[Redacted]	[Redacted]	$	[Redacted]	$2,860,917
4	38	8/31/2018	$72.50	$72.86	[Redacted]	[Redacted]	$	[Redacted]	$2,860,917
4	39	9/30/2018	$72.58	$72.86	[Redacted]	[Redacted]	$	[Redacted]	$2,860,917
4	40	10/31/2018	$72.66	$72.86	[Redacted]	[Redacted]	$	[Redacted]	$2,860,917
4	41	11/30/2018	$72.74	$72.86	[Redacted]	[Redacted]	$	[Redacted]	$2,860,917
4	42	12/31/2018	$72.82	$72.86	[Redacted]	[Redacted]	$	[Redacted]	$2,860,917
4	43	1/31/2019	$72.91	$72.86	[Redacted]	[Redacted]	$	[Redacted]	$2,860,917
4	44	2/28/2019	$72.99	$72.86	[Redacted]	[Redacted]	$	[Redacted]	$2,860,917
4	45	3/31/2019	$73.07	$72.86	[Redacted]	[Redacted]	$	[Redacted]	$2,860,917
4	46	4/30/2019	$73.15	$72.86	[Redacted]	[Redacted]	$	[Redacted]	$2,860,917
4	47	5/31/2019	$73.23	$72.86	[Redacted]	[Redacted]	$	[Redacted]	$2,860,917
4	48	6/30/2019	$73.31	$72.86	[Redacted]	[Redacted]	$	[Redacted]	$2,860,917

1 EXXI Base Oil Volume (bbls/year) From LOI divided by 12

2 Starting in Contract Month 13, calculated as average of Base Oil Volume Per Month of current month and preceding five months.

3 Base Oil Revenue = Average Brent Price For Contract Year multiplied by Trailing Average Base Oil Volume

Confidential Treatment Requested.  Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Omissions are designated as “[Redacted].”

Contract Year	Contract Month	Contract Month End	Brent Futures Price as of 4/20/15	Average Brent Price For Contract Year	Base Oil Volume Per Month [1]	Trailing Average Base Oil Volume [2]	Base Oil Revenue [3]		Minimum Rent
5	1	7/31/2019	$73.36	$73.64	[Redacted]	[Redacted]	$	[Redacted]	$3,223,917
5	2	8/31/2019	$73.41	$73.64	[Redacted]	[Redacted]	$	[Redacted]	$3,223,917
5	3	9/30/2019	$73.46	$73.64	[Redacted]	[Redacted]	$	[Redacted]	$3,223,917
5	4	10/31/2019	$73.51	$73.64	[Redacted]	[Redacted]	$	[Redacted]	$3,223,917
5	5	11/30/2019	$73.55	$73.64	[Redacted]	[Redacted]	$	[Redacted]	$3,223,917
5	6	12/31/2019	$73.59	$73.64	[Redacted]	[Redacted]	$	[Redacted]	$3,223,917
5	7	1/31/2020	$73.65	$73.64	[Redacted]	[Redacted]	$	[Redacted]	$3,223,917
5	8	2/29/2020	$73.71	$73.64	[Redacted]	[Redacted]	$	[Redacted]	$3,223,917
5	9	3/31/2020	$73.77	$73.64	[Redacted]	[Redacted]	$	[Redacted]	$3,223,917
5	10	4/30/2020	$73.83	$73.64	[Redacted]	[Redacted]	$	[Redacted]	$3,223,917
5	11	5/31/2020	$73.88	$73.64	[Redacted]	[Redacted]	$	[Redacted]	$3,223,917
5	12	6/30/2020	$73.93	$73.64	[Redacted]	[Redacted]	$	[Redacted]	$3,223,917
6	13	7/31/2020	$73.99	$74.31	[Redacted]	[Redacted]	$	[Redacted]	$4,033,583
6	14	8/31/2020	$74.05	$74.31	[Redacted]	[Redacted]	$	[Redacted]	$4,033,583
6	15	9/30/2020	$74.11	$74.31	[Redacted]	[Redacted]	$	[Redacted]	$4,033,583
6	16	10/31/2020	$74.17	$74.31	[Redacted]	[Redacted]	$	[Redacted]	$4,033,583
6	17	11/30/2020	$74.22	$74.31	[Redacted]	[Redacted]	$	[Redacted]	$4,033,583
6	18	12/31/2020	$74.27	$74.31	[Redacted]	[Redacted]	$	[Redacted]	$4,033,583
6	19	1/31/2021	$74.33	$74.31	[Redacted]	[Redacted]	$	[Redacted]	$4,033,583
6	20	2/28/2021	$74.39	$74.31	[Redacted]	[Redacted]	$	[Redacted]	$4,033,583
6	21	3/31/2021	$74.45	$74.31	[Redacted]	[Redacted]	$	[Redacted]	$4,033,583
6	22	4/30/2021	$74.51	$74.31	[Redacted]	[Redacted]	$	[Redacted]	$4,033,583
6	23	5/31/2021	$74.56	$74.31	[Redacted]	[Redacted]	$	[Redacted]	$4,033,583
6	24	6/30/2021	$74.61	$74.31	[Redacted]	[Redacted]	$	[Redacted]	$4,033,583
7	25	7/31/2021	$74.67	$75.05	[Redacted]	[Redacted]	$	[Redacted]	$4,232,667
7	26	8/31/2021	$74.73	$75.05	[Redacted]	[Redacted]	$	[Redacted]	$4,232,667
7	27	9/30/2021	$74.79	$75.05	[Redacted]	[Redacted]	$	[Redacted]	$4,232,667
7	28	10/31/2021	$74.85	$75.05	[Redacted]	[Redacted]	$	[Redacted]	$4,232,667
7	29	11/30/2021	$74.90	$75.05	[Redacted]	[Redacted]	$	[Redacted]	$4,232,667
7	30	12/31/2021	$74.95	$75.05	[Redacted]	[Redacted]	$	[Redacted]	$4,232,667
7	31	1/31/2022	$75.05	$75.05	[Redacted]	[Redacted]	$	[Redacted]	$4,232,667
7	32	2/28/2022	$75.15	$75.05	[Redacted]	[Redacted]	$	[Redacted]	$4,232,667
7	33	3/31/2022	$75.25	$75.05	[Redacted]	[Redacted]	$	[Redacted]	$4,232,667
7	34	4/30/2022	$75.34	$75.05	[Redacted]	[Redacted]	$	[Redacted]	$4,232,667
7	35	5/31/2022	$75.43	$75.05	[Redacted]	[Redacted]	$	[Redacted]	$4,232,667
7	36	6/30/2022	$75.52	$75.05	[Redacted]	[Redacted]	$	[Redacted]	$4,232,667
8	37	7/31/2022	$75.62	$75.98	[Redacted]	[Redacted]	$	[Redacted]	$3,863,167
8	38	8/31/2022	$75.72	$75.98	[Redacted]	[Redacted]	$	[Redacted]	$3,863,167
8	39	9/30/2022	$75.82	$75.98	[Redacted]	[Redacted]	$	[Redacted]	$3,863,167
8	40	10/31/2022	$75.91	$75.98	[Redacted]	[Redacted]	$	[Redacted]	$3,863,167
8	41	11/30/2022	$76.00	$75.98	[Redacted]	[Redacted]	$	[Redacted]	$3,863,167
8	42	12/31/2022	$76.09	$75.98	[Redacted]	[Redacted]	$	[Redacted]	$3,863,167
8	43	1/31/2023	$76.09	$75.98	[Redacted]	[Redacted]	$	[Redacted]	$3,863,167
8	44	2/28/2023	$76.09	$75.98	[Redacted]	[Redacted]	$	[Redacted]	$3,863,167
8	45	3/31/2023	$76.09	$75.98	[Redacted]	[Redacted]	$	[Redacted]	$3,863,167
8	46	4/30/2023	$76.09	$75.98	[Redacted]	[Redacted]	$	[Redacted]	$3,863,167
8	47	5/31/2023	$76.09	$75.98	[Redacted]	[Redacted]	$	[Redacted]	$3,863,167
8	48	6/30/2023	$76.09	$75.98	[Redacted]	[Redacted]	$	[Redacted]	$3,863,167

1 EXXI Base Oil Volume (bbls/year) From LOI divided by 12

2 Starting in Contract Month 13, calculated as average of Base Oil Volume Per Month of current month and preceding five months.

3 Base Oil Revenue = Average Brent Price For Contract Year multiplied by Trailing Average Base Oil Volume

Confidential Treatment Requested.  Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Omissions are designated as “[Redacted].”

Contract Year	Contract Month	Contract Month End	Brent Futures Price as of 4/20/15	Average Brent Price For Contract Year	Base Oil Volume Per Month [1]	Trailing Average Base Oil Volume [2]	Base Oil Revenue [3]		Base Rent
9	1	7/31/2023	$77.09	$77.09	[Redacted]	[Redacted]	$	[Redacted]	$3,724,667
9	2	8/31/2023	$77.09	$77.09	[Redacted]	[Redacted]	$	[Redacted]	$3,724,667
9	3	9/30/2023	$77.09	$77.09	[Redacted]	[Redacted]	$	[Redacted]	$3,724,667
9	4	10/31/2023	$77.09	$77.09	[Redacted]	[Redacted]	$	[Redacted]	$3,724,667
9	5	11/30/2023	$77.09	$77.09	[Redacted]	[Redacted]	$	[Redacted]	$3,724,667
9	6	12/31/2023	$77.09	$77.09	[Redacted]	[Redacted]	$	[Redacted]	$3,724,667
9	7	1/31/2024	$77.09	$77.09	[Redacted]	[Redacted]	$	[Redacted]	$3,724,667
9	8	2/29/2024	$77.09	$77.09	[Redacted]	[Redacted]	$	[Redacted]	$3,724,667
9	9	3/31/2024	$77.09	$77.09	[Redacted]	[Redacted]	$	[Redacted]	$3,724,667
9	10	4/30/2024	$77.09	$77.09	[Redacted]	[Redacted]	$	[Redacted]	$3,724,667
9	11	5/31/2024	$77.09	$77.09	[Redacted]	[Redacted]	$	[Redacted]	$3,724,667
9	12	6/30/2024	$77.09	$77.09	[Redacted]	[Redacted]	$	[Redacted]	$3,724,667
10	13	7/31/2024	$78.09	$78.09	[Redacted]	[Redacted]	$	[Redacted]	$3,565,000
10	14	8/31/2024	$78.09	$78.09	[Redacted]	[Redacted]	$	[Redacted]	$3,565,000
10	15	9/30/2024	$78.09	$78.09	[Redacted]	[Redacted]	$	[Redacted]	$3,565,000
10	16	10/31/2024	$78.09	$78.09	[Redacted]	[Redacted]	$	[Redacted]	$3,565,000
10	17	11/30/2024	$78.09	$78.09	[Redacted]	[Redacted]	$	[Redacted]	$3,565,000
10	18	12/31/2024	$78.09	$78.09	[Redacted]	[Redacted]	$	[Redacted]	$3,565,000
10	19	1/31/2025	$78.09	$78.09	[Redacted]	[Redacted]	$	[Redacted]	$3,565,000
10	20	2/28/2025	$78.09	$78.09	[Redacted]	[Redacted]	$	[Redacted]	$3,565,000
10	21	3/31/2025	$78.09	$78.09	[Redacted]	[Redacted]	$	[Redacted]	$3,565,000
10	22	4/30/2025	$78.09	$78.09	[Redacted]	[Redacted]	$	[Redacted]	$3,565,000
10	23	5/31/2025	$78.09	$78.09	[Redacted]	[Redacted]	$	[Redacted]	$3,565,000
10	24	6/30/2025	$78.09	$78.09	[Redacted]	[Redacted]	$	[Redacted]	$3,565,000
11	25	7/31/2025	$79.09	$79.09	[Redacted]	[Redacted]	$	[Redacted]	$3,460,083
11	26	8/31/2025	$79.09	$79.09	[Redacted]	[Redacted]	$	[Redacted]	$3,460,083
11	27	9/30/2025	$79.09	$79.09	[Redacted]	[Redacted]	$	[Redacted]	$3,460,083
11	28	10/31/2025	$79.09	$79.09	[Redacted]	[Redacted]	$	[Redacted]	$3,460,083
11	29	11/30/2025	$79.09	$79.09	[Redacted]	[Redacted]	$	[Redacted]	$3,460,083
11	30	12/31/2025	$79.09	$79.09	[Redacted]	[Redacted]	$	[Redacted]	$3,460,083
11	31	1/31/2026	$79.09	$79.09	[Redacted]	[Redacted]	$	[Redacted]	$3,460,083
11	32	2/28/2026	$79.09	$79.09	[Redacted]	[Redacted]	$	[Redacted]	$3,460,083
11	33	3/31/2026	$79.09	$79.09	[Redacted]	[Redacted]	$	[Redacted]	$3,460,083
11	34	4/30/2026	$79.09	$79.09	[Redacted]	[Redacted]	$	[Redacted]	$3,460,083
11	35	5/31/2026	$79.09	$79.09	[Redacted]	[Redacted]	$	[Redacted]	$3,460,083
11	36	6/30/2026	$79.09	$79.09	[Redacted]	[Redacted]	$	[Redacted]	$3,460,083

1 EXXI Base Oil Volume (bbls/year) From LOI divided by 12

2 Starting in Contract Month 13, calculated as average of Base Oil Volume Per Month of current month and preceding five months.

3 Base Oil Revenue = Average Brent Price For Contract Year multiplied by Trailing Average Base Oil Volume

This Lease is a section 467 rental agreement, subject to constant rental accrual in accordance with Code Section 467(b)(2) and Treasury Regulation § 1.467-3.

Exhibit B

to the Lease

Right of Use Agreements

See attached.

Right of Use Agreements

Federal Rights-of-Way

1.	ST 54 – GI 22L : Right-of-Way Grant OCS-G 1506, Segment No. 8216. A one-hundred foot wide right-of-way to operate and maintain a 10 3/4-inch pipeline, 32.89 miles in length, to transport oil from Platform G in South Timbalier Area Block 54, through South Timbalier Blocks 55, 56, 47, 46, 39, 40, 27, 26, 25, and 24, through Grand Isle Area Blocks 38, 37, 36, 27, 28, and 23, to L-CMP-Valve in Grand Isle Area Block 22.

2.	MC 397 – MC 268: Right-of-Way Grant OCS-G 29263, Segment No. 19190. A two hundred foot (200’) wide Right-of-Way for the operation and maintenance of an 8 5/8-inch pipeline, 67,642 feet in length, to transport oil from Platform A in Block 397, across Blocks 353, 354, 355, 311, and 312, to Platform A in Block 268, which is an accessory to the right-of-way, all located in the Mississippi Canyon Area.

3.	MC 268 – WD 73A: Right-of-Way Grant OCS-G 3656, Segment No. 5034. Right-of-way two hundred (200) feet in width for the maintenance and operation of an 8-5/8-inch oil pipeline, 21.02 miles in length (as-built), from Platform “A” in Block 268, Mississippi Canyon, across Blocks 138, 135, 134, 121 and 116, West Delta Area, South Addition; Blocks 100, 101 and 92, West Delta Area, to Platform “A” in Block 73, West Delta Area.

4.	MC 280 – SP 93A: Right-of-Way Grant OCS-G 5229, Segment No. 6639. Right-of-way two hundred (200) feet in width for the maintenance and operation of a 12-inch pipeline, 15.21 miles in length, for the transportation of crude oil, petroleum and/or gas from Platform “Lena” in Block 280, Mississippi Canyon, across Blocks 279, 278 and 277, Mississippi Canyon; Block 92, South Pass Area, South Addition, to Platform “A” in Block 93, South Pass Area, South Addition.

5.	SP 93A – WD 73A: Right-of-Way Grant OCS-G 4979, Segment No. 6364. Right-of-way two hundred feet (200’) in width for the maintenance and operation of a 12-inch oil pipeline, 27.81 miles in length, from Platform A in Block 93, South Pass Area, South and East Addition, across Block 94, South Pass Area, South and East Addition; Blocks 145, 128, 129, 126, 125, 124, 113 and 114, West Delta Area, South Addition; Blocks 104, 103, 102, 91 and 92, West Delta Area, to Platform “A” in Block 73, West Delta Area.

6.	WD 30J – WD 73A: Right-of-Way Grant OCS-G 08382, Segment No. 7791. A 200-foot wide right-of-way to operate and maintain a 12 ¾-inch pipeline, 13.20 miles in length, to transport oil from a valve near a subsea tie-in assembly in Block 30, through Blocks 45, 44, 62, 63, 74, to Platform A in Block 73, all located in West Delta Area.

7.	GI 32 SSTI – GI 22L: Right-of-Way Grant OCS-G 1506-B, Segment No. 4259. A Right-of-way two hundred feet in width for the maintenance and operation of a 12-inch pipeline, 7.74 miles in length, to transport crude oil from a 12-inch subsea tie-in in Block 32, through Blocks 31, 30, 29, to L-CMP-Valve, in Block 22, all located in the Grand Isle Area.

8.	WD 73A – GI 32 SSTI: Right-of-Way Grant OCS-G 3860, Segment No. 5284. Right-of-way two hundred feet (200’) in width for the maintenance and operation of a 12-inch pipeline to transport crude oil, 12.06 miles in length, beginning at Platform A, Block 73, and extending through Blocks 72, 71, 66, 67 and 68 West Delta Area terminating at a 12-inch subsea tie-in located in Block 32, Grand Isle Area.

9.	WD 30J – WD 30 (Valve): Right-of-Way Grant OCS-G 29080, Segment No. 18245. A 200-foot wide right-of-way to operate and maintain a 12 3/4-inch pipeline, 0.53 miles in length, to transport oil from Platform J to a valve, all located in West Delta Area Block 30.

10.	GI 22L – GI 17 (Terminal): Right-of-Way Grant OCS-G 3643, Segment No. 4840. A Right-of-way two hundred feet in width for the maintenance and operation of a 12-3/4-inch pipeline to transport oil and gas, 3.19 miles in length, from Platform L in Block 22, to a point where it crosses the Federal/State line in Block 17, all in Grand Isle Area.

Louisiana ROW

1.	State Right-of-Way No. 1716: Easement granted from the State of Louisiana to Exxon Pipeline Company dated November 18, 1977. Right of way No. 1716, 20 year term expiring November 18, 2017 – beginning at a point in Block 17, Grand Isle Area, Gulf of Mexico, Offshore LA for a total distance of 38,781.17 feet or 2,350.33 rods recorded in the Conveyance records of Jefferson Parish, Louisiana on 01/27/98 in COB 2976, Page 763.

Private Rights-of-Way

1.	Pipeline Right-of-Way: PIPELINE RIGHT OF WAY AND SERVITUDE dated November 21, 1977 by and between Exxon Corporation, as Grantor, and Exxon Pipeline Company, as Grantee, to grant a right of way and servitude for the purpose of constructing, operating, repairing, maintaining, replacing and removing one 12-inch pipeline with appurtenances incident thereto, for the transportation of oil and/or gases, on, under and across the following described tract of land:

A tract of land situated on Grand Isle, Section 32, T21S R25E, Jefferson Parish, Louisiana, and being bounded on the south by the Gulf of Mexico; on the north by Louisiana State Highway No. 3151; and on the west by lands belonging to Victor Carona, as shown on Exxon Pipeline Company Drawing No. A-14266 marked Exhibit A and attached thereto and made a part thereof; said right of way and servitude being ten (10) feet wide, five (5) feet to each side of the following described centerline:

Commencing at a point on the shore of the Gulf of Mexico in Section 32, T21S R25E, Jefferson Parish, Louisiana, said point being in the south line of Exxon Corporation's land on Grand Isle and having Louisiana State Plane Coordinates, South Zone, of X=2,435,893 and Y=213,882 for the place of beginning of the centerline description of the pipeline servitude hereinafter described:

Thence North 02 degrees 03 minutes 05 seconds West, 228.88 feet to a point;
Thence North 27 degrees 08 minutes 04 seconds West, 704.06 feet to a point, crossing State Highway No. 1;
Thence North 42 degrees 10 minutes 02 seconds West, 452.36 feet, crossing State Highway No. 3151, to a point in the north right of way line of said Highway No. 3151 and the south line of Exxon Pipeline Company's Grand Isle Station property for the end of this description, crossing Exxon Corporation's property a total distance of 1,385.30 feet or 83.96 rods.

All as more fully described in said Pipeline Right of Way and Servitude recorded in COB 918, Folio 626, records of Jefferson Parish, Louisiana, as Amended by that certain Amendment of Servitude dated 10/5/78 and recorded in COB 945, Folio 0153, records of Jefferson Parish, Louisiana.
[Contract No. 1002895]

2.	Pipeline Servitude Agreement: Pipeline Servitude Agreement, dated December 17, 2010 between ExxonMobil Pipeline Company, as Grantor, and Energy XXI GOM, LLC., as Grantee, recorded on February 9, 2011 as document number 11105368 in the official records of Jefferson Parish, Book 3275, Page 501, granting a non-exclusive servitude for the purpose of operating, maintaining, replacing, and removing three (3) 24” pipelines for the transportation of petroleum products, upon, over, and through that certain property located in Jefferson Parish, Louisiana and described below:

Tract 1
A certain strip of land located in Section 32, Township 21 South, Range 25 East, Jefferson Parish, Louisiana (Southeastern Land District, West of Mississippi River), the centerline of which is more particularly described as follows:

For a POINT OF REFERENCE, commence at a 2-inch iron pipe marking the most westerly corner of a 6.083-acre tract owned by ExxonMobil Pipeline Company located in said Section 32, said corner having Louisiana State Plane Coordinate System coordinates of North 276,570.92 and East 3,716,054.20; thence proceed along the southwesterly boundary of said ExxonMobil Pipeline Company tract on a bearing of South 50° 27' 23" East a distance of 181.96 feet to the centerline of an existing Energy XXI GOM, LLC pipeline, which is the POINT OF BEGINNING.

From said POINT OF BEGINNING, proceed along said pipeline on a bearing of North 39° 35' 06" East a distance of 135.36 feet; thence continue along said pipeline on a bearing of South 50° 24' 54" East a distance of 11.75 feet to a pipeline flange marking the POINT OF TERMINUS of the strip described herein.

The above-described strip has a length of 147.11 feet (8.916 rods), more or less, and is the same strip of land depicted as Tract 1 on ExxonMobil Pipeline Company drawing no. B33-2275-03, revised December 15, 2010.

Tract 2
A certain strip of land located in Section 32, Township 21 South, Range 25 East, Jefferson Parish, Louisiana (Southeastern Land District, West of Mississippi River), the centerline of which is more particularly described as follows:

For a POINT OF REFERENCE, commence at a 2-inch iron pipe marking the most westerly corner of a 6.083-acre tract owned by ExxonMobil Pipeline Company located in said Section 32, said corner having Louisiana State Plane Coordinate System coordinates of North 276,570.92 and East 3,716,054.20; thence proceed along the southwesterly boundary of said ExxonMobil Pipeline Company tract on a bearing of South 50° 27' 23" East a distance of 181.96 feet to the centerline of an existing Energy XXI GOM, LLC pipeline described in Tract 1 above; thence proceed along said pipeline on a bearing of North 39° 35' 06" East a distance of 106.82 feet to the centerline of a Energy XXI GOM, LLC pipeline, which is the POINT OF BEGINNING.

From said POINT OF BEGINNING, proceed along said pipeline on a bearing of South 50° 24' 54" East a distance of 11.81 feet to a pipeline flange marking the POINT OF TERMINUS of the tract described herein.

The above-described strip has a length of 11.81 feet (0.716 rods), more or less, and is the same strip of land depicted as Tract 2 on ExxonMobil Pipeline Company drawing no. B33-2275-03, revised December 15, 2010.

Tract 3
A certain strip of land located in Section 32, Township 21 South, Range 25 East, Jefferson Parish, Louisiana (Southeastern Land District, West of Mississippi River), the centerline of which is more particularly described as follows:

For a POINT OF REFERENCE, commence at a 2 inch iron pipe marking the most westerly corner of a 6.083 acre tract owned by ExxonMobil Pipeline Company located in said Section 32, said corner having Louisiana State Plane Coordinate System coordinates of North 276,570.92 and East 3,716,054.20; thence proceed along the southwesterly boundary of said ExxonMobil Pipeline Company tract on a bearing of South S0° 27' 23" East a distance of 186.96 feet to the centerline of an existing Energy XXI GOM, LLC pipeline, which is the POINT OF BEGINNING.

From said POINT OF BEGINNING, proceed along said pipeline on a bearing of North 39° 35' 06" East a distance of 90.17 feet; thence continue along said pipeline on a bearing of South 50° 24' 54" East a distance of 6.61 feet to a pipeline flange marking the POINT OF TERMINUS of the strip described herein.

The above described strip has a length of 96.78 feet (5.865 rods), more or less, and is the same strip of land depicted as Tract 3 on ExxonMobil Pipeline Company drawing no. B33-2275-03, revised December 15, 2010.

The coordinates and bearings cited herein refer to Louisiana State Plane Coordinate System, South Zone (NAD 83), based on GPS survey ties.

Highway Crossing Permits

1.	State of Louisiana Project Permit Number 110138 for 12” pipeline crossing State Highway 3151 dated November 17, 1977.
2.	State of Louisiana Project Permit Number 110139 for 12” pipeline crossing State Highway 1 dated November 17, 1977.

Crossing Letter Agreement

1.	Proposed Letter of No Objection for Energy XXI GOM, LLC Proposed 12-3/4” Pipeline Crossing of Fieldwood Energy, LLC’s Pipeline Segment Number 15960 in West Delta 73, dated January 9, 2014, by and between Energy XXI GOM, LLC and Fieldwood Energy, LLC.

Exxon Platform License Agreement

1.
Reciprocal Right of Access Agreement (South Pass 93 “A” and Mississippi Canyon 280 “A” Platforms for Maintenance of 12’’ Oil Pipeline), dated February 13, 2012, by and between Energy XXI GOM, LLC and Exxon Mobil Corporation, as amended by that Amendment to and Renewal of Reciprocal Right of Access Agreement to be entered into by and between Exxon Mobil Corporation, Energy XXI GOM, LLC, and Energy XXI USA, Inc. (and thereafter assigned by Energy XXI USA, Inc. to Grand Isle Corridor, LP).

Multi-Platform Access Agreement

1.	Multi-Platform Pipeline Connection and Access Agreement to be entered into by and between Energy XXI GOM, LLC and Grand Isle Corridor, LP.

Energy XXI Servitude Agreement

1.	Pipeline Servitude Agreement to be entered into by and between Energy XXI GOM, LLC, as grantor and Grand Isle Corridor, LP, as grantee.

Grand Isle Servitude Agreement

1.	Pipeline Servitude Agreement to be entered into by and between Grand Isle Corridor, LP, as grantor and Energy XXI Pipeline II, LLC, as grantee.

Heliport License

1.	Heliport License Agreement to be entered into by and between Energy XXI GOM, LLC and Grand Isle Corridor, LP.

Building Lease

1.	Pipeline Office Building Lease Agreement to be entered into by and between Energy XXI Pipeline, LLC, as owner, and Grand Isle Corridor, LP, as licensee.

Exhibit C

to the Lease

Improvements

See attached.

Improvements

Pipeline Segments:

Segment	Origin Platform	Termination Platform	Pipe Size O.D.	Length (miles)	Pipe Material	Line Fill (bbls)
8216	South Timbalier 54	Grand Isle 22 L	10.75"	32.8	Grade B/Sml/ERW X/35/52	16,886
(9402) 19190	Mississippi Canyon 397	Mississippi Canyon 268	8.625"	13.1	X60/X52	3,900
5034	Mississippi Canyon 268	West Delta 73A	8.625"	21.2	Grade B/X52/X60	6,924
6639	Mississippi Canyon 280	South Pass 93A	12.75”	15.7	SML X60/X56/X46	6,291
6364	South Pass 93A	West Delta 73A	12.75”	27.0	X60/X46	19,401
18245/ 7791	West Delta 30J	West Delta 73A	12.75"	13.6	Grade B Seamless	9,470
4259/ 5284	West Delta 73A	Grand Isle 22L	12.75"	19.8	Grade B Seamless	13,697
4840 (State #1716)	Grand Isle 22L	Grand Isle Terminal	12.75"	10.7	Grade B Seamless	7,422

Grand Isle Terminal:

Description	ID Number	Type	Size	Volume (barrels)
Oil Tank	T 2283	Production Receiving/ Swing	140’ diam x 35’ H	95,000
Oil Tank	T 2095	Oil Sales	114’ diam x 30’ H	55,000
Oil Tank/Brine Skimming	T 2052	Production Receiving/ Swing	100’ diam x 32’ H	45,000
Produced Water Tank	T 2100	Produced Water	114’ diam x. 30’ H	55,000
Oil Circulating Pumps (2)	PC1, PC2	50HP Mission Single Stage Centrifugal
Brine Pumps (3)	ABH-101, ABH-400, ABH-402	125hp AFTON Single Stage Centrifugal Pump	Two 2’-9” diam x 6’; One 4’ diam x 4’	Two 6.3, one 9
Degassing Boot	MBD-200		10’ diam x 4’ SS	560
Mycom Oil Separator (VRU)	T-3	150 HP Rotary Screw Type Compressor	-	1.2
LeRoi Separators (VRUs)	T-1/T-2	LiRoi 100 HP Rotary Screw Type Compressor	-	0.8
Brine Filters	MAJ-1/2/3/4	4 filter pods with 25,000 bbls/d capacity per pod; contains 12 cartridge filters	60” OD x 4’ SS	77
Saltwater Disposal Wells (3)	SWD-001/2/3		-	Current 45,000 bbl/d, increasing to 100,000 bbl/d.
SWD Pumps (3)		350 HP Sulzer Binghan Single Stage Pump		2 installed; 1 to be installed late 2015
Motor Control Center		Logic control center	336 sq. ft.
Backup Emergency Generator
Diesel Tank for Generator	T-108
Fire Suppression System: Tank, Pumps/Engines, and Piping

Exhibit D

to the Lease

Interconnection Agreements

1.                      ExxonMobil Pipeline Company Connection Agreement, dated December 17, 2010, by and between Energy XXI Pipeline, LLC and ExxonMobil Pipeline Company.

2.                     Grand Isle Offshore System Pipeline Connection Agreement, dated August 14, 1987, by and among Exxon Pipeline Company, Conoco Inc., ARCO Oil and Gas Company, Texaco Producing Inc., Canadian Occidental Petroleum, and Exxon Company, U.S.A.

3.                      ExxonMobil Pipeline Company Connection Agreement, dated February 14, 2006, by and between ExxonMobil Pipeline Company and Newfield Exploration Company.

4.                     Grand Isle Offshore System Connection Agreement, dated April 24, 1985, by and Exxon Pipeline Company and Shell Pipe Line Corporation.

5.                     Pipeline Interconnect Agreement, dated November 12, 2014, by and among Energy XXI GOM, LLC, Energy Resource Technology GOM, LLC, Destin Resources LLC, and Reserves Management L.C.

6.                      ExxonMobil Pipeline Company Connection Agreement, dated August 10, 2006, by and between ExxonMobil Pipeline Company and Stone Energy Corporation.

7.                      ExxonMobil Pipeline Company Connection Agreement, dated January 31, 2007, by and between ExxonMobil Pipeline Company and Apache Corporation.

8.                     ExxonMobil Pipeline Company Connection Agreement, dated August 21, 2006, by and between ExxonMobil Pipeline Company and Apache Corporation.

Exhibit E

to the Lease

Landlord Guaranty

See attached.

Form of Landlord Guaranty

GUARANTY
[Landlord Lease Guaranty]

This GUARANTY (this “ Guaranty ”) is executed and delivered as of [ _________] , 2015, by CorEnergy Infrastructure Trust, Inc., a Maryland corporation (“ Guarantor ”), whose address is 1100 Walnut, Suite 3350, Kansas City, MO 64106, in favor of Energy XXI GIGS Services, LLC, a Delaware limited liability company (“ Tenant ”).

RECITALS:

A.                  Grand Isle Corridor, LP, a Delaware limited partnership (“ Landlord ”), and Tenant are party to that certain Lease dated as of the date hereof   (the “ Lease ”).

B.                  In order to induce Tenant to enter into the Lease, Guarantor agreed to execute and deliver to Tenant this Guaranty.  Guarantor acknowledges that Tenant would not have entered into the Lease without the execution and delivery by Guarantor of this Guaranty.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees in favor of Tenant (and Tenant’s successors and assigns) as follows:

1.                    Guarantor absolutely, unconditionally and irrevocably guarantees the prompt and complete payment and performance when due (taking into account any applicable cure periods under the Lease), whether by acceleration or otherwise, of all obligations, liabilities and covenants, whether now in existence or hereafter arising, of Landlord to Tenant, and arising under the Lease (collectively, the “ Obligations ”).  Guarantor hereby agrees to pay and/or perform punctually, upon written demand by Tenant, each such Obligation which is not paid or performed as and when due and payable by Landlord (taking into account any applicable cure periods under the Lease), in like manner as such amount is due from Landlord.  For purposes hereof, the Obligations shall be performed or shall be due and payable when the applicable Obligation must be performed or paid under the terms of the Lease, notwithstanding the fact that the collection or enforcement thereof as against Landlord may be stayed or enjoined under Title 11 of the United States Code or similar applicable law.  This Guaranty is one of payment and not of collection.

2.                    Guarantor’s obligations under this Guaranty are absolute and unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Lease, or by any other circumstance relating to the Obligations or the Lease which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety.  Guarantor hereby irrevocably waives any and all suretyship defenses, defenses that could be asserted by Landlord (except payment or performance) and all other defenses that would otherwise be available to Guarantor.  All payments by Guarantor pursuant to this Guaranty shall be made without setoff.  Tenant shall not be obligated to file any claim relating to the

Obligations in the event that Landlord becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Tenant so to file shall not affect Guarantor’s obligations under this Guaranty.  Guarantor irrevocably waives any right to require Tenant to pursue any other remedy in Tenant’s power whatsoever, whether against Landlord or any other obligor principally or secondarily obligated with respect to the Obligations.  Guarantor irrevocably waives any defense arising by reason of any disability, bankruptcy, reorganization or similar proceeding involving Landlord.  In the event that any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable under this Guaranty in respect of such Obligations as if such payment had not been made.

3.                    Guarantor agrees that Tenant may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Guarantor, extend the time, payment, or performance of any of the Obligations, and may also make any agreement with Landlord or with any other party to or person liable for any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of the Lease or any other agreement between Landlord and Tenant or any such other party or person, without in any way impairing, releasing or affecting the liabilities of Guarantor under this Guaranty.

4.                    Guarantor will not exercise any rights which it may acquire under or in connection with this Guaranty by way of subrogation until all of the Obligations to Tenant shall have been indefeasibly paid in full, or performed in its entirety.  If, notwithstanding the preceding sentence, Guarantor receives any amount by way of subrogation, such amount shall be held in trust for the benefit of Tenant and shall forthwith be paid to Tenant to be credited and applied first, to any matured Obligations, and then, to any unmatured Obligations as they become due.

5.                    This Guaranty shall remain in full force and effect and be binding upon Guarantor, its successors and assigns until all of the Obligations have been satisfied in full and the Lease shall have been terminated or fully performed.  This Guaranty may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Tenant and Guarantor.  This is a continuing Guaranty relating to all Obligations, including any arising during any holdover term or arising under transactions renewing or extending the term of the Lease, changing the terms of any Obligations, or creating new or additional Obligations after prior Obligations have in whole or in part been satisfied, regardless of any lapse of time.  If any of the present or future Obligations are guaranteed by persons, partnerships, corporations or other entities in addition to Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of such guarantors shall not discharge or affect the liabilities of Guarantor under this Guaranty.  The obligations of Guarantor hereunder shall be additional to, and not in substitution for, any security or other guarantee or indemnity at any time existing in respect of Landlord’s Obligations.  Guarantor acknowledges that Tenant would not have entered into the Lease without the execution and delivery of this Guaranty and that Tenant does not have the right to terminate the Lease if Guarantor terminates the Guaranty.  Therefore, in accordance with Louisiana Civil Code article 3061, Guarantor waives any right to terminate this Guaranty.

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6.                     No failure on the part of Tenant to exercise, and no delay in exercising, any right, remedy or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by Tenant of any right, remedy or power under this Guaranty preclude any other or future exercise of any right, remedy or power under this Guaranty.  Each and every right, remedy and power granted to Tenant under this Guaranty or allowed it by law or by the Lease or any other agreement shall be cumulative and not exclusive of any other, and may be exercised by Tenant from time to time.

7.                     Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Tenant against, and all other notices whatsoever to, Landlord, Guarantor or others.

8.                     Tenant may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the obligations of Guarantor hereunder: (a) take or fail to take any action of any kind in respect of any security for any Obligation of Landlord to Tenant, (b) exercise or refrain from exercising any rights against Landlord or others, (c) compromise or subordinate any Obligation of Landlord to Tenant including any security therefor, (d) consent to the assignment by Landlord of its interest in the Lease, or (e) consent to any other matter or thing under or relating to the Lease.  Guarantor waives trial by jury in any action, proceeding or counterclaim, involving any matters whatsoever arising out of or in any way connected with the Guaranty and by executing the Lease Tenant also waives such trial by jury.  Guarantor agrees to reimburse Tenant for the costs and reasonable attorney’s fees incurred by reason of Tenant having to enforce this Guaranty.

9.                    Guarantor represents and warrants to Tenant that (a) the Lease has been duly authorized, executed and delivered by Landlord and is a legal, valid and binding instrument enforceable against Landlord in accordance with its terms, and (b) this Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding instrument enforceable against Guarantor in accordance with its terms.

10.                  Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without the prior written consent of Tenant, which consent may be withheld by Tenant in its sole and absolute discretion, and any purported assignment or delegation absent such consent is void. Subject to Section 12 below, this Guaranty shall remain in full force and effect notwithstanding (a) any assignment or transfer by Landlord of its interest in the Lease (in which case this Guaranty shall apply, from and after such assignment or transfer, to all of the obligations, liabilities and covenants of the assignee or transferee under the Lease), or (b) any assignment or transfer by Tenant of its interest in the Lease in accordance with the terms of the Lease (in which case Guarantor's obligations under this Guaranty shall inure to the benefit of Tenant's assignee or transferee), in each case irrespective of whether Guarantor has notice of or consents to any such assignment or transfer.

11.                Guarantor acknowledges its address as set forth above and will notify Tenant of any changes thereto.

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12.                 Reference is made to (a) Sections 15.1(d) and 16.2(d) of the Lease pursuant to which Guarantor shall be released from certain obligations under this Guaranty as and to the extent provided therein and (b) Sections 17.5(b) and 17.5(c) of the Lease for a statement of the terms and conditions upon which Guarantor will be released from its obligations under this Guaranty with respect to Obligations arising or accruing from and after the date of, and in connection with, a “Permitted Sale” (as such term is defined in the Lease) as and to the extent provided therein or a “Permitted Equity Transfer (as such term is defined in the Lease) as and to the extent provided therein, which provisions are hereby incorporated into this Guaranty by reference.

13.                  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF LOUISIANA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.  GUARANTOR AND TENANT JOINTLY AND SEVERALLY AGREE TO THE NON-EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF LOUISIANA, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING OR RELATING TO THIS GUARANTY.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date and year first above written.

CorEnergy Infrastructure Trust, Inc. ,
a Maryland corporation

By:
Name:
Title:

[Signature Page to Landlord Guaranty]

Exhibit F

to the Lease

Liquids Transportation System

Exhibit G

to the Lease

LTS Land

See attached.

LTS Land
The below-described tract, which has an area of 16.047 acres, more or less, is the same tract of land depicted on ExxonMobil Pipeline Company Drawing No. C33-2275-02, dated December 13, 2010, a copy of which is attached to and part of that certain Act of Cash Sale with Reservation of Servitude dated effective as of December 1, 2010, executed by ExxonMobil Pipeline Company in favor of Energy XXI GOM, LLC, filed in Conveyance Book 3275, Page 500 of the records of Jefferson Parish, Louisiana (“ Act of Cash Sale ”):

A certain tract of land located in Section 32, Township 21 South, Range 25 East, Jefferson Parish, Louisiana (Southeastern Land District, West of Mississippi River), being more particularly described as follows:

For a POINT OF BEGINNING, commence at a 6-inch iron pipe marking the most westerly corner of the property located in said Section 32, said point having Louisiana State Plane Coordinate System coordinates of North 276,233.86 and East 3,715,308.77; thence proceed on a bearing of North 57° 04’ 20” East a distance of 391.10 feet to a 2-inch iron pipe; thence proceed on a bearing of North 40° 07’ 20” East a distance of 341.63 feet to a 2-inch iron pipe; thence proceed on a bearing of South 50° 26’ 40” East a distance of 223.80 feet to a 2-inch iron pipe; thence proceed on a bearing of North 39° 33’ 20” East a distance of 241.01 feet to a 2-inch iron pipe set on the property boundary line; thence continue on a bearing of North 39° 33’ 20” East a distance of 65.00 feet to the boundary corner; thence proceed on a bearing of South 50° 26’ 40” East a distance of 2.00 feet to a 2-inch iron pipe set on the property boundary line; thence continue on a bearing of South 50° 26’ 40” East a distance of 41.47 to a 2-inch iron pipe; thence proceed on a bearing of South 39° 33’ 20” West a distance of 115.84 feet to a 2-inch iron pipe; thence proceed on a bearing of North 50° 27’ 23” West a distance of 28.28 feet to a 2-inch iron pipe; thence proceed on a bearing of South 39° 33’ 20” West a distance of 170.16 feet to a 2-inch iron pipe; thence proceed on a bearing of South 50° 27’ 23” East a distance of 598.94 feet to a ½-inch iron pipe; thence proceed on a bearing of South 48° 12’ 20” West a distance of 20.23 feet to a 2-inch iron pipe; thence proceed on a bearing of South 47° 54’ 20” West a distance of 661.00 feet to a 2-inch iron pipe; thence proceed on a bearing of South 49° 11’ 20” West a distance of 207.97 feet to a 2-inch iron pipe; thence proceed on a bearing of North 50° 31’ 34” West a distance of 480.16 feet to a 6-inch iron pipe; thence proceed on a bearing of North 27° 38’ 55” West a distance of 374.27 feet to the POINT OF BEGINNING.

The coordinates and bearings cited herein refer to Louisiana State Plane Coordinate System, South Zone (NAD 83), based on GPS survey ties.

The above-described tract being the same tract acquired by Energy XXI GOM, LLC in the Act of Cash Sale.

Boundary Survey
This draft survey is included solely to depict the boundaries of the Land and should not be relied on for any other information.

JEFFERSON PARISH, LOUISIANA
SECTION 32, T21S-R25E
PROPERTY OF
ENERGY XXI USA, LLC.
TBS
T. BAKER SMITH
PLAN
BOUNDARY SURVEY
ENERGY XXI USA, LLC.

Exhibit H

to the Lease

Multi-Platform Access Agreement

See attached.

MULTI-PLATFORM
PIPELINE CONNECTION AND ACCESS AGREEMENT

This Multi-Platform Pipeline Connection and Access Agreement (“ Agreement ”) is made and entered into effective July 1, 2015, by and between Grand Isle Corridor, LP (“ GIC ”), whose address is 1100 Walnut, Suite 3350, Kansas City, Missouri 64112, and Energy XXI GOM, LLC (“ EXXI ”), whose address is 1021 Main Street, Suite 2626, Houston, Texas 77002. GIC and EXXI are hereinafter sometimes referred to collectively as the “ Parties” or individually as a “ Party ”.

W I T N E S S E T H

WHEREAS , reference is hereby made to that certain Purchase and Sale Agreement dated June 22, 2015, executed by and between Energy XXI USA, Inc., as seller, and GIC, as buyer (the “ Purchase and Sale Agreement ”), pursuant to which GIC acquired certain lands and facilities including an oil pipeline system that is a part of the Grand Isle Gathering System depicted on Exhibit “A” attached hereto, and insofar as the system is connected to the Platforms (defined below), said system is hereafter referred to as “ GIGS ”.

WHEREAS , reference is made to that certain Lease dated July 1, 2015, executed by and between Energy XXI GIGS Services, LLC (“ EXXI GIGS Services ”), as tenant, and GIC, as landlord (the “ Lease ”), pursuant to which GIC leased certain lands and facilities acquired by GIC under the Purchase and Sale Agreement to EXXI GIGS Services.

WHEREAS , EXXI is the owner of certain offshore platforms to which GIGS is currently connected each of which are identified on Exhibit “B” hereto (each a “ Platform ” and collectively the “ Platforms ”);

WHEREAS , GIGS is connected to the Platforms at certain points (the “ Connection Points ”) which are identified on Exhibit “C” hereto;

WHEREAS , in furtherance of the transactions contemplated by the Purchase and Sale Agreement and the Lease, EXXI desires to continue to use the Connection Points and GIGS for the transportation of petroleum products from its Platforms, and GIC desires to use the Connection Points and Platforms for the operation, maintenance, repair, inspection, replacement or removal of all or any part of GIGS;

WHEREAS , the Parties intend for this Agreement to evidence the authorized existence of the Connection Points and grant to GIC access to the Platforms as necessary for the purposes stated herein.

NOW THEREFORE , in consideration of GIC’s execution of the the premises, the mutual benefits derived therefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by EXXI and GIC, the Parties agree as follows:

1.	Transportation, measurement, metering, and other activities regarding the movement of liquids or gases through the Connection Points shall be governed by separate agreement(s) of the Parties, their successors and assigns, as may be necessary.

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2.	Subject to the terms of this Agreement and, in particular, Sections 3 and 4 of this Agreement, GIC shall have the non-exclusive right to access the Platforms, including, but not limited to, access to the common areas of the Platforms, the walkways, docking facilities, platform crane and helicopter pads as necessary for the continued operation, maintenance, repair, inspection, removal or replacement of GIGS.

3.	The Platforms shall be inspected, maintained and operated by EXXI, at EXXI’s cost and expense, in accordance with industry practices, applicable API Standards, the requirements set forth in the latest edition of the Department of Transportation Pipeline Safety Regulations, and with all other applicable governmental rules and regulations. During the term of the Lease, GIGS shall be inspected, maintained and operated by EXXI or its Affiliates, at EXXI’s or its Affiliates’ cost and expense, in accordance with prudent pipeline operating practices, applicable API Standards, the requirements set forth in the latest edition of the Department of Transportation Pipeline Safety Regulations, and with all other applicable governmental rules and regulations, which responsibility shall be assumed by GIC upon the expiration or termination of the Lease. The point at which responsibility passes from one Party to the other is at the applicable Connection Point identified on Exhibit “C” with responsibility for the Platform side belonging to EXXI, and responsibility for the GIGS side belonging to GIC, as the case may be. Any access by GIC pursuant to Section 2 and any activities undertaken by GIC, or by any GIC Boarding Party, on the Platforms shall likewise be in accordance with the practices, standards, requirements, and governmental rules and regulations described in this Section 3. Unless such access is for the purpose of remedying a default by EXXI or its Affiliates under the Lease or this Agreement, all such access and activities by any GIC Boarding Party shall be at GIC’s sole cost and expense. Notwithstanding anything to the contrary contained herein, should either Party perform work on behalf of the other Party, it shall perform such work as an independent contractor and shall not be deemed to be an agent or employee of the other.

4.	GIC acknowledges that during any visit to the Platforms (i) GIC’s employees, agents, Affiliates, tenants, lessees, contractors, or sub-contractors (each such party, as applicable, the “ GIC Boarding Party ” or the “ GIC Boarding Parties ”) will be required to be escorted by authorized EXXI personnel, and (ii) the GIC Boarding Party will be required to comply with all applicable government regulations, as well as any and all rules, regulations, safety standards and procedures of EXXI. GIC agrees that any inspection or visit to the Platforms will be performed in a prudent, lawful and safe manner and will not interfere with EXXI’s operations. GIC acknowledges that its entry upon the Platforms will at all times be subject to considerations of safety and security.

5.	GIC agrees that it will authorize only the GIC Boarding Parties to enter upon the Platforms. GIC shall be solely responsible for all actions of its employees, agents, Affiliates, tenants, lessees, contractors, or sub-contractors.

6.	GIC agrees to contact Jason Palombo at (713) 351-3167, or such other representative which EXXI may designate, within a reasonable amount of time, and, except in the case of an

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emergency, in no event in less than five (5) days, prior to boarding a Platform  in connection with the rights described herein.

7.	GIC SHALL INDEMNIFY AND HOLD HARMLESS EXXI AND ITS AFFILIATES, AND THEIR OFFICERS, EMPLOYEES AND AGENTS, FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, DAMAGE, CLAIMS, DEMANDS, COSTS, AND EXPENSES OF WHATSOEVER NATURE, INCLUDING COURT COSTS AND COUNSEL FEES, GROWING OUT OF PERSONAL INJURY OR DEATH OF PERSONS WHOMSOEVER, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY WHATSOEVER, WHERE SUCH PERSONAL INJURY, DEATH, LOSS, DESTRUCTION, OR DAMAGE ARISES IN CONNECTION WITH OR INCIDENT TO GIC’S BOARDING OF THE PLATFORMS OR USE OF THE PLATFORMS, UNLESS SUCH LOSS, DAMAGE, CLAIM, DEMAND, COST OR EXPENSE IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EXXI, ITS AFFILIATES, OR ITS AND THEIR OFFICERS, EMPLOYEES OR AGENTS.

EXXI SHALL INDEMNIFY AND HOLD HARMLESS GIC AND ITS AFFILIATES, AND THEIR OFFICERS, EMPLOYEES AND AGENTS, FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, DAMAGE, CLAIMS, DEMANDS, COSTS, AND EXPENSES OF WHATSOEVER NATURE, INCLUDING COURT COSTS AND COUNSEL FEES, GROWING OUT OF PERSONAL INJURY OR DEATH OF PERSONS WHOMSOEVER, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY WHATSOEVER, WHERE SUCH PERSONAL INJURY, DEATH LOSS, DESTRUCTION, OR DAMAGE ARISES IN CONNECTION WITH OR INCIDENT TO EXXI’S OPERATION OF THE PLATFORMS, UNLESS SUCH LOSS, DAMAGE, CLAIM, DEMAND, COST OR EXPENSE IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF GIC, ITS AFFILIATES, OR ITS AND THEIR OFFICERS, EMPLOYEES OR AGENTS.

THE INDEMNIFICATION AND ASSUMPTION PROVISIONS CONTAINED IN THIS AGREEMENT HAVE BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT, AND SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, OBLIGATIONS, CLAIMS JUDGMENTS, LOSSES, COSTS, EXPENSES OR DAMAGES IN QUESTION ARISE OR AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY INDEMNIFIED PARTY.

The term “Affiliate” (or “Affiliates” as the case may be) as used in this Agreement in relation to a party means any entity which directly or indirectly controls, or is controlled by, or is under common control with the relevant Party.

Indemnified losses contemplated herein shall not include any consequential, incidental, punitive, or exemplary damages.

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8.	EXXI shall provide written notice to GIC of any planned shut-in of any Platform as soon as is reasonably practical. EXXI shall not abandon, remove, or decommission any Platform without making any necessary accommodation for the continued use and operation of GIGS by GIC in the absence of the Platform, with any such accommodation being subject to GIC’s approval. GIC agrees not to unreasonably withhold, condition or delay any such approval.

9.	The term of this Agreement with respect to the rights hereunder of GIC, its successors and assigns, shall be until the removal of GIGS from the Platforms. This Agreement may be terminated earlier by written agreement of the Parties. Each Party further agrees to conduct its operations in compliance with all applicable safety standards, procedures, rules, and regulations.

10.	Both Parties shall, in carrying out the terms and provisions hereof, abide by all present and future applicable and valid laws and all applicable and valid rules, regulations, and orders of any governmental regulatory body having jurisdiction. This Agreement shall be governed and construed according to the laws of the state of Louisiana, without regard to principles of conflict of laws which, if applied, might require the application of the laws of another jurisdiction.

11.	This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, and any successor in interest to GIC, with respect to any portion of the GIGS, or to EXXI, with respect to any portion of the Platforms, shall be deemed to have acquired its interests subject to the terms of this Agreement, and the rights of the Parties hereunder shall not be terminated, altered, defeased or restricted by virtue of the sale or other disposition of any Platform or GIGS. Neither Party shall assign this Agreement without the other Party’s prior written consent, which will not be unreasonably withheld; provided, however , that no such written consent shall be required for (i) assignment to a parent or Affiliate of either Party or (ii) to a successor to either Party due to a sale whereby, (a) with respect to GIC, such successor party purchases all of GIGS, or (b) with respect to EXXI, such successor party purchases all of the Platforms. Except as otherwise provided herein, any liability or obligation of the assignor for events occurring after the date of an assignment in accordance with this Section 11 shall terminate upon the date of such assignment. Any attempt to assign this Agreement in violation of this Section 11 shall be null and void ab initio. The Parties agree that this agreement shall be filed in the appropriate records of the Bureau of Ocean Energy Management and the appropriate parishes in the State of Louisiana in order to notify any successor or assign of the Parties or any party examining title or ownership of the Platforms or GIGS of the continuing rights, duties and obligations of the Parties and their successors and assigns.

12.	It is expressly understood that the provisions of this Agreement do not impart enforceable rights in anyone who is not a Party or a successor or assign of a Party hereto.

13.	This Agreement was prepared with each of the Parties having access to their own legal counsel. Accordingly, the Parties stipulate and agree that this Agreement shall be deemed

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and considered for all purposes as prepared through the joint efforts of the Parties and shall not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation or drafting.

14.	If any part of this Agreement is found invalid by a court of competent jurisdiction or is in conflict with any such valid and applicable law, statute, regulation, order, or rule, the Parties shall negotiate in good faith to appropriately amend this Agreement so that the revised Agreement accomplishes as nearly as possible the terms and conditions that existed under this Agreement upon the date of execution or most recent amendment without regard to the existence of said court order or legal conflict.

15.	This Agreement expresses the entire agreement of the Parties with respect to its subject matter, and all prior or contemporaneous agreements or negotiations are hereby superseded. This Agreement may be modified or amended only in writing signed by both Parties hereto.

16.	This Agreement may be executed in counterparts by the Parties with the same force and effect as if each had signed the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF , the Parties have caused this Agreement to be executed effective as of the date first written above.

WITNESSES :	Energy XXI GOM, LLC

Print or Type Name:	By:	/s/ J. Granger Anderson
J. Granger Anderson III
Print or Type Name:		Senior Vice President, Land

Grand Isle Corridor, LP by Grand Isle GP, Inc., its general partner

	By:	/s/ Richard C. Green
Print or Type Name:	Name: Richard C. Green
Title: Chairman
Print or Type Name:

Signature Page to Multi-Platform Pipeline Connection and Access Agreement

State of Texas	§
§
County of Harris	§

On this _____ day of June, 2015, before me appeared J. Granger Anderson III, to me personally known, who, being by me duly sworn did say that he is Senior Vice President, Land of Energy XXI GOM, LLC, a Delaware limited liability company, and that the instrument was signed on behalf of the company and that J. Granger Anderson III acknowledged the instrument to be the free act of the company.

Notary Public
Notary Name:
My Commission Expires:

State of Texas	§
§
County of Harris	§

On this _____ day of June, 2015, before me appeared ___________________________, to me personally known, who, being by me duly sworn did say that he is _________________________ of Grand Isle GP, Inc., a Delaware corporation, the general partner of Grand Isle Corridor, LP, and that the instrument was signed on behalf of the partnership and that ____________________ acknowledged the instrument to be the free act of the corporation.

Notary Public
Notary Name:
My Commission Expires:

Signature Page to Multi-Platform Pipeline Connection and Access Agreement

EXHIBIT "A"
GIGS

Exhibit A – GIGS
Multi-Platform Pipeline Connection and Access Agreement

EXHIBIT "B"

Platforms

Grand Isle Area, Block 22 Platform L
Platform ID:  20104
Lease ID:  OCS 00031
4,650’ FSL; 4,750’ FWL
-89.977924; 29.101442

Mississippi Canyon Block 268 Platform A
Platform ID:  22311
ROW ID:  OCS-G 29263
1,400’ FSL; 2,350’ FWL
-89.786457; 28.652145

Mississippi Canyon Block 397 Platform A (“Alabaster”)
Platform ID:  23893
Lease ID:  OCS-G 04939
4,270’ FNL; 2,990’ FWL
-89.929614; 28.546431

South Pass Area, Block 93 Platform A
Platform ID:  22172
Lease ID:  OCS-G 01619
4,537’ FNL; 1,602’ FWL
-89.408163; 28.662914

South Timbalier Area, Block 54 Platform G
Platform ID:  22695
Lease ID:  OCS 00019
1,300’ FSL; 3,200’ FWL
-90.416705; 28.833484

West Delta Area, Block 30 Platform J
Platform ID:  20147
Lease ID:  OCS 00026
2,000’ FSL; 2,000’ FEL
-89.619371; 29.116062

Exhibit B – Platforms
Multi-Platform Pipeline Connection and Access Agreement

West Delta Area, Block 73 Platform A
Platform ID:  20189
Lease ID:  OCS-G 01083
2,400’ FSL; 1,450’ FEL
-89.706342; 28.946315

Exhibit B – Platforms
Multi-Platform Pipeline Connection and Access Agreement

EXHIBIT “C”

Connection Points

See attached.

Exhibit C – Connection Points
Multi-Platform Pipeline Connection and Access Agreement

Pipeline Segment Descriptions

Segment		Origin Platform	Termination Platform	Pipe Size O.D.	Length (miles)	Pipe Material	Line Fill (bbls)
8216	ST54G-GI22L	South Timbalier 54	Grand Isle 22 L	10.75"	32.8	Grde B/Sml/ERW X/35/52	16,886
(9402) 19190	MC397-MC268	Mississippi Canyon 397	Mississippi Canyon 268	8.625"	13.1	X60/X52	3,900
5034	MC268-WD73A	Mississippi Canyon 268	West Delta 73A	8.625"	21.2	Grde B/X52/X60	6,924
6639	MC280-SP93A	Mississippi Canyon 280	South Pass 93A	12.75	15.7	SML X60/X56/X46	6,291
6364	MC93A-WD73A	South Pass 93A	West Delta 73A	12.75	27.0	X60/X46	19,401
18245/ 7791	WD30J-WD73A	West Delta 30J	West Delta 73A	12.75"	13.6	Grade B Seamless	9,470
4259/ 5284	MC73A-GI22L	West Delta 73A	Grand Isle 22L	12.75"	19.8	Grade B Seamless	13,697
4840	GI22L-GITerminal	Grand Isle 22L	Grand Isle Terminal	12.75"	10.7	Grade B Seamless	7,422

Pipeline Assets on Platform ST 54G

Point of pipeline/production demarcation
TO 10" FLARE
V
2"
275#
1440#
KAH-161
2"
1440#
275#
P
H
4"
6"X8"
SDV 2
FSV 1
8"
3"-1440# MWP
10"
SDV 1
1/2"
10"-1440# MWP
PSHL 1
10"
10"
Line Segment 8216

Exhibit C – Connection Points
Multi-Platform Pipeline Connection and Access Agreement

Pipeline Assets on Platform MC 397A

Point of pipeline/production demarcation
PI 005 -1
BARRED OUTLET
-E-10"-120
1/2"
1/2"
2"
"E" "A"
PI 005 -4
PSD
(M)
PIG SIGNAL
QX 005
2"
AO
SDV 005
KAH-005
SP 005
DRIP PAN
2"
2"
BARRED TEE
CELLAR DECK
8"
280-E-8"-120
INSULATING KIT
SUBCELLAR DECK
Line Segment 19120 (9402)

Pipeline Assets on Platform MC 280A

Point of pipeline/production demarcation
Line Segment 6639
2299
2291
2297
2292
2298

Exhibit C – Connection Points
Multi-Platform Pipeline Connection and Access Agreement

Pipeline Assets on Platform SP 93A

Point of pipeline/production demarcation
(KAH-A102)
KAH-A102
12"-2220# MWP
PSHL 1
PSV 1
FSV 1
NOTE 1
L.O.
(KAQ-A103)
MOV 2
SDV 1
KAQ-A103
8"-2220# MWP
Line Segment 6364
12" OIL TO W.D. 73 "A SEG. # 6364 MAOP 2160 PSIG
Line Segment 6639

Pipeline Assets on Platform WD 30J

Point of pipeline/production demarcation
KAH-J006
16" X 12" LAUNCHER
PI
12"
PI
8"
2"
8"
1440#
275#
2"-275# MWP
Line Segment 18245 /7791

Exhibit C – Connection Points
Multi-Platform Pipeline Connection and Access Agreement

Pipeline Assets on Platform WD 73A: from 268A; from 93A

Point of pipeline/production demarcation
To GI16L launcher trap
Line Segment 6364
Line Segment 5034

Pipeline Assets on Platform WD 73A: From 30J; to GI16L

Point of pipeline/production demarcation
Line Segment 4259 / 5284
Line Segment 18245 /7791
From MC268 and SP93 receiving traps

Exhibit C – Connection Points
Multi-Platform Pipeline Connection and Access Agreement

Pipeline Assets on Platform GI 22L: Incoming Manifold

Point of pipeline/production demarcation
To GI22L outgoing pig launcher manifold
To GI22L outgoing pig launcher manifold
KAO-L007
Line Segment 8216
Line Segment 4259 / 5284
1440#
275#
2"-275# MWP
2"-275# MWP

Pipeline Assets on Platform GI 22L – Outgoing

Point of pipeline/production demarcation
FSV 1
PSV 1
SDV 1
PSHL 1
12"-1440# MWP
2"X12"
12"X6"
275#
1440#
2"X12"
12"
12"
Line Segment 4840
From GI22L incoming pig traps manifold

Exhibit C – Connection Points
Multi-Platform Pipeline Connection and Access Agreement

Exhibit I

to the Lease

Notice of Lease

See attached.

NOTICE OF LEASE WITH RIGHT OF FIRST REFUSAL TO PURCHASE AND LEASE

This Notice of Lease with Right of First Refusal to Purchase and Lease (this “Notice of Lease”), dated as of the 30th day of June, 2015, by and between Grand Isle Corridor, LP , a Delaware limited partnership, mailing address 1100 Walnut, Suite 3350, Kansas City, Missouri 64106 (“Lessor”), and Energy XXI GIGS Services, LLC, a Delaware limited liability company, mailing address 1021 Main Street, Suite 2626, Houston, Texas 77002 (“Lessee”).

W I T N E S S E T H:

1.

Lessor and Lessee executed a Lease Agreement affecting the Property described on Exhibit A hereto (the “Property”) dated as of June 30, 2015 (the “Lease”).

2.

The term of the Lease is for an initial term of eleven (11) years commencing on July 1, 2015 and ending on June 30, 2026.  Lessee, at its option, has the right to extend the term of the Lease for one additional period equal to the lesser of nine (9) years or seventy-five percent (75%) of the expected remaining useful life of the Property (the “Option”).  The last day on which the Lease, as may be extended by exercise of the Option, can remain in effect is June 30, 2035.

3.

The Lease grants to Lessee a right of first refusal to purchase and lease the Property, in accordance with the terms set forth in the Lease.

4.

This Notice of Lease is executed and recorded in accordance with La. Revised Statutes 9:2742.

IN WITNESS WHEREOF, the parties hereto have executed this Notice of Lease on the dates set forth below in the presence of the undersigned witnesses to be effective the date first written above.

Signatures on Next Page

Witnesses:	LESSOR:

GRAND ISLE CORRIDOR, LP
Print name here:
	By:	Grand Isle GP, Inc., its General Partner

By:
Print name here:		Name:
Title:

Witnesses:	LESSEE:

ENERGY XXI GIGS SERVICES, LLC
Print name here:
By:
Name:
Title:
Print name here:

ACKNOWLEDGMENT

STATE OF

PARISH/COUNTY OF

On this _____ day of ____________, 2015, before me appeared ___________________, to me personally known, who, being sworn, did declare and acknowledge to me, Notary, and the undersigned competent witnesses, that he is the ______ of Grand Isle GP, Inc., the General Partner of Grand Isle Corridor, LP, a partnership, and that said instrument was signed on behalf of said partnership and said appearer acknowledged said instrument to be the free act and deed of said partnership.

IN WITNESS WHEREOF, said appearer has executed these presents together with me, Notary, and the undersigned competent witnesses, in the Parish/County and State aforesaid, on the date first above written.

Witnesses:

Print name here:

Print name here:

NOTARY PUBLIC Printed Name: Notary #/Bar #

ACKNOWLEDGMENT

STATE OF

PARISH/COUNTY OF

On this _____ day of ________________, 2015, before me appeared ___________, to me personally known, who, being sworn, did declare and acknowledge to me, Notary, and the undersigned competent witnesses, that he is the _______ of Energy XXI GIGS SERVICES, LLC, a limited liability company, and that said instrument was signed on behalf of said limited liability company and said appearer acknowledged said instrument to be the free act and deed of said limited liability company.

IN WITNESS WHEREOF, said appearer has executed these presents together with me, Notary, and the undersigned competent witnesses, in the Parish/County and State aforesaid, on the date first above written.

Witnesses:

Print name here:

Print name here:

NOTARY PUBLIC Printed Name: Notary #/Bar #

EXHIBIT A

Property Description

Exhibit J

to the Lease

Form of O&M Agreement

See attached.

OPERATION AND MAINTENANCE
SERVICES AGREEMENT

THIS OPERATION AND MAINTENANCE SERVICES AGREEMENT (the “ Agreement ”) is dated effective as of [●] (the “ Effective   Date ”) and is made and entered into by and between [●] (“ Services   Provider ”), and [●] (“ Owner ”). Services Provider and Owner are referred to herein, collectively, as the “ Parties ” and, individually, as a “ Party .”

RECITALS

WHEREAS , Owner owns the Liquids Transportation System (as defined below); and

WHEREAS , Owner wishes to engage Services Provider to perform the Services (as defined below), and Services Provider wishes to perform the Services for Owner, all on the terms and subject to the conditions set forth in this Agreement;

AGREEMENT

NOW, THEREFORE , in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

ARTICLE I
Defined Terms and Exhibits.

1.1                  For all purposes of this Agreement the following terms shall have the meanings set forth below:

“ Affiliate ” means, with respect to a specified Person, (i) any Subsidiary of that Person, and (ii) any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with, the specified Person.

“ Agreement ” has the meaning given in the Preamble.

“ Applicable   Law ” means statutes (including regulations enacted thereunder), judgments and orders of courts of competent jurisdiction, regulations and orders issued by Governmental Authorities, and Regulatory Approvals that are, in each case, applicable to the ownership, construction, operation, maintenance, or use of the Liquids Transportation System.

“ Bankruptcy   Event ” means:

(a)              an involuntary proceeding is commenced or an involuntary petition is filed seeking: (i) liquidation, reorganization or other relief in respect of a Party or its debts or a substantial part of its assets under any bankruptcy, insolvency, receivership or similar law now or later in effect; or (ii) the appointment of a receiver, custodian or similar official for a Party or for a substantial part of its assets and, in either case, such proceeding or petition continues undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

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(b)             a Party shall: (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership, or similar law now or later in effect; (ii) apply for or consent to the appointment of a receiver, custodian or similar official for such Party or a substantial part of its assets; (iii) file an answer admitting the material allegations of a proceeding or petition described in clause (a) of this definition; (iv) make an assignment or any general arrangement for the benefit of its creditors; or (v) take any action for the purpose of effecting any of the foregoing; or

(c)              a Party shall become unable or fail generally to pay its debts or other obligations as they become due.

“ Business Day ” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas, are authorized or required by law to remain closed.

“ Control ” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “ Controlling ” and “ Controlled ” have meanings correlative thereto.

“ Disposition ” has the meaning given in Section 4.2(b) .

“ Effective Date ” has the meaning given in the Preamble.

“ GAAP ” means generally accepted accounting principles in effect in the United States of America from time to time or at a specific time if so specified in this Agreement.

“ Good Condition and Repair ” means condition and repair that a reasonably prudent operator would maintain for a transportation system of similar size, nature, use, age and location as the Liquids Transportation System.

“ Governmental Authority ” means any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of the United States, or any state or political subdivision thereof administering, regulating, or having or asserting jurisdiction over the Liquids Transportation System.

“ Improvements ” means all of the improvements and fixtures used as part of the Liquids Transportation System, including: any and all surface or subsurface pipelines; surface or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, other interconnections, and valves (including subsea tie-in valves); control and monitoring equipment; cathodic or electrical protection units; by-passes; regulators; drips; brine pumps, salt water disposal pumps, and oil pumps; salt water filter systems; treating, dehydration, separation, processing equipment; crude oil and produced water storage tanks; gas compressors; vapor recovery units and associated gas lines; towers and storage sheds; gas and electric fixtures; electrical generators, fuel tanks, switchgear, transformers, and switches; and motor control center, in each case, that are downstream of the inlet flange to each pipeline pig launcher trap on oil platforms GI 22L, ST 54G, WD 73A, WD 30J, MC 268A, MC 397A, SP 93A, and MC 280A in the Gulf of Mexico to, and including, the Grand Isle terminal facility on the Land, including

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any of the foregoing described on the attached Exhibit A .  The term “ Improvements ” includes all of the improvements and fixtures which are a part of the Liquids Transportation System as described herein, regardless of whether they are included or properly described in Exhibit A .

“ Invoice ” has the meaning given in Section 4.1(a) .

“ Liquids Transportation System ” (a) means, generally, the system of pipelines, storage tanks, collection and separation facilities, salt water disposal wells and facilities, and related properties, facilities, equipment and rights, as highlighted or otherwise identified on Exhibit B , as such system exists as of the Effective Date and as it may be subsequently modified as permitted during the Term, that is capable of (i) transporting, collecting, separating, storing, and delivering for sale or transport oil produced from oil wells located in the Gulf of Mexico, and (ii) transporting, collecting, separating, and disposing of salt water associated with the production of such oil, and (b) includes, specifically, the Land, the Right of Use Agreements, and the Improvements.  The Liquids Transportation System begins at the inlet flange to each pipeline pig launcher trap on oil platforms GI 22L, ST 54G, WD 73A, WD 30J, MC 268A, MC 397A, SP 93A, and MC 280A in the Gulf of Mexico, extends through an interconnected system of pipelines and subsea tie-in valves to the collection, separation equipment, storage tanks, disposal wells, and pipelines located at the Grand Isle terminal facility on the Land, and includes the pipeline from such terminal facility to the interconnection point under the Interconnection Agreement, dated December 17, 2010, with ExxonMobil Pipeline Company (as such agreement may be amended or replaced from time to time).

“ Losses ” means claims, damages, demands, suits, sanctions, losses, costs, expenses (including court or arbitration costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of investigation) and liabilities.

“ LTS Land ” is described in the attached Exhibit C .

“ Notice ” has the meaning given in Section 4.4 .

“ Owner ” has the meaning given in the Preamble.

“ Owner Group ” has the meaning given in Section 4.3(c) .

“ Party ” and “ Parties ” have the meanings given in the Preamble.

“ Person ” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, Governmental Authority or any other entity of any kind.

“ Regulatory Approvals ” means the permits, licenses, approvals, and authorizations required to be obtained from any Governmental Authority in connection with the ownership, operation, use or maintenance of the Liquids Transportation System.

“ Right of Use Agreements ” means the easements, servitudes, rights-of-way, and similar agreements and instruments listed on Exhibit D , including all rights of the grantee thereunder.

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“ Services ” means the operation and maintenance of the Liquids Transportation System for transporting, collecting, separating, storing, and delivering for sale or transport oil produced from oil wells located in the Gulf of Mexico, and transporting, collecting, separating, storing, and disposing of salt water associated with the production of such oil, and includes the services set forth in Exhibit E to this Agreement to the extent Services Provider determines such services necessary for the operation of the Liquids Transportation System.

“ Services Provider ” has the meaning given in the Preamble.

“ Services Provider Group ” has the meaning given in Section 4.3(c) .

“ Subsidiary ” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (i) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent   or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.

“ Term ” has the meaning given in Section 4.2(a) .

1.2                 Exhibits . The following Exhibits are attached to and hereby incorporated into this Agreement:

Exhibit A – Improvements

Exhibit B – Liquids Transportation System

Exhibit C – LTS Land

Exhibit D – Right of Use Agreements

Exhibit E -- Services

If there is a conflict between any Exhibit and any provision of the main body of this Agreement, the provision of the main body of this Agreement shall prevail.

1.3                  Certain Interpretative Provisions .  As used in this Agreement:  (a) the word “or” is not exclusive and the words “include”, “includes” and “including” are not limiting, (b) references to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation, (c) whenever the words “include,” “includes,” or “including” appear, they shall be deemed to be followed by the words “without limitation,” (d) personal pronouns shall be deemed to include the other genders and the singular shall include the plural and vice versa, (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, and (f) any

5

reference to “$” or “dollars” shall refer to U.S. dollars.  Wherever a period of time is stated in this Agreement as commencing or ending on specified dates, such period of time shall be deemed (i) inclusive of such stated commencement and ending dates, and (ii) to commence at 12:00 A.M. Central Time on such stated commencement date and to end at 11:59 P.M. Central Time on such stated ending date.  Unless the context otherwise requires, (A) any definition or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (B) subject to restrictions on assignment set forth herein, any reference herein to any Person shall be construed to include such Person’s successor and assigns, and (C) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.  Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other document executed in connection herewith.

ARTICLE II
Provision of Services

During the term of this Agreement, Services Provider shall provide the Services, or, upon written notice to Owner, may engage such other Persons to participate in providing the Services as Services Provider reasonably deems necessary or appropriate. If Owner objects to any of such other Persons participating in providing the Services, Owner and Services Provider shall negotiate in good faith to identify Persons to participate in providing the Services that are satisfactory to both Owner and Services Provider. No such subcontract shall relieve Services Provider of any of its obligations to Owner under this Agreement.

ARTICLE III
Standard of Care

3.1                  Standard of Performance . Services Provider shall provide the Services in a prudent and good and workmanlike manner, in accordance with accepted industry practice and in compliance with Applicable Law.   Services Provider covenants to use commercially reasonable efforts to maintain the Liquids Transportation System in Good Condition and Repair and, in accordance with industry practices, to protect against damage to the Liquids Transportation System. Owner recognizes Services Provider is not performing the Services on an exclusive basis and that the Services will be provided along with and in the same manner as shared services provided internally within Services Provider’s corporate group. For greater certainty, the standard of care set forth in this Article III shall not obligate Services Provider to change or improve the Services from those performed with respect to the Liquids Transportation System during the period prior to the Effective Date.

3.2                Procurement Matters . Services Provider may and is hereby authorized to enter into and act on Owner’s behalf in connection with any agreement necessary to transport, collect, separate, store, or deliver for sale or transport oil produced from oil wells located in the Gulf of Mexico, or to transport, collect, separate, store, or dispose of salt water associated with the

6

production of such oil, in the Liquids Transportation System. If Services Provider arranges for contracts with third parties for goods and services in connection with providing the Services, Services Provider shall use commercially reasonable efforts to obtain such goods and services at rates competitive with rates generally available in the area in which such services or materials are to be furnished .

3.3                No Liens . Services Provider shall not permit any liens, encumbrances or charges upon or against the Liquids Transportation System resulting from the provision of Services or materials under this Agreement except for liens arising by operation of law in the ordinary course of business securing amounts not past due and liens arising if Owner fails to pay the Services Provider for Services as required in this Agreement.

3.4                  Insurance . During the term of this Agreement, each Party shall obtain and maintain liability insurance of the type customary for the industry, in commercially reasonable amounts, naming the other Party as an additional insured.

3.5                  Independent Contractor . In performing the Services hereunder, Services Provider shall be considered to be an independent contractor, and in no event shall any Party hereto be deemed a partner, co-venturer or, except as specifically provided herein, agent of another Party hereto. Services Provider has exclusive authority to control and direct the specific means, method and manner of performance of the details of the Services to be provided hereunder, subject to the right of Owner to direct Services Provider with respect to the ends to be accomplished.

3.6                  Force Majeure . Services Provider shall not be liable for any expense, loss or damage arising out of any interruption of Services or delay or failure to perform under this Agreement that is due to acts of God, acts of a public enemy, acts of terrorism, acts of a nation or any state, territory, province or other political division thereof, fires, floods, epidemics, riots, theft, quarantine restrictions, freight embargoes or other similar causes beyond the reasonable control of Services Provider. In any such event, Services Provider’s obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof.

ARTICLE IV
Other Terms and Conditions.

4.1                Fee for Services; Reimbursement .

(a)              On or before the 15th day after the end of each calendar month during the Term, Services Provider shall deliver to Owner an invoice for the costs and expenses described in Section 4.1(b) below relating to such calendar month (an “ Invoice ”). Upon request, Services Provider shall also provide Owner reasonably detailed documentation to support such costs and expenses.

(b)              On or before the 30th day after receipt of an Invoice, Owner shall pay Services Provider, with respect to any Services provided by the Services Provider during the calendar month covered by such Invoice, an amount equal to the sum of:

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(i)              the costs and expenses reasonably incurred by Services Provider to the extent such costs and expenses are directly attributable to Owner, including costs for engaging third parties such as contractors, sub-contractors, materialmen, consultants, attorneys and accountants; and
(ii)             an amount equal to seven and a half percent, (7.5%) of the amount attributable to the costs and expenses included in such Invoice pursuant to Section 4.1(b)(i) for such month, which amount the Parties agree is equal to the fair market monthly fee for the provision of the Services.

4.2                  Term; Early Termination .

(a)              Unless sooner terminated in accordance herewith, the term of this Agreement shall commence on the Effective Date and shall terminate on the last day of the [●] [NTD:  Not to exceed “24th”.] calendar month following the Effective Date (the “ Term ”).

(b)              Owner shall provide Services Provider at least 60 days’ prior written notice in the event Owner intends to sell, assign, transfer, lease or otherwise dispose of all or any portion of the Liquids Transportation System (a “ Disposition ”) prior to the end of the Term. Services Provider, in its sole discretion, upon written notice to Owner, may terminate this Agreement at any time effective upon the effective date of such Disposition or any time thereafter.

(c)              In addition, without limiting the foregoing,

(i)              If there is any involuntary transfer of all or any portion of Owner’s interest in the Liquids Transportation System, Services Provider may terminate this Agreement on not less than ten (10) days’ prior written notice to Owner;

(ii)             This Agreement may be terminated immediately by Owner if a Bankruptcy Event occurs with respect to Services Provider;

(iii)           This Agreement may be terminated immediately by Services Provider if a Bankruptcy Event occurs with respect to Owner; and

(iv)          This Agreement may be terminated by Owner at any time for any or no reason on not less than sixty (60) days’ prior written notice to Service Provider.

(d)              As of the termination of this Agreement, all rights and obligations of both Parties under this Agreement shall cease, except for: (i) obligations that expressly survive termination of this Agreement, and (ii) liabilities and obligations that have accrued prior to such termination, including Owner’s obligation to pay any amounts under Section 4.1 of this Agreement that have accrued prior to such termination, even if such amounts have not become due and payable at that time.

4.3                   Waivers and Indemnities .

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(a)              Warranties . EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE SERVICES ARE PROVIDED “AS IS,” “WHERE IS” AND “WITH ALL FAULTS AS TO ALL MATTERS” AND SERVICES PROVIDER EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (A) ITS PERFORMANCE OF THE SERVICES HEREUNDER OR (B) THE RESULTS OF THE SERVICES PROVIDED HEREUNDER.

(b)              Limitation on Liability . NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES OR LOSS OF PROFITS.

(c)              Limited Liability of Services Provider . Services Provider shall have no liability under this Agreement or otherwise, and is hereby released from any liability, to Owner, and its Affiliates, and its and their directors, officers, employees, and representatives (collectively, the “ Owner Group ”) for any and all Losses arising out of or resulting from any act or omission of Services Provider, or its Affiliates or its or their directors, officers, employees, and representatives (collectively, the “ Services Provider Group ”) in the performance or failure to perform under this Agreement; provided however the foregoing limitations shall not apply to any Losses to the extent caused by the gross negligence or willful misconduct of any member of the Services Provider Group.

(d)              Services Provider’s Indemnification . Services Provider hereby agrees to defend, indemnify and hold each member of the Owner Group harmless from any and all Losses incurred by any such member in connection with the Services, to the extent arising out of or resulting from the gross negligence or willful misconduct of any member of Services Provider Group.

(e)              Owner’s Indemnification . Owner hereby agrees to defend, indemnify and hold each member of the Services Provider Group harmless from any and all Losses incurred by any such member in connection with the Services or the Liquids Transportation System, to the extent arising out of or resulting from the gross negligence or willful misconduct of any member of the Owner Group.

(f)              Notice of Claim . Each Party shall promptly notify the other Party of any claim, demand, or suit that may be presented to or served upon it for which it desires to be defended or indemnified as set forth in this Agreement.

(g)              Regarding Release, Defense, Indemnification and Hold Harmless Obligations .

(i)              It is the intention of the Parties that the release, defense, indemnity and hold harmless obligations provided for in this Agreement apply without regard to any conflicting rules of liability under any Applicable Law or regulation.

(ii)              THE RELEASE, DEFENSE, INDEMNIFICATION, HOLD HARMLESS AND SIMILAR PROVISIONS IN THIS AGREEMENT SHALL APPLY WHETHER OR NOT THE LOSSES IN QUESTION AROSE SOLELY OR IN PART FROM

9

THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNIFIED PARTY. OWNER AND SERVICES PROVIDER ACKNOWLEDGE THIS STATEMENT IS CONSPICUOUS AND AGREE THAT IT IS INTENDED TO COMPLY WITH AND DOES COMPLY WITH THE EXPRESS NEGLIGENCE RULE.

4.4                  Notices .  All notices and communications required or permitted under this Agreement (each, a “ Notice ”) shall be in writing and addressed as set forth below.  Any Notice shall be deemed to have been duly made and the receiving Party charged with notice (a) if personally delivered, or sent by registered or certified mail, or nationally recognized overnight courier, when received; and (b) if the addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal, or inability to deliver the Notice. All Notices shall be addressed as follows:

If to Services Provider:

Attention:

With a copy to:

Attention:

If to Owner:

[Grand Isle Corridor, LP 1100 Walnut, Suite 3350 Kansas City, MO 64106 Attention: [•]]

With a copy to:

Husch Blackwell, LLP 4801 Main Street, Suite 1000 Kansas City, MO 64112 Attention: Steve Carman

Any Party may, by written notice so delivered to the other Party, change the address or individual to which delivery shall thereafter be made.

4.5                  Relationship of the Parties . Nothing herein shall be construed to create a partnership or joint venture or give rise to any fiduciary or similar relationship of any kind.

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4.6                  Amendments . This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

4.7                  Governing Law .  THIS AGREEMENT AND ANY DISPUTES, CLAIMS OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER SOUNDING IN CONTRACT OR TORT LAW) SHALL BE GOVERNED BY THE LAW OF THE STATE OF LOUISIANA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

4.8                   Venue; Service of Process; Waiver of Jury Trial .

(a)              EACH OF SERVICES PROVIDER AND OWNER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF ANY LOUISIANA STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF LOUISIANA AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)              EACH OF SERVICES PROVIDER AND OWNER HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, AT THE ADDRESS SPECIFIED IN SECTION 4.4 HEREOF.

(c)              EACH OF SERVICES PROVIDER AND OWNER HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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4.9                  Further Assurances . In connection with this Agreement and all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

4.10               Assignment . This Agreement may not be assigned by any Party without the prior written consent of the other Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

4.11               No Third-Party Beneficiaries . This Agreement is intended to benefit only the Parties hereto and their respective permitted successors and assigns, and this Agreement does not confer any third-party beneficiary rights upon any Person other than any Person entitled to indemnification hereunder (to the extent of such entitlement).  This Section 4.11 shall survive termination of this Agreement.

4.12               No Waiver . Except as and to the extent expressly provided herein, (a) the failure of any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any of such provisions, or the right of any Party thereafter to enforce each and every such provision, and (b) no waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

4.13               Severability . If any provision hereof or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

4.14               Counterparts . This Agreement may be executed by Services Provider and Owner in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. PDF and facsimile signatures shall be considered binding.  The Parties agree to exchange originally executed counterparts of this Agreement within three (3) Business Days of the request of a Party hereto.

4.15               Entire Agreement . This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

4.16               Laws and Regulations . Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any Applicable Law.

4.17               No Recourse Against Officers, Directors, Managers or Employees . For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer, director, manager or employee of Services Provider, Owner or any of their respective Affiliates.

4.18               Construction .  The Parties agree that this Agreement is the product of negotiation between sophisticated Persons, all of whom were represented by counsel, and each of whom had

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an opportunity to participate in and did participate in the drafting of each provision hereof.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by both Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provision of this Agreement.

[ Signature Page Follows ]

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IN WITNESS WHEREOF , the Parties have caused this Agreement to be duly executed intending it to be effective as of the Effective Date set forth above.

OWNER:

[GRAND ISLE CORRIDOR, LP,
a Delaware limited partnership]

[By: GRAND ISLE GP, INC., a Delaware
corporation, its sole general partner]

Name:

Title:

Signature Page to
GIGS Operation and Maintenance Services Agreement

SERVICES PROVIDER:

[_____________________________]
a [____________________________]

Name:

Title:

EXHIBIT A

TO

O&M AGREEMENT

IMPROVEMENTS

[To be attached at the Effective Date.]

EXHIBIT B

TO

O&M AGREEMENT

LIQUIDS TRANSPORTATION SYSTEM

[To be attached at the Effective Date.]

EXHIBIT C

TO

O&M AGREEMENT

LTS LAND

[To be attached at the Effective Date.]

EXHIBIT D

TO

O&M AGREEMENT

RIGHT OF USE AGREEMENTS

[To be attached at the Effective Date.]

EXHIBIT E

TO

O&M AGREEMENT

SERVICES

Below is a representative, but not exclusive, list of the services that are to be provided by Services Provider in operation of the Liquids Transportation System pursuant to this Agreement:

1.	Accounting;

2.	Administrative;

3.	Engineering;

4.	Environmental;

5.	Land and Right of Use Agreement Administration;

6.	Legal;

7.	Operations and Maintenance; and

8.	Regulatory Management.

Exhibit K

to the Lease

SNDA

See attached.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
(Liquids Gathering System, Grand Isle, Louisiana)

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “ Agreement ”) is dated as of [•] (the “ Effective Date ”), by and among [•], [a national banking association] whose address is [•], [as Agent for the benefit of the Lenders described below]   (in such capacity, together its successors and assigns thereunder, “ Secured Party ”), ENERGY XXI GIGS SERVICES, LLC , a Delaware limited liability company whose address is 1021 Main Street, Suite 2626, Houston, Texas 77002 (together with any permitted successors and assigns, “ Tenant ”), and GRAND ISLE CORRIDOR, LP , a Delaware limited liability company whose address is 1100 Walnut, Suite 3350, Kansas City, Missouri 64106 (together with any permitted successors and assigns, “ Landlord ”).

Recitals:

A.                    The Lease .  Tenant is the lessee under the Lease (the “ Current Lease ”), dated on or about the Effective Date, by and between Landlord and Tenant (such Current Lease, as it may from time to time be amended, supplemented, or restated, the “ Lease ”), covering the “ Leased Property ” defined therein and including, but not limitation, the Land and the Right of Use Agreements described on Exhibit A attached hereto and incorporated herein and certain improvements thereon, as more fully described in the Lease and in the Notice of Lease described below.

B.                     The Notice of Lease .  A “ Notice of Lease ” (herein so called) dated on or about the Effective Date by and between Landlord and Tenant with respect to the Current Lease is being filed in the applicable Official Public Records of Jefferson Parish, Plaquemines Parish, Lafourche Parish, and Terrebonne Parish, Louisiana, contemporaneously with the recording of this Agreement.

C.                     Terms Defined in the Lease .  When used in this Agreement, each of the following terms shall have the meaning assigned to such term in the Lease:  Additional Rent, Adverse Party, Base Rent, Beneficial Owner, Business Day, Casualty Proceeds, Competitor, Disqualified Person, Equity Investor Interest, Indebtedness, Tenant Environmental Liabilities, Tenant Event of Default, Tenant Guarantor, Tenant Guaranty, Landlord Event of Default, Landlord Indemnified Parties, Landlord Lender, Landlord Loan Document, Level 1 Tenant Default, Impositions,   Lien, Minimum Rent, Permitted Equity Transfer, Permitted Lease Assignment, Permitted Tenant Transferee, Permitted Landlord Liens, Person, Permitted Sublease, Renewal Term, Taking Proceeds, Taxes, Term, Transfer, Variable Rent, and Official Public Records.

D.                    The Loan .  By that certain [Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement] dated on or about the Effective Date and recorded in the applicable Official Public Records of Jefferson Parish, Plaquemines Parish, Lafourche Parish, and Terrebonne Parish, Louisiana (the “ Current Mortgage ”) (such Current Mortgage, as it may from time to time be amended, supplemented, taken up or restated, the “ Mortgage ”) encumbering the Leased Property, Landlord has granted a first lien security interest in Landlord’s interest in the Leased Property to Secured Party as security for a loan (the “ Current Loan ”) (such Current Loan, as it may from time to time be amended, increased, decreased, extended or refinanced the “ Loan ”) to Landlord made pursuant to that certain [•] dated on or about the Effective Date (the “ Current Loan Agreement ”) (such Current Loan Agreement, as it may from time to time be amended, supplemented, extended or restated, the “ Loan Agreement ”) between the lenders named therein (together with their respective successors and/or assigns, the “ Lenders ”), Secured Party and Landlord to partially finance Landlord’s acquisition of the Leased Property.  For purposes of this Agreement, the term “ Current Loan Documents ” shall refer to the Current Mortgage and the Current Loan Agreement, and the term “ Loan Documents ” shall refer to the Current Loan Documents and any other documents now or hereafter entered into in connection with or to secure the Loan, in each case as they may from time to time be amended, supplemented, extended, taken up or restated.

E.                   Requirement for Subordination and Attornment .  As a condition to conveying the Leased Property to Landlord and entering into the Lease with Landlord, Tenant has required that the Loan Documents be subordinated to the Lease, and Secured Party has agreed on the condition that Tenant agree to attorn to the Purchaser (as defined below) from and after the date of a foreclosure or deed in lieu of foreclosure of the Mortgage with respect to the Leased Property, it being the intention of the parties that Tenant is assured of continued and undisturbed occupancy and possession of the Leased Property and of Tenant’s other rights, interests and benefits under the Lease (including, without limitation, its purchase offer rights and rights of first refusal thereunder during and after expiration of the term of the Lease as and to the extent provided in the Lease), without hindrance or interruption by Secured Party, by any purchaser at a foreclosure, deed in lieu of foreclosure or similar transfer or conveyance with respect to the Leased Property (collectively, a “ Purchaser ”), or by any Equity Purchaser (as such term is defined in Section 3.4 , below) with respect to an Equity Pledge Transfer (as such term is defined in Section 3.3 , below), subject only to the terms of this Agreement and the rights of Landlord under the Lease upon the occurrence and during the continuance of a Tenant Event of Default.

Agreement:

For and in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, and in consideration of the mutual covenants contained herein, the parties covenant and agree as follows:

1.                     Subordination and Non-Disturbance .

1.1                  Subordination and Survival of Lease Rights .  Secured Party hereby subordinates the liens, rights and interests of Secured Party and Lenders under the Mortgage and the other Loan Documents to (a) the Lease, and (b) the rights, title and interests of Tenant under the Lease, and which subordination includes, without limitation, Tenant’s termination and purchase offer rights under Articles XV and XVI of the Lease (collectively, the “ Tenant Purchase Offer Rights ”) and Tenant’s first refusal rights under Sections 25.3 and 25.4 of the Lease (including, without limitation, those which survive the expiration of the Term (collectively, the “ Tenant First Refusal Rights ”) and acknowledges and agrees that the Lease and the Notice of Lease shall appear as, and shall continue to constitute, Permitted Liens under the Mortgage and the other Loan Documents.  The Lease and the Notice of Lease (including, without limitation, the Tenant Purchase Offer Rights and the Tenant First Refusal Rights) shall survive the following, as if none of the following had occurred, as and to the extent described in the Lease: (i) any foreclosure of the Leased Property or any portion thereof or interest therein (each, a “ Foreclosure Transfer ”) (ii) any deed in lieu of foreclosure or similar transfer or conveyance with respect to the Leased Property or any portion thereof or interest therein (each, a “ DIL Transfer ”), (iii) any other, further or subsequent Transfer of the Leased Property or any portion thereof or interest therein, (iv) any Equity Pledge Transfer, and (v) any other, further or subsequent Transfer of all or any portion of the Equity Investor Interests.  For purposes of this Agreement, the term “ Mortgage Transfer ” shall collectively refer to Foreclosure Transfers and/ or DIL Transfers.

1.2                  Qualification of a Mortgage Transfer with Lease Permitted Sale Provisions .  The parties acknowledge and agree that a Transfer pursuant to a Mortgage Transfer shall be subject to Section 5.3 of this Agreement and shall not be required to comply with the notice requirements in Section 17.5(b)(ii) of the Lease, provided, however, that each of the applicable requirements of Sections 17.5(a) and (b) of the Lease shall be applicable with respect to any subsequent Transfer.  Tenant further acknowledges and confirms that (a) if (i) no Lender as of the date of the Mortgage Transfer was a Disqualified Person at the time it became a

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Lender, and (ii) the Purchaser at such Mortgage Transfer is wholly owned by the Lenders, no Beneficial Owners   of such Purchaser shall be deemed to be a Disqualified Person on the date of such Mortgage Transfer and continuing for so long thereafter as no such Lender Transfers any of its Landlord Equity Interest to any Person that was not a Lender on the date of such Mortgage Transfer and (b) the requirements of Section 27.1(a) (and Section 17.5(b)(iii)(C)’s cross-reference to Section 27.1(a) ) of the Lease shall not apply to a Transfer pursuant to a Mortgage Transfer, provided, however, that the requirements of Section 27.1(a) (and Section 17.5(b)(iii)(C)’s cross-reference to Section 27.1(a) ) shall be applicable with respect to any subsequent Transfer.

1.3                  Non-Disturbance; Continuation of Lease Rights .  Subject only to the rights of Landlord under the Lease upon the occurrence and during the continuance of a Tenant Event of Default thereunder, Secured Party hereby acknowledges and confirms on behalf of itself, the Lenders and any Purchaser, that the Lease and Tenant’s possession, use and other rights, title and interests under the Lease (including, without limitation, the Tenant Purchase Offer Rights and the Tenant First Refusal Rights) shall remain undisturbed and in full force and effect following (i) a Mortgage Transfer of the Leased Property or any portion thereof or interest therein, and (ii) the exercise of any or all other rights or remedies of Secured Party or Lenders under the Loan Documents or at law or in equity with respect to the Leased Property, the Landlord, any Equity Investor Interest or the Lease.  For the avoidance of doubt, the parties hereby acknowledge their intent that each transferee of a Purchaser at or following a Mortgage Transfer shall be bound by (A) this Agreement including, without limitation, the full and complete subordination to the Lease and the rights, title and interests of the Tenant under the Lease as provided herein, and (B) the Lease.

2.                    Attornment .  So long as Secured Party and Lenders are in compliance with the terms of this Agreement, in the event of a Mortgage Transfer, Tenant shall attorn to Purchaser and recognize Purchaser as the successor Landlord under the Lease.  Upon and after any such attornment, the Lease shall continue in full force and effect as a direct lease between Purchaser and Tenant, except that (a) Tenant shall not be deemed to have waived, and shall be entitled to enforce, any and all of its rights and remedies under the Lease in the event such Mortgage Transfer fails to comply with the requirements of Sections 17.5(a) and (b) of the Lease, but subject in all respects to Section 1.2 , above, and further subject to the immediately following clause (b) , and (b) Purchaser shall not (i) be liable for any previous act or omission of Landlord under the Lease which occurred prior to the date of the Mortgage Transfer, other than ongoing defaults under the Lease (but, with respect to such ongoing defaults, only to the extent Secured Party was furnished any notice and opportunity to cure to which Secured Party is entitled in accordance with the provisions of Section 9 below prior to taking possession of the Leased Property), (ii) be subject to any offset, claim or defense which shall have accrued against Landlord, unless Tenant shall have delivered to Secured Party written notice of the default which gave rise to such offset or defense and permitted Secured Party the same right to cure such default as permitted Landlord under the Lease; (iii) be bound by any prepayment of Base Rent for a period greater than three (3) months in advance of its due date under the Lease, unless such prepayment shall have been expressly approved in writing by Secured Party or required or expressly permitted by the Lease; or (iv) be bound by any Material Lease Amendment (as such term is defined in Section 4.2 , below) made after the Effective Date without the consent of Secured Party.

3.                    Application of Tenant First Refusal Rights to a Mortgage Transfer; Compliance by Purchaser and Equity Purchasers with Lease Requirements, and Confirmation of Lien on Beneficial Interests .

3.1.                Application of Tenant First Refusal Rights to a Mortgage Transfer.   Notwithstanding anything to the contrary contained herein or in the Lease, the Tenant First Refusal Rights shall not apply to any Mortgage Transfer or Equity Pledge Transfer, but shall survive any such Mortgage Transfer or Equity Pledge Transfer and be applicable to any subsequent Transfer of the Leased Property or any portion thereof or interest

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therein, or any Transfer of any direct or indirect ownership interest in any Landlord Equity Interest, as provided in the Lease.

3.2.                Survival Following Mortgage Transfer.   All of the provisions and requirements of the Lease (including, without limitation, Section 17.5 of the Lease, the covenants set forth in Article XXVII of the Lease and the Landlord Events of Default, except as provided in Section 1.2 above with respect to such Mortgage Transfer) shall remain in effect following a Mortgage Transfer and shall survive any such Mortgage Transfer.

3.3.                Survival of Lease Requirements with Respect to an Equity Pledge Transfer .  Except as otherwise provided in Section 3.4 , all of the provisions and requirements of the Lease shall remain in effect with respect to a foreclosure, deed in lieu of foreclosure or similar transfer or conveyance (each, an “ Equity Pledge Transfer ”) of all or any portion of the Equity Investor Interests including, without limitation, the requirement that such Equity Pledge Transfer be a Permitted Equity Transfer.  All of the provisions and requirements of the Lease (including, without limitation, Section 17.5 of the Lease, the covenants set forth in Article XXVII of the Lease and the Landlord Events of Default, except as provided in Section 3.4 below with respect to such Equity Pledge Transfer) shall remain in effect following an Equity Pledge Transfer and shall survive any such Equity Pledge Transfer.

3.4.               Pledge of Beneficial Interests .

3.4.1         Secured Party and Landlord have advised Tenant that, pursuant to the Current Loan Documents, CorEnergy Infrastructure Trust, Inc. has granted to Secured Party, for the benefit of Lenders, a security interest in and to (a) all of the outstanding stock in Grand Isle GP, Inc., the sole general partner of Landlord, (b) all of the outstanding stock in Grand Isle LP, Inc., the sole limited partner of Landlord, and (c) all of the general and limited partnership interests in Landlord.    Tenant acknowledges and confirms that the Lease does not prohibit or limit Secured Party’s Lien upon such stock and such partnership interests.

3.4.2         The parties acknowledge and agree that any Equity Pledge Transfer with respect to any Landlord Equity Interest shall be subject to Section 5.3 of this Agreement and shall not be required to comply with the notice requirements in Section 17.5(c)(ii) of the Lease, provided, however, that each of the applicable requirements of Sections 17.5(a) and (c) of the Lease shall be applicable with respect to any subsequent Transfer.  Tenant further acknowledges and confirms that (a) if (i) no Lender as of the date of such Equity Pledge Transfer was a Disqualified Person at the time it became a Lender, and (ii) the Equity Purchaser with respect to such Equity Pledge Transfer is wholly owned by the Lenders, no Beneficial Owner of such Equity Purchaser shall be deemed to be a Disqualified Person on the date of such Equity Pledge Transfer and continuing for so long thereafter as no such Lender Transfers any of its Landlord Equity Interest to any Person that was not a Lender on the date of such Equity Pledge Transfer, and (b) the requirements of Section 27.1(a) (and Section 17.5(c)(i)(A)’s cross-reference to Section 27.1(a) ) of the Lease shall not apply to an Equity Pledge Transfer, provided, however, that the requirements of Section 27.1(a) (and Section 17.5(c)(i)(A)’s cross-reference to Section 27.1(a) ) shall be applicable with respect to any subsequent Transfer of an Equity Investor Interest.  The Lease shall continue in full force and effect following any such Equity Pledge Transfer, and except as set forth in this Section 3.4 , Tenant shall not be deemed to have waived, and shall be entitled to enforce, any and all of its rights and remedies under the Lease with respect to such Equity Pledge Transfer and any subsequent occurrence or event covered by Sections 17.5(a)(iv ) or Section 17.5(c ) of the Lease.  For the avoidance of doubt, but subject to this Section 3.4 , the parties hereby acknowledge their intent that each transferee of an Equity Investor Interest that was the subject of an Equity Pledge Transfer shall be bound by (A) this Agreement including, without limitation, the full and complete subordination to the Lease and the rights, title and interests of the Tenant under the Lease as provided herein, and (B) the Lease.  For purposes of

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this Agreement, the term “ Equity Purchaser ” means any purchaser at a foreclosure, deed in lieu of foreclosure or similar transfer or conveyance with respect to the Equity Pledge Transfer.

4.                    Consents and Lease Modifications .

4.1.                Secured Party Consent .  Secured Party acknowledges and consents to the Lease and Tenant’s rights, remedies and interests thereunder.

4.2.               Material Lease Amendments .  Secured Party acknowledges and agrees that neither Secured Party’s nor any Lender’s consent shall be required for any amendment or other modification of the Lease other than a Material Lease Amendment.  For purposes hereof, the term “ Material Lease Amendment ” means any of the following: (a) a waiver of any Level 1 Tenant Default or a waiver of any other Tenant Event of Default that remains uncured more than ninety (90) days after the occurrence of such Tenant Event of Default, (b) a reduction in Base Rent, Minimum Rent, or Variable Rent, (c) a material increase in Landlord’s obligations under the Lease, (d) a direction to Tenant to pay Base Rent to any location other than the Account referenced in Section 5.2 of the Current Lease, (e) a material reduction to Tenant’s obligations to (i) maintain insurance as required by Article XIV of the Lease, (ii) pay Taxes and Impositions   as required by Article VI of the Lease, or (iii) maintain the Leased Property as required by Section 7.1 of the Lease, (f) a material modification of Tenant’s obligation to pay Casualty Proceeds or Taking Proceeds to Landlord or Secured Party as and to the extent required by Articles XV and XVI of the Lease, (g) a change to the definition of the terms Permitted Lease Assignment or Permitted Tenant Transferee which would expand Tenant’s right to make Lease Assignments without Landlord’s consent, (h) a reduction of the Lease Term except in connection with Tenant’s election or deemed election not to extend for a Renewal Term or in connection with a termination of the Lease pursuant to and as provided in the Lease, (i) any material limitation of the terms Permitted Sale or Permitted Landlord Liens or Permitted Equity Transfer, (j) a material reduction of or limitation to the Tenant Environmental Liabilities or Tenant’s indemnification obligations under Section 21.1 of the Lease, (k) a termination of the Lease except pursuant to its terms, which permitted termination provisions include, without limitation, Tenant’s election or deemed election not to extend for a Renewal Term or in connection with a termination of the Lease pursuant to and as provided in the Lease (including, without limitation, Tenant Purchase Offer Rights and Tenant First Refusal Rights), (l) a change to the definition of any of the terms Disqualified Person, Beneficial Owners, Competitor or Adverse Party which would have the effect of expanding the universe of “Persons” that could be included within any such term, (m) a modification of  Section 17.4 of the Lease that expands the conditions under which the Tenant or the Tenant Guarantor can be released from its obligations under the Lease or the Tenant Guaranty, respectively, or (n) a modification of the Landlord Events of Default or the rights and remedies arising as a result of a Landlord Event of Default in a manner that is materially more beneficial to the Tenant.

4.3.                Consent to Landlord Waiver of Certain Tenant Defaults .  Secured Party acknowledges and agrees that neither Secured Party’s nor any Lender’s consent shall be required for any waiver by Landlord of any Tenant Event of Default other than (i) a Level 1 Tenant Default, or (ii) any other Tenant Event of Default that remains uncured more than ninety (90) days after occurrence of such Tenant Event of Default.

4.4.                Lender Consents .  Secured Party shall promptly respond to any request by Landlord or Tenant concerning this Agreement, the Lease or the Leased Property.  Neither Secured Party nor any Lender, nor any of their respective participants, shall withhold, condition or delay any response or consent requested by Landlord or Tenant with regard to this Agreement, the Lease or the Leased Property except that consent of Secured Party and each Lender with respect to (a) a Material Lease Amendment, or (b) a waiver of (i) a Level 1 Tenant Default, or (ii) any other Tenant Event of Default that remains uncured more than ninety (90) days after the occurrence of such Tenant Event of Default, shall be at the sole discretion of Secured Party and each Lender.  The parties hereto agree that it shall not be unreasonable for Secured Party or a Lender to withhold

6

 its consent to any such request in the event that Secured Party or such Lender provides a reasonably detailed explanation for Secured Party’s or such Lender’s good faith reasonable belief that providing such consent would result in (A) a material adverse effect on (I) the ability of Landlord to perform its monetary or other material obligations under the Loan Agreement and the other Loan Documents, or (II) the value of the Leased Property and the Lease taken as a whole, or (B) a material increase in Landlord’s obligations under the Lease.

5.                     Secured Party Representations and Covenants . Secured Party hereby acknowledges and agrees as follows:

5.1.                [RESERVED]

5.2.                 Notices of Loan Default to Tenant and Cure Rights .  Secured Party shall send to Tenant a copy of any notice of  any event of default under the Loan Documents sent by Secured Party to Landlord at the same time or promptly after such notice or statement is sent to Landlord.

5.3.                Notice of Landlord Remedies, Mortgage Transfers and Purchaser Information .

5.3.1         Secured Party Notice of Acceleration, Mortgage Transfers and Equity Pledge Transfers .  Secured Party shall provide Tenant [not less than ten (10) Business Days’ written notice prior to] (a) acceleration of the Loan (except in the case of certain Events of Default that automatically and without notice result in acceleration), (b) commencement of foreclosure proceedings with respect to all or any portion of the Leased Property or the Lease or any Equity Investor Interest, or (c) any other Mortgage Transfer or Equity Pledge Transfer and the information required by Sections 17.5(b)(ii) and Section 17.5(c)(ii) , as applicable, to the extent such information is reasonably available to Secured Party.

5.3.2         Notice Following a Mortgage Transfer .  No later than ten (10) Business Days following the occurrence of any Mortgage Transfer, Secured Party shall provide to Tenant (i) notice of such Mortgage Transfer, and (ii) if such information is reasonably available to Secured Party, information as may be reasonably required by Tenant with respect to direct and indirect owners and Indebtedness with respect to such Purchaser, and such additional documents as may be reasonably required in order to enable Tenant to determine whether such Mortgage Transfer could have satisfied the requirements for a Permitted Sale, subject, however, to Section 1.2 of this Agreement.

5.4.                Notice of Assignment by Secured Party and Lenders .  Secured Party shall provide Tenant not less than ten (10) Business Days’ written notice prior to any assignment or grant of a participation by Secured Party or any Lender to Persons other than Lenders or their affiliates of all or any portion of its interest in the Loan or under the Loan Documents, together with, in the case of an assigning Lender or a Lender granting a participation, the information provided by the assigning Lender or Lender granting a participation to Secured Party concerning the identity of the proposed assignee or participant, or in the case of an assignment by Secured Party, sufficiently detailed information concerning the identity of the proposed assignee, in either case to enable Tenant to determine whether the proposed assignee or participant is, or meets the criteria required in order for, Tenant to designate the proposed assignee or participant as, a Disqualified Person.

5.5.               Notices Regarding Equity Investor Interest Foreclosure .  In the event Secured Party has or hereafter obtains a security interest, lien, assignment or similar interest in all or any portion of the Equity Investor Interests, Secured Party shall provide Tenant [not less than ten (10) Business Days’ written notice prior to any Equity Pledge Transfer with respect to all or any portion of such Equity Investor Interests] and, in the case of any Equity Pledge Transfer other than by a foreclosure sale, including sufficiently detailed information regarding the proposed transferee(s) of such Equity Investor Interests to enable Tenant to determine that the proposed transfer of such Equity Investor Interests will qualify as a Permitted Equity

7

Transfer under the Lease.  No later than ten (10) Business Days following the occurrence of any Equity Pledge Transfer, Secured Party shall provide to Tenant (a) notice of such Equity Pledge Transfer, and (b) if either (i) such information is reasonably available to Secured Party, or (ii) such Equity Pledge Transfer was not a foreclosure sale, then in either such case, Secured Party shall provide to Tenant information with respect to the transferee or assignee with respect to such Equity Pledge Transfer, including information as may be reasonably required by Tenant with respect to such Person’s direct and indirect owners, and such additional documents as may be required in order to enable Tenant to determine whether the requirements for a Permitted Equity Transfer have been satisfied.

6.                     Other Covenants of Secured Party .

6.1.                Assignment by Secured Party .  Secured Party shall not assign Secured Party’s rights, interests or obligations in or under the Mortgage or any other Loan Document including, without limitation, its rights as administrative agent, to any Disqualified Person.

6.2.                 Consent to Lender Assignment .  Secured Party shall not consent to any assignment or grant of a participation by any Lender of its interests in the Loan, or any portion thereof, to a Disqualified Person.

6.3.                Acquisition of Leased Property by Tenant .  In the event Tenant or its affiliate purchases or otherwise becomes the owner of the Leased Property, whether pursuant to the Tenant Purchase Offer Rights or Tenant First Refusal Rights or otherwise, and elects to assume the Loan in connection therewith following an offer by Secured Party on behalf of Lenders to allow such assumption, Secured Party shall promptly deliver the necessary assumption documents to Tenant, in form and substance reasonably acceptable to Tenant and Secured Party, and Tenant shall reimburse Secured Party for all reasonable out of pocket expenses incurred by Secured Party as a result of such assumption and payable to a third party that is not a Lender or an affiliate of Secured Party or any Lender, including, without limitation, the reasonable fees, charges and disbursements of one counsel for Secured Party. Notwithstanding the foregoing, neither the Secured Party nor any Lender shall be obligated to offer to Tenant the option to assume the Loan.

7.                     Insurance and Condemnation Proceeds . If fire or other casualty destroys all or any portion of the Leased Property, then all insurance proceeds associated with such casualty shall be paid and applied in accordance with Article XV of the Lease, notwithstanding any provision of the Mortgage, the Loan Agreement or any other Loan Document to the contrary.  If all or any portion of the Leased Property is taken under power of eminent domain, all condemnation awards associated with such taking (or compensation paid in lieu thereof) shall be paid, apportioned and applied in accordance with Article XVI of the Lease, notwithstanding any provision of the Mortgage, the Loan Agreement or any other Loan Document to the contrary.

8.                    Secured Party and Lenders .  Secured Party has advised Tenant that as of the Effective Date, the sole Lenders are__________________________.  Tenant acknowledges that for purposes of the Lease, none of _______________________________________ shall be deemed to be a Disqualified Person.

9.                    Notices to Landlord; Right to Cure .  Tenant shall send to Secured Party a copy of any notice of any Landlord Event of Default sent by Tenant to Landlord under the Lease at the same time or promptly after such notice or statement is sent to Landlord, and Secured Party shall have the right to cure the event or circumstance giving rise to such Landlord Event of Default on behalf of Landlord prior to the expiration of the applicable cure period granted to Tenant with respect to such Landlord Event of Default under the Lease.  Landlord hereby consents to Secured Party’s right to cure Landlord Events of Default.

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10.                  Release .  Tenant has notice that the Base Rent and all other sums due under the Lease have been assigned to Secured Party as additional security for the Loan.  If Secured Party notifies Tenant in writing of a default under the Mortgage, the Loan Agreement or any other Loan Documents and demands in writing that Tenant pay Base Rent and all or any portion of Additional Rent directly to Secured Party or as otherwise required pursuant to Secured Party’s notice, Tenant shall honor such demand and pay Base Rent and all such Additional Rent directly to Secured Party or as otherwise required pursuant to Secured Party’s notice. Landlord hereby authorizes Tenant to make such payments directly to Secured Party or as Secured Party shall otherwise direct, and Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s compliance with Secured Party’s demands, on behalf of itself and the other Landlord Indemnified Parties.

11.                   Notices .

11.1.              Written Notice; Delivery Methods .  Any notice, request, demand, consent, approval, or other communication (each, a “ Notice ”) given by Secured Party, Tenant or Landlord pursuant to this Agreement shall be given in writing.  Secured Party or Landlord, as the case may be, shall (a) cause each Notice to be signed by an authorized representative of the sending party (the sending party’s attorney is authorized to sign and send a Notice on behalf of the sending party); and (b) use one of the following methods of delivery, each of which for purposes of this Agreement is a writing: (i) personal delivery; (ii) Registered or Certified Mail, in each case, return receipt requested and postage prepaid; or (iii) nationally recognized overnight courier, with all fees prepaid.

11.2.              Addresses . Each party giving a Notice shall address the Notice to the appropriate person at the receiving party (the “ Addressee ”) at the addresses set forth below or to another Addressee or at another address as designated by a party in a Notice pursuant to this Section 11 .

Tenant

Energy XXI GIGS Services, LLC
1021 Main Street, Suite 2626
Houston, TX 77002
Attn: Bo Boyd

Secured Party

[•]

Landlord

Grand Isle Corridor, LP
1100 Walnut, Suite 3350
Kansas City, MO 64106
Attn: Richard C. Green

with a copy to:

Husch Blackwell LLP
4801 Main Street, Suite 1000
Kansas City, MO 64112
Attn: Steve Carman

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11.3.              Effectiveness of a Notice .  Except as provided elsewhere in this Agreement, a Notice is effective only if (a) the party giving the Notice has complied with Sections 11.1 and 11.2 , and (b) the Notice is deemed to have been received by the Addressee as provided below.  A Notice is deemed to have been received by the Addressee as follows: (i) if a Notice is delivered in person, or sent by Registered or Certified Mail, or nationally recognized overnight courier, upon receipt by the Addressee; (ii) if the Addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal, or inability to deliver the Notice.

11.4.              Delivery Time of Notice .  Notwithstanding the foregoing, if any Notice is received after 5:00 p.m. local time on a Business Day, then the Notice is deemed received at 9:00 a.m. local time on the next Business Day.

12.                  Miscellaneous .

12.1.              Authority .  Each of Tenant, Landlord and Secured Party represents and warrants that it and the individual signing on its behalf has the right, power and authority to execute this Agreement.

12.2.              Counterparts .  This Agreement may be executed in several counterparts, each of which when executed is an original, but all of which together shall constitute one instrument.

12.3.              Invalidity .  If any provisions of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

12.4.              Governing Law .  The laws of the State of Louisiana shall govern this Agreement and its validity, enforcement and interpretation.

12.5.              Equitable Remedies . Each party hereto acknowledges that to the extent that no adequate remedy at law exists for breach of its obligations under this Agreement, in the event either party fails to comply with its obligations hereunder, the other party shall have the right to obtain specific performance of the obligations of such defaulting party, injunctive relief or such other equitable relief as may be available.

12.6.              Modifications .  No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

12.7.              Recordation .  Secured Party, Tenant or Landlord shall record this Agreement or a memorandum thereof in the local registry in which the Leased Property is located.

12.8.              Successors and Assigns .  This Agreement shall inure to the benefit and shall be binding upon (a) the parties hereto and their respective successors and assigns, (b) any Purchaser and its heirs, personal representatives, successors and assigns, (c) any Equity Purchaser with respect to an Equity Pledge Transfer and its heirs, personal representatives, successors and assigns, and (d) the Lenders and their respective successors and assigns; provided , however , that in the event of the assignment or transfer of the interest of Secured Party, all obligations and liabilities of Secured Party under this Agreement arising from or after the date of such assignment or transfer by Secured Party shall terminate as to the entity that is assigning or transferring such interest and thereupon all such obligations and liabilities shall be the responsibility of the

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 party to whom Secured Party’s interest is assigned or transferred provided that such party is not a Disqualified Person at the time of such assignment or transfer.

12.9.              TIME OF ESSENCE .  Time is of the essence with respect to the performance of all obligations to be performed or observed by the parties under this Agreement.

[ Remainder of Page Intentionally Blank
Signature Pages Follow ]

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This Agreement is executed as of the Effective Date.

SECURED PARTY:

[•],
[a national banking association, as agent]

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me this 30 th day of June, 2015, by________________________, _________________ of [•], [a national banking association], on behalf of such [national banking association].

In witness whereof I hereunto set my hand and official seal.

NOTARIAL SEAL:
Notary Public in and for the
State of __________

TENANT:

ENERGY XXI GIGS SERVICES, LLC
a Delaware limited liability company

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me this 30 th day of June, 2015, by________________________, _________________ of Energy XXI GIGS Services, LLC, a Delaware limited liability company, on behalf of such limited liability company.

In witness whereof I hereunto set my hand and official seal.

NOTARIAL SEAL:
Notary Public in and for the
State of __________

LANDLORD:

GRAND ISLE CORRIDOR, LP,
a Delaware limited partnership

By: GRAND ISLE GP, INC.,
a Delaware corporation, its sole general partner

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me this 30 th day of June, 2015, by________________________, _________________ of Grand Isle GP, Inc., a Delaware corporation, on behalf of such corporation.

In witness whereof I hereunto set my hand and official seal.

NOTARIAL SEAL:
Notary Public in and for the
State of __________

The undersigned, the Tenant Guarantor (as such term is defined in the Current Lease) as of the Effective Date, executes this Agreement to acknowledge its consent to the terms hereof.

TENANT GUARANTOR :

ENERGY XXI LTD,
a Bermuda company

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me this 30 th day of June, 2015, by________________________, _________________ of Energy XXI Ltd, a Bermuda company, on behalf of such company.

In witness whereof I hereunto set my hand and official seal.

NOTARIAL SEAL:
Notary Public in and for the
State of __________

The undersigned, the Landlord Guarantor (as such term is defined in the Current Lease) as of the Effective Date, executes this Agreement to acknowledge its consent to the terms hereof.

LANDLORD GUARANTOR :

CORENERGY INFRASTRUCTURE TRUST, INC.,
a Maryland corporation

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me this 30 th day of June, 2015, by________________________, _________________ of CorEnergy Infrastructure Trust, Inc., a Maryland corporation, on behalf of such corporation.

In witness whereof I hereunto set my hand and official seal.

NOTARIAL SEAL:
Notary Public in and for the
State of __________

EXHIBIT A
to
Subordination, Non-Disturbance and Attornment Agreement

Exhibit L

to the Lease

Tenant Guaranty

See attached.

Form of Tenant Guaranty

GUARANTY
[Tenant Lease Guaranty]

This GUARANTY (this “ Guaranty ”) is executed and delivered as of [_______], 2015, by Energy XXI Ltd, a Bermuda company (“ Guarantor ”), whose address is 1021 Main Street, Suite 2626, Houston, TX 77002, in favor of Grand Isle Corridor, LP, a Delaware limited partnership (“ Landlord ”).

RECITALS:

A.                   Energy XXI GIGS Services, LLC, a Delaware limited liability company (“ Tenant ”), and Landlord are party to that certain Lease dated as of the date hereof   (the “ Lease ”).

B.                    In order to induce Landlord to enter into the Lease, Guarantor agreed to execute and deliver to Landlord this Guaranty.  Guarantor acknowledges that Landlord would not have entered into the Lease without the execution and delivery by Guarantor of this Guaranty.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees in favor of Landlord (and Landlord’s successors and assigns) as follows:

1.                     Guarantor absolutely, unconditionally and irrevocably guarantees the prompt and complete payment and performance when due (taking into account any applicable cure periods under the Lease), whether by acceleration or otherwise, of all obligations, liabilities and covenants, whether now in existence or hereafter arising, of Tenant to Landlord, and arising under the Lease, including without limitation all amounts due to Landlord as rent or otherwise under the Lease (collectively, the “ Obligations ”).  Guarantor hereby agrees to pay and/or perform punctually, upon written demand by Landlord, each such Obligation which is not paid or performed as and when due and payable by Tenant (taking into account any applicable cure periods under the Lease), in like manner as such amount is due from Tenant.  For purposes hereof, the Obligations shall be performed or shall be due and payable when the applicable Obligation must be performed or paid under the terms of the Lease, notwithstanding the fact that the collection or enforcement thereof as against Tenant may be stayed or enjoined under Title 11 of the United States Code or similar applicable law.  This Guaranty is one of payment and not of collection. To the extent Guarantor’s performance of any of the Obligations requires regulatory approval or qualification of the Guarantor to perform such Obligations, pursuant to Section 11.1(d) of the Lease, Landlord agrees to cooperate to facilitate such regulatory approval or qualification of Guarantor.

2.                      Guarantor’s obligations under this Guaranty are absolute and unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Lease, or by any other circumstance relating to the Obligations or the Lease which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety.  Guarantor hereby irrevocably waives any and all suretyship defenses, defenses that could be asserted by Tenant (except payment or performance) and all other defenses that would otherwise be available to Guarantor.  All payments by Guarantor pursuant to this Guaranty shall be made without setoff.  Landlord shall not be obligated to file any claim relating to the Obligations in the event that Tenant becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Landlord so to file shall not affect Guarantor’s obligations under this Guaranty.  Guarantor irrevocably waives any right to require Landlord to pursue any other remedy in Landlord’s power whatsoever, whether against Tenant or any other obligor principally or secondarily obligated with respect to the Obligations.  Guarantor irrevocably waives any defense arising by reason of any disability, bankruptcy, reorganization or similar proceeding involving Tenant.  In the event that any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable under this Guaranty in respect of such Obligations as if such payment had not been made.

3.                     Guarantor agrees that Landlord may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Guarantor, extend the time, payment, or performance of any of the Obligations, and may also make any agreement with Tenant or with any other party to or person liable for any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of the Lease or any other agreement between Landlord and Tenant or any such other party or person, without in any way impairing, releasing or affecting the liabilities of Guarantor under this Guaranty.

4.                     Guarantor will not exercise any rights which it may acquire under or in connection with this Guaranty by way of subrogation until all of the Obligations to Landlord shall have been indefeasibly paid in full, or performed in its entirety.  If, notwithstanding the preceding sentence, Guarantor receives any amount by way of subrogation, such amount shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied first, to any matured Obligations, and then, to any unmatured Obligations as they become due.

5.                     This Guaranty shall remain in full force and effect and be binding upon Guarantor, its successors and assigns until all of the Obligations have been satisfied in full and the Lease shall have been terminated or fully performed.  This Guaranty may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Landlord and Guarantor.  This is a continuing Guaranty relating to all Obligations, including any arising during any holdover term or arising under transactions renewing or extending the term of the Lease, changing the terms of any Obligations, or creating new or additional Obligations after prior Obligations have in whole or in part been satisfied, regardless of any lapse of time.  If any of the present or future Obligations are guaranteed by persons, partnerships, corporations or other entities in addition to Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of such guarantors shall not discharge or affect the liabilities of Guarantor under this Guaranty.  The obligations of Guarantor hereunder shall be additional to, and not in substitution for, any security or other guarantee or indemnity at any time existing in respect of Tenant’s Obligations.  Guarantor acknowledges that Landlord would not have entered into the Lease without the execution and delivery of this Guaranty and

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that Landlord does not have the right to terminate the Lease if Guarantor terminates the Guaranty.  Therefore, in accordance with Louisiana Civil Code article 3061, Guarantor waives any right to terminate this Guaranty.

6.                    No failure on the part of Landlord to exercise, and no delay in exercising, any right, remedy or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by Landlord of any right, remedy or power under this Guaranty preclude any other or future exercise of any right, remedy or power under this Guaranty.  Each and every right, remedy and power granted to Landlord under this Guaranty or allowed it by law or by the Lease or any other agreement shall be cumulative and not exclusive of any other, and may be exercised by Landlord from time to time.

7.                     Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Landlord against, and all other notices whatsoever to, Tenant, Guarantor or others.

8.                    Landlord may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the obligations of Guarantor hereunder: (a) take or fail to take any action of any kind in respect of any security for any Obligation of Tenant to Landlord, (b) exercise or refrain from exercising any rights against Tenant or others, (c) compromise or subordinate any Obligation of Tenant to Landlord including any security therefor, (d) consent to the assignment by Tenant of its interest in the Lease, or (e) consent to any other matter or thing under or relating to the Lease.  Guarantor waives trial by jury in any action, proceeding or counterclaim, involving any matters whatsoever arising out of or in any way connected with the Guaranty and by executing the Lease Landlord also waives such trial by jury.  Guarantor agrees to reimburse Landlord for the costs and reasonable attorney’s fees incurred by reason of Landlord having to enforce this Guaranty.

9.                      Guarantor represents and warrants to Landlord that (a) the Lease has been duly authorized, executed and delivered by Tenant and is a legal, valid and binding instrument enforceable against Tenant in accordance with its terms, and (b) this Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding instrument enforceable against Guarantor in accordance with its terms.

10.                   Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole and absolute discretion, and any purported assignment or delegation absent such consent is void. Subject to Section 12 below, this Guaranty shall remain in full force and effect notwithstanding (a) any assignment or transfer by Tenant of its interest in the Lease (in which case this Guaranty shall apply, from and after such assignment or transfer, to all of the obligations, liabilities and covenants of the assignee or transferee under the Lease), or (b) any assignment or transfer by Landlord of its interest in the Lease in accordance with the terms of the Lease (in which case Guarantor's obligations under this Guaranty shall inure to the benefit of Landlord's assignee or transferee), in each case irrespective of whether Guarantor has notice of or consents to any such assignment or transfer.

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11.                  Guarantor acknowledges its address as set forth above and will notify Landlord of any changes thereto.

12.                  Reference is made to (a) Sections 15.1(d) and 16.2(d) of the Lease pursuant to which Guarantor shall be released from certain obligations under this Guaranty as and to the extent provided therein, (b) Section 17.3 of the Lease pursuant to which Guarantor has certain rights to notice of and an opportunity to cure a “Tenant Event of Default” (as such term is defined in the Lease) as and to the extent provided therein, (c) Section 17.4 of the Lease pursuant to which Guarantor shall be released from its obligations under this Guaranty with respect to matters arising or accruing from and after the date of a “Permitted Lease Assignment” (as such term is defined in the Lease) as and to the extent provided therein, and (d) Section 17.1(f ) of the Lease pursuant to which Guarantor's obligations shall not be increased in connection with an amendment to the Lease which results in an increase of Tenant’s obligations under the Lease, and which amendment or modification is made without Tenant’s consent, all of which provisions are hereby incorporated into this Guaranty by reference.

13.                   THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF LOUISIANA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.  GUARANTOR AND TENANT JOINTLY AND SEVERALLY AGREE TO THE NON-EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF LOUISIANA, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING OR RELATING TO THIS GUARANTY.  GUARANTOR DESIGNATES ENERGY XXI SERVICES, LLC AS ITS AGENT TO RECEIVE ALL SERVICE OF PROCESS RELATED TO THIS GUARANTY.  ENERGY XXI SERVICES, LLC’S REGISTERED AGENT FOR SERVICE IS THE CORPORATION TRUST COMPANY, CORPORATION TRUST CENTER, 1209 ORANGE STREET, WILMINGTON, DELAWARE 19801.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date and year first above written.

Energy XXI Ltd ,
a Bermuda company

By:
Name:
Title:

[Signature Page to the Tenant Guaranty]

Exhibit M

to the Lease

Protective Mortgage

See attached.

STATE OF TEXAS

COUNTY OF HARRIS

ACT OF MORTGAGE
AND SECURITY AGREEMENT

BE IT KNOWN, that on this 1st day of July, 2015,

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the State and County aforesaid, and in the presence of the undersigned competent witnesses,

PERSONALLY CAME AND APPEARED:

ENERGY XXI USA, INC. , a Delaware corporation (“Seller”), having an office at 1021 Main Street, Suite 2626, Houston, Texas 77002, whose tax identification number ends in 8 5 5 2  represented herein by the undersigned duly authorized officer, pursuant to resolutions, a certified copy of which is annexed hereto; and

ENERGY XXI GIGS SERVICES, LLC , a Delaware limited liability company (“Tenant” and, together with Seller, “Mortgagor”) having an office at 1021 Main Street, Suite 2626, Houston, Texas 77002, whose tax identification number ends in 8 1 7 7  represented herein by the undersigned duly authorized officer pursuant to resolutions, a certified copy of which is annexed hereto;

who being duly sworn did declare and execute this Act of Mortgage and Security Agreement (this “Mortgage”) in favor of GRAND ISLE CORRIDOR, LP (“Mortgagee”), a Delaware partnership, having an office at 1100 Walnut, Suite 3350, Kansas City, Missouri 64106, whose tax identification number ends in 1 2 6 0 and who did declare and say that:

I.

GRANT OF MORTGAGE AND SECURITY INTEREST

Seller and Mortgagee are parties to that certain Purchase and Sale Agreement dated as of June 22, 2015 (the “Agreement”) and certain transfers, bills of sale, and other documents executed pursuant to the Agreement dated as of June 30, 2015 (the “Related Agreements”).  Pursuant to the Agreement and the Related Agreements, Seller has transferred the Mortgaged Property (described below) to Mortgagee. Mortgagee and Tenant are parties to that certain Lease dated as of June 30, 2015 pursuant to which Mortgagee has leased the Mortgaged Property to Tenant, an affiliate of Seller (the “Lease”).  It is the intent of Mortgagor and Mortgagee that the effect of the Agreement and the Related Agreements is to effect a transfer of the Mortgaged Property from Seller to Mortgagee.  It is the intent of Mortgagor and Mortgagee that the effect of the Lease is to constitute a true lease of the Mortgaged Property to Tenant and that Mortgagee remains owner of the Mortgaged Property.

Mortgagor and Mortgagee acknowledge that the rights of Mortgagee may be impaired, if, notwithstanding the express intention of Mortgagor and Mortgagee, the transactions described in and evidenced by the Agreement, the Related Agreements, and the Lease are held by a court not to be a valid transfer and conveyance to the Mortgagee or a true lease  to Tenant, and are instead recharacterized as a financing, a simulation, a conditional sale, a financed lease, or otherwise contrary to the express intention of Mortgagor and Mortgagee (such a court holding referred to herein as a “Recharacterization Event”).

Nevertheless, to the extent that Seller might be deemed to have retained any interest in the Mortgaged Property or that Tenant might be deemed to have acquired any interest (other than as lessee under a true lease) in the Mortgaged Property, in order to secure payment and performance of the Obligations as defined below, Mortgagor does, by these presents, specially mortgage, pledge, affect and hypothecate and grant a security interest unto and in favor of Mortgagee, its right, title and interest, if any, in and to the property described on Exhibit A hereto (the “Mortgaged Property”).

“Obligations” shall mean payment and performance of all of Seller’s obligations under the Agreement and all of Tenant’s obligations under the Lease, whether now existing or hereafter arising, the failure to pay or perform which would be an event of default under the Lease.

II.

LIMIT ON OBLIGATIONS SECURED; MATURITY

The maximum amount that this Mortgage secures is hereby fixed at an amount equal to $500,000,000.00.

The term of the Lease, is eleven (11) years or twenty (20) years from the date hereof, as governed by the terms and conditions of the Lease and the rights, duties and obligations of the parties thereto, and all unpaid or unperformed Obligations under the Lease are due and payable or performable no later than the end of the Lease Term.

III.

REMEDIES, CONFESSION OF JUDGMENT AND WAIVERS

3.1                  Confession of Judgment .  Mortgagor hereby acknowledges the Obligations secured hereby and confesses judgment thereon, and does by these presents consent, agree and stipulate that if there should occur an Event of Default as defined below, Mortgagee shall have the option, without making a demand and without notice or putting in default, the same being hereby expressly waived, to cause the Mortgaged Property to be seized and sold by executory process, without appraisement (appraisement being hereby expressly waived), either in its entirety or in pieces, as the Mortgagee may determine, to the highest bidder for cash, or on such terms as plaintiff in such proceedings may direct.

3.2                  Waivers .  Mortgagor hereby expressly waives: (a) the benefit of appraisement, as provided in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring the same; (b) the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure; (c) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure; and (d) the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure, and the benefit of any other Articles or laws relating to rights of appraisement, notice, or delay not specifically mentioned above.

3.3                  Appointment of Keeper . Mortgagee is hereby granted the right to name a keeper and receiver, without bond, of the Mortgaged Property at the time any seizure of the Mortgaged Property is effected without bond, all in accordance with Louisiana Revised Statutes 9:5136 et seq. The compensation of a keeper is hereby fixed at the lesser of (a) 5% of the amount due or sued for, or claimed or sought to be protected or preserved, or (b) reasonable compensation, and shall be secured by the lien of the Mortgage.

3.4                  Remedies .  Mortgagee shall have such rights and remedies in respect of so much of the Mortgaged Property as may, under Louisiana law, be personal property, or any part thereof, as are provided by Louisiana law, including Chapter 9 of the Louisiana Commercial Laws, Title 10 of the Louisiana Revised Statutes in effect on the date hereof (the “UCC”) and such other rights and remedies with respect to such personal property which it may have at law or in equity or under this Mortgage, including without limitation the right to take possession of the Mortgaged Property and to sell all or any portion of the Mortgaged Property at public or private sale, without prior notice to Mortgagor, except as otherwise required by law (and if notice is required by law, after ten (10) calendar days prior written notice), at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as Mortgagee in its sole discretion may determine.  Mortgagee shall apply the proceeds of any such sale first to the payment of the reasonable costs and expenses incurred by Mortgagee in connection with such sale or collection, including reasonable attorneys’ fees and legal expenses.  Upon the occurrence and continuance of any Event of Default, Mortgagor, upon demand by Mortgagee, shall promptly assemble any equipment and fixtures included in the Mortgaged Property and make them available to Mortgagee on the Mortgaged Property.

IV.

EVENTS OF DEFAULT

An Event of Default hereunder shall be the occurrence of a Recharacterization Event and the happening of any one or more of the following:

4.1                  Failure To Pay or Perform .  The failure of the Mortgagor to pay or perform the Obligations (and the lapse of any notice and cure period pertaining thereto), including the occurrence of a Tenant Event of Default under the Lease.

4.2                   Bankruptcy .  Mortgagor files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called “applicable Bankruptcy Law”), or an involuntary petition for relief is filed against the Mortgagor under any applicable Bankruptcy Law and such petition is not dismissed within thirty (30) calendar days after the filing thereof, or an order for relief naming the Mortgagor is entered under any applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by the Mortgagor.

4.3            Attachment or Seizure .  Any attachment, sequestration, seizure or similar writ is levied upon any of the Mortgaged Property, or any part thereof to the extent, but only to the extent arising out of any personal debt or obligation of Mortgagor, and not released or bonded within fifteen (15) days.

4.4                  Imposition of Lien on the Mortgaged Property . Mortgagor creates, or places or through any act or failure to act, acquiesces in the placing of, or allows to remain, any mortgage, deed of trust, voluntary or involuntary lien, whether statutory or contractual security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, to the extent, but only to the extent any of the foregoing arise out of any personal debt or obligation of Mortgagor, other than those permitted by this Mortgage, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Mortgage.

V.

GENERAL COVENANTS

5.1                   UCC .  This Mortgage creates a security interest in any portion of the Mortgaged Property constituting  fixtures and other movable property referred to above and shall constitute a security agreement under the Uniform Commercial Code. Mortgagor will execute and deliver to Mortgagee on demand, and hereby irrevocably appoints Mortgagee or any officer of Mortgagee the attorney‑in‑fact of Mortgagor to execute, deliver and file, such financing statements and other instruments as Mortgagee may require in order to perfect and maintain such security interest under the Uniform Commercial Code upon the aforesaid collateral, such power being coupled with an interest.

VI.

MISCELLANEOUS

6.1                  Successors and Assigns .  It is expressly agreed that any and all stipulations, agreements and covenants by Mortgagor in favor of Mortgagee herein contained, and all rights, powers and privileges herein conferred on Mortgagee by any of the provisions hereof shall inure to and be for the benefit of and may be exercised by Mortgagee, Mortgagee’s heirs, administrators, executors, successors and assigns, and the word “Mortgagee,” unless the context otherwise requires, shall also mean and include the heirs, administrators, executors, successor or successors and the assign or assigns of the Mortgagee.  All covenants and agreements herein contained to be observed or performed by Mortgagor shall be binding upon Mortgagor and upon Mortgagor’s heirs, administrators, executors, successors and assigns, as well as upon any person, firm or corporation hereafter acquiring title to the Mortgaged Property, or any part thereof, by, through, or under the Mortgagor, and the word “Mortgagor,” unless the context otherwise requires, shall also mean and include the heirs, administrators, executors, successors and assigns of the Mortgagor, and any other person, firm or corporation acquiring title to any of the Mortgaged Property, or any part thereof, by, through or under Mortgagor.

6.2                   Definition of Terms .  The word “person” shall mean an individual, corporation, general partnership, limited partnership, unincorporated association, or any other legal entity.

6.3                  Article Headings .  The article headings are inserted only for convenience and are in no way to be construed as a part of this Mortgage or as a limitation on the scope of the particular articles to which they refer.

6.4                 Modification of Mortgage .  This Mortgage cannot be changed except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

6.5                  Choice of Law .  This Mortgage shall be construed and enforced in accordance with the laws of the State of Louisiana.

6.6                  Release .  Mortgagee agrees to provide to Mortgagor or its successors and assigns a full and complete release of this Mortgage when the Obligations have been fulfilled.

6.7                  Acceptance .  Pursuant to Article 3289 of the Louisiana Civil Code this Mortgage need not be signed by Mortgagee.

THUS DONE AND PASSED, in multiple originals in my presence, on the date first above written, and in the presence of the undersigned competent witnesses, who hereunto sign their names with the said Mortgagor and me, Notary, after reading of the whole.

WITNESSES:	MORTGAGOR:

ENERGY XXI USA, INC.

Print name here:	By:
Name:
Title:
Print name here:
ENERGY XXI GIGS SERVICES, LLC

By:
Name:
§ Title:

NOTARY PUBLIC Bar ##/Notary ##: ___________

EXHIBIT A
Property Description

See attached.

Attached Resolutions of the Mortgagor

Exhibit N

to the Lease

Insurance

See attached.

Tenant Insurance Requirements

All defined terms used herein shall have the meanings ascribed thereto in the Lease.

Tenant shall at all times during the term of the Lease comply with the following:

1.	Tenant shall carry insurance of the types and in the minimum amounts as set forth below provided that all insurance obtained shall (a) be of an “occurrence” type policy and not a “claims made” type (except with the prior written approval of Landlord); (b) contain endorsements requiring thirty (30) days’ notice to Landlord prior to any cancellation by any insurer or underwriter of any such policy or policies; (c) name Landlord, its subsidiaries, officials and employees as Additional Insureds with respects to their liability arising from the subject site(s)/assets; and (d) for all property insurance coverages herein for Leased Property shall name Landlord and Landlord Lenders as loss payees/ mortgagees as their interests may appear for physical damage as per the scheduled values of assets owned by the Landlord. The coverage shall (i) contain no special limitations on the scope of protection afforded to Landlord, its subsidiaries, officials and employees; (ii) be primary to and without contribution from any insurance policies or self‑insurance maintained by Landlord; (iii) waive all rights of subrogation against Landlord; (iv) be with an insurance company admitted to do business in the state of Louisiana performed and that has a Best’s Insurance rating of not less than “A- VI” (or equivalent). This insurance shall apply separately to each insured against whom claim is made or suit is brought, except with respect to the limits of the insurer's liability. Misrepresentation, concealment, breach of a term or condition, or violation of any duty under the policy by Tenant will not prejudice the interest of coverage for the Landlord and such coverage shall be without recourse against Landlord for payment of premium. Tenant, on behalf of itself and its employees, agents, officers, directors, servants, subcontractors and related entities, expressly acknowledges the hazardous nature of working around and in oil and gas operations and further assumes all risk inherent in working in such environment.

2.	Tenant agrees to protect its employees, agents, officers, directors, and servants by carrying statutory Workers’ Compensation Insurance in compliance with the applicable workers’ compensation or similar laws, as amended from time to time, applicable for Louisiana, and Employer’s Liability Insurance with a limit of not less than:

Bodily Injury by accident:	$1,000,000 each accident
Bodily Injury by disease:	$1,000,000 policy limit
Bodily Injury by disease:	$1,000,000 each employee

At minimum, Coverage shall include:

a)	Occupational Disease;

b)	Other States Insurance;

c)	Voluntary Compensation;

d)	Alternate Employer Endorsement in favor of Landlord;

e)	If operations are performed on, over, or in close proximity to navigable waters or vessels or in any way involve maritime workers, (i) In Rem Endorsement; (ii). protection for liabilities under the United States Longshore and Harbor Worker’s Compensation Act, as amended, 1984, and extended by the Outer Continental Shelf Lands Act; (iii) protection for liability under the Jones Act, including transportation, wages, maintenance and cure; (iv) protection under the Admiralty Act, and Death on the High Seas Act; and (v) Gulf of Mexico Territorial Extension.

3.	Tenant agrees to carry Commercial General Liability Insurance, including Products and Completed Operations, Property Damage, Broad Form Contractual Liability Coverage, Action Over/Indemnity buyback, underground resources and equipment coverage, blowout, explosion, collapse, and cratering coverage territorial extension to include the Gulf of Mexico, and sudden and accidental pollution liability in which an event is discovered within 30 days, and reported to underwriters within 90. Tenant agrees to insure the salt water disposal wells included in the lease on the general liability policy. Coverages will be purchased with combined single limits of liability of not less than:

General Aggregate:	$2,000,000
Each Occurrence:	$1,000,000
Personal Injury:	$1,000,000
Products/Completed Operations:	$1,000,000
Fire Damage:	$50,000
Medical Payments:	$5,000 each person

If operations are on, over, or in close proximity to navigable waters or vessels or in any way involves maritime workers, the General Liability policy will contain a Rem Endorsement.

4.	Tenant agrees to carry Business Automobile Liability Insurance for owned, hired and non-owned vehicles, including trailers and attached or related equipment, with minimum limits of One Million Dollars ($1,000,000) combined single limit for bodily injury and property damage as to each accident or occurrence. Coverage will include contractual liability. Tenant will be responsible for physical damage to any vehicles and related equipment and can insure this exposure but with a waiver of subrogation in favor of Landlord.

5.	Coverage shall include Tenant’s employees as Insureds.

6.	Tenant agrees to carry Excess (Umbrella) Liability Insurance, being at least as broad as underlying coverages on an excess basis, and providing coverage of 50 Million Dollars ($50,000,000) in excess of that provided in policies described above.

7.	Tenant agrees to carry Cargo/Inland Marine Insurance on certain scheduled assets in an agreed amount on “All Risk” form including named windstorm.

8.	If the operations under this Agreement requires the use of watercraft, Tenant shall, at minimum, carry or cause the vessel owners to carry the following insurance:

a)	Full Form Hull & Machinery Insurance with the sistership clause unamended, and minimum limits of not less than the full value of vessels used in performing operations and with navigational limits adequate for Tenant to perform the work associated with the operation of the Leased Property. Where the vessel(s) shall engage in towing operations, said insurance shall carry full Tower’s liability with the sistership clause unamended. Said policy shall be endorsed to provide that additional assureds may, but not be obligated to, sue and labor. Such insurance shall apply to all watercraft owned, operated, leased or chartered by Tenant.

b)	Full Form Protection & Indemnity Insurance (including Collision Liability and Tower’s Liability) with a limit of not less than $10,000,000 each accident or occurrence for all watercraft, owned, operated, leased or chartered by Tenant. The Protection & Indemnity policy shall be endorsed as follows:

(i) to include removal of wreck/removal of debris coverage (with a minimum limit of liability of not less than $10,000,000);  (ii) to delete any language in any policy which reduces or limits coverage for Landlord in the event of the Limitation of Liability statute; and (iii) to provide full coverage for Landlord without regard to liability “as owner” of the vessel and to delete any “as owner” clause and any other language which limits, or purports to limit, the coverage afforded to an insured or an additional insured who is not a ship owner, and to include coverage for all additional insureds in any capacity in which they may be held liable.

9.	If the performance of this Agreement requires the use of aircraft, including helicopters and drones, Tenant shall carry, or require the owners of the aircraft to carry, Aircraft Liability Insurance (including passengers and property damage) covering all aircraft used in performing operations with a combined single limit of not less than $10,000,000 any one accident or occurrence for bodily injury and/or property damage and without sublimit for passengers.

10.	Tenant shall carry, at its own expense, the following Physical Damage insurance coverage from the commercial insurance market covering the pipelines and related assets included in the Leased Property (the “ Pipeline Assets ”), as follows:

a)	Physical damage for agreed amounts as per schedule on file with underwriters of the Pipeline Assets, with a minimum Named Windstorm limit of $100,000,000 and with coverage provided under the London Standard Platform (All Risks) and London Standard Pipeline Form (All Risks) including, but not limited to:

i)	New for old with no deduction for depreciation up to scheduled amount;

ii)	Coinsurance clause deleted;

iii)	Resultant damage from wear and tear;

iv)	Flood and earthquake exclusion deleted;

v)	Vandalism and Malicious Damage;

vi)	Blowout and Cratering coverage;

vii)	Deliberate Damage Clause;

viii)	Removal of Wreck;

ix)	Sue and Labor/General Average/Salvage; and

x)	Constructive Total Loss.

11.	Tenant agrees to carry “All Risk” Insurance, equal to the agreed amounts as per schedule on file with underwriters of the onshore assets included in the Leased Property (the “ Onshore Assets ”), with a minimum Named Windstorm limit of 5,000,000 which shall be payable in case of loss as outlined herein. Coverage shall be All Risks of loss or damage from any cause not excluded in relation to the property and interests of every description used for or in connection with the ownership, maintenance and operation of the Onshore Assets, including, but not limited to:

a)	Replacement/reinstatement basis of claims settlement; and

b)	Flood and earthquake coverage

12.	Tenant agrees to carry or have subcontractor carry Builders Risk Insurance for any alteration, addition, repair or replacement to the Leased Property by Tenant (but excluding any Separable Additions or Non-Separable Additions for which Tenant is acting as Landlord’s construction agent under Article X ) for which the estimated cost exceeds $500,000, completed value builder’s risk insurance upon the work for the full insurable value coverage including coverage in the event of a Named Windstorm. Landlord and Landlord Lenders to be included as loss payees/mortgagees as their interests may appear.

13.	Tenant further agrees to carry Physical Damage Insurance covering loss of or damage to Tenant’s equipment and machinery used in the performance of their operations, including loss or damage during loading, unloading and while in transit. Such coverage shall be on an all-risk basis to the full value of the equipment with any and all deductibles to be assumed by, for the account of, and at Tenant’s sole risk.

14.	Tenant shall pay as they become due all premiums for the insurance required by this Exhibit, shall renew or replace each policy if required to comply with the insurance requirements of this Lease, and shall deliver to Landlord acceptable certificate or other evidence of the existing policy and any renewal or replacement policy and, in either case, otherwise reasonably satisfactory to Landlord, and to the extent reasonably available as soon as available, but in any event not later ten (10) Business Days after the date the new coverage is effective (it being understood that in no event shall Tenant allow any insurance coverage to lapse if and to the extent such insurance is necessary to comply with the requirements of this Exhibit). In the event of Tenant’s failure to comply with any of the foregoing requirements of this Exhibit within ten (10) Business Days of the giving of written notice by Landlord to Tenant (or such shorter period as may be required to maintain the insurance required by this Exhibit in full force and effect), Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant upon written demand therefor by Landlord, together with interest thereon from the applicable Due Date for Other Additional Rent at the Default Interest Rate.

15.	If Tenant elects to self-insure for any of the above liabilities, it may self-insure only if it shall first obtain Landlord’s consent to such as to any one or more of the risks as to which coverage is required herein; evidence of such consent must be in writing and approved by authorized officer of Landlord.

Exhibit O

to the Lease

Form of Tenant Estoppel Certificate

See attached.

Form of Tenant Estoppel Certificate

________________, 20__

[                 ]

[                 ]

[                 ]

[                 ]

Re:          Lease (the “Original Lease”) dated _______________, 2015 by and between Grand Isle Corridor, LP, a Delaware limited partnership, as “Landlord”, and Energy XXI GIGS Services, LLC, a Delaware limited liability company, as “Tenant”, covering the “Leased Property” defined therein (as amended, altered, supplemented, or otherwise modified to date, the “Lease”). Each capitalized terms used in this letter and not otherwise defined herein shall have the meaning assigned to such term in the Lease.

Ladies and Gentlemen:

The undersigned is the current owner and holder of the rights of the Tenant under the Lease and, in such capacity, hereby acknowledges the following information with respect to the Lease:

1.                     The Original Lease has not been amended, altered, supplemented, or otherwise modified except as set forth below:

2.                     The Lease is in full force and effect. Tenant has accepted possession of the Leased Property [add if correct: and is presently in possession of the Leased Property].

3.                     The expiration of the current Term of the Lease is ____________________, __________.

4.                    Base Rent began to accrue under the Lease as of the Effective Date of the Lease. The most recent monthly payment of Minimum Rent due on __________ was in the amount of $_____________ and the most recent monthly payment of Variable Rent due on _______ was in the amount of $__________________. Minimum Rent accruing under the Lease has been paid through _______________ and Variable Rent accruing under the Lease has been paid through _______.

5.                  To the Actual Knowledge of Tenant, there are no offsets or credits against the Minimum Rent, Variable Rent and/or Additional Rent payable by Tenant under the Lease nor are there any defenses, offsets or counterclaims against the Base Rent, Variable Rent and/or Additional Rent payable by Tenant under the Lease except as set forth below:

6.                  No installment of Base Rent, Variable Rent and/or Additional Rent payable under the Lease is past due or has been prepaid more than three (3) months in advance.

7.                    Neither Landlord nor Tenant is in default under the Lease, and there are no situations which, with notice or the passage of time, or both, would constitute a default.

8.                     Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises.

It is understood that this Estoppel Certificate may be given in contemplation of a Permitted Sale, or the incurrence, amendment, or foreclosure of or periodic reporting with respect to Indebtedness secured by a Landlord’s Lien, and, if so, it is intended that this Estoppel Certificate may be relied upon by the addressee for such purpose. Notwithstanding the foregoing, nothing contained herein shall be deemed to constitute a waiver of any of Tenant’s rights under the Lease.

TENANT :

Energy XXI GIGS Services, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit P

to the Lease

Form of Landlord Estoppel Certificate

See attached.

Form of Landlord Estoppel Certificate

________________, 20__

[                 ]
[                 ]
[                 ]
[                 ]

Re:                Lease (the “Original Lease”) dated _______________, 2015 by and between Grand Isle Corridor, LP, a Delaware limited partnership, as “Landlord”, and Energy XXI GIGS Services, LLC, a Delaware limited liability company, as “Tenant”, covering the “Leased Property” defined therein (as amended, altered, supplemented, or otherwise modified to date, the “Lease”). Each capitalized terms used in this letter and not otherwise defined herein shall have the meaning assigned to such term in the Lease.

Ladies and Gentlemen:

The undersigned is the current owner and holder of the rights of the Landlord under the Lease and, in such capacity, hereby acknowledges the following information with respect to the Lease:

1.                    The Original Lease has not been amended, altered, supplemented, or otherwise modified except as set forth below:

2.                     The Lease is in full force and effect. Tenant has accepted possession of the Leased Property [add if correct: and is presently in possession of the Leased Property].

3.                     The expiration of the current Term of the Lease is ____________________, __________.

4.                     Base Rent began to accrue under the Lease as of the Effective Date of the Lease. The most recent monthly payment of Minimum Rent due on __________ was in the amount of $_____________ and the most recent monthly payment of Variable Rent due on _______ was in the amount of $__________________. Minimum Rent accruing under the Lease has been paid through _______________ and Variable Rent accruing under the Lease has been paid through _______.

5.                    To the Actual Knowledge of Landlord, there are no offsets or credits against the Minimum Rent, Variable Rent and/or Additional Rent payable by Tenant under the Lease nor are there any defenses, offsets or counterclaims against the Base Rent, Variable Rent and/or Additional Rent payable by Tenant under the Lease except as set forth below:

6.                    No installment of Base Rent and/or Additional Rent payable under the Lease is past due or has been prepaid more than three (3) months in advance.

7.                  Neither Landlord nor Tenant is in default under the Lease, and there are no situations which, with notice or the passage of time, or both, would constitute a default.

It is understood that this Estoppel Certificate may be given in contemplation of [a Permitted Lease Assignment, a Permitted Sublease, or the incurrence, amendment, or foreclosure of, or periodic reporting with respect to secured or unsecured Indebtedness of Tenant] and the addressee may rely upon this Certificate for any such purpose. Notwithstanding the foregoing, nothing contained herein shall be deemed to constitute a waiver of any of Landlord’s rights under the Lease.

LANDLORD :

Grand Isle Corridor, LP,
a Delaware limited partnership

By:
Name:
Title:

Exhibit Q

to the Lease

Tenant Governing Documents

EXECUTION VERSION

Limited Liability Company Agreement

of

Energy XXI GIGS Services, LLC

Dated as of [●], 2015

			Page :

1	Definitions.		1
	(a)	Defined Terms	1
	(b)	Construction	3

2	Formation		4

3	Name		4

4	Principal Office; Registered Agent		4

5	Foreign Qualification		4

6	Term		4

7	Members; Special Member		4
	(a)	Admission of Member	4
	(b)	Special Member	4

8	Certificate		5

9	Purposes		5

10	Powers		6

11	Management		6
	(a)	Board	6
	(b)	Powers	6
	(c)	Meeting of the Board	6
	(d)	Quorum: Acts of the Board	6
	(e)	Electronic Communications	7
	(f)	Committees of Directors	7
	(g)	Compensation of Directors; Expenses	7
	(h)	Removal of Directors	7
	(i)	Directors as Agents	8
	(j)	Limitations on the Company’s Activities	8

12	Independent Director		9

13	Officers		9
	(a)	Appointment	9
	(b)	President	9
	(c)	Vice President	10
	(d)	Secretary and Assistant Secretary	10
	(e)	Chief Financial Officer, Treasurer and Assistant Treasurer	10
	(f)	Officers as Agents	10
	(g)	Duties of Board and Officers	10

14	Capital Contributions		11
	(a)	Initial Capital Contributions	11

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

- i -

	(b)	Additional Capital Contributions	11
	(c)	Loans	11
	(d)	Waiver of Partition; Nature of Interest	11

15	Allocation and Distributions		11
	(a)	Allocations	11
	(b)	Distributions	11

16	Books and Records		11

17	Other Business		12

18	Exculpation and Indemnification		12
	(a)	Exculpation	12
	(b)	Right to Indemnification	12
	(c)	Insurance	12
	(d)	Savings Clause	12
	(e)	Acknowledgement	13

19	Assignments; Resignation; Admission of New Members		13
	(a)	Assignments	13
	(b)	Resignation	13
	(c)	Admission of Additional Members	13

20	Dissolution		13
	(a)	In General	13
	(b)	Bankruptcy	14
	(c)	Waiver	14
	(d)	Winding Up	14
	(e)	Termination	14

21	General Provisions		14
	(a)	Benefits of Agreement; No Third-Party Rights	14
	(b)	Notices	14
	(c)	Severability	15
	(d)	Entire Agreement	15
	(e)	Binding Agreement	15
	(f)	Governing Law	15
	(g)	Amendment	15
	(h)	Limited Liability	15
	(i)	Effectiveness	15
	(j)	Counterparts	15

Exhibit A                                    -              Directors’ Agreement

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

-ii-

Limited Liability Company Agreement
of
Energy XXI GIGS Services, LLC

A Delaware Limited Liability Company

This Limited Liability Company Agreement of Energy XXI GIGS Services, LLC (“ Company ”) is entered into as of [●], 2015, by Energy XXI Services, LLC , a Delaware limited liability company, as the sole equity member, and the Independent Director, as the sole Special Member.

1.	Definitions.

(a)              Defined Terms.  As used in this Agreement, the following terms have the respective meanings specified below:

“ Act ” has the meaning set forth in Section 2.

“ Affiliate ” means, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the specified Person.  As used in this definition, the term “control” means, with respect to a Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ Agreement ” means this Limited Liability Company Agreement of the Company, as amended, modified, supplemented or otherwise restated from time to time in accordance with the provisions hereof.

“ Bankruptcy ” means, with respect to any Person, the occurrence of any of the following events: (a) such Person makes an assignment for the benefit of creditors; (b) such Person files a voluntary petition in bankruptcy; (c) such Person is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings; (d) such Person files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation; (e) such Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; (f) such Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties; (g) a proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation is commenced and is not dismissed within 120 days; or (h) a trustee, receiver or liquidator of such Person or of all or any substantial part of its property is appointed without such Person’s consent or acquiescence and such appointment is not vacated within 90 days after such appointment, or if such appointment is stayed, within 30 days after the expiration of any such stay.  The foregoing definition of “ Bankruptcy ” is intended to replace and shall supersede and replace the definition of “ Bankruptcy ” set forth in Sections 18−101(1) and 18−304 of the Act.

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

“ Board ” means the Board of Directors of the Company.

“ Capital Contribution ” means any contribution by a Member to the capital of the Company.

“ Certificate of Formation ” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on June 11, 2015, as amended or amended and restated from time to time.

“ Company ” has the meaning set forth in the first paragraph to this Agreement.

“ Directors ” means the Persons elected to the Board from time to time by the Member, including the Independent Director, in their capacity as a managers of the Company.

“ Directors’ Agreement ” means the agreement of the Directors in the form attached hereto as Exhibit A .  The Directors’ Agreement shall be deemed incorporated into, and a part of, this Agreement.

“ Independent Director ” means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (a) an employee, director, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Independent Director of the Company or any of its Affiliates); (b) a customer or supplier of the Company or any of its Affiliates; or (c) any member of the immediate family of a person described in (a) or (b).

“ Lease ” means the Lease, in the form attached hereto as Exhibit B , executed by Grand Isle Corridor, LP, as landlord (“ Landlord ”), and Energy XXI GIGS Services, LLC, as tenant (“ Tenant ”).

“ Landlord ” has the meaning set forth in the definition of Lease.

“ Material Action ” means any of the following actions:  (a) the institution of proceedings to have the Company be adjudicated Bankrupt or insolvent; (b) the consent to the institution of Bankruptcy or insolvency proceedings against the Company; (c) the filing of a petition seeking, or the consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to Bankruptcy; (d) the consent to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or a substantial part of its property; (e) the making of an assignment for the benefit of creditors of the Company; (f) the written admission of the Company’s inability to pay its debts generally as they become due; (g) to the fullest extent permitted by law, the taking of action in furtherance of any such action described in clauses (a)-(f) above; or (h) to the fullest extent permitted by law, the dissolution or liquidation of the Company or the taking of any action in furtherance of the dissolution or liquidation of the Company.

“ Member ” means Energy XXI Services, LLC as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided , however , the term “ Member ” shall not include the Special Members.

“ Officer ” means an officer of the Company described in Section 13.

“ Permitted Indemnitee ” means (a) the Member, (b) any Person who was or is an Officer, Director, manager, agent or employee of the Company, (c) any Person who was or is a director, officer, manager, agent or employee of a Member (to the extent such Person was properly engaged in activities for and on behalf of the Company) and (d) any Person who was or is serving as a director, officer, manager, agent, employee, trustee or similar functionary of another Person at the request of the Company or the Member (acting for and on behalf of the Company).

“ Person ” means an individual or a partnership, joint venture, limited liability company, limited liability partnership, corporation, cooperative, trust, estate, unincorporated organization, association or other entity.

“ Proceeding ” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

“ Special Member ” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 7(b), a person acting as Independent Director, in such person’s capacity as a member of the Company.  Special Member shall only have the rights and duties expressly set forth in this Agreement.

“ Tenant ”   has the meaning set forth in the definition of Lease.

“ Third Party Benefit Provisions ” has the meaning assigned to such term in Section 21(a).

(b)                   Construction .

(i)                   Whenever the context permits, the gender of all words used in this Agreement includes the masculine, feminine and neuter, and words of the singular number shall be deemed to include the plural number (and vice versa).  As used in this Agreement, the term “including” shall mean “including, without limitation.”

(ii)                  Unless the context makes clear to the contrary, all references in this Agreement to an article or a section refer to articles and sections of this Agreement.  When used in this Agreement, the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii)               The captions of the articles, sections, subsections and paragraphs hereof have been inserted as a matter of convenience of reference only and shall not affect the meaning or construction of any of the terms or provisions of this Agreement

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

2.                    Formation .  Effective as provided in Section 21(i), the Company was formed as a Delaware limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (“ Act ”).

3.                     Name.  The name of the Company is “Energy XXI GIGS Services, LLC ” and all Company business shall be conducted in that name or such other names that comply with applicable law as the Member may select from time to time.  The Member shall execute, and the Board shall cause to be filed with the proper offices in each jurisdiction in which the Company conducts business, any certificates that may be required by the fictitious or assumed name act or similar statute in effect with respect to such jurisdiction.

4.                     Principal Office; Registered Agent.  The registered office of the Company in the State of Delaware, and the registered agent for service of process on the Company at such registered office, shall be the office and agent named in the Certificate of Formation or such other office or agent as the Board may designate from time to time in the manner provided by law.  The principal office of the Company shall be at 1021 Main Street, Houston, Texas 77002 or such other place as the Member may designate from time to time.

5.                    Foreign Qualification.   The Member or the Board shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Member or the Board, with all requirements necessary to qualify the Company as a foreign limited liability company in each jurisdiction other than Delaware in which the Company conducts business or owns or leases property.  The Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming to this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions.

6.                    Term.   The Company shall commence upon the filing of the Certificate of Formation and shall continue in existence until terminated pursuant to the provisions of Section 20.

7.                     Members; Special Member .

(a)                  Admission of Member .  The initial Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.  Subject to Section 11(j), the Member may act by written consent.

(b)                  Special Member .  Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 19(a) and 19(c) or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 19(b) and 19(c)), the person acting as an Independent Director pursuant to Section 12 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as the Special Member and shall continue the Company without dissolution.  The Special Member may not resign from the Company or transfer its rights as

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

Special Member unless (A) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement and (A) such successor has also accepted its appointment as Independent Director pursuant to Section 12; provided, however, that upon the death or legal incapacity of a Special Member the personal representative of such Special Member shall automatically and without any further action on the part of any Person be admitted as a Special Member of the Company, and provided further each Person acting as a Special Member shall automatically cease to be a Special Member of the Company upon the admission to the Company of a substitute Member appointed by the personal representative of the Member who last ceased to be a member of the Company.  Except as provided in the next succeeding sentence, the Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets.  Pursuant to Section 18−301 of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company.  The Special Member, in its capacity as Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, including without limitation, Section 18-301(b)(i), the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company; provided, however, such prohibitions shall not limit the obligations of a Special Member in such Person’s capacity as an Independent Director to vote on any Material Action.  To implement the admission to the Company of the Special Member, the person acting as an Independent Director pursuant to Section 12 shall execute a counterpart to this Agreement.  Prior to its admission to the Company as Special Member, the person acting as an Independent Director pursuant to Section 12 shall not be a member of the Company.

8.                     Certificate .  An employee of Vinson & Elkins LLP is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation.  Upon the filing of the Certificate of Formation, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act.  The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.  The Member or an Officer shall also execute, deliver and file any application or similar document necessary for the Company to obtain any license or registration required to conduct its business in any jurisdiction in which the Company may wish to conduct business.  The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

9.                     Purposes .  The purposes of the Company are to engage exclusively in the following activities:  (a) to act as the Tenant under the Lease; and (b) to engage in any activities, transactions, contracts or agreements necessary, appropriate or desirable to accomplish or exercise, or as may be incidental or connected to, the duties or prerogatives of the Tenant under the Lease or to take any actions or make any decisions that may be required of Tenant under the Lease.

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

10.                 Powers .  Subject to Section 11(j), the Company, and the Board and the Officers of the Company on behalf of the Company, (a) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 9 and (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

11.                  Management .

(a)                   Board .  Subject to Section 11(j), the business and affairs of the Company shall be managed by or under the direction of a Board consisting of one or more Directors designated by the Member.  A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.  Subject to Section 12, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board.  The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 12.  The initial number of Directors shall be three (3), at least one of whom shall be an Independent Director pursuant to Section 12.  Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal.  Each Director shall execute and deliver the Directors’ Agreement.  A Director need not be a Member.

(b)                  Powers .  Subject to Section 11(j), the Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.  Subject to Sections 9 and 11(j), the Board has the authority to bind the Company.

(c)                   Meeting of the Board .  The Board may hold meetings, both regular and special, within or outside the State of Delaware.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by the President on not less than one days’ notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

(d)                  Quorum: Acts of the Board .  At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board.  If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

(e)                   Electronic Communications .  Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting.  If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f)                    Committees of Directors .

(i)                   The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii)                  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii)                Any such committee, to the extent provided in the resolution of the Board, and in all cases subject to Sections 11(j) and 12, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(iv)                For the avoidance of doubt, no committee of the Board shall have any power to exercise any right or to take any action that the Board would not be allowed to exercise or take hereunder without complying with the conditions to exercising such right or taking such action, if any, imposed hereunder on the Board, including any limitations imposed under Section 11(j).

(g)                  Compensation of Directors; Expenses .  The Board shall have the authority to fix the compensation of Directors.  The Directors may be paid their expenses, if any, of attendance at meetings of the Board.  No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h)                  Removal of Directors .  Unless otherwise restricted by law, any Director or the entire Board may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 12, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

(i)                    Directors as Agents .  To the extent of their powers set forth in this Agreement and subject to Section 11(j), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Board taken in accordance with such powers set forth in this Agreement shall bind the Company.  Notwithstanding the last sentence of Section 18−402 of the Act, except as provided in this Agreement or in a resolution of the Board, a Director may not bind the Company.

(j)                     Limitations on the Company’s Activities .

(i)                   This Section 11(j) is being adopted in order to (A) make remote the possibility that the Company would enter Bankruptcy, either by itself or by substantive consolidation with the Bankruptcy of the Member should such a Bankruptcy occur, and (B)  to make the Company a “special purpose” entity.

(ii)                  None of the Member, the Board, any Director or any Officer shall, amend, alter, change or repeal the definition of “Independent Director” or Sections 7, 9, 10, 12, 19, 21(a), 21(g), the first sentence of Section 11(a), this Section 11(j), or the definitions in Section 1(a) (to the extent that the definitions are used in any of the foregoing sections) without the consent of the Board (including the Independent Director).  Subject to this Section 11(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 21(g).

(iii)               Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member, nor the Board, nor any Officer, nor any other Person shall be authorized or empowered to cause or permit the Company to take any Material Action, and the Company shall not take any Material Action, without the prior unanimous written consent of the Member and the Board (including the Independent Director); provided , that the Board may not vote on, or authorize the taking of, any Material Action unless there is at least one Independent Director then serving in such capacity.

(iv)               The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided , however , that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company.

(v)                 The Member, the Board and the Officers shall cause the Company to refrain from taking, and the Company shall not take, any of the following actions:

(A)              guaranteeing any obligation of any Person, including any Affiliate;

(B)               incurring, creating or assuming any indebtedness other than as expressly permitted hereunder;

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

(C)               making or permitting to remain outstanding any loan or advance to, or owning or acquiring any stock or securities of, any Person; or

(D)              to the fullest extent permitted by law, engaging in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests.

12.                  Independent Director .  The Member shall cause the Company at all times to have at least one Independent Director who will be appointed by the Member.  To the fullest extent permitted by law, including Section 18−1101(c) of the Act, the Independent Director shall consider only the interests of the Company, including their respective creditors, in acting or otherwise voting on the matters referred to in Section 11(j)(ii) and (iii).  No resignation or removal of the Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor f) shall have accepted his or her appointment as the Independent Director by a written instrument, which may be a counterpart signature page to the Directors’ Agreement and g) shall have executed a counterpart to this Agreement as required by Section 7(b).  If a vacancy occurs in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director.  All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.  Except as provided in the second sentence of this Section 12, in exercising his rights and performing his duties under this Agreement, the Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.  The Independent Director shall not at any time serve as trustee in bankruptcy for the Company or any Affiliate of the Company.  The initial Independent Director of the Company designated by the Member shall be appointed on or prior to June 30, 2015.

13.                 Officers .

(a)                   Appointment .  The initial Officers of the Company shall be designated by the Member.  The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer.  The Board may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person.  The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board.  The Officers of the Company shall hold office until their successors are chosen and qualified.  Any Officer may be removed at any time, with or without cause, by the Member or by the affirmative vote of a majority of the Board.  Any vacancy occurring in any office of the Company shall be filled by the Board.

(b)                  President .  The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.  The President or any other Officer authorized by the President or the Board shall execute all agreements, financing statements, certificates and other documents

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

except: i) where required or permitted by law or this Agreement to be otherwise signed and executed and ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company.

(c)                   Vice President .  In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d)                  Secretary and Assistant Secretary .  The Secretary shall be responsible for filing legal documents and maintaining records for the Company.  The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or shall cause to be given, notice of all meetings of the Board, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve.  The Assistant Secretary shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e)                  Chief Financial Officer, Treasurer and Assistant Treasurer .  The CFO or Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other investments in the name and to the credit of the Company in such depositories as may be designated by the Board.  The CFO or Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company.  The Assistant Treasurer shall, in the absence of the CFO or Treasurer or in the event of the CFO or Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(f)                    Officers as Agents .  The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 11(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g)                  Duties of Board and Officers .  Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

14.                 Capital Contributions .

(a)                   Initial Capital Contributions .  The Member shall make an initial Capital Contribution in an amount of $1,000.00.  In accordance with Section 7(b), the Special Member shall not be required to make any capital contributions to the Company.

(b)                  Additional Capital Contributions .  The Member may make such further Capital Contributions as it determines from time to time.  The provisions of this Section 14, are intended to benefit the Member and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company, and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.  Except as otherwise provided in this Agreement, the Member shall not be entitled to any interest on its Capital Contributions and shall not have any right to demand or receive the return of its Capital Contribution.

(c)                   Loans .  Loans by the Member to the Company shall not be considered Capital Contributions.

(d)                  Waiver of Partition; Nature of Interest .  Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.  The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 15 hereof.  The interest of the Member in the Company is personal property.

15.                  Allocation and Distributions .

(a)                   Allocations .  All items of income, gain, loss, deduction, and credit of the Company shall be allocated to the Member.

(b)                  Distributions .  Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make, and the Board shall not be required to approve, any distribution to the Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

16.                 Books and Records .  The Company, under the direction of the Board, shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business.  The books of the Company shall at all times be under the direction of the

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

Board.  The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours.  The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18−305(c) of the Act.  The Company’s books of account shall be kept using the method of accounting determined by the Member.  The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

17.                 Other Business .  The Member, the Special Member and any Affiliate of the Member or the Special Member shall be free to engage in or possess an interest in other businesses or activities (unconnected with the Company) of every kind and description, independently or with others even if such business or activity competes with or is enhanced by the business of the Company.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

18.                  Exculpation and Indemnification .

(a)                   Exculpation .  To the fullest extent permitted by law, no Permitted Indemnitee shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Permitted Indemnitee in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Permitted Indemnitee by or pursuant to this Agreement.

(b)                  Right to Indemnification .  The Company may indemnify any and all Permitted Indemnitees against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from any Proceeding, any appeal in a Proceeding or any inquiry or investigation that could lead to a Proceeding, all to the fullest extent permitted by applicable law.  The Company may pay or reimburse, in advance of the final disposition of the Proceeding, all reasonable expenses incurred by any Permitted Indemnitee who was, is or is threatened to be made a named defendant or respondent in a Proceeding to the fullest extent permitted by applicable law.  The rights of indemnification provided for in this Section shall be in addition to all rights to which any Permitted Indemnitee may be entitled under any agreement or vote of the Member or as a matter of law or otherwise.

(c)                   Insurance .  The Company may purchase or maintain insurance on behalf of any Permitted Indemnitee against any liability asserted against him and incurred by him as, or arising out of his status as, a Permitted Indemnitee, whether or not the Company would have the power to indemnify him against the liability under the Act or this Agreement.

(d)                   Savings Clause .  If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Permitted Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Section that shall not have been invalidated and to the fullest extent permitted by applicable law.

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

(e)                   Acknowledgement .  It is expressly acknowledged that the indemnification provided in this section could involve indemnification of a Person for his, her or its ordinary negligence or under theories of strict liability.

19.                   Assignments; Resignation; Admission of New Members .

(a)                   Assignments .  Subject to Section 19(c), the Member may assign in whole or in part its limited liability company interest in the Company.  If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 19, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.  Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger, conversion or consolidation shall, without further act, be the Member hereunder, and such merger, conversion or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

(b)                  Resignation .  The Member may not resign unless the Member has caused another Person to be admitted as a member of the Company prior to such resignation.  If the Member resigns pursuant to this Section 19(b), an additional member of the Company shall be admitted to the Company, subject to Section 19(c), upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

(c)                   Admission of Additional Members .  One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

20.                 Dissolution .

(a)                   In General .  Subject to Section 7(b) and 11(j)(iii), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: iii) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or iv) the entry of a decree of judicial dissolution under Section 18−802 of the Act.  Upon the occurrence of any event that causes the last remaining Member to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (1) to continue the Company and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member in the Company.

(b)                   Bankruptcy .  Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c)                  Waiver .  Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or the Special Member, or the occurrence of an event that causes the Member or the Special Member to cease to be a member of the Company.

(d)                  Winding Up .  In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18−804 of the Act.

(e)                  Termination .  The Company shall terminate when v) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and vi) the Certificate of Formation shall have been canceled in the manner required by the Act.

21.                 General Provisions .

(a)                   Benefits of Agreement; No Third-Party Rights .  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or the Special Member except for the provisions of Sections 7(b), 11(j), 12, 18(b), 19, 20(b) and (c), and 21(a) (such provisions, the “ Third-Party Benefit Provisions ”).  Nothing in this Agreement other than the Third-Party Benefit Provisions shall be deemed to create any right in any Person (other than Permitted Indemnitees) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 21(e) and except for the Third-Party Benefit Provisions).

(b)                  Notices .  Any notice required to be delivered hereunder shall be in writing.  Notices and other communications will be deemed to have been given when dispatched by means of electronic facsimile transmission or three business days after being deposited in the United States mail, postage prepaid, addressed to the Member to whom the notice is intended to be given at its address set forth below its name on the signature page of this Agreement or, in the case of the Company, to the Company’s principal offices.  The Member may change its address for notices by giving written notice thereof to the Company pursuant to the provisions of this Section.

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

(c)                   Severability .  If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, that provision shall be fully severable, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and that provision shall be enforced to the greatest extent permitted by law.

(d)                   Entire Agreement .  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

(e)                   Binding Agreement .  Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 9, 10, 11, 12, 18, 19, 20, 21(a) and 21(g), constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Director, in accordance with its terms.  In addition, the Independent Director shall be an intended beneficiary of this Agreement.

(f)                    Governing Law .  This Agreement shall be governed by and construed under the laws of the State of Delaware, all rights and remedies being governed by said laws.

(g)                  Amendment .  Subject to Section 11(j)(ii), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member.

(h)                   Limited Liability .  Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

(i)                     Effectiveness .  Pursuant to Section 18−201 (d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Delaware Secretary of State.

(j)                    Counterparts .  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

[ Signatures Begin On Next Page ]

Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

In Witness Whereof , the Member and the Independent Director have executed this Agreement as of the date first set forth above.

Member :

Energy XXI Services, LLC

Address:	1021 Main Street, Suite 2626
Houston, TX 77002

By:
Name:
Title:

Independent Director:

Address:

Printed Name:

Signature Page
Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

Exhibit A

Directors’ Agreement

__________________, 2015

Energy XXI GIGS Services, LLC
1021 Main Street, Suite 2626
Houston, Texas 77002

Re:	Directors’ Agreement

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as directors of Energy XXI GIGS Services, LLC, a Delaware limited liability company (“ Company ”), in accordance with the Limited Liability Company Agreement of the Company, dated as of [●], 2015, as it may be amended or restated from time to time (“ LLC Agreement ”), hereby agree as follows:

1.                     Each of the undersigned accepts such person’s rights and authority as a Director (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person’s successor as a Director is designated or until such person’s resignation or removal as a Director in accordance with the LLC Agreement.  Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2.                     Each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, (a) not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and (b) not to join with or cooperate or encourage any other Person to do any of the foregoing.

3.                     This Directors’ Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws .  Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.  This Directors’ Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Directors’ Agreement and all of which together shall constitute one and the same instrument.

Exhibit A
Limited Liability Company Agreement
Energy XXI GIGS Services, LLC

In Witness Whereof , the undersigned have executed this Directors’ Agreement as of the day and year first above written.

Directors :

Exhibit A
Limited Liability Company Agreement
Energy XXI GIGS Services, LLC